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NETSTREIT CORP. INDEX TO FINANCIAL STATEMENTS

As filed with the Securities and Exchange Commission on August 21, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11
FOR REGISTRATION UNDER THE
SECURITIES ACT OF 1933 OF SECURITIES
OF CERTAIN REAL ESTATE COMPANIES

NETSTREIT Corp.
(Exact name of Registrant as specified in governing instruments)

5910 N. Central Expressway
Suite 1600
Dallas, Texas 75206
972-200-7100
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mark Manheimer
President and Chief Executive Officer
NETSTREIT Corp.
5910 N. Central Expressway
Suite 1600
Dallas, Texas 75206
972-200-7100
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Christina T. Roupas
Courtney M.W. Tygesson
Winston & Strawn LLP
35 West Wacker Drive
Chicago, IL 60601
312-558-5600
312-558-5700 (Facsimile)

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.

              If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☒

              If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

              If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.    ☐

              Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒ Emerging growth company ☒

              If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☒

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Stock, $0.001 par value per share	35,597	$18.14	$645,730	$83.82

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"), based upon the average of the high and low selling prices of the common stock on August 19, 2020, as reported on the New York Stock Exchange, under the symbol "NTST".

              Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Registration Statement will be used as a combined prospectus in connection with this Registration Statement and the Registration Statement on Form S-11, as amended (File No. 333-239918), which was initially filed on July 17, 2020, was amended on August 5, 2020 and August 11, 2020 and became effective on August 12, 2020 (the "Prior Registration Statement"), which registered the resale of up to 15,788,056 shares of NETSTREIT Corp. common stock by the selling stockholders identified therein. This Registration Statement also constitutes a Post-Effective Amendment to the Prior Registration Statement. Such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act. Pursuant to Rule 457(b) and Rule 429, no separate registration fee is payable with respect to the resale of such 15,788,056 shares of common stock because those shares were previously registered on the Prior Registration Statement.

              The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date or dates as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

          Pursuant to Rule 429 under the Securities Act of 1933, as amended (the "Securities Act"), the prospectus included herein is a combined prospectus which also relates to the Registration Statement on Form S-11 (File No. 333-239918), which was declared effective on August 12, 2020, as supplemented (the "Prior Registration Statement"), relating to the resale of up to 15,788,056 shares of common stock of the registrant by the selling stockholders identified therein. Pursuant to Rule 429 under the Securities Act, this Registration Statement also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

The information in this preliminary prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 21, 2020

PRELIMINARY PROSPECTUS

NETSTREIT CORP.
15,823,653 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale from time to time of up to 15,823,653 shares of NETSTREIT Corp., a Maryland corporation, common stock, $0.01 par value per share, by the selling stockholders identified in this prospectus or in supplements to this prospectus. See "Selling Stockholders." This prospectus does not necessarily mean that the selling stockholders will offer or sell those shares. We cannot predict when or in what amounts the selling stockholders may sell any of the shares offered by this prospectus. The prices at which the selling stockholders may sell the shares will be determined by the prevailing market price for the shares or in negotiated transactions. We are filing the registration statement pursuant to contractual obligations that exist with the selling stockholders.

We are not offering for sale any of the shares of our common stock included in this prospectus. We will not receive any of the proceeds from the sales of shares of common stock by the selling stockholders, but we have agreed to pay expenses relating to registering the shares.

Prior to the date of this prospectus, there was no public market for our common stock. Because all of the shares offered under this prospectus are being offered by the selling stockholders, we cannot currently determine the price or prices at which our shares may be sold under this prospectus.

Our common stock is listed on the New York Stock Exchange ("NYSE") under the symbol "NTST."

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, and will be subject to reduced public company reporting requirements.

We believe that we have been organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under the U.S. federal income tax laws, commencing with our short taxable year ended December 31, 2019, and we expect to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2020 and subsequent taxable years. To assist us in qualifying as a REIT, among other reasons, our charter generally limits beneficial ownership of our common stock by any person to no more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of any class or series of our preferred stock, or more than 9.8% of the aggregate value of all our outstanding stock. Our charter contains various other restrictions on the ownership and transfer of shares of our stock. See "Description of Our Capital Stock – Restrictions on Ownership and Transfer."

Investing in our common stock involves risks. You should read the section titled "Risk Factors" beginning on page 28 for a discussion of certain risk factors that you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Pursuant to Rule 429 under the Securities Act, this prospectus is a combined prospectus which also relates to the Registration Statement Form S-11 (File No. 333-239918), which was declared effective on August 12, 2020, as supplemented (the "Prior Registration Statement"), relating to the resale of up to 15,788,056 shares of common stock of NETSTREIT Corp. by the selling stockholders identified therein. Pursuant to Rule 429 under the Securities Act, the Registration Statement of which this prospectus is a part also constitutes a post-effective amendment to the Prior Registration Statement, and such post-effective amendment shall hereafter become effective concurrently with the effectiveness of the Registration Statement of which this prospectus is a part in accordance with Section 8(c) of the Securities Act.

The date of this prospectus is                            , 2020

          Neither we nor the selling stockholders have authorized anyone to provide any information or to make any representation other than as contained in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the selling stockholders are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any free-writing prospectus prepared by us is current only as of the respective date of such document or as of another date specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

 GLOSSARY

          In this prospectus, unless the context otherwise requires or indicates:

  •
  "1031 Exchange" means a tax-deferred exchange under Section 1031 of the Code, in which we reinvest the proceeds from the sale of real property in a new real property acquisition on a tax-deferred basis;

  •
  "144A Registration Rights Agreement" means that certain registration rights agreement, dated as of December 23, 2019, between NETSTREIT and Stifel, as the initial purchaser/placement agent for the benefit of the investors in the private offering and their direct and indirect transferees;

  •
  "ABR" means annualized base rent. ABR is calculated by multiplying (i) cash rental payments (a) for the month ending July 31, 2020 (or, if applicable, the next full month's cash rent contractually due in the case of rent abatements, rent deferrals and recently acquired properties, other than properties under development) for leases in place as of July 31, 2020, plus (b) for properties under development, the first full month's permanent cash rent contractually due after the development period by (ii) 12;

  •
  "Adjusted EBITDAre" means adjusted earnings before interest, taxes, depreciation and amortization, which is a non-GAAP measure that has the meaning set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures;"

  •
  "AFFO" means adjusted funds from operations, which is a non-GAAP measure that has the meaning defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures;"

  •
  a "blend-and-extend" acquisition means the purchase of a single-tenant commercial property with an existing short-term lease (i.e., one to five years remaining on the lease term) where we negotiate with the tenant a new long-term lease of at least 10 years, blending the tenant's existing rental rate with a newly negotiated rental rate;

  •
  a "build-to-suit" transaction means the development of a single-tenant commercial property built to the specifications of the future tenant, financed by us and occupied by the tenant pursuant to a long-term lease at the end of the development stage;

  •
  "Capview" means Capview Partners, LLC;

  •
  "Cash NOI" means cash net operating income, which is a non-GAAP measure that has the meaning set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures;"

  •
  "Class A OP units" means Class A units of limited partnership of our operating partnership, as described under "Description of the Partnership Agreement of Our Operating Partnership;"

  •
  "Class B OP units" means Class B units of limited partnership of our operating partnership, as described under "Description of the Partnership Agreement of Our Operating Partnership;"

  •
  the "Code" means the Internal Revenue Code of 1986, as amended;

  •
  the "Company," "our company," "we," "our," and "us" means NETSTREIT and its consolidated subsidiaries, including the operating partnership;

  •
  "continuing investors" means the former holders of limited partnership interests in our predecessor who now hold OP units in our operating partnership;

  •
  "Core FFO" means core funds from operations, which is a non-GAAP measure that has the meaning defined in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures;"

  •
  "Continuing Investor Registration Rights Agreement" means that certain registration rights agreement, dated as of December 23, 2019, by and among NETSTREIT and each of the Holders (as defined therein) from time to time party thereto;

  •
  "Credit Facility" means our senior credit facility consisting of our Term Loan and our Revolver;

  •
  "CVS" means CVS Pharmacy;

  •
  "DK" means Davidson Kempner Capital Management;

  •
  a "double-net" lease means a lease in which the tenant is responsible for materially all property expenses, including property taxes and insurance, but excluding property maintenance and repairs;

  •
  "EB Arrow" means EB Arrow Holdings, LLC;

  •
  "EBA EverSTAR" means EBA EverSTAR, LLC, an affiliate of EB Arrow;

  •
  "Exchange Act" means the Securities Exchange Act of 1934, as amended;

  •
  "FFO" means funds from operations, which is a non-GAAP measure that has the meaning set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures;"

  •
  "formation transactions" means the series of transactions described in this prospectus that were consummated prior to and in connection with the private offering, as described under "Prospectus Summary—Structure and Formation of Our Company—The Formation Transactions;"

  •
  "initial public offering" means the initial public offering of our common stock;

  •
  "Investor Group" means Tilden Park, DK and Long Pond;

  •
  "Investor Rights Agreement" means that certain investor rights agreement, dated as of December 19, 2019, between the Investor Group and the Company;

  •
  "investment grade rating" means a credit rating of Baa3 (Moody's Investors Service), BBB– (S&P Global Ratings) or NAIC2 (National Association of Insurance Commissioners) or higher;

  •
  "IRS" means the Internal Revenue Service;

  •
  "JOBS Act" means the Jumpstart Our Business Startups Act of 2012, as amended;

  •
  "Long Pond" means Long Pond Capital;

  •
  "MGCL" means Maryland General Corporation Law;

  •
  "National Securities Exchange" means the NYSE, the NYSE American, the Nasdaq Global Select Market or any other similar national securities exchange;

  •
  "NAV" means net asset value;

  •
  "NETSTREIT" means NETSTREIT Corp., a Maryland corporation;

  •
  "NETSTREIT TRS" means NETSTREIT Management TRS, LLC, a Delaware limited liability company;

  •
  "NOI" means net operating income, which is a non-GAAP financial measure that has the meaning set forth in "Management's Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures;"

  •
  "occupied" means subject to a lease agreement under which the tenant is required to pay rent;

  •
  "Omnibus Incentive Plan" means the NETSTREIT Corp. 2019 Omnibus Incentive Compenstion Plan;

  •
  "OP units" means common units of limited partnership interest in our operating partnership, including Class A OP Units and Class B OP Units;

  •
  "operating partnership" means NETSTREIT L.P., a Delaware limited partnership;

  •
  "our portfolio" means the portfolio of 163 properties that we own as of July 31, 2020;

  •
  "predecessor" means EverSTAR Income & Value Fund V, LP, our accounting predecessor;

  •
  "private offering" means the private offering of 11,797,645 shares of our common stock, 8,860,760 of which were issued on December 23, 2019 and 2,936,885 of which were issued on February 6, 2020 following the exercise in full of the initial purchaser's over-allotment option, pursuant to which we raised aggregate net proceeds of $220.1 million (after deducting initial purchaser's discount and placement fees);

  •
  "property" means a property leased, or available for lease, to a single tenant;

  •
  "Registration Rights Agreements" means the Continuing Investor Registration Rights Agreement and the 144A Registration Rights Agreement;

  •
  "rent abatement" means an agreement by the Company and a tenant to suspend rent payments for a period of time without corresponding repayment of the suspended payments;

  •
  "rent deferral" means an agreement by the Company and a tenant to defer the payment of contractually due rent to a later period;

  •
  a "reverse build-to-suit" transaction means the acquisition of a build-to-suit single-tenant commercial property from the developer in which we serve as the take out financing and execute, as part of the transaction, a long-term lease with the tenant occupying the property immediately following its development;

  •
  "Revolver" means our $250.0 million senior secured revolving credit facility;

  •
  "RSUs" means restricted stock units;

  •
  a "sale-leaseback" transaction means the sale of a single-tenant commercial property from a business operator in exchange for the simultaneous execution of a long-term lease of the property back to the seller;

  •
  "Sarbanes-Oxley Act" means Sarbanes-Oxley Act of 2002, as amended;

  •
  "SEC" means the Securities and Exchange Commission;

  •
  "Securities Act" means the Securities Act of 1933, as amended;

  •
  "selling stockholders" means those stockholders named under "Selling Stockholders" in this prospectus and in supplements to this prospectus;

  •
  "Series A Preferred Stock" means our 12.0% Series A Cumulative Non-Voting Preferred Stock, par value $0.01 per share;

  •
  "shadow rating" means a metric developed by the Company to assess the creditworthiness of a tenant based on a review of corporate level financial information and assessment of business risks. A shadow rating does not constitute a published credit rating and lacks the extensive company participation that is typically involved when a rating agency publishes a rating and, accordingly, may not be as indicative of creditworthiness as a rating published by Moody's, S&P, or another nationally recognized statistical rating organization;

  •
  a "triple-net" lease means a lease in which the tenant generally is responsible for materially all property operating expenses, including property taxes, insurance and property maintenance and repairs; however, as is common for triple-net leases, the landlord may be responsible for maintenance of the roof and parking lot;

  •
  "Stifel" means Stifel, Nicolaus & Company, Incorporated;

  •
  "TRS" means taxable REIT subsidiary;

  •
  "Term Loan" means our $175.0 million senior secured term loan;

  •
  "Tilden Park" means Tilden Park Capital Management;

  •
  "UPREIT" means umbrella partnership REIT; and

  •
  "WALT" means weighted average remaining lease term.

INITIAL PUBLIC OFFERING

          On August 17, 2020, the Company completed the initial public offering of its common stock. The Company's common stock began trading on the New York Stock Exchange under the symbol "NTST" on August 13, 2020. The registration statement relating to our initial public offering became effective on August 12, 2020 and on August 13, 2020, in the initial public offering, the Company offered 12,244,732 shares of common stock and selling stockholders offered 255,268 shares of common stock. Unless the context otherwise requires or indicates, the number of shares and other related information contained in this prospectus reflects the consummation of our initial public offering.

OUR PORTFOLIO DATA

          Unless the context otherwise requires or indicates, all portfolio data contained in this prospectus reflects properties owned by us on July 31, 2020 and is provided as of such date. However, ABR as of such date does not take into account rent abatement or rent deferral. For those properties that had rent abated for July 2020, we have substituted the amount of the next contractually due rental payment (which, in some cases, is different than the base rent previously in effect) in place of rental payments for the month ending July 31, 2020 to calculate ABR. As of July 31, 2020, seven properties comprising 0.4% of ABR have rent abatement for July 2020 and four properties comprising 0.1% of ABR have rent abatement for August 2020. The Company has not agreed to any rent abatement after August 2020. With respect to rent deferrals, tenants generally will be required to repay the deferred rental amounts ratably over the balance of the lease term. For those properties that had rent deferred for July 2020, we have substituted the next contractually due rental payment in place of rental payments for the month ending July 31, 2020 to calculate ABR. As of July 31, 2020, two properties comprising 0.1% of ABR have rent deferral for July 2020. The Company has not agreed to any rent deferral after July 2020. In addition, with respect to properties under development, we calculate ABR using the first full month's permanent cash rent contractually due after the development period.

INDUSTRY AND MARKET DATA

          We use market data and industry forecasts throughout this prospectus, and in particular in the sections titled "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Market Opportunity" and "Our Business and Properties." Unless otherwise indicated, we derived such information from the market study prepared for us by Rosen Consulting Group ("RCG"), a nationally-recognized real estate consulting firm. Such information is included in this prospectus in reliance on RCG's authority as an expert on such matters. We have paid RCG a fee of $62,500 for such services. In addition, we have obtained certain market and industry data from publicly available industry publications. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The industry forecasts and projections are based on historical market data and the preparers' experience in the industry, and there is no assurance that any of the projected amounts will

v

be achieved. We believe that the market and industry research others have performed are reliable, but we have not independently verified this information.

BASIS OF PRESENTATION

          On December 23, 2019, we completed our formation transactions pursuant to which, among other things, our predecessor was merged with and into our operating partnership. The financial statements for the year ended December 31, 2018 and the period from January 1, 2019 to December 22, 2019 included in this prospectus are those of our predecessor. The financial statements for the periods from December 23, 2019 to December 31, 2019 and thereafter included in this prospectus are those of the Company.

Prospectus Summary

          This summary highlights selected information contained elsewhere in this prospectus, but it does not contain all of the information that you may consider important in making your investment decision. Before deciding to invest in our common stock, you should carefully read the entire prospectus including, in particular, "Risk Factors" and the consolidated financial statements and related notes included elsewhere in this prospectus. The following summary is qualified in its entirety by the more detailed information and financial statements and notes thereto included elsewhere in this prospectus.

          Unless the context otherwise requires, references in this prospectus to "we," "our," "us" and "our company" refer to our predecessor for the periods prior to the completion of our formation transactions, which occurred on December 23, 2019, and, for periods after the completion of our formation transactions, NETSTREIT Corp., a Maryland corporation, and its subsidiaries, including NETSTREIT, L.P., a Delaware limited partnership, which we refer to in this prospectus as "our operating partnership." See "Glossary" for certain defined terms used in this prospectus.

 NETSTREIT Corp.

          We are an internally-managed real estate company that acquires, owns and manages a diversified portfolio of single-tenant, retail commercial real estate subject to long-term net leases with high credit quality tenants across the United States. Our growth and diversification strategy focuses on tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. The majority of our portfolio is comprised of properties leased to tenants operating in these defensive retail industries, with 88.5% of our ABR stemming from necessity, discount and/or service-oriented industries. We generally target properties with a purchase price between $1 million and $10 million, a segment of the market that we believe is undercapitalized and where we can maintain a consistent pipeline of relatively small assets to acquire on attractive terms without the threat of broad competition. We also selectively review larger properties with a purchase price in excess of $10 million, which we typically lease to investment grade tenants like Walmart and Home Depot, when we believe the acquisition will be accretive to the quality of our portfolio. The average purchase price of a property in our portfolio is $3.2 million, and our leases typically have initial lease terms of at least 10 years and contain two or more options for the tenant to extend the lease term, most often for additional five-year periods. Approximately 64.0% of our ABR is from investment grade credit rated tenants, which historically have exhibited a strong track record of making scheduled rental payments, showing resilience during times of economic downturn. We believe that our multi-faceted acquisition strategy, combined with our disciplined underwriting approach, highlighted by a dual focus on tenant credit and real estate fundamentals, and supported by a conservative, flexible balance sheet to enable accretive growth from the outset, will allow us to maximize stockholder value while generating attractive risk-adjusted returns with an emphasis on stable rental revenue.

          Our diversified portfolio consists of 163 single-tenant retail net leased properties spanning 34 states, with tenants representing 53 different brands or concepts across 23 retail sectors. Our portfolio generates ABR of $34.5 million and is 100% occupied, with a WALT of 11.2 years and consisting of approximately 64.0% investment grade tenants by ABR, which we believe provides us with a strong, stable source of recurring cash flow from which to grow our portfolio. None of our tenants represent more than 12.7% of our portfolio by ABR, and our top 10 largest tenants represent in aggregate 56.8% of our ABR. Our top 10 tenants are 7-Eleven, Walmart, CVS, Ollie's Bargain Outlet, Lowe's, Advance Auto Parts, Dollar General, Walgreens, Home Depot and Kohl's. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net. As a result of this net lease structure, we do not expect to incur significant capital expenditures relating to our portfolio.

 Our Competitive Strengths

          We believe the following competitive strengths distinguish us from our competitors and allow us to compete effectively in the single-tenant retail net leased property market.

  •
  Favorable Exposure to Investment Grade Credit Rated and Other High-Quality Tenants.  Our portfolio provides high-quality leases and ABR. Approximately 64.0% of our ABR is from investment grade credit rated tenants, which historically have exhibited a strong track record of making scheduled rental payments, showing resilience during times of economic downturn. An additional 6.5% of our ABR is derived from tenants that have conservative high-quality balance sheets with investment grade credit metrics (e.g., more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x) but have not pursued or received a rating (i.e., high-quality unrated tenants).

  •
  Investment Strategy that Benefits From a Fragmented, Underserved Market Segment.  The current market for retail net leased properties is fragmented and decentralized. Between 2017 and 2019, private, non-institutional buyers accounted for 58.6% of this market by volume and, in 2019, 53.8% of retail net lease transactions had a purchase price between $2.5 million and $5 million. The relatively small transaction size of retail net lease properties, combined with the locations of many of these properties outside of primary markets, can be a deterrent for larger, institutional buyers that seek to deploy greater amounts of capital in larger markets and assets that generate greater ABR per property. We generally focus on properties with a purchase price between $1 million and $10 million and our ABR per property is approximately $211,397. We believe this low per property ABR concentration increases our revenue diversification. We also believe our focus on smaller properties, a segment of the market that we believe is undercapitalized, will allow us to maintain a consistent pipeline of relatively small assets to acquire on attractive terms without the threat of broad competition.

  •
  Seasoned Leadership with a Proven Track Record of Cultivating and Expanding Publicly Traded REIT Businesses. Our Chief Executive Officer, Mark Manheimer, has 14 years of experience underwriting, acquiring, leasing, financing, managing and disposing of net leased properties, with a track record of growing net lease businesses to significant scale. Prior to joining EB Arrow as the Chief Investment Officer of its net lease portfolio, Mr. Manheimer served on the investment committee of Spirit Realty Capital, Inc. (NYSE: SRC) ("Spirit"), overseeing the acquisition of more than 1,500 properties and leading the effort to restructure the master lease of Spirit's largest tenant. Mr. Manheimer played a critical role in Spirit's September 2012 initial public offering and shortly thereafter led Spirit's due diligence and reverse due diligence efforts as part of a merger with Cole Credit Property Trust II, doubling the size of the company. We believe Mr. Manheimer's reputation, in-depth market knowledge and extensive network of long-standing relationships with retailers, brokers, intermediaries, private equity firms and others in the net lease industry will provide us with an ongoing pipeline of both marketed and off-market investment opportunities. In addition, our Chief Financial Officer, Andrew Blocher, leads our conservative balance sheet and capitalization strategy and manages our liabilities, capital raising, financial reporting and investor relations activities. Mr. Blocher has over 20 years of experience in financial reporting, debt and equity financing, investor relations, capital allocation, corporate governance and strategy for publicly traded REITs, including five years serving as the Chief Financial Officer of First Potomac Realty Trust (NYSE: FPO) and four years serving as Chief Financial Officer and an additional seven years serving in a capital markets and investor relations role at Federal Realty Investment Trust (NYSE: FRT). We believe Mr. Blocher's deep relationships with the investment banking and institutional investor communities will assist us in future capital raising activities as we grow our portfolio.

  •
  Disciplined Underwriting and Active Portfolio Management Strategy.  We believe our conservative underwriting criteria will allow us to purchase properties below replacement cost and with below market rents, providing significant long-term opportunities for growth at an attractive basis. Our management team focuses primarily on securing long-term leases with investment grade credit rated tenants and creditworthy tenants without an investment grade rating. We focus on tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. In evaluating a property for acquisition, we utilize our three-part underwriting and risk management strategy with an emphasis on credit and real estate that includes:

    •
    Tenant Credit Underwriting:  review corporate level financial information, assess business risks and review investment rating or establish a "shadow rating" using our proprietary credit modeling process for unrated tenants;

    •
    Real Estate Valuation:  review the underlying key real estate metrics of each property, including location and demographics that will support both tenant financial health, including market rents, and a market for alternative use, re-leasing or redevelopment, when necessary; and

    •
    Unit-Level Profitability:  analyze unit-level profitability and cost variability to analyze rent coverage and determine whether a tenant would maintain rent coverage of at least 2.0x.

  •
  High Quality, Defensive and Diversified Portfolio.  Our portfolio consists of 163 single-tenant net leased properties that are diversified by tenant, industry and geography, including 53 different brands or concepts, across 23 retail sectors in 34 states. The majority of our portfolio is comprised of properties leased to tenants operating in defensive retail industries, with 88.5% of our ABR stemming from necessity, discount and/or service-oriented industries. Our portfolio is 100% occupied and generates ABR of $34.5 million, with a WALT of 11.2 years, which we believe provides us with a strong, stable source of recurring cash flows from which to grow our portfolio. Further, approximately 64.0% of the tenants in our portfolio are corporations with investment grade credit ratings, which historically have exhibited a strong track record of making scheduled rental payments and demonstrating defensive, consistent performance through multiple cycles. Our current strategy targets a scaled portfolio that, over time, will:

  •
  derive no more than (i) 5% of its ABR from any single tenant or property, (ii) 15% of its ABR from any single retail sector, (iii) 15% of its ABR from any single state and (iv) 50% of its ABR from its top 10 tenants;

  •
  be primarily leased to tenants operating in businesses we believe to be e-commerce resistant and resilient through all economic cycles;

  •
  have more than 60% of its tenants with an investment grade credit rating; and

  •
  have a WALT of greater than 10 years.

  •
  Proven Ability to Efficiently Deploy Capital Utilizing Proprietary Sourcing Channels to Achieve Scale. Our ability to efficiently deploy capital is a direct result of our management team's extensive network of industry relationships, which we utilized to source a robust pipeline of attractive marketed and off-market investment opportunities through which we have deployed capital raised in the private offering, acquiring 72 single-tenant retail net leased properties with an aggregate purchase price of $264.0 million since December 2019. We believe our relationship-based sourcing strategy will continue to generate a sustainable pipeline of opportunities to drive growth and achieve scale through the efficient deployment of capital raised in our initial public offering. While our general and administrative expenses will continue to rise in some measure as our portfolio grows, we expect that such expenses as a percentage of our portfolio will decrease over time following our initial public offering, due to efficiencies and economies of scale. With our smaller asset base relative to other public REITs that focus on acquiring net leased real estate, we believe that superior growth can be achieved through manageable acquisition volume. As of July 31, we were party to purchase and sale agreements and non-binding letters of intent for the acquisition of a total of 53 properties with an aggregate expected purchase price of approximately $142.6 million. See "— Pending Investment Activity."

Our Business and Growth Strategies

          Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties. We intend to pursue our objective through the following business and growth strategies.

  •
  Differentiated, Multi-faceted Investment Strategy to Drive Growth.  We intend to grow our portfolio by acquiring properties occupied by high-credit quality tenants operating in defensive industries focused on necessity retail goods and essential services. In addition to acquiring single-tenant net leased retail properties subject to an existing stabilized long term lease, we intend to grow our portfolio through a multi-faceted investment strategy, which includes "blend and extend" acquisitions, build-to-suit transactions, reverse build-to-suit transactions and sale-leaseback transactions. Each of these types of transactions or acquisitions offers unique benefits to our business.

  •
  Existing stabilized leases:  In existing stabilized lease transactions, we acquire single-tenant net leased operating assets subject to an existing long-term lease through our relationships with current owners, our extensive brokerage network or our developer relationships.

  •
  Blend-and-extend:  In blend-and-extend acquisitions, we acquire a single-tenant commercial property with an existing short-term lease, then extend the lease term to at least ten years. Blend-and-extend acquisitions allow us to acquire properties at a lower basis and get long-term site commitments from tenants.

  •
  Build-to-suit:  In build-to-suit transactions, we secure development financing for a single-tenant commercial property pursuant to executing a long-term lease. Build-to-suit transactions allow us to leverage our extensive developer relationships to partner on opportunities.

  •
  Reverse build-to-suit:  In reverse build-to-suit transactions, the tenant acts as the developer and constructs the property with the project financed by the landlord. Both build-to-suit and reverse build-to-suit transactions allow us to acquire the property at lower cost in exchange for long lease terms and higher entry capitalization rates.

  •
  Sale-leaseback:  Sale-leaseback transactions allow us to acquire a single-tenant commercial property used by the seller with a simultaneous long-term lease of the property back to the seller. In sale-leaseback transactions, we are able to set rents at sustainable levels and get long-term site commitments from tenants.

    We believe this multi-faceted investment strategy will provide us with greater flexibility to opportunistically build our portfolio and differentiate us from other public REITs pursuing a more limited investment strategy.

  •
  Relationship-Based Investment Sourcing.  Mr. Manheimer has been active in the single-tenant net lease industry for 14 years, serving as Head of Sale-Leaseback Acquisitions for Cole Real Estate Investments, Inc. (formerly known as Cole Credit Property Trust III, Inc. ("Cole")) and Executive Vice President — Head of Asset Management for Spirit. Mr. Manheimer's extensive experience has allowed him to develop a broad network of long-standing relationships with retailers, brokers, intermediaries, private equity firms and others in the net lease industry, which we believe will provide us with an ongoing pipeline of both marketed and off-market investment opportunities. We also anticipate leveraging our extensive developer relationships to partner on build-to-suit and reverse build-to-suit transactions.

  •
  Structure and Manage Portfolio with Disciplined Underwriting and Risk Management Processes.  We seek to build a scaled portfolio with stable rental revenue and maximize the long-term return on our investments by implementing our disciplined underwriting and risk management processes. Our portfolio is focused on tenants operating in industries that are e-commerce resistant and resilient through all economic cycles and with attractive credit characteristics and stable operating cash flows. We seek to enter into leases with terms of at least ten years and, when acquiring properties, look for opportunities to acquire short-term leases with a long-term extension in place at the time of closing. In addition, we seek acquisition opportunities that enhance the tenant, industry and geographic diversification of our portfolio and actively monitor and manage our existing investments to reduce the risks associated with adverse developments affecting particular tenants, industries or regions. Finally, we use our active portfolio management strategy to (i) regularly review each of our properties for changes in unit performance, tenant credit and local real estate conditions, (ii) identify properties that do not meet our disciplined underwriting strategy, diversification objectives or risk management criteria, including rent coverage ratios below 2.0x or likelihood of non-renewal upon lease expiration, and (iii) opportunistically dispose of those properties and reinvest the proceeds in 1031 Exchanges that will generate higher returns, enhance the credit quality of our real estate portfolio or extend our average remaining lease term. Since June 2018, we have disposed of 35 properties totaling $100.1 million in aggregate sales price and improved portfolio performance by diversifying tenant concentration and improving key metrics such as tenant credit quality, WALT and geographic diversity.

  •
  Maintain a Conservatively Leveraged Capital Structure.  We seek to maintain a capital structure that provides us with flexibility to manage our business and scale our platform through targeted acquisitions, while allowing us to service our debt requirements and generate appropriate risk-adjusted returns. As of June 30, 2020, we had no borrowings under our $250.0 million Revolver. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility." We will target a conservative net debt to EBITDA leverage ratio of 4.5x to 5.5x at scale to best position the Company for growth, and we intend to capitalize on our leading origination, underwriting, financing, documentation and property processes to improve our efficiency. As we scale, we anticipate having access to the investment grade debt and equity capital markets to maintain a prudent balance between debt and equity financing.

  •
  Achieve Sustainable Dividend Growth Well-Covered by Cash Flow.  We seek to make investments that generate strong current income as a result of the difference, or spread, between the rate we earn on our assets and the rate we pay on our liabilities (primarily our long-term debt). We intend to augment that income with internal growth (i) from cash generated from the 0.93% weighted average annual escalation of base rent, based on contractual rent escalation provisions in our leases specifying a fixed rate of rent increase and (ii) through a target dividend payout ratio that will permit some free cash flow reinvestment. We believe this will enable strong dividend growth without relying exclusively on future common stock issuances to fund new portfolio investments. Additionally, our WALT of 11.2 years and superior underwriting and portfolio monitoring capabilities, which reduce default losses, are intended to make our cash flows highly stable.

  •
  Smaller Net Lease Acquisitions Allow for Superior Portfolio Growth.  We generally focus on properties with a purchase price between $1 million and $10 million and our ABR per property is approximately $211,397. We believe this is a segment of the market that is undercapitalized and in which we can achieve superior growth through consistent acquisition volume. Moreover, our platform is scalable, and we expect to leverage our capabilities to improve our efficiency and processes to achieve attractive risk-based growth.

Our Real Estate Portfolio

          Since the initial closing of the private offering, we have acquired 72 single-tenant retail net lease properties with an aggregate purchase price of $264.0 million. Our diversified portfolio consists of 163 single-tenant retail net leased properties spanning 34 states, with tenants representing 53 different brands or concepts across 23 retail sectors. Our portfolio consists of 3.1 million square feet and is 100% occupied.

Property Map

          Our portfolio generates ABR of $34.5 million. Our portfolio has a WALT of 11.2 years and consists of approximately 64.0% and 6.5% of investment grade tenants and high-quality unrated tenants, respectively, by ABR. None of our tenants represent more than 12.7% of our portfolio by ABR, and our top 10 largest tenants represent in aggregate 56.8% of our ABR. Nine of our top 10 tenants are publicly traded companies and nine have investment grade credit ratings, in addition to Ollie's Bargain Outlet, a high-quality unrated tenant.

          7-Eleven (Baa1 (Moody's); AA- (S&P)). 7-Eleven is the world's largest convenience retailer. Based in Irving, Texas, 7-Eleven operates, franchises and/or licenses more than 70,000 stores in 17 countries, including 11,800 stores in North America.

          Walmart (Aa2 (Moody's); AA (S&P); NYSE: WMT). Founded in 1945 and headquartered in Bentonville, Arkansas, Walmart provides the opportunity to shop in retail stores and through e-commerce.

Walmart has approximately 11,500 stores under 56 banners in 27 countries and e-commerce websites in 10 countries.

          CVS (Baa2 (Moody's); BBB (S&P); NYSE: CVS). CVS is the nation's premier health innovation company helping people on their path to better health. Headquartered in Woonsocket, Rhode Island, CVS operates more than 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico.

          Ollie's Bargain Outlet (unrated; NASDAQ: OLLI). Founded in 1982 and headquartered in Harrisburg, Pennsylvania, Ollie's Bargain Outlet is a highly differentiated and fast-growing, extreme value retailer of brand name merchandise at drastically reduced prices. Ollie's Bargain Outlet operates approximately 360 stores in 25 states.

          Lowe's (Baa1 (Moody's); BBB+ (S&P); NYSE: LOW). Lowe's is a FORTUNE 50 home improvement company in the United States, Canada and Mexico that was founded in 1946. Lowe's operates or services more than 2,220 home improvement and hardware stores and is headquartered in Mooresville, North Carolina.

          Advance Auto Parts (Baa2 (Moody's); BBB- (S&P); NYSE: AAP). Advance Auto Parts is a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers. As of April 18, 2020, Advance operated 4,843 stores and 168 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The Company also serves 1,258 independently owned Carquest branded stores across these locations in addition to Mexico, the Bahamas, Turks and Caicos and British Virgin Islands. Advance Auto Parts was founded in 1932 and is headquartered in Raleigh, North Carolina.

          Dollar General (Baa2 (Moody's); BBB (S&P); NYSE: DG). Dollar General offers products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares and seasonal items at low prices in convenient neighborhood locations since 1939. Dollar General operates 16,500 stores in 46 states and is headquartered in Goodlettsville, Tennessee.

          Walgreens (Baa2 (Moody's); BBB (S&P); NASDAQ: WBA). Walgreens is a global leader in retail and wholesale pharmacy that was founded in 1901 and is headquartered in Deerfield, Illinois. Walgreens has a presence in more than 25 countries and has more than 18,750 stores.

          Home Depot (A2 (Moody's); A (S&P); NYSE: HD). Home Depot is the world's largest home improvement retailer, with approximately 2,300 stores in the United States, Canada and Mexico. Home Depot was founded in 1978 and headquartered in Atlanta, Georgia.

          Kohl's (Baa2 (Moody's); BBB– (S&P); NYSE: KSS). Kohl's is a leading omnichannel retailer. Additionally, in July 2019, all Kohl's locations began accepting free, convenient, unpackaged returns for Amazon customers. Founded in 1988, Kohl's operates more than 1,100 stores across 49 states and is headquartered in Menomonee Falls, Wisconsin.

 Diversification by Industry, Tenant and Geography
with Concentration in Necessity, Discount and/or Service Industries

          The majority of our portfolio is comprised of properties leased to tenants operating in defensive retail industries, with 88.5% of our ABR stemming from necessity, discount and/or service-oriented industries. Necessity-based industries are those that are considered essential by consumers and include sectors such as drug stores, grocers and home improvement. Discount retailers offer a low price point and consist of off-price and dollar stores. Service-oriented industries consist of retailers that provide services rather than goods, including, for example, tire and auto services and quick service restaurants.

          The following chart illustrates the percentage of our ABR attributable to defensive retail industries.

          The breakdown of our necessity-based retail, discount-focused, service-oriented and other, non-defensive retail industries by percentage of ABR is set forth below.

Retail Industries	Percentage(1)
Necessity-Based Retail
Home Improvement	13.8%
Drug Stores & Pharmacies	10.0%
General Retail	7.9%
Auto Parts	4.7%
Farm Supplies	2.3%
Grocery	2.2%
Banking	1.9%
Healthcare	1.9%

Total Necessity-Based	44.5%
Service-Oriented Industry
Convenience Stores	14.0%
Quick-Service Restaurants	6.9%
Casual Dining	3.7%
Automotive Service	2.3%

Total Service-Oriented	26.9%

Discount-Focused Industry
Discount Retail	11.0%
Dollar Stores	6.1%

Total Discount-Focused	17.1%
Defensive Retail Industries	88.5%

Other, Non-Defensive
Furniture Stores	2.5%
RV Sales	2.0%
Sporting Goods	2.0%
Apparel	1.5%
Arts & Crafts	1.2%
Telecommunications	1.0%
Gift, Novelty & Souvenir Shops	0.6%
Home Furnishings	0.4%
Equipment Rental & Leasing	0.3%

Total Other, Non-Defensive	11.5%

Total, All Industries	100%

(1)
Certain figures in this table may not foot due to rounding.
  •
  Diversification by Industry.  Our tenants' business brands and concepts are diversified across 23 industries, with no one industry representing more than 14.0% of our portfolio by ABR.

  •
  Diversification by Tenant.  Our 163 properties are operated by our 53 tenants, each representing a distinct brand or concept, with no one tenant representing more than 12.7% of our portfolio by ABR.

  •
  Diversification by Geography.  Our 163 property locations are spread across 34 states, with no one state representing more than 20.5% of our portfolio by ABR.

 Our Underwriting Philosophy

          We continue to thoughtfully curate a high-quality portfolio by adhering to the following strict underwriting criteria:

  •
  Defensive Tenants in Necessity-Based, E-Commerce Resistant and Recession-Resilient Industries.  We focus on maintaining a healthy mix of necessity goods and essential service retail assets, which include discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants. The majority of our portfolio is comprised of properties leased to tenants operating in defensive retail industries, with 88.5% of our ABR stemming from necessity, discount and/or service-oriented industries. Conversely, we have not invested, and do not intend to invest, in experience-based businesses, such as entertainment, movie theaters, and health and fitness, as these types of assets are not traditionally considered essential and are more susceptible to recessionary pressures, as evidenced by widespread closures across these categories during the novel coronavirus ("COVID-19") pandemic.

  •
  Resilient, Cycle-Tested Investment Grade Tenants with Durable Cash Flows.  We strive to maintain a portfolio in which at least 60% of our ABR is derived from investment grade tenants, which historically have exhibited a strong track record of making scheduled rental payments. We expect that the remainder of our portfolio will be comprised of (i) high-quality tenants with investment grade credit metrics that have not received an investment rating (i.e., high-quality unrated tenants), such as Ollie's Bargain Outlet, (ii) tenants with sub-investment grade ratings of Ba3 (Moody's) and BB- (S&P) or higher with strong performance metrics, such as a rent coverage ratio greater than 2.0x and (iii) tenants with sub-investment grade credit characteristics of Ba3 (Moody's) and BB- (S&P) or higher that have not received an investment rating but have strong performance metrics, such as rent coverage greater than 2.0x (together with high-quality unrated tenants, "unrated tenants"). We may sell properties leased to unrated tenants from time to time to achieve or maintain a portfolio in which at least 60% of our ABR is derived from investment grade tenants.

  •
  Granular Assets in Highly Fragmented, Undercapitalized Market Segment.  We generally aim to acquire properties with a purchase price between $1 million and $10 million, a segment of the market that we believe is undercapitalized and where we can acquire relatively small assets on attractive terms. The average purchase price of a property in our portfolio is $3.2 million.

  •
  Long Term Net Leases.  Our goal is to maintain an overall portfolio WALT of at least 10.0 years. Our portfolio has a WALT of 11.2 years and average contractual rent growth of approximately 0.93%, based on contractual rent escalation provisions in our leases specifying a fixed rate of rent increase.

  •
  Attractive Basis.  We seek to achieve embedded upside through below-market rents and completing acquisitions at prices below replacement costs.

  •
  Diversification by Industry, Tenant and Geography.  Our current strategy targets a scaled portfolio that, over time, will derive no more than (i) 5% of its ABR from any single tenant or property, (ii) 15% of its ABR from any single retail sector, (iii) 15% of its ABR from any single state and (iv) 50% of its ABR from its top 10 tenants. We may sell properties from time to time to achieve or maintain our targeted diversification of ABR by industry, tenant and geography.

Overview of Our Leases

          Our leases typically have initial lease terms of at least 10 years and contain two or more options for the tenant to extend the lease term, most often for additional five-year periods. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net. Given that approximately 64.0% of our tenants have an investment grade credit rating, a limited number of our leases contain a rent escalation provision over the term of the lease. The leases in our portfolio provide for an average

0.93% increase in ABR. Our lease turnover through 2024 is 1.4% of ABR (assuming no exercise of contractual extension options). As we expand our portfolio, we will seek to include rent escalation provisions as part of our leases with unrated and sub-investment grade tenants. We currently lease properties on an individual basis, but we may implement master lease structures as appropriate going forward, pursuant to which we will lease multiple properties to a single tenant on an all-or-none basis.

          The leases in our portfolio have a WALT of 11.2 years, with no lease expiring prior to April 2022. The following chart illustrates the ABR of our portfolio attributable to leases expiring during the specified periods (assuming no exercise of contractual extension options).

Lease Expiration Year	ABR ($ in 000's)	% of ABR(1)	Number of Properties
2020	—	—	—
2021	—	—	—
2022	112.2	0.3%	1
2023	354.8	1.0%	4
2024	—	—	—
2025	1,456.2	4.2%	5
2026	1,705.2	4.9%	6
2027	2,176.1	6.3%	8
2028	2,745.9	8.0%	19
2029	2,136.8	6.2%	13
2030 and thereafter	23,770.6	69.0%	107

Total	$34,457.7	100.0%	163

(1)
Certain figures in this table may not foot due to rounding.

Market Opportunity

Net Lease Market Overview

          The outlook for the net lease market continues to be positive for the following reasons:

  •
  Net lease properties are often mission-critical to tenants that rely on physical locations for the sale of necessity goods and essential services;

  •
  Net lease properties have historically generated consistent and stable rent growth across economic cycles relative to other property types;

  •
  The long term nature of net leases and their pass-through rent structure can mitigate some risks associated with economic downturns and the effects of inflation on operating expenses;

  •
  There is substantial investment opportunity in the net lease real estate market given the $1.5 trillion to more than $2.0 trillion of commercial real estate owned by corporate owner-occupiers; and

  •
  Net lease investors have expanded the investment opportunities in the net lease real estate market through the development of build-to-suit single-tenant properties and the acquisition of build-to-suit single-tenant properties from developers.

Characteristics of Net Lease Properties

          Relative to other commercial property types, net lease properties generally feature stable rents with minimal property management responsibilities or operating expenses and inflation mitigation measures embedded in many net lease contracts. Net leases typically have longer lease terms than gross leases. The initial term of a net lease is often more than 10 years, with options to extend the lease, and in some cases can be 20 to 25 years or more. With its predictable cash flows paid at regular intervals, the net lease structure exhibits similar characteristics to interest-bearing corporate bonds.

          Through varying types of economic cycles, net lease real estate rents are typically more stable than those of other commercial property types. During the recession in 2008 and 2009, when the average rent declined in many commercial real estate sectors, the average rent growth for net lease real estate remained positive.

U.S. Average Change in Rent(1)

  Source: PwC Real Estate Investor Survey, RCG.

(1)
Based on information through the first quarter of 2020.

Importance of Tenant Underwriting and Real Estate Location

          As net leases generally have longer terms than gross leases, including extension options, many net leases can span multiple economic cycles, minimizing retenanting risk. If a net lease tenant vacates, the property reverts to the landlord and may hold residual value depending upon the location, quality and other characteristics of the property. Net lease properties are often key sites that are mission-critical to a tenant's core business. The mission-critical nature of these sites may also contribute to tenants prioritizing the payment of rent during the economic slowdowns or shutdowns. The importance of each location often means that tenants are committed for the longer term, helping to minimize some of the vacancy risk associated with commercial real estate.

          The financial strength of a tenant, as well as the long-term outlook for the tenant's industry, can potentially reduce risks from economic or real estate downturns. Tenants with stronger corporate balance sheets may be less likely to default on rent payments, ask for rent relief and rent concessions, or shutter locations, helping to minimize vacancy risk or the risk of not collecting rent. Corporate credit ratings for tenants can be instrumental in helping owners of net lease properties underwrite the risk of a tenant, similar to how they help corporate bond investors assess the risk or creditworthiness of an issuer.

          Notwithstanding economic restrictions related to COVID-19, including economic lockdowns and stay-at-home ordinances, rent collection levels for net lease retail tenants were higher than shopping center and mall rent collection levels. With many essential services establishments, such as pharmacies and food service, occupying net lease real estate, many tenants remained in operation throughout the economic shutdowns which allowed these tenants to continue to meet rent obligations. In addition, investment grade tenants with stronger balance sheets were also better positioned to make on-time rent payments. Within the free standing retail segment, which is comprised of primarily net lease retail real estate, 70.1% of tenants paid rent in May compared with only 47.7% of shopping center tenants, according to the National Association of Real Estate Investment Trusts (NAREIT). By June, with most local economies reopening, the rent collection level for free standing retail real estate surpassed April and May levels.

Net Lease Investment Market

          The net lease real estate market is highly fragmented and undercapitalized, creating significant opportunities for well-capitalized investors with market knowledge, sector expertise and deal-sourcing capabilities. A large number of net lease properties are located in secondary and tertiary markets, and in many cases the property values are less than $10 million, a size that may deter large institutional investors from competing for assets. The pandemic-induced recession may cause liquidity issues and financial stress for certain undercapitalized investors, which may in turn push them to sell their properties. The lack of competition from institutional capital and the fragmented nature of the net lease sector provide opportunities for well-capitalized and experienced investors to gain scale, act as consolidators and continue to institutionalize the net lease sector.

          The unique attributes of net lease real estate, and the low interest rate environment of recent years have led to strong investor appetite for net lease properties. Despite the decrease in investment activity during the pandemic-induced recession, the stability of net lease real estate may attract additional capital to the sector, potentially driving a quicker recovery in single-tenant sales volume. The passive income stream generated by net lease properties and the typically smaller asset values make for attractive assets in like-kind exchange transactions. Also known as 1031 exchanges, these transactions have timing deadlines that can, at times, continue to drive transaction volume even in economic downturns. In recent years, the volume of like-kind exchanges were stable, potentially highlighting the continued level of transaction activity for this type of product.

          The strong investment interest in net lease real estate in recent years drove cap rates for single-tenant properties to historical lows. While the single-tenant property cap rate remained low, the spread to corporate bond yields remained relatively wide. Through December 2019, the single-tenant cap rate to BBB corporate bond yield spread increased to 287 basis points, compared with the long-term average since 2001 of 187 basis points. In early 2020, with corporate bond yields falling, the spread widened to 320 basis points; however, recent increases in corporate bond yields reduced the spread to 278 basis points in May, yet the spread remained greater than the long-term average. As net lease real estate can offer stable income streams with characteristics similar to those of income yielding bonds, the wide spread between corporate bond yields and the stable cap rate highlights the potential opportunity for attractive risk-adjusted returns.

Retail Market Overview

Retail Market and Online Trends

          Since 2009, online sales have increased at a faster pace than overall retail sales, underscoring the shift in some categories towards online retailers. Notwithstanding their faster growth, online sales account for a relatively small portion of total retail sales, or approximately 11.8% in the first quarter of 2020, according to the Census Bureau.

          While online sales have taken some sales away from physical storefronts, many retailers have adapted by utilizing multiple sales channels to sell goods to consumers. As consumers continue to seek more apparel, home goods, electronics, and other purchases through online channels, the retail landscape will continue to adapt to changing consumer habits. Retailers with integrated sales channels and strong financial resources are typically better able to respond to changes in consumer preferences, an ability highlighted by essential services during the pandemic crisis. Many of these essential retailers, often occupying net lease real estate, were able to adapt integrated sales channels to allow consumers to purchase goods online and pick up items at local stores. Omnichannel retailers, particularly those with strong corporate balance sheets and those that can adapt quickly, will be better poised to become the retailers of choice in the future. Some retail categories, such as discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, have business models that are harder to replicate online and are therefore more insulated from online competition.

Consumer Behavior During COVID-19 Pandemic

          Consumer needs and behavior during the recent economic shutdown induced by COVID-19 have highlighted the relative resilience of tenants that operate businesses that rely on physical locations for the sale of necessity goods and essential services, including discount stores, grocers, drug stores and pharmacies, as well as the need for access to online purchases, curbside pickup, drive-throughs and home delivery services.

Our Portfolio Evolution

          Our predecessor owned a net lease property portfolio consisting of 114 properties and 1.6 million total building square feet across 30 states that was 98.7% occupied. As of June 30, 2018, the occupied properties generated $22.4 million of ABR, with the top five tenants being CVS (9.9% of ABR), Shopko (8.6% of ABR), Dollar General (7.7% of ABR), Walgreens (7.0% of ABR), and Lowe's (6.3% of ABR).

          In advance of the private offering, we selectively disposed of 33 properties from June 30, 2018 to December 22, 2019 that did not meet our investment criteria and/or targeted portfolio metrics. Of those 33 properties, three properties were vacant, four were properties with tenants in less e-commerce resistant industries, four had remaining lease terms of 5.7 years or less, and three were Shopko properties. We also acquired 12 properties, executed six blend-and-extend leases, and retired $85.6 million of debt prior to the private offering from June 30, 2018 to December 22, 2019. On December 23, 2019, just prior to the private offering, our portfolio (the "Pre-144A Portfolio") consisted of 93 properties and 1.4 million total building square feet across 28 states. Our Pre-144A Portfolio generated $17.8 million of ABR as of December 2019, with the top five tenants being CVS (11.9% of ABR), Dollar General (8.9% of ABR), Lowe's (7.9% of ABR), Walgreens (7.5% of ABR), and Kohl's (6.4% of ABR).

          Since the initial closing of the private offering, we have completed two property dispositions with an aggregate net sales price of approximately $10.4 million and acquired 72 properties and 1.7 million total square feet across 22 states with a WALT of 11.6 years, for an aggregate purchase price of $264.0 million. Of the 72 properties that we acquired, 24 were properties with tenants in the automotive service and auto parts industries and 11 were properties with tenants in the discount store industry. We also executed three blend-and-extend leases since the initial closing of the private offering. Additionally, in connection with a number of COVID-19 related rent abatements, we were able to successfully negotiate additional lease term with nine of our tenants. Our portfolio consists of approximately 64.0% investment grade tenants, with the remaining tenants consisting of unrated tenants and sub-investment grade tenants with strong performance metrics. Among our recent acquisitions are seven Ollie's Bargain Outlet stores, a high-quality unrated tenant, consisting of 256,326 total square feet with a WALT of 9.6 years and purchased for an aggregate price of $26.1 million.

Pending Investment Activity

          Our management team has leveraged its extensive network of industry relationships to establish a robust pipeline of acquisition opportunities that consists of 128 properties with an aggregate expected purchase price of approximately $506.5 million as of July 31, 2020. This acquisition pipeline includes (i) nine properties with an aggregate expected purchase price of approximately $10.2 million that are under contract and (ii) 44 properties with an aggregate expected purchase price of approximately $132.4 million that are the subject of non-binding letters of intent, each as more fully described below. The remainder of our acquisition pipeline consists of 75 properties with an aggregate expected purchase price of approximately $363.9 million, for which we have delivered a non-binding letter of intent for execution by the seller but which has not yet been executed. Purchase prices for the properties that are not yet subject to fully executed, non-binding letters of intent are estimated based on preliminary discussions with sellers or our internal assessment of the values of such properties. We are in varying stages of negotiation and have not completed our due diligence process with the sellers of these properties. As a result, there can be no assurance that these acquisitions will be completed on the terms described above or at all.

Properties Under Contract

          As of July 31, we were party to three purchase and sale agreements relating to the acquisition of nine properties with an aggregate purchase price of $10.2 million and a WALT of 8.6 years. In connection with these acquisitions, we expect to enter into or assume leases with ABR of $0.7 million. While we regard the completion of these pending acquisitions to be probable, these transactions are subject to customary closing conditions, including the completion of due diligence, and there can be no assurance that these acquisitions will be completed on the terms described above or at all.

Properties Under Letter of Intent

          As of July 31, we were party to 14 non-binding letters of intent relating to the acquisition of 44 properties with an aggregate expected purchase price of approximately $132.4 million and a WALT of 9.9 years. These acquisitions are subject to negotiation and execution of definitive agreements and, if entered into, will be subject to customary closing conditions, including the completion of due diligence. As a result, we do not deem any of these potential acquisitions probable at this time and there can be no assurance that these acquisitions will be completed on the terms described above or at all.

Pending Dispositions

          As of June 30, 2020, we had three properties held for sale that contribute $0.4 million to ABR. Dispositions are a component of our active portfolio management. As of July 31, we were party to a purchase and sale agreement relating to the disposition of one property for an aggregate sales price of $1.9 million, which is subject to customary closing conditions, including the completion of due diligence. In addition, as of July 31, 2020, we were party to non-binding letters of intent relating to the disposition of seven properties for an aggregate sales price of $18.8 million, which are subject to customary closing conditions, including the completion of due diligence. We do not deem any of these potential dispositions probable at this time and there can be no assurances that these dispositions will be completed on the terms described above or at all.

 Summary Risk Factors

          An investment in our common stock involves various risks, and prospective investors are urged to carefully consider the matters discussed under "Risk Factors" prior to making an investment in our common stock. The following is a list of some of these risks.

  •
  We are subject to risks related to commercial real estate ownership that could reduce the value of our properties.

  •
  Global market and economic conditions may materially and adversely affect us and our tenants.

  •
  The COVID-19 pandemic has had, and another pandemic in the future could have, repercussions across regional and global economies and financial markets and could also have material adverse effects on some of our tenants' ability to pay rent and on our ability to successfully operate and our financial condition, results of operations and cash flows.

  •
  Our business is dependent upon our tenants successfully operating their businesses and their failure to do so could materially and adversely affect us.

  •
  Our assessment that certain businesses provide necessity goods or essential services and are, thus, e-commerce resistant and recession-resilient, may prove to be incorrect, and changes in macroeconomic trends may adversely affect our tenants, either of which could impair our tenants' ability to make rental payments to us and materially and adversely affect us.

  •
  A substantial number of our properties are leased to unrated and sub-investment grade tenants and the tools we use to determine the creditworthiness of our tenants may not be accurate.

  •
  Our portfolio has geographic market concentrations that make us especially susceptible to adverse developments in those geographic markets. We are also subject to risks related to tenant concentration, and an adverse development with respect to a large tenant could materially and adversely affect us.

  •
  We face significant competition for tenants, which may decrease or prevent increases of the occupancy and rental rates of our properties, and competition for acquisitions may reduce the number of acquisitions we are able to complete and increase the costs of these acquisitions.

  •
  We may be unable to renew leases, lease vacant space or re-let space on favorable terms or at all as leases expire, which could materially and adversely affect us, including our financial condition, results of operations, cash flow, cash available for distribution and our ability to service our debt obligations.

  •
  We may not complete the acquisition of properties in our acquisition pipeline.

  •
  Loss of our key personnel with long-standing business relationships could materially impair our ability to operate successfully.

  •
  We may become subject to litigation, which could materially and adversely affect us.

  •
  Our level of indebtedness could materially and adversely affect our financial position, including reducing funds available for other business purposes and reducing our operational flexibility.

  •
  We expect to have approximately $175.0 million of indebtedness outstanding following completion of our initial public offering and after application of the net proceeds from our initial public offering, which may expose us to the risk of default under our debt obligations and may include covenants that restrict our ability to pay distributions to our stockholders.

  •
  We are subject to interest rate risks, including that if interest rates rise faster or interest expense increases in greater amounts than any rent escalations under our leases, and we may not generate sufficient cash to make distributions to our stockholders, to finance new investments and to meet our debt obligations as they come due.

  •
  The ability of our stockholders to control our policies and effect a change of control of our company is limited by certain provisions of our charter and bylaws and by Maryland law.

  •
  Conflicts of interest could arise in the future between the interests of our stockholders and the interests of holders of OP units, which may impede business decisions that could benefit our stockholders.

  •
  Our failure to qualify or maintain our qualification as a REIT would reduce the amount of funds we have available for distribution and limit our ability to make distributions to our stockholders.

  •
  Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

  •
  We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to an emerging growth companies will make shares of our common stock less attractive to investors.

  •
  There was no public market for our common stock prior to our initial public offering and an active trading market may not develop or be sustained or be liquid following our initial public offering, which may cause the market price of our common stock to decline significantly and make it difficult for investors to sell their shares.

Structure and Formation of Our Company

Our Company

          We were formed as a Maryland corporation on October 11, 2019 and commenced operations in December 2019 upon the consummation of the formation transactions. Our predecessor, which merged with our operating partnership as part of the formation transactions, was a private investment fund that was sponsored by Capview in which EB Arrow, a real estate investment platform specializing in retail property investment with $1.6 billion in assets under management, owned a controlling interest. We are structured as an UPREIT, meaning that we own our properties and conduct our business through our operating partnership, directly or through limited partnerships, limited liability companies or other subsidiaries, as described below under "— Our Operating Partnership." NETSTREIT GP, LLC, a wholly-owned subsidiary, is the sole general partner of our operating partnership and we own approximately 85.3% of the limited partnership interests in our operating partnership upon completion of our initial public offering. Our board of directors oversees our business and affairs and, through NETSTREIT GP, LLC, the business and affairs of our operating partnership.

          On December 23, 2019, we issued and sold 8,860,760 shares of our common stock in the private offering at a price of $19.75 per share, to various institutional investors, accredited investors and offshore investors, in reliance upon exemptions from registration provided by Rule 144A and Regulation S under the Securities Act and pursuant to Regulation D under the Securities Act. On February 6, 2020, we issued and sold an additional 2,936,885 shares of our common stock in the private offering pursuant to the exercise in full of the initial purchaser's over-allotment option. We received approximately $220.1 million of net proceeds (after deducting initial purchaser's discount and placement fees) from the private offering, which we contributed to our operating partnership in exchange for 11,797,645 Class A OP units.

          To assist us in maintaining our status as a REIT, on January 27, 2020, we issued and sold 125 shares of our Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act. We redeemed all 125 outstanding shares of Series A Preferred Stock upon the completion of our initial public offering.

Our Operating Partnership

          Substantially all of our assets are indirectly held by, and our operations are conducted through, our operating partnership. Our operating partnership has two classes of OP units, Class A OP units and

Class B OP units. The Class A OP units and Class B OP units have identical rights and preferences, except that the Class A OP units are, and the Class B OP units are not, entitled to receive Special Stock Dividends (as defined under "Description of Our Capital Stock — Restrictions on Ownership and Transfer") and the Class A OP units and the Class B OP units have different registration rights pursuant to the Continuing Investor Registration Rights Agreement. We hold Class A OP units for each outstanding share of our common stock, subject to certain adjustments. In connection with our formation transactions, our operating partnership issued Class A OP Units to limited partners of our predecessor who were unaffiliated with EB Arrow and Class B OP units to (i) EBA EverSTAR, in connection with the internalization of the Company's management, (ii) an affiliate of EB Arrow, in its capacity as a limited partner of our predecessor and (iii) Mr. Manheimer, in his capacity as a limited partner of our predecessor, as described in more detail below.

          Our interest in our operating partnership generally entitles us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As the parent of the sole general partner of our operating partnership, we have the exclusive power under the partnership agreement of our operating partnership to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described more fully in "Description of the Partnership Agreement of Our Operating Partnership."

The Formation Transactions

          In connection with the private offering, we consummated the following formation transactions:

  •
  We formed our operating partnership, NETSTREIT, L.P., as a Delaware limited partnership and the general partner of the operating partnership, NETSTREIT GP, LLC, as a Delaware limited liability company. We contributed the net proceeds of the private offering to the operating partnership in exchange for 11,797,645 Class A OP units.

  •
  In December 2019, upon the initial closing of the private offering, our predecessor was merged (the "Merger") with and into our operating partnership, with the operating partnership surviving, and the continuing investors receiving an aggregate of 3,652,149 Class A OP units, other than Mr. Manheimer, who received 8,884 Class B OP units, and an affiliate of EB Arrow, which received 287,234 Class B OP units.

  •
  Our operating partnership formed NETSTREIT TRS and we jointly elected with NETSTREIT TRS for NETSTREIT TRS to be treated as a taxable REIT subsidiary under the Code for U.S. federal income tax purposes.

  •
  In December 2019, upon the initial closing of the private offering, our operating partnership entered into a contribution agreement with EBA EverSTAR to internalize our management infrastructure, whereby EBA EverSTAR contributed 100% of the membership interests in EBA EverSTAR Management, LLC, a Texas limited liability company, to our operating partnership in exchange for 500,752 Class B OP units. In connection with the internalization, EBA EverSTAR Management, LLC was re-domiciled in Delaware and its name was changed to NETSTREIT Management, LLC (the "Manager"). A 0.01% interest in the Manager was issued to NETSTREIT TRS.

  •
  Affiliates of each of the members of the Investor Group collectively purchased 8,202,529 shares of our common stock in the private offering, or approximately 69.5% of our common stock (or 33.8% following completion of our initial public offering).

  •
  In December 2019, upon the initial closing of the private offering, we entered into the 144A Registration Rights Agreement with Stifel for the benefit of the purchasers of shares of common stock we sold in the private offering, including the Investor Group, and their direct and indirect transferees. See "Description of Our Capital Stock — Registration Rights — 144A Registration Rights Agreement."

  •
  In connection with the Merger, we entered into the Continuing Investor Registration Rights Agreement with the continuing investors. The Continuing Investor Registration Rights Agreement provides for the registration of the shares of common stock that are issuable upon the redemption of the continuing investors' OP units and that are issuable to holders of Class A OP units as Special Stock Dividends if we do not satisfy our registration obligations by certain deadlines. See "Description of Our Capital Stock — Registration Rights — Continuing Investor Registration Rights Agreement."

  •
  In December 2019, upon the initial closing of the private offering, we entered into a tax protection agreement with certain limited partners of our predecessor pursuant to which we have agreed to indemnify such limited partners against certain tax liabilities upon the sale, transfer, conveyance or other taxable disposition of any of the nine properties currently leased to CVS. We estimate that, if all of the assets subject to the tax protection agreement were sold in a taxable transaction immediately after our initial public offering, the amount of our indemnification obligations under the tax protection agreement (based on current tax rates and the valuation of our assets based on our initial public offering price of $18.00 per share) would be approximately $6.2 million. The indemnification obligation is structured as an interest-free loan that is repayable upon the sale of all or substantially all of the operating partnership's assets or the liquidation of the operating partnership. If any of the applicable properties are sold in a 1031 Exchange, no indemnification obligations will exist. The tax protection agreement is the continuation of an obligation of our predecessor agreed to as part of the acquisition of the nine properties currently leased to CVS.

  •
  In December 2019, upon the initial closing of the private offering, we entered into a facilities agreement with a wholly owned subsidiary of EB Arrow, pursuant to which we licensed a portion of EB Arrow's office space for our Dallas, Texas headquarters and agreed to use commercially reasonable efforts to cooperate regarding certain shared services, including human resources, information technology and administrative/executive assistants. See "Certain Relationships and Related Party Transactions — Facilities Agreement with EB Arrow."

  •
  In December 2019, upon the initial closing of the private offering, we entered into the $175.0 million Term Loan and the $250.0 million Revolver, the proceeds of which were used to pay off our prior credit agreement. As of June 30, 2020, we had no borrowings under our $250.0 million Revolver. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility.

Benefits to Related Persons

          The completion of the private offering and the formation transactions resulted in material benefits to our senior management team, our directors and our continuing investors, including the following:

  •
  Our directors and executive officers beneficially own less than 1.0% of our common stock on a fully diluted basis, assuming all OP units are redeemed for shares of our common stock on a one-for-one basis.

  •
  Affiliates of EB Arrow own Class B OP units representing approximately 6.3% of our common stock on a fully diluted basis assuming such Class B OP units are redeemed for shares of our common stock on a one-for-one basis (or 2.8% following completion of our initial public offering).

  •
  Our continuing investors, other than affiliates of EB Arrow and Mr. Manheimer, own Class A OP units representing approximately 23.6% of our common stock on a fully diluted basis assuming such Class A OP units are redeemed for shares of our common stock on a one-for-one basis (or 11.9% following completion of our initial public offering).

  •
  The Investor Group collectively owns approximately 69.5% of our common stock (or 33.8% following completion of our initial public offering).

  •
  As a result of the formation transactions, we, affiliates of EB Arrow and the continuing investors are the limited partners in our operating partnership. On or after the date on which this Resale Shelf Registration Statement (as defined under "— 144A Registration Rights Agreement and Selling Stockholders") becomes effective and our common stock is listed on a National Securities Exchange (as defined under "— 144A Registration Rights Agreement and Selling Stockholders"), but in no event earlier than December 23, 2020, subject to any contractual lock-up restrictions under agreements with Stifel or other underwriters in our initial public offering, each limited partner of our operating partnership will have the right to require our operating partnership to redeem part or all of its OP units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled "Description of Our Capital Stock — Restrictions on Ownership and Transfer."

  •
  We entered into the 144A Registration Rights Agreement with Stifel for the benefit of the purchasers of shares of common stock sold in the private offering and their direct and indirect transferees, including the Investor Group.

  •
  Affiliates of EB Arrow and Mr. Manheimer are parties to the Continuing Investor Registration Rights Agreement, which provides for the registration of the shares of common stock that are issuable upon the redemption of the continuing investors' OP units.

  •
  We entered into employment agreements with Mark Manheimer, our Chief Executive Officer, and Andrew Blocher, our Chief Financial Officer, providing for salary, bonus and other benefits, including certain payments and benefits upon a termination of employment under certain circumstances and the issuance of equity awards as described under "Management — Employment Agreements."

  •
  We entered into the Investor Rights Agreement with the Investor Group, which became effective in December 2019 and terminated upon the completion of our initial public offering and the appointment of Michael Christodolou and Heidi Everett as directors. See "Certain Relationships and Related Party Transactions — Investor Rights Agreement."

  •
  We elected Todd Minnis, the Chief Executive Officer of EB Arrow, as the Chairman of our board of directors.

  •
  In connection with the private offering, we granted an aggregate of 251,896 RSUs, subject to certain forfeiture restrictions, to our executive officers and non-employee directors pursuant to our Omnibus Incentive Plan (as defined under "Executive Compensation — Omnibus Incentive Plan").

  •
  We have entered into indemnification agreements with our directors and executive officers providing for the indemnification by us to the maximum extent permitted under Maryland law for liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against such persons by reason of their capacities with us and our subsidiaries. See "Management — Limitations on Liabilities and Indemnification of Directors and Officers."

  •
  We entered into the tax protection agreement and the facilities agreement described above.

 Our Structure

          The following diagram depicts our ownership structure following the completion of our initial public offering.

(1)
Excludes affiliates of EB Arrow and Mr. Manheimer

Restrictions on Ownership and Transfer of Our Common Stock

          Due to limitations on the concentration of ownership of REIT stock imposed by the Code, among other reasons, our charter generally prohibits any person from actually, beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of any class or series of our preferred stock, or more than 9.8% of the aggregate value of all our outstanding stock. We refer to these restrictions as the "ownership limit." Our charter permits our board of directors, in its sole and absolute discretion, to exempt a person, prospectively or retroactively, from the ownership limit if, among other conditions, the person's ownership of our stock in excess of the ownership limit would not cause us to fail to qualify as a REIT. Our charter contains certain other limits on beneficial and constructive ownership and transfer of our stock. See "Description of Our Capital Stock — Restrictions on Ownership and Transfer."

Our Tax Status

          We will elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019 upon the filing of our U.S. federal income tax return for such taxable year. We believe that we are organized and have operated in a manner that has enabled us to qualify to be taxed as a REIT commencing with our short taxable year ended December 31, 2019, and we intend to continue to operate so as to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income to our stockholders, computed without regard to the dividends paid deduction and excluding our net capital gain, plus 90% of our net income after tax from foreclosure property (if any), minus the sum of various items of excess non-cash income.

          In any year in which we qualify as a REIT, we generally will not be subject to U.S. federal income tax on that portion of our taxable income or capital gain that is distributed to stockholders. If we lose our REIT status, and the statutory relief provisions of the Code do not apply, we will be subject to entity-level income tax on our taxable income at regular U.S. federal corporate income tax rates. Even if we qualify as a REIT, we will be subject to certain U.S. federal, state and local taxes on our income and property and on taxable income that we do not distribute to our stockholders. In addition, NETSTREIT TRS will be subject to U.S. federal, state and local income tax on its taxable income. See "U.S. Federal Income Tax Considerations."

Distribution Policy

          The Code generally requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gains, and imposes tax on any taxable income retained by a REIT, including capital gains. To satisfy the requirements for qualification as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available for such purposes. Any distributions made to our stockholders by us will be authorized and determined by our board of trustees in its sole discretion out of funds legally available therefor and will be dependent upon a number of factors, including our actual or anticipated financial condition, results of operations, cash flows and capital requirements, debt service requirements, financing covenants, restrictions under applicable law and other factors.

          We intend to pay cash distributions to our common stockholders out of assets legally available for distribution. Any distributions will be authorized at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, FFO, Core FFO, AFFO, liquidity, cash flows and financial condition, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law and such other factors as our board of directors deems relevant. See "Distribution Policy."

Registration Rights Agreements

          Pursuant to the Registration Rights Agreements, we have agreed, among other things, to use our commercially reasonable efforts to cause this registration statement (the "Resale Shelf Registration Statement") registering the Registrable Shares (as defined in the Registration Rights Agreements) that were not sold by the selling stockholders in our initial public offering to be declared effective as soon as practicable, but in no event later than September 30, 2020 (the "Resale Registration Effectiveness Deadline"); provided, that, if we are using and continue to use commercially reasonable efforts to complete our initial public offering by September 30, 2020, then this Resale Shelf Registration Statement must become effective and our common stock must be listed on a National Securities Exchange upon the earlier to occur of (i) 60 days after the closing of our initial public offering and (ii) November 30, 2020 (the "Extended Resale Registration Effectiveness Deadline"). See "Description of Our Capital Stock — Registration Rights." We are filing the Resale Shelf Registration Statement of which this prospectus forms a part pursuant to the contractual obligations described above.

Emerging Growth Company Status

          We are an "emerging growth company," as defined in the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision as to whether we will take advantage of any or all of these exemptions in the future. If we do take advantage of any of these exemptions, we do not know if some investors will find shares of our common stock less attractive as a result. The result may be a less active trading market for shares of our common stock and the price of our common stock may be more volatile.

          In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to "opt out" of this extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on or before which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

          We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) December 31, 2025, (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

Company Information

          Our principal executive office is located at 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206. Our telephone number is 972-200-7100. Our website address is www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

 The Offering

Common Stock Offered by the Selling Stockholders	15,823,653 shares
Common Stock Outstanding	28,323,653 shares (30,198,653 shares if the underwriters in our initial public offering exercise their option to purchase additional shares in full)(1)
Use of Proceeds	We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.
NYSE Symbol	"NTST"
Ownership and Transfer Restrictions
To assist us in qualifying as a REIT, among other purposes, our charter generally limits beneficial ownership by any person to no more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of any class or series of our preferred stock, or more than 9.8% of the aggregate value of all our outstanding stock. We have granted a waiver to each of Tilden Park, DK and Long Pond to each own up to 30.6% of the outstanding shares of our common stock. Our charter contains certain other limits on beneficial and constructive ownership and transfer of shares of our stock. See "Description of Our Capital Stock—Restrictions on Ownership and Transfer."
Risk Factors	Investing in our common stock involves a high degree of risk. For a discussion of factors you should consider before making an investment, see "Risk Factors" beginning on page 28.

(1)
Includes (i) 4,026,008 shares of common stock that we may issue upon redemption of outstanding OP units on a one-for-one basis by the selling stockholders in this offering, (ii) 12,244,732 shares of common stock issued and sold by us in our initial public offering and (iii) 255,268 shares sold by selling stockholders in our initial public offering. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part. Excludes (i) an aggregate of 167,743 shares of our common stock that we may issue upon redemption of outstanding OP units on a one-for-one basis (subject to certain adjustments), (ii) 419,790 shares of our common stock underlying outstanding RSUs that we have granted to our non-employee directors, executive officers and other employees pursuant to our Omnibus Incentive Plan and (iii) 1,994,398 shares of our common stock (or 2,125,648 shares of common stock if the underwriters in our initial public offering exercise their option to purchase additional shares in full) reserved for future issuance under our Omnibus Incentive Plan (which does not give effect to the RSUs discussed in (ii) above).

Summary Historical and Pro Forma Financial Data

          On December 23, 2019, we completed our formation transactions pursuant to which, among other things, our predecessor was merged with and into our operating partnership. The summary consolidated statements of operations data presented below for the year ended December 31, 2018 and the period from January 1, 2019 to December 22, 2019 relate to our predecessor and are derived from the audited consolidated financial statements that are included in this prospectus. The summary consolidated statement of operations data for the period from December 23, 2019 to December 31, 2019 and the consolidated balance sheet data as of December 31, 2019 relate to the Company and are derived from the audited consolidated financial statements that are included in this prospectus.

          The summary consolidated statement of operations data presented below for the six months ended June 30, 2019 relate to our predecessor and are derived from the unaudited historical condensed consolidated financial statements that are included in this prospectus. The summary consolidated statement of operations data for the six months ended June 30, 2020 and the consolidated balance sheet data as of June 30, 2020 relate to the Company and are derived from the unaudited condensed consolidated financial statements that are included in this prospectus. The unaudited interim financial and operating data have been prepared in accordance with U.S. GAAP on the same basis as its audited financial statements and related notes included elsewhere in this prospectus and, in the opinion of management, reflect all adjustments consisting only of normal recurring adjustments that management considers necessary to state fairly the financial information as of and for the periods presented. The historical consolidated financial data included below and set forth elsewhere in this prospectus are not necessarily indicative of our future performance, and results for any interim period are not necessarily indicative of the results for any full year.

          The pro forma summary consolidated statement of operations data for the year ended December 31, 2019 and for the six months ended June 30, 2020 are derived from the unaudited pro forma consolidated financial statements included in this prospectus and assume the completion as of January 1, 2019 of (i) the private offering and formation transactions, including the exercise of the initial purchaser's option to purchase additional shares in connection with the private offering, (ii) our initial public offering and the use of proceeds therefrom and (iii) our completed and probable 2020 acquisitions as described in "Unaudited Pro Forma Consolidated Financial Statements." The pro forma summary consolidated balance sheet data as of June 30, 2020 is derived from the unaudited pro forma consolidated financial statements included in this prospectus and assumes the completion as of June 30, 2020 of (i) our initial public offering and the use of proceeds therefrom and (ii) our completed and probable 2020 acquisitions occuring after June 30, 2020, as described in "Unaudited Pro Forma Consolidated Financial Statements." Our pro forma financial information is not necessarily indicative of what our actual financial position and results of operations would have been as of the date and for the periods indicated, nor does it purport to represent our future financial position or results of operations.

          You should read the following summary historical and pro forma financial and other data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our

Business and Properties" and the consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Company		Predecessor	Company		Predecessor
	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical	Historical
	Six months ended June 30, 2020	Six months ended June 30, 2020	Six months ended June 30, 2019	Year ended December 31, 2019	Period from December 23 through December 31, 2019	Period from January 1 through December 22, 2019	Year ended December 31, 2018
(in thousands, except share and per share data)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Operating Data:
Revenue:
Rental revenue (including reimbursable)	$19,664	$12,625	$11,417	$39,077	$513	$19,805	$23,828
Expenses:
Property — operating	1,011	719	560	2,292	52	1,113	1,731
General and administrative	6,945	5,460	2,032	8,157	51	4,090	3,792
Depreciation and amortization	9,377	5,462	5,405	18,355	195	10,422	12,880
Interest	2,797	2,797	5,900	6,908	173	10,712	11,004
Provision for impairment	1,410	1,410	3,429	4,047	—	7,186	15,721

Total expenses	21,540	15,848	17,326	39,759	471	33,523	45,128

Gain on sale of real estate	1,016	1,016	4,099	—	—	5,646	1,003
Gain from forfeited earnest deposit	250	250	—	—	—	—	—

Net income (loss)	(610)	(1,957)	(1,810)	(682)	42	(8,072)	(20,297)
Less: Net income attributable to non-controlling interests	(167)	(536)	—	(187)	(14)	—	—
Net income (loss) attributable to NETSTREIT Corp.	(443)	(1,421)	(1,810)	(495)	28	(8,072)	(20,297)
Less: Cumulative preferred stock dividend	6	6	—	—	—	—	—

Net income (loss) attributable to common stockholders	$(449)	$(1,427)	$(1,810)	$(495)	$28	$(8,072)	$(20,297)

Amounts available to common stockholders per common share:
Net income, basic and diluted	$(0.03)	$(0.13)	NA	$(0.03)	$—	NA	NA
Weighted average common shares outstanding:
Basic	14,830,691	11,105,709	NA	14,830,691	8,860,760	NA	NA
Diluted	14,830,691	11,105,709	NA	14,830,691	8,860,760	NA	NA
Statement of Cash Flow Data:
Net cash provided by (used in):
Operating activities	NA	$1,796	$3,622	NA	$89	$5,989	$8,902
Investing activities	NA	(216,186)	57,301	NA	(167,844)	75,934	(22,054)
Financing activities	NA	53,056	(61,184)	NA	337,074	(82,317)	10,438
Other Data:
FFO(1)	9,010	$3,748	$2,925	21,243	$230	$3,890	$7,301
Core FFO(1)	9,718	4,456	2,925	21,243	230	3,890	7,301
AFFO(1)	9,534	3,611	4,197	22,842	231	6,514	8,262
EBITDA(1)	11,143	6,180	9,876	23,842	412	13,625	4,434
EBITDAre(1)	11,537	6,574	9,206	27,889	412	15,165	19,152
Adjusted EBITDAre(1)	12,175	6,252	9,598	29,681	397	16,202	18,466
NOI(1)	18,653	11,906	10,857	36,785	461	18,692	22,097
Cash NOI(1)	17,215	10,754	11,630	34,896	448	20,292	22,258

(1)
FFO, Core FFO, AFFO, EBITDA, EBITDAre, Adjusted EBITDAre, NOI and Cash NOI are non-GAAP financial measures. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Non-GAAP Financial Measures" for definitions of these measures and a reconciliation to net income (loss), the most comparable GAAP measure.

	Pro Forma	Historical
	As of June 30, 2020	As of June 30, 2020	As of December 31, 2019
(In thousands)	(unaudited)	(unaudited)
Balance Sheet Data:
Total real estate, at cost	$460,711	$423,474	$224,053
Real estate held for investment, net	456,837	419,600	223,921
Cash, cash equivalents and restricted cash	172,607	7,985	169,319
Total assets	706,581	496,977	433,922
Total liabilities	198,106	191,845	181,490
Total shareholders' equity	426,125	217,769	164,533
Noncontrolling interests	82,350	87,363	87,899
Total equity	508,475	305,132	252,432

RISK FACTORS

          An investment in our common stock involves a high degree of risk. You should carefully consider the following material risks, as well as the other information contained in this prospectus, before making an investment in our company. If any of the following risks actually occur, our business, prospects, financial condition, results of operations and/or cash flow could be materially and adversely affected. In such an event, the trading price of our common stock could decline and you could lose part or all of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section of this prospectus entitled "Forward-Looking Statements."

Risks Related to Our Business and Properties

We are subject to risks related to commercial real estate ownership that could reduce the value of our properties.

          Our core business is the ownership of single-tenant, retail commercial real estate subject to long-term net leases. Accordingly, our performance is subject to risks incident to the ownership of commercial real estate, including:

  •
  inability to collect rents from tenants due to financial hardship, including bankruptcy;

  •
  changes in local real estate conditions in the markets in which we operate, including the availability and demand for single-tenant, retail commercial real estate space;

  •
  changes in consumer trends and preferences that affect the demand for products and services offered by our tenants;

  •
  inability to lease or sell properties upon expiration or termination of existing leases;

  •
  environmental risks, including the presence of hazardous or toxic substances or materials on our properties;

  •
  the subjectivity of real estate valuations and changes in such valuations over time;

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  the illiquid nature of real estate compared to most other financial assets;

  •
  changes in laws and governmental regulations, including those governing real estate usage and zoning;

  •
  changes in interest rates and the availability of financing; and

  •
  changes in the general economic and business climate.

          The occurrence of any of the risks described above may cause the value of our real estate to decline, which could materially and adversely affect us.

Global market and economic conditions may materially and adversely affect us and our tenants.

          Changes in global or national economic conditions, such as a global economic and financial market downturn, including as a result of COVID-19 (as discussed below) or another pandemic in the future, may cause, among other things, a tightening in the credit markets, lower levels of liquidity, increases in the rate of default and bankruptcy, and lower consumer and business spending, which could materially and adversely affect us. Potential consequences of changes in economic and financial conditions include:

  •
  changes in the performance of our tenants, which may result in lower rent and lower recoverable expenses than the tenant can afford to pay and tenant defaults under the lease;

  •
  current or potential tenants may delay or postpone entering into long-term leases with us;

  •
  the ability to borrow on terms and conditions that we find to be acceptable, which could reduce our ability to pursue acquisition opportunities or increase future interest expense; and

  •
  the recognition of impairment charges on or reduced values of our properties, which may adversely affect our results of operations or limit our ability to dispose of assets at attractive prices and may reduce the availability of buyer financing.

          We are also limited in our ability to reduce costs to offset the results of a prolonged or severe economic downturn given certain fixed costs and commitments associated with our operations. Accordingly, a decline in economic conditions could materially and adversely affect us.

The current pandemic of COVID-19 and the future outbreak of other highly infectious or contagious diseases could materially and adversely impact or disrupt our financial condition, results of operations, cash flows and performance.

          Since being reported in December 2019, COVID-19 has spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19.

          The COVID-19 pandemic has had, and another pandemic in the future could have, repercussions across regional and global economies and financial markets. The outbreak of COVID-19 in many countries, including the United States, has significantly adversely impacted global economic activity and has contributed to significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and, as cases of COVID-19 have continued to be identified in additional countries, many countries, including the United States, have reacted by instituting quarantines, mandating business and school closures and restricting travel.

          Certain states and cities, including where we own properties and where our principal place of business is located, have also reacted by instituting quarantines, restrictions on travel, "shelter in place" rules, restrictions on types of business that may continue to operate, and/or restrictions on the types of construction projects that may continue. We cannot predict if additional states and cities will implement similar restrictions or when restrictions currently in place will expire. As a result, the COVID-19 pandemic is negatively impacting almost every industry directly or indirectly, including industries in which we and our tenants operate. A number of our tenants across various industries have announced temporary closures of their locations and requested rent deferral or rent abatement during this pandemic. As of July 31, 2020, we have received payment of approximately 88.5%, 86.1%, 86.5% and 94.3% of contractual base rent, based on lease agreements in place prior to provision of any rent relief as a result of COVID-19, billed for April, May, June and July 2020, respectively (such percentages reflect leases in place for the full applicable month). We have provided rent deferral to approximately 7.5% of our properties, which represents a deferral of cash rent of approximately 0.6% of our total ABR, generally for three months and to be repaid ratably over the remaining lease term. We have provided rent abatement to approximately 9.4% of our properties, which represents an abatement of cash rent of approximately 2.1% of our total ABR, generally for two to four months, in exchange for additional lease term, generally longer than the abated period. With respect to the approximately 2.7% of ABR impacted by rent concessions, nine sectors were impacted, with sporting goods, quick service restaurants and furniture stores accounting for approximately half of the abated or deferred ABR. Our cash flows and financial condition for the remainder of 2020 may be impacted by such concessions, however we do not expect our overall rental income to be materially impacted. We have completed rent relief agreements on all but one property, which represents 0.1% of our total ABR, that has requested rent relief. We are currently evaluating the impact of deferrals or other accommodations for such property, but there can be no assurance that we will reach a mutually acceptable agreement in the near term or at all. Through July 31, 2020, all tenants with rent relief agreements in place paid in accordance with the terms of their new lease agreements.

          In addition, the majority of our employees based at our headquarters are currently working remotely. The effects of an extended period of remote work arrangements, could strain our business continuity plans, introduce operational risk, including but not limited to cybersecurity risks, and impair our ability to manage our business. The COVID-19 pandemic, or a future pandemic, could also have material and adverse effects on our ability to successfully operate and on our financial condition, results of operations and cash flows due to, among other factors:

  •
  a complete or partial closure of, or other operational issues at, one or more of our properties resulting from government or tenant action;

  •
  the reduced economic activity severely impacts our tenants' businesses, financial condition and liquidity and may cause one or more of our tenants to be unable to meet their obligations to us in full, or at all, or to otherwise seek modifications of such obligations;

  •
  the reduced economic activity could result in a prolonged recession, which could negatively impact consumer discretionary spending;

  •
  difficulty accessing debt and equity capital on attractive terms, or at all, impacts to our credit ratings, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities on a timely basis and our tenants' ability to fund their business operations and meet their obligations to us;

  •
  the financial impact of the COVID-19 pandemic could negatively impact our future compliance with financial covenants of our Credit Facility and other debt agreements and result in a default and potentially an acceleration of indebtedness, which non-compliance could negatively impact our ability to make additional borrowings under our Revolver and pay dividends;

  •
  any impairment in value of our tangible or intangible assets which could be recorded as a result of a weaker economic conditions;

  •
  a general decline in business activity and demand for real estate transactions could adversely affect our ability or desire to grow our portfolio of properties;

  •
  a deterioration in our or our tenants' ability to operate in affected areas or delays in the supply of products or services to us or our tenants from vendors that are needed for our or our tenants' efficient operations could adversely affect our operations and those of our tenants; and

  •
  the potential negative impact on the health of our personnel, particularly if a significant number of them are infected or otherwise impacted, could result in a deterioration in our ability to ensure business continuity during this disruption.

          The extent to which the COVID-19 pandemic impacts our operations and those of our tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, among others. Additional closures by our tenants of their locations and early terminations by our tenants of their leases could reduce our cash flows, which could impact our ability to continue paying dividends to our stockholders at expected levels or at all.

          The rapid development and fluidity of this situation precludes any prediction as to the full adverse impact of the COVID-19 pandemic. Nevertheless, the COVID-19 pandemic presents material uncertainty and risk with respect to our financial condition, results of operations, cash flows and performance.

Our business is dependent upon our tenants successfully operating their businesses and their failure to do so could materially and adversely affect us.

          Each of our properties is leased by a single tenant. Therefore, we believe that the success of our investments is materially dependent on the financial stability of our tenants. The success of any one of our tenants is dependent on its individual business and its industry, which could be adversely affected by poor management, global market and economic conditions in general, changes in consumer trends and preferences that decrease demand for a tenant's products or services or other factors over which neither they nor we have control. Our portfolio includes properties leased to single tenants that operate in multiple locations, which means we own numerous properties leased by the same entity (or related group of entities), including 7-Eleven, Walmart, CVS, Ollie's Bargain Outlet, Lowe's, Advance Auto Parts, Dollar General, Walgreens, Home Depot and Kohl's. To the extent we finance numerous properties operated by one entity (or related group of entities), the general failure of that single entity (or related group of entities) or a loss or significant decline in its business could materially and adversely affect us.

          At any given time, any tenant may experience a downturn in its business that may weaken its operating results or the overall financial condition of individual properties or its business as a whole. As a result, a tenant may delay lease commencement, fail to make rental payments when due, decline to extend a lease upon its expiration, become insolvent or declare bankruptcy. We depend on our tenants to operate the properties we own in a manner that generates revenues sufficient to allow them to meet their obligations to us, including their obligations to pay rent, maintain certain insurance coverage and pay real estate taxes. The ability of our tenants to fulfill their obligations under our leases may depend, in part, upon the overall profitability of their operations. Cash flow generated by certain tenant businesses may not be sufficient for a tenant to meet its obligations to us. We could be materially and adversely affected if a number of our tenants were unable to meet their obligations to us.

Single-tenant leases involve significant risks of tenant default.

          Our strategy focuses primarily on investing in single-tenant, retail commercial real estate subject to long-term net leases across the United States. The financial failure of, or default in payment by, a single tenant under its lease is likely to cause a significant or complete reduction in our rental revenue from that property and a reduction in the value of the property. We may also experience difficulty or a significant delay in re-leasing or selling such property. This risk will be magnified if we decide to lease multiple properties to a single tenant under a master lease. A tenant failure or default under a master lease could reduce or eliminate rental revenue from multiple properties and reduce the value of such properties. In addition, we would be responsible for all of the operating costs of a property following a vacancy at a single-tenant building. Because our properties have generally been built to suit a particular tenant's specific needs, we may also incur significant costs to make the leased premises ready for another tenant.

Our assessment that certain businesses provide necessity goods or essential services and are, thus, e-commerce resistant and recession-resilient, may prove to be incorrect, and changes in macroeconomic trends may adversely affect our tenants, either of which could impair our tenants' ability to make rental payments to us and materially and adversely affect us.

          We primarily invest in properties leased to tenants in industries where a physical location is critical to the generation of sales and profits, such as discount stores, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. While we believe this to be the case, businesses previously thought to be internet resistant, such as the retail grocery industry, have proven to be susceptible to competition from e-commerce. Technology and business conditions, particularly in the retail industry, are rapidly changing, and our tenants may be adversely affected by technological innovation, changing consumer preferences and competition from non-traditional sources. To the extent our tenants face increased competition from non-traditional competitors, such as internet vendors, some of which may have different business models and larger profit margins, their businesses could suffer. There can be no assurance that our tenants will be successful in the face of any new competition, and a deterioration in our tenants' businesses could impair their ability to meet their lease obligations to us and materially and adversely affect us.

A substantial number of our properties are leased to unrated tenants and the tools we use to determine the creditworthiness of our tenants may not be accurate.

          Approximately 36% of our properties are leased to unrated and sub-investment grade tenants that we determine, through our disciplined underwriting and risk management strategy, to be creditworthy. In evaluating a property for acquisition, we utilize our three-part underwriting and risk management strategy with an emphasis on credit and real estate that includes (i) reviewing corporate level financial information, assessing business risks and reviewing investment rating or establishing a "shadow rating" using our proprietary credit modeling process for unrated tenants, (ii) reviewing the underlying key real estate metrics of each property, including location and demographics that will support both tenant financial health, including market rents, and a market for alternative use, re-leasing or redevelopment, when necessary, and (iii) analyzing unit-level profitability and cost variability to analyze rent coverage and determine whether a tenant would maintain rent coverage of at least 2.0x. A shadow rating does not constitute a published credit rating and lacks the extensive company participation that is typically involved when a rating agency publishes a rating; accordingly, a shadow rating may not be as indicative of creditworthiness as a rating published by Moody's, S&P, or another nationally recognized statistical rating organization. Our calculations of shadow ratings and rent coverage ratios are based on financial information provided to us by our tenants and prospective tenants without independent verification on our part, and we must assume the appropriateness of estimates and judgments that were made by the party preparing the financial information. If our measurement of credit quality proves to be inaccurate, we may be subject to defaults, and investors may view our cash flows as less stable.

Our portfolio has geographic market concentrations that make us especially susceptible to adverse developments in those geographic markets.

          In addition to general, regional, national and international economic conditions, our operating performance is impacted by the economic conditions of the specific geographic markets in which we have concentrations of properties. Our portfolio includes substantial holdings in Texas (20.5%) and Georgia (8.7%) Mississippi (6.7%) and Illinois (5.1%) based on ABR. In addition, a significant portion of our portfolio holdings (based on ABR) were located in the South (60.7%) and Midwest (25.9%) regions of the United States (as defined by the U.S. Census Bureau). This geographic concentration could adversely affect our operating performance if conditions become less favorable in any of the regions, states or markets within such states in which we have a concentration of properties. We cannot assure you that any of our markets will grow, not experience adverse developments or that underlying real estate fundamentals will be favorable to owners and operators of service-oriented or experience-based properties. Our operations may also be affected if competing properties are built in our markets. A downturn in the economy in the states or regions in which we have a concentration of properties, or markets within such states or regions, could adversely affect our tenants operating businesses in those states, impair their ability to pay rent to us and materially and adversely affect us.

We are subject to risks related to tenant concentration, and an adverse development with respect to a large tenant could materially and adversely affect us.

          The top four tenants in our portfolio — 7-Eleven, Walmart, CVS and Ollie's Bargain Outlet — contributed 12.7%, 7.9%, 6.1% and 5.2%, respectively, of our ABR. As a result, our financial performance depends significantly on the revenues generated from these tenants and, in turn, their financial condition. Although our strategy targets a scaled portfolio that, over time, will increase tenant diversification, our portfolio has four tenants that individually contribute more than five percent of our ABR. In the future, we may experience additional tenant and industry concentrations. In the event that one of these tenants, or another tenant that occupies a significant portion of our properties or whose lease payments represent a significant portion of our rental revenue, were to experience financial weakness or file for bankruptcy, it could have a material adverse effect on us.

We may be unable to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all.

          Our results of operations depend on our ability to continue to strategically lease space in our properties, including renewing expiring leases, leasing vacant space and re-leasing space in properties where leases are expiring, optimizing our tenant mix or leasing properties on more economically favorable terms. Leases representing 0.3% of the ABR of our portfolio are scheduled to expire during 2022 (the first year in which lease expirations will occur following the consummation of our initial public offering). Current tenants may decline, or may not have the financial resources available, to renew current leases and we cannot assure you that leases that are renewed will have terms that are as economically favorable to us as the expiring lease terms. If tenants do not renew the leases as they expire, we will have to find new tenants to lease our properties and there is no guarantee that we will be able to find new tenants, that our properties will be re-leased at rental rates equal to or above the current average rental rates or that substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options or other tenant inducements will not be offered to attract new tenants. We may experience significant costs in connection with re-leasing a significant number of our properties, which could materially and adversely affect us.

Some of our tenants operate under franchise or license agreements, which, if terminated or not renewed prior to the expiration of their leases with us, would likely impair their ability to pay us rent.

          Of the ABR of our portfolio, 21.1% is operated by tenants under franchise or license agreements. Generally, franchise agreements have terms that end earlier than the respective expiration dates of the related leases. In addition, a tenant's rights as a franchisee or licensee typically may be terminated and the tenant may be precluded from competing with the franchisor or licensor upon termination. Usually, we have no notice or cure rights with respect to such a termination and have no rights to assignment of any such franchise agreement. This may have an adverse effect on our ability to mitigate losses arising from a default on any of our leases. A franchisor's or licensor's termination or refusal to renew a franchise or license agreement would likely have a material adverse effect on the ability of the tenant to make payments under its lease, which could materially and adversely affect us.

The bankruptcy or insolvency of any of our tenants could result in the termination of such tenant's lease and material losses to us.

          The occurrence of a tenant bankruptcy or insolvency could diminish the income we receive from that tenant's lease or leases or force us to "take back" a property as a result of a default or a rejection of a lease by a tenant in bankruptcy. If a tenant becomes bankrupt or insolvent, federal law may prohibit us from evicting such tenant based solely upon such bankruptcy or insolvency. In addition, a bankrupt or insolvent tenant may be authorized to reject and terminate its lease or leases with us. Any claims against such bankrupt tenant for unpaid future rent would be subject to statutory limitations that would likely result in our receipt of rental revenues that are substantially less than the contractually specified rent we are owed under the lease or leases. In addition, any claim we have for unpaid past rent, if any, may not be paid in full. We may also be unable to re-lease a terminated or rejected space or to re-lease it on comparable or more favorable terms. As a result, tenant bankruptcies may materially and adversely affect us.

Property vacancies could result in significant capital expenditures.

          Our portfolio is 100% occupied. The loss of a tenant, either through lease expiration or tenant bankruptcy or insolvency, may require us to spend significant amounts of capital to renovate the property before it is suitable for a new tenant and cause us to incur significant costs. Many of the leases we enter into or acquire are for properties that are specially suited to the particular business of our tenants. Because these properties have been designed or physically modified for a particular tenant, if the current lease is terminated or not renewed, we may be required to renovate the property at substantial costs, decrease the rent we charge or provide other concessions in order to lease the property to another tenant. In addition, in the event we are required to sell the property, we may have difficulty selling it to a party other than the tenant due to the special purpose for which the property may have been designed or modified. This potential illiquidity may limit our ability to quickly modify our portfolio in response to changes in economic or other conditions, including tenant demand. These limitations may materially and adversely affect us.

We may be unable to identify and complete acquisitions of suitable properties, which may impede our growth, and our future acquisitions may not yield the returns we expect.

          Our ability to expand through acquisitions requires us to identify and complete acquisitions or investment opportunities that are compatible with our growth strategy and to successfully integrate newly acquired properties into our portfolio. We continually evaluate investment opportunities and may acquire properties when strategic opportunities exist. Our ability to acquire properties on favorable terms and successfully operate them may be constrained by the following significant risks:

  •
  we face competition from other real estate investors with significant capital, including REITs and institutional investment funds, which may be able to accept more risk than we can prudently manage, including risks associated with paying higher acquisition prices;

  •
  we face competition from other potential acquirers which may significantly increase the purchase price for a property we acquire, which could reduce our growth prospects;

  •
  we may incur significant costs and divert management attention in connection with evaluating and negotiating potential acquisitions, including ones that we are subsequently unable to complete;

  •
  we may acquire properties that are not accretive to our results upon acquisition, and we may be unsuccessful in managing and leasing such properties in accordance with our expectations;

  •
  our cash flow from an acquired property may be insufficient to meet our required principal and interest payments with respect to debt used to finance the acquisition of such property;

  •
  we may discover unexpected items, such as unknown liabilities, during our due diligence investigation of a potential acquisition or other customary closing conditions may not be satisfied, causing us to abandon an investment opportunity after incurring expenses related thereto;

  •
  we may fail to obtain financing for an acquisition on favorable terms or at all;

  •
  we may spend more than budgeted amounts to make necessary improvements or renovations to acquired properties;

  •
  market conditions may result in higher than expected vacancy rates and lower than expected rental rates; or

  •
  we may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities such as liabilities for clean-up of unknown environmental contamination not identified in Phase I environmental site assessment reports or otherwise through due diligence, claims by tenants, vendors or other persons dealing with the former owners of the properties, liabilities incurred in the ordinary course of business and claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

          If any of these risks are realized, we may be materially and adversely affected.

We may not acquire the properties that we evaluate in our pipeline.

          Throughout this prospectus, we refer to our pipeline of potential acquisition opportunities. In addition to properties that are subject to purchase agreements, we are often party to non-binding letters of intent. Additionally, we actively seek to identify and negotiate with respect to potential properties that we may consider purchasing in the future. Generally, our purchase agreements contain several closing conditions. Transactions may fail to close for a variety of reasons, including the discovery of previously unknown liabilities or other items uncovered during our diligence process.

          Similarly, we may never execute binding purchase agreements with respect to properties that are currently subject to non-binding letters of intent, and properties with respect to which we are negotiating may never lead to the execution of any letter of intent or purchase agreement. For many other reasons, we may not ultimately acquire the properties currently in our pipeline. Accordingly, you should not place undue reliance on the concept of a pipeline as we have discussed in this prospectus.

We may not be able to successfully execute our acquisition or development strategies.

          We may not be able to implement our investment strategies successfully. Additionally, we cannot assure you that our portfolio of properties will expand at all, or if it will expand at any specified rate or to any specified size. In addition, investment in additional real estate assets is subject to a number of risks. Because we expect to invest in markets other than the ones in which our current properties are located or properties which may be leased to tenants other than those to which we have historically leased properties, we will also be subject to the risks associated with investment in new markets, new lines of trade, new brands or concepts or with new tenants that may be relatively unfamiliar to our management team.

          While we do not intend to act as a developer, we may selectively provide development financing for build to suit projects. Development is subject to, without limitation, risks relating to the availability and timely receipt of zoning and other regulatory approvals and the cost and timely completion of construction (including risks from factors beyond our control, such as weather or labor conditions or material shortages). These risks could result in substantial unanticipated delays or expenses and, under certain circumstances, could prevent completion of development activities once undertaken or provide a tenant the opportunity to reduce rent or terminate a lease. Any of these situations may delay or eliminate proceeds or cash flows we expect from build to suit projects, which could have an adverse effect on our financial condition.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.

          The real estate investments made, and expected to be made, by us are relatively difficult to sell quickly. As a result, our ability to promptly sell one or more properties in our portfolio in response to changing economic, financial or investment conditions is limited. Return of capital and realization of gains, if any, from an investment generally will occur upon disposition or refinancing of the underlying property. We may be unable to realize our investment objective by sale, other disposition or refinancing at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions and changes in laws, regulations or fiscal policies of the jurisdiction in which the property is located.

          In addition, the Code imposes restrictions on a REIT's ability to dispose of properties that are not applicable to other types of real estate companies. In particular, the tax laws applicable to REITs effectively require that we hold our properties for investment, rather than primarily for sale in the ordinary course of business, which may cause us to forgo or defer sales of properties that otherwise would be in our best interest. Therefore, we may not be able to alter our portfolio in response to economic or other conditions promptly or on favorable terms, which may materially and adversely affect us.

We face significant competition for tenants, which may decrease or prevent increases of the occupancy and rental rates of our properties, and competition for acquisitions may reduce the number of acquisitions we are able to complete and increase the costs of these acquisitions.

          We compete with numerous developers, owners and operators of properties, many of which own properties similar to ours in the same markets in which our properties are located. If our competitors offer space at rental rates below current market rates, or below the rental rates we currently charge our tenants, we may lose existing or potential tenants and we may be pressured to reduce our rental rates or to offer more substantial rent abatements, tenant improvements, early termination rights or below-market renewal options in order to retain tenants when our leases expire. Competition for tenants could decrease or prevent increases of the occupancy and rental rates of our properties, which could materially and adversely affect us.

          We also face competition for acquisitions of real property from investors, including traded and non-traded public REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk than we can prudently manage. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable investment opportunities available to us and increase the prices paid for such acquisition properties. This competition will increase if investments in real estate become more attractive relative to other types of investments. Accordingly, competition for the acquisition of real property could materially and adversely affect us.

Inflation may materially and adversely affect us and our tenants.

          Increased inflation could have a negative impact on variable rate debt we currently have or that we may incur in the future. During times when inflation is greater than the increases in rent provided by many of our leases, rent increases will not keep up with the rate of inflation. Increased costs may have an adverse impact on our tenants if increases in their operating expenses exceed increases in revenue, which may adversely affect the tenants' ability to pay rent owed to us.

Our growth depends on external sources of capital that are outside of our control and may not be available to us on commercially reasonable terms or at all.

          In order to qualify as a REIT, we are required under the Code, among other things, to distribute annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain. In addition, we will be subject to income tax at the corporate rate to the extent that we distribute less than 100% of our REIT taxable income, determined without regard to the dividends paid deduction and including any net capital gain. Because of these distribution requirements, we may not be able to fund future capital needs, including any necessary acquisition financing, from operating cash flow. Consequently, we may rely on third-party sources to fund our capital needs, and we may not be able to obtain financing on favorable terms or at all. Any additional debt we incur will increase our leverage and likelihood of default. Our access to third-party sources of capital depends, in part, on:

  •
  general market conditions;

  •
  the market's perception of our growth potential;

  •
  our current debt levels;

  •
  our current and expected future earnings;

  •
  our cash flow and cash distributions; and

  •
  the price per share of our common stock.

          If we cannot obtain capital from third-party sources, we may not be able to acquire properties when strategic opportunities exist, meet the capital and operating needs of our existing properties, satisfy our debt service obligations or make the cash distributions to our stockholders necessary to qualify as a REIT.

Failure to hedge effectively against interest rate changes may materially and adversely affect us.

          While we currently do not hedge our exposure to interest rate volatility, we may choose to do so in the future. Should we seek to hedge our interest rate exposure, we may choose to use interest rate swaps, caps or derivative instruments. However, these arrangements involve risks and may not be effective in reducing our exposure to interest rate changes. In addition, the counterparties to any hedging arrangements we enter into in the future may not honor their obligations. Failure to hedge effectively against changes in interest rates relating to the interest expense of our future floating-rate borrowings may materially and adversely affect us.

Loss of our key personnel with long-standing business relationships could materially impair our ability to operate successfully.

          Our continued success and our ability to manage anticipated future growth depend, in large part, upon the efforts of key personnel, particularly our Chief Executive Officer, Mark Manheimer and, our Chief Financial Officer, Andrew Blocher, who have extensive market knowledge and relationships, and exercise substantial influence over our operational, financing, acquisition and disposition activity. Messrs. Manheimer and Blocher also have industry reputations that attract business and investment opportunities, and assist us in negotiations with lenders, existing and potential tenants and industry personnel.

          Many of our other key executive personnel also have extensive experience and strong reputations in the real estate industry and have been instrumental in setting our strategic direction, operating our business, identifying, recruiting and training key personnel and arranging necessary financing. In particular, the extent and nature of the relationships that these individuals have developed with financial institutions and existing and prospective tenants is critically important to the success of our business. We cannot guarantee the continued employment of any of our senior management team, who may choose to leave our company for any number of reasons, such as other business opportunities, differing views on our strategic direction or other personal reasons. The loss of services of one or more members of our senior management team, or our inability to attract and retain highly qualified personnel, could adversely affect our business, diminish our investment opportunities and weaken our relationships with lenders, business partners, existing and prospective tenants and industry personnel, which could materially and adversely affect us.

Any material failure, weakness, interruption or breach in security of our information systems could prevent us from effectively operating our business.

          We rely on information systems across our operations and corporate functions, including finance and accounting, and depend on such systems to ensure payment of obligations, collection of cash, data warehousing to support analytics, and other various processes and procedures. Our ability to efficiently manage our business depends significantly on the reliability and capacity of these systems. The failure of these systems to operate effectively, maintenance problems, upgrading or transitioning to new platforms, or a breach in security of these systems, such as in the event of cyber-attacks, could result in the theft of intellectual property, personal information or personal property, damage to our reputation and third-party claims, as well as reduced efficiency in our operations and in the accuracy of our internal and external financial reporting. A failure or weakness in our information systems could materially and adversely affect us, and the remediation of any such problems could result in significant unplanned expenditures.

We may become subject to litigation, which could materially and adversely affect us.

          In the future we may become subject to litigation, including claims relating to our operations, securities offerings and otherwise in the ordinary course of business. Some of these claims may result in significant defense costs and potentially significant judgments against us, some of which are not, or cannot be, insured against. We generally intend to vigorously defend ourselves. However, we cannot be certain of the ultimate outcomes of any claims that may arise in the future. Resolution of these types of matters against us may result in our having to pay significant fines, judgments, or settlements, which, if uninsured, or if the fines, judgments, and settlements exceed insured levels, could adversely impact our earnings and cash flows, thereby materially and adversely affecting us. Certain litigation or the resolution of certain litigation may affect the availability or cost of some of our insurance coverage, which could materially and adversely impact us, expose us to increased risks that would be uninsured, and materially and adversely impact our ability to attract or retain directors and officers.

Certain provisions of our leases or loan agreements may be unenforceable.

          Our rights and obligations with respect to our leases and loan agreements are governed by written agreements. A court could determine that one or more provisions of such an agreement are unenforceable, such as a particular remedy, a master lease covenant, a loan prepayment provision or a provision governing our security interest in the underlying collateral of a borrower or lessee. We could be adversely impacted if this were to happen with respect to an asset or group of assets.

Material weaknesses or a failure to maintain an effective system of internal control over financial reporting could adversely affect our ability to present accurately our financial statements and could materially and adversely affect us, including our business, reputation, results of operations, financial condition or liquidity.

          A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. We will rely on our internal control over financial reporting to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. More broadly, effective internal control over financial reporting is a necessary component of our program to seek to prevent, and to detect any, fraud. Furthermore, as we grow, our business will likely become more complex, and we may require significantly more resources to develop and maintain effective controls. Designing and implementing an effective system of internal control over financial reporting is a continuous effort that requires significant resources, including the expenditure of a significant amount of time by senior members of our management team.

          In connection with the audit of the consolidated financial statements as of and for the periods ended December 31, 2019, our independent registered public accounting firm identified a material weakness. The identified material weakness related to our process for reviewing significant assumptions used by valuation specialists in purchase price allocations for acquisitions of real estate. We have developed a plan to remediate this material weakness, which includes performing valuations contemporaneously with the completion of acquisitions and implementing procedures designed to strengthen our internal controls. If the remedial measures we implement are insufficient to address the identified material weakness or are not implemented effectively, or additional deficiencies arise in the future, material misstatements in our interim or annual financial statements may occur in the future. Among other things, any un-remediated material weaknesses could result in material post-closing adjustments in or restatements of future financial statements. In addition, as a private company, neither we nor our independent registered public accounting firm has performed an evaluation of internal controls over financial reporting for us or the predecessor during any period.

          In connection with our ongoing monitoring of our internal control over financial reporting or audits of our financial statements, we or our auditors may identify additional material weaknesses. Any failure to maintain effective internal control over financial reporting or to timely effect any necessary improvements to such controls could materially and adversely affect us. Additionally, ineffective internal control over financial reporting could also adversely affect our ability to prevent or detect fraud, harm our reputation and cause investors to lose confidence in our reported financial information.

          During the second quarter of 2020, management implemented various internal controls to support the review and evaluation of property acquisitions and has remediated the material weakness.

The costs of compliance with or liabilities related to environmental laws may materially and adversely affect us.

          The properties we own or have owned in the past may subject us to known and unknown environmental liabilities. Under various federal, state and local laws and regulations relating to the environment, as a current or former owner or operator of real property, we may be jointly and strictly liable for costs and damages resulting from the presence or release of hazardous or toxic substances, waste or petroleum products at, on, in, under or migrating from such property, including costs to investigate or clean up such contamination and liability for personal injury, property damage or harm to natural resources. We may face liability regardless of our knowledge of the contamination, the timing of the contamination, the cause of the contamination or the party responsible for the contamination of the property.

          There may be environmental liabilities associated with our properties of which we are unaware. We typically obtain Phase I environmental site assessments on the properties that we finance or acquire. The Phase I environmental site assessments are limited in scope and therefore may not reveal all environmental conditions affecting a property. Therefore, there could be undiscovered environmental liabilities on the properties we own. If environmental contamination exists on our properties, we could be subject to strict, joint and/or several liability for the contamination by virtue of our ownership interest. Some of our properties may contain asbestos-containing materials, or ACM. Environmental laws govern the presence, maintenance and removal of ACM and such laws may impose fines, penalties, or other obligations for failure to comply with these requirements or expose us to third-party liability (e.g., liability for personal injury associated with exposure to asbestos). Environmental laws also apply to other activities that can occur on a property, such as storage of petroleum products or other hazardous or toxic substances, including polychlorinated biphenyls air emissions, water discharges, vapor intrusion risks from any underlying contamination, and exposure to lead-based paint or radon gas. Such laws may impose fines and penalties for violations, and may require permits or other governmental approvals to be obtained for the operation of a business involving such activities.

          The known or potential presence of hazardous substances on a property may adversely affect our ability to sell, lease or improve the property or to borrow using the property as collateral. In addition, environmental laws may create liens on contaminated properties in favor of the government for damages and costs it incurs to address such contamination. Moreover, if contamination is discovered on our properties, environmental laws may impose restrictions on the manner in which they may be used or businesses may be operated, and these restrictions may require substantial expenditures.

          In addition, although our leases generally require our tenants to operate in compliance with all applicable laws and to indemnify us against any environmental liabilities arising from a tenant's activities on the property, we could be subject to strict, joint and several liability by virtue of our ownership interest. We cannot be sure that our tenants will, or will be able to, satisfy their indemnification obligations, if any, under our leases. Furthermore, the discovery of environmental liabilities on any of our properties could lead to significant remediation costs or to other liabilities or obligations attributable to the tenant of that property, or could result in material interference with the ability of our tenants to operate their businesses as currently operated. Noncompliance with environmental laws or discovery of environmental liabilities could each individually or collectively affect such tenant's ability to make payments to us, including rental payments and, where applicable, indemnification payments.

          Our environmental liabilities may include property and natural resources damage, personal injury, investigation and clean-up costs, among other potential environmental liabilities. These costs could be substantial. Although we may obtain insurance for environmental liability for certain properties that are deemed to warrant coverage, our insurance may be insufficient to address any particular environmental situation and we may be unable to continue to obtain insurance for environmental matters, at a reasonable cost or at all, in the future. If our environmental liability insurance is inadequate, we may become subject to material losses for environmental liabilities. Our ability to receive the benefits of any environmental liability insurance policy that we may obtain will depend on the financial stability of our insurance company and the position it takes with respect to our insurance policies. If we were to become subject to significant environmental liabilities, we could be materially and adversely affected.

Our properties may contain or develop harmful mold, which could lead to liability for adverse health effects and costs of remediation.

          When excessive moisture accumulates in buildings or on building materials, or moisture otherwise occurs within a building or building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may be toxic and produce airborne toxins or irritants. Concern about indoor exposure to mold has been increasing, as exposure to mold may cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, should our tenants or their employees or customers be exposed to mold at any of our properties we could be required to undertake a costly remediation program to contain or remove the mold from the affected property. In addition, exposure to mold by our tenants or others could subject us to liability if property damage or health concerns arise. If we were to become subject to significant mold-related liabilities, we could be materially and adversely affected.

Natural disasters, medical pandemics, terrorist attacks, other acts of violence or war, or other unexpected events could materially and adversely impact us.

          Natural disasters, medical pandemics, terrorist attacks, other acts of violence or war or other unexpected events could materially interrupt our business operations (or those of our tenants), cause consumer confidence and spending to decrease or result in increased volatility in the U.S. and worldwide financial markets and economy. They also could result in or prolong an economic recession in the United States. Any of these occurrences could materially and adversely affect us.

Insurance on our properties may not adequately cover all losses and uninsured losses could materially and adversely affect us.

          Our tenants generally are required to maintain liability and property insurance coverage for the properties they lease from us pursuant to triple or double-net leases. These leases generally require our tenants to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insureds on their liability policies and additional named insured and/or loss payee (or mortgagee, in the case of our lenders) on their property policies. Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our tenant with limitations such as large deductibles or co-payments that a tenant may not be able to meet. In addition, losses of a catastrophic nature, such as those caused by wind/hail, hurricanes, terrorism or acts of war, may be uninsurable or not economically insurable. In the event there is damage to our properties that is not covered by insurance and such properties are subject to recourse indebtedness, we will continue to be liable for the indebtedness, even if these properties are irreparably damaged.

          Inflation, changes in building codes and ordinances, environmental considerations, and other factors, including terrorism or acts of war, may make any insurance proceeds we receive insufficient to repair or replace a property if it is damaged or destroyed. In that situation, the insurance proceeds received may not be adequate to restore our economic position with respect to the affected real property. Furthermore, in the event we experience a substantial or comprehensive loss of one of our properties, we may not be able to rebuild such property to its existing specifications without significant capital expenditures which may exceed any amounts received pursuant to insurance policies, as reconstruction or improvement of such a property would likely require significant upgrades to meet zoning and building code requirements. The loss of our capital investment in or anticipated future returns from our properties due to material uninsured losses could materially and adversely affect us.

Climate change may adversely affect our business.

          Climate change may cause extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for our properties located in the areas affected by these conditions. Should the impact of climate change be material in nature or occur for lengthy periods of time, our financial condition or results of operations would be adversely affected. In addition, changes in federal and state legislation and regulation on climate change could result in increased capital expenditures to improve the energy efficiency of our existing properties in order to comply with such regulations.

Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unanticipated expenditures that materially and adversely affect us.

          Our properties are subject to the Americans with Disabilities Act, or ADA. Under the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Compliance with the ADA requirements could require removal of access barriers and non-compliance could result in imposition of fines by the U.S. government or an award of damages to private litigants, or both. While our tenants are obligated by law to comply with the ADA and typically obligated under our leases to cover costs associated with compliance, if required changes involve greater expenditures than anticipated, or if the changes must be made on a more accelerated basis than anticipated, the ability of our tenants to cover costs could be adversely affected. We could be required to expend our own funds to comply with the provisions of the ADA, which could materially and adversely affect us.

          In addition, we are required to operate our properties in compliance with fire and safety regulations, building codes and other land use regulations, as they may be adopted by governmental agencies and bodies and become applicable to our properties. We may be required to make substantial capital expenditures to comply with those requirements and may be required to obtain approvals from various authorities with respect to our properties, including prior to acquiring a property or when undertaking renovations of any of our existing properties. There can be no assurance that existing laws and regulatory policies will not adversely affect us or the timing or cost of any future acquisitions or renovations, or that additional regulations will not be adopted that increase such delays or result in additional costs. Additionally, failure to comply with any of these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. While we intend to only acquire properties that we believe are currently in substantial compliance with all regulatory requirements, these requirements may change and new requirements may be imposed which would require significant unanticipated expenditures by us and could materially and adversely affect us.

In the future, we may choose to acquire properties or portfolios of properties through tax deferred contribution transactions, which could result in stockholder dilution and limit our ability to sell such assets.

          In the future we may acquire properties or portfolios of properties through tax deferred contribution transactions in exchange for OP units, which may result in stockholder dilution. This acquisition structure may have the effect of, among other things, reducing the amount of tax depreciation we could deduct over the tax life of the acquired properties, and may require that we agree to protect the contributors' ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

We may experience a decline in the fair value of our assets, which may have a material impact on our financial condition, liquidity and results of operations and adversely impact the market value of our common stock.

          A decline in the fair market value of our assets may require us to recognize an other-than-temporary impairment against such assets under GAAP if we were to determine that we do not have the ability and intent to hold any assets in unrealized loss positions to maturity or for a period of time sufficient to allow for recovery to the amortized cost of such assets. In such event, we would recognize unrealized losses through earnings and write down the amortized cost of such assets to a new cost basis, based on the fair value of such assets on the date they are considered to be other-than-temporarily impaired. Such impairment charges reflect non-cash losses at the time of recognition; subsequent disposition or sale of such assets could further affect our future losses or gains, as they are based on the difference between the sale price received and adjusted amortized cost of such assets at the time of sale, which may adversely affect our financial condition, liquidity and results of operations.

The form, timing and/or amount of dividend distributions in future periods may vary and be affected by economic and other considerations.

          The form, timing and/or amount of dividend distributions will be authorized at the discretion of our board of directors and will depend on actual cash from operations, our financial condition, capital requirements, the annual distribution requirements applicable to REITs under the Code and other factors as our board of directors may consider relevant. See "Distribution Policy."

Risks Related to Our Indebtedness

Our level of indebtedness could materially and adversely affect our financial position, including reducing funds available for other business purposes and reducing our operational flexibility.

          As of June 30, 2020, we had no borrowings under our $250.0 million Revolver. Payments of principal and interest on borrowings may leave us with insufficient cash resources to meet our cash needs or make the distributions to our common stockholders currently contemplated or necessary to qualify as a REIT. Our level of debt and the limitations imposed on us by our debt agreements could have significant adverse consequences, including the following:

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  our cash flow may be insufficient to meet our required principal and interest payments;

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  cash interest expense and financial covenants relating to our indebtedness may limit or eliminate our ability to make distributions to our common stockholders;

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  we may be unable to borrow additional funds as needed or on favorable terms, which could, among other things, adversely affect our ability to capitalize upon investment opportunities or meet operational needs;

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  we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;

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  because a portion of our debt bears interest at variable rates, increases in interest rates could increase our interest expense;

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  we may be unable to hedge floating rate debt, counterparties may fail to honor their obligations under any hedge agreements we enter into, such agreements may not effectively hedge interest rate fluctuation risk, and, upon the expiration of any hedge agreements we enter into, we would be exposed to then-existing market rates of interest and future interest rate volatility;

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  we may be forced to dispose of properties, possibly on unfavorable terms or in violation of certain covenants to which we may be subject;

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  we may default on our obligations and the lenders or mortgagees may foreclose on our properties or our interests in the entities that own the properties that secure their loans and receive an assignment of rents and leases;

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  we may be restricted from accessing some of our excess cash flow after debt service if certain of our tenants fail to meet certain financial performance metric thresholds;

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  we may violate restrictive covenants in our loan documents, which would entitle the lenders to accelerate our debt obligations; and

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  our default under any loan with cross default provisions could result in a default on other indebtedness.

          The occurrence of any of these events could materially and adversely affect us. Furthermore, foreclosures could create taxable income without accompanying cash proceeds, which could hinder our ability to meet the REIT distribution requirements imposed by the Code.

Market conditions could adversely affect our ability to refinance existing indebtedness or obtain additional financing for growth on acceptable terms or at all, which could materially and adversely affect us.

          Credit markets may experience significant price volatility, displacement and liquidity disruptions, including the bankruptcy, insolvency or restructuring of certain financial institutions. Such circumstances could materially impact liquidity in the financial markets, making financing terms for borrowers less attractive, and potentially result in the unavailability of various types of debt financing. As a result, we may be unable to obtain debt financing on favorable terms or at all or fully refinance maturing indebtedness with new indebtedness. Reductions in our available borrowing capacity or inability to obtain credit, including under the Credit Facility, when required or when business conditions warrant could materially and adversely affect us.

          Furthermore, if prevailing interest rates or other factors at the time of refinancing result in higher interest rates upon refinancing, then the interest expense relating to that refinanced indebtedness would increase. Higher interest rates on newly incurred debt may negatively impact us as well. If interest rates increase, our interest costs and overall costs of capital will increase, which could materially and adversely affect us and our ability to make distributions to our stockholders.

Our debt financing agreements, including the Credit Facility, contain or may contain restrictions and covenants which may limit our ability to enter into or obtain funding for certain transactions, operate our business or make distributions to our common stockholders.

          The Credit Facility and other debt agreements we may enter into in the future contain or may contain financial and other covenants with which we are or will be required to comply and that limit or will limit our ability to operate our business. These covenants, as well as any additional covenants to which we may be subject in the future because of additional borrowings, could cause us to have to forego investment opportunities, reduce or eliminate distributions to our common stockholders or obtain financing that is more expensive than financing we could obtain if we were not subject to the covenants. In addition, the agreements governing our borrowings may have cross default provisions, which provide that a default under one of our debt financing agreements would lead to a default on all of our debt financing agreements.

          The covenants and other restrictions under our debt agreements may affect, among other things, our ability to:

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  incur indebtedness;

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  create liens on assets;

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  cause our subsidiaries to distribute cash to us to fund distributions to stockholders or to otherwise use in our business;

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  sell or substitute assets;

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  modify certain terms of our leases;

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  manage our cash flows; and

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  make distributions to equity holders, including our common stockholders.

          Additionally, these restrictions may adversely affect our operating and financial flexibility and may limit our ability to respond to changes in our business or competitive environment, all of which may materially and adversely affect us.

Risks Related to Our Organizational Structure

The interests of EB Arrow and the Chairman of our Board may differ from our interests or those of our other stockholders.

          Todd Minnis, the Chairman of our Board, is the Chief Executive Officer of EB Arrow, which beneficially owns Class B OP units representing approximately 6.3% of our common stock on a fully diluted basis (or 2.8% following completion of our initial public offering). EB Arrow and its affiliates engage in a broad spectrum of activities, including investments in real estate. In the ordinary course of their business activities, EB Arrow and its affiliates may engage in activities where their interests conflict with our interests or those of our stockholders. Our charter provides that, for so long as EB Arrow and its affiliates collectively own at least 1% of the outstanding shares of our common stock and the outstanding OP units, to the maximum extent permitted by Maryland law, none of EB Arrow, its affiliates, any of their representatives and any of our directors that is an employee or affiliate of EB Arrow will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate or directly or indirectly doing business with any of our clients, customers or suppliers, and that EB Arrow and its affiliates may pursue business opportunities that may be complementary to our business, other than business opportunities that any such person becomes aware of as a direct result of his or her capacity as a director or officer, and, as a result, those business opportunities may not be available to us. See "Certain Provisions of Maryland Law and of Our Charter and Bylaws — Corporate Opportunities."

The Investor Group will have substantial influence over our business, and its interests may differ from our interests or those of our other stockholders.

          The Investor Group beneficially owns approximately 69.5% of our outstanding common stock (or 33.8% following completion of our initial public offering). As a result, the Investor Group will have significant influence in the election of our directors, who will in turn elect our executive officers, set our management policies and exercise overall supervision and control over us and our subsidiaries. The interests of the Investor Group may differ from the interests of our other stockholders, and the Investor Group's significant stockholdings may limit other stockholders' ability to influence corporate matters. The concentration of ownership and voting power of the Investor Group may also delay, defer or even prevent an acquisition by a third party or other change of control of our company and may make some transactions more difficult or impossible without the support of the Investor Group, even if such events are in the best interests of our other stockholders. As a result of the Investor Group's influence, we may take actions that our other stockholders do not view as beneficial, which may adversely affect our results of operations and financial condition and cause the value of your investment in us to decline.

Our charter contains certain restrictions on ownership and transfer of our stock that may delay, defer or prevent a change of control transaction, even if such a change in control may be in your interest, and as a result may depress the market price of our common stock.

          Our charter contains various provisions that are intended to assist us to qualify as a REIT, among other reasons, and, subject to certain exceptions, authorizes our directors to take such actions as are necessary or appropriate to qualify as a REIT. For example, our charter prohibits the actual, beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or of any class or series of our preferred stock, or more than 9.8% in value of the aggregate of the outstanding shares of all classes and series of our stock. Our board of directors, in its sole and absolute discretion, may exempt a person, prospectively or retroactively, from these ownership limits if certain conditions are satisfied. See "Description of Our Capital Stock — Restrictions on Ownership and Transfer." The restrictions on ownership and transfer of our stock may, among other things:

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  discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our common stock or that our stockholders otherwise believe to be in their best interests; or

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  result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of one or more charitable beneficiaries and, as a result, the forfeiture by the acquirer of the benefits of owning the additional shares.

We could increase or decrease the number of authorized shares of stock, classify and reclassify unissued stock and issue stock without stockholder approval.

          Our board of directors, without stockholder approval, has the power to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue, to authorize us to issue authorized but unissued shares of our common stock or preferred stock and to classify or reclassify any unissued shares of our common stock or preferred stock into one or more classes or series of stock and to set the terms of such newly classified or reclassified shares. See "Description of Our Capital Stock — Common Stock" and "— Preferred Stock." As a result, we may issue one or more classes or series of common stock or preferred stock with preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption that are senior to, or otherwise conflict with, the rights of our common stockholders. Although our board of directors has no such intention at the present time, it could establish a class or series of common stock or preferred stock that could, depending on the terms of such class or series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common stock or otherwise be in the best interest of our stockholders.

Our bylaws designate the Circuit Court for Baltimore City, Maryland as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders and provide that claims relating to causes of action under the Securities Act may only be brought in federal district courts, which could limit stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees and could discourage lawsuits against us and our directors, officers and employees.

          Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act.

          These exclusive forum provisions may limit the ability of our stockholders to bring a claim in a judicial forum that such stockholders find favorable for disputes with us or our directors, officers, or employees, which may discourage such lawsuits against us and our directors, officers, and employees. Alternatively, if a court were to find the choice of forum provisions contained in our bylaws to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could materially adversely affect our business, financial condition, and operating results. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Termination of the employment agreements with certain members of our management team could be costly.

          The employment agreements with certain members of our management team provide that if their employment with us terminates under certain circumstances (including in connection with a change in control of our company), we may be required to pay them significant amounts of severance compensation, thereby making it costly to terminate their employment.

Our board of directors may change our investment and financing policies without stockholder approval and we may become more highly leveraged, which may increase our risk of default under our debt obligations.

          Our investment and financing policies are exclusively determined by our board of directors. Accordingly, our stockholders do not control these policies. Further, our organizational documents do not limit the amount or percentage of indebtedness, funded or otherwise, that we may incur. Although we are not required to maintain a particular leverage ratio, we generally intend to target a conservative level of net debt (which includes recourse and non-recourse borrowings and any outstanding preferred stock issuance less unrestricted cash and cash equivalents). Our board of directors may alter or eliminate our current policy on borrowing at any time without stockholder approval. If this policy changes, we could become more highly leveraged, which could result in an increase in our debt service. Higher leverage also increases the risk of default on our obligations. In addition, a change in our investment policies, including the manner in which we allocate our resources across our portfolio or the types of assets in which we seek to invest, may increase our exposure to interest rate risk, real estate market fluctuations and liquidity risk. Changes to our policies with regards to the foregoing could materially and adversely affect us.

Our rights and the rights of our stockholders to take action against our directors and officers are limited.

          As permitted by Maryland law, our charter eliminates the liability of our directors and officers to us and our stockholders for money damages to the maximum extent permitted by Maryland law. Therefore, our directors and officers will be subject to monetary liability resulting only from:

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  actual receipt of an improper benefit or profit in money, property or services; or

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  active and deliberate dishonesty by the director or officer that is established by a final judgment and is being material to the cause of action adjudicated.

As a result, we and our stockholders have rights against our directors and officers that are more limited than might otherwise exist. Accordingly, in the event that actions taken by any of our directors or officers impede the performance of our company, your and our ability to recover damages from such director or officer will be limited. In addition, our charter requires us to indemnify and advance expenses to our directors and officers for actions taken by them in those and certain other capacities to the maximum extent permitted by Maryland law.

We are a holding company with no direct operations and we rely on funds received from our operating partnership to pay liabilities.

          We are a holding company and we conduct substantially all of our operations through our operating partnership. We do not have, apart from an interest in our operating partnership, any independent operations. As a result, we rely on distributions from our operating partnership to pay any dividends and other distributions we might declare on shares of our common stock. We also rely on distributions from our operating partnership to meet any of our obligations, including any tax liability on taxable income allocated to us from our operating partnership. In addition, because we are a holding company, your claims as stockholders will be structurally subordinated to all existing and future liabilities and obligations (whether or not for borrowed money) of our operating partnership and its subsidiaries. Therefore, in the event of our bankruptcy, liquidation or reorganization, our assets and those of our operating partnership and its subsidiaries will be able to satisfy the claims of our stockholders only after all of our and our operating partnership's and its subsidiaries' liabilities and obligations have been paid in full.

          In connection with our future acquisition of properties or otherwise, we may issue units of our operating partnership to third parties. Such issuances would reduce our ownership in our operating partnership. Because you will not directly own units of our operating partnership, you will not have any voting rights with respect to any such issuances or other partnership level activities of our operating partnership.

Conflicts of interest could arise in the future between the interests of our stockholders and the interests of holders of OP units, which may impede business decisions that could benefit our stockholders.

          Conflicts of interest could arise in the future as a result of the relationships between us and our affiliates, on the one hand, and our operating partnership or any future partner thereof, on the other. Our directors and officers have duties to our company under applicable Maryland law in connection with the management of our company. At the same time, one of our wholly-owned subsidiaries, NETSTREIT GP, LLC, as the general partner of our operating partnership, has fiduciary duties and obligations to our operating partnership and its limited partners under Delaware law and the partnership agreement of our operating partnership in connection with the management of our operating partnership. The fiduciary duties and obligations of NETSTREIT GP, LLC, as the general partner of our operating partnership, and its limited partners may come into conflict with the duties of our directors and officers to our company.

          Under the terms of the partnership agreement of our operating partnership, if there is a conflict between the interests of our stockholders on one hand and any limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or any limited partners; provided, however, that any conflict that cannot be resolved in a manner not adverse to either our stockholders or any limited partners must be resolved in favor of our stockholders.

          The partnership agreement of our operating partnership requires the general partner to obtain the approval of a majority in interest of the outside limited partners in our operating partnership (which excludes us and our subsidiaries) to transfer any of its or our interest in our operating partnership in connection with certain mergers, consolidations or other combinations of us, or a sale of all or substantially all of our assets.

          The partnership agreement of our operating partnership also provides that the general partner will not be liable to our operating partnership, its partners or any other person bound by the partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for the general partner's intentional harm or gross negligence. Moreover, the partnership agreement of our operating partnership provides that our operating partnership is required to indemnify the general partner and its members, managers, managing members, officers, employees, agents and designees from and against any and all claims that relate to the operations of our operating partnership, except (i) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active or deliberate dishonesty, (ii) for any transaction for which the indemnified party received an improper personal benefit, in money, property or services or otherwise in violation or breach of any provision of the partnership agreement or (iii) in the case of a criminal proceeding, if the indemnified person had reasonable cause to believe that the act or omission was unlawful.

We may have assumed unknown liabilities in connection with the formation transactions, which, if significant, could adversely affect our business.

          As part of the formation transactions, we acquired indirect interests in the properties and assets of our predecessor, subject to existing liabilities, some of which may have been unknown at the time the private offering was consummated. As part of the formation transactions, our predecessor made limited representations, warranties and covenants to us regarding the contributed assets. Because many liabilities, including tax liabilities, may not have been identified, we may have no recourse for such liabilities. Any unknown or unquantifiable liabilities to which the properties and assets previously owned by our predecessor are subject could adversely affect the value of those properties and as a result adversely affect us.

Risks Related to Our Status as a REIT

Our failure to qualify or maintain our qualification as a REIT for U.S. federal income tax purposes would reduce the amount of funds we have available for distribution and limit our ability to make distributions to our stockholders.

          We believe that our organization and current proposed method of operation has enabled us to meet the requirements for qualification and taxation as a REIT commencing with our short taxable year ended December 31, 2019, and we intend to continue to operate in such a manner. However, we cannot assure you that we will qualify and remain qualified as a REIT. In connection with our initial public offering, we received an opinion from Winston & Strawn LLP that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our short taxable year ended December 31, 2019, and our organization and current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2020 and subsequent taxable years. Investors should be aware that Winston & Strawn LLP's opinion was based upon customary assumptions, was conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, and is not binding upon the Internal Revenue Service (the "IRS") or any court and speaks only as of the date issued. In addition, Winston & Strawn LLP's opinion was based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT depend upon our ability to meet on a continuing basis, through actual annual operating results, certain qualification tests set forth in the U.S. federal tax laws. Winston & Strawn LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Winston & Strawn LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "U.S. Federal Income Tax Considerations — Failure to Qualify."

          If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

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  we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at the corporate rate;

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  we could be subject to increased state and local taxes; and

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  unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

          In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of our common stock. See "U.S. Federal Income Tax Considerations" for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

          Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. To qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the ownership of our stock, requirements regarding the composition of our assets and a requirement that certain specified percentages of our gross income in any year must be derived from qualifying sources, such as "rents from real property." Also, we must make distributions to stockholders aggregating annually at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gains. In addition, legislation, new regulations, administrative interpretations or court decisions may materially and adversely affect our investors, our ability to qualify as a REIT for U.S. federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we qualify as a REIT for U.S. federal income tax purposes, we may be subject to other tax liabilities that reduce our cash flow and our ability to make distributions to you.

          Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local income, property and excise taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer. In addition, NETSTREIT TRS and any additional TRSs we form will be subject to U.S. federal income tax and applicable state and local taxes on their net income. Any of these taxes would reduce our cash available for distribution to you.

Failure to make required distributions would subject us to U.S. federal corporate income tax.

          We intend to continue to operate in a manner so as to qualify as a REIT for U.S. federal income tax purposes. In order to qualify as a REIT, we generally are required to distribute at least 90% of our REIT taxable income, determined without regard to the dividends paid deduction and excluding any net capital gain, each year to our stockholders. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a 4% nondeductible excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than the minimum amount specified under the Code.

If our operating partnership failed to qualify as a partnership for U.S. federal income tax purposes, we would cease to qualify as a REIT.

          We believe that our operating partnership will be treated as a partnership for U.S. federal income tax purposes. As a partnership, our operating partnership generally will not be subject to U.S. federal income tax on its income. Instead, each of its partners, including us, will be allocated, and may be required to pay tax with respect to, its share of our operating partnership's income. We cannot assure you, however, that the IRS will not challenge the status of our operating partnership or any other subsidiary partnership in which we own an interest as a partnership for U.S. federal income tax purposes, or that a court would not sustain such a challenge. If the IRS were successful in treating our operating partnership or any such other subsidiary partnership as an entity taxable as a corporation for U.S. federal income tax purposes, we would fail to meet the gross income tests and certain of the asset tests applicable to REITs and, accordingly, we would likely cease to qualify as a REIT. Also, the failure of our operating partnership or any subsidiary partnerships to qualify as a partnership could cause it to become subject to U.S. federal and state corporate income tax, which would reduce significantly the amount of cash available for debt service and for distribution to its partners, including us.

To maintain our REIT qualification, we may be forced to borrow funds during unfavorable market conditions, and the unavailability of such capital on favorable terms at the desired times, or at all, may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, which could adversely affect our financial condition, results of operations, cash flow and value of our common stock.

          To maintain our qualification as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. To maintain our REIT qualification and avoid the payment of U.S. federal income and excise taxes, we may need to borrow funds to meet the REIT distribution requirements, even if the then-prevailing market conditions are not favorable for these borrowings. These borrowing needs could result from, among other things, differences in timing between the actual receipt of cash and recognition of income for U.S. federal income tax purposes, or the effect of non-deductible capital expenditures, the creation of reserves or required debt or amortization payments. These sources, however, may not be available on favorable terms or at all. Our access to third-party sources of capital depends on a number of factors, including the market's perception of our growth potential, our current debt levels, and our current and potential future earnings. We cannot assure you that we will have access to such capital on favorable terms at the desired times, or at all, which may cause us to curtail our investment activities and/or to dispose of assets at inopportune times, and could adversely affect our financial condition, results of operations, cash flow and the value of our common stock. Alternatively, we may make taxable in-kind distributions of our own stock, which may cause our stockholders to be required to pay income taxes with respect to such distributions in excess of any cash they receive, or we may be required to withhold taxes with respect to such distributions in excess of any cash our stockholders receive.

Dividends payable by REITs generally do not qualify for the reduced tax rates available for some dividends.

          Currently, the maximum tax rate applicable to qualified dividend income payable to U.S. stockholders that are individuals, trusts and estates is 20%. Dividends payable by REITs, however, generally are not eligible for this reduced rate. Under the Tax Cuts and Jobs Act (the "TCJA"), however, U.S. stockholders that are individuals, trusts and estates generally may deduct up to 20% of the ordinary dividends (e.g., dividends not designated as capital gain dividends or qualified dividend income) received from a REIT for taxable years beginning after December 31, 2017 and before January 1, 2026. To qualify for this deduction, the U.S. stockholder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation (whether pursuant to a short sale or otherwise) to make related payments with respect to a position in substantially similar or related property. Although this deduction reduces the effective U.S. federal income tax rate applicable to such dividends paid by REITs (generally to 29.6% assuming the stockholder is subject to the 37% maximum rate), such tax rate is still higher than the tax rate applicable to corporate dividends that constitute qualified dividend income. Accordingly, investors who are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the stock of REITs, including the per share trading price of our common stock.

The share ownership restrictions of the Code for REITs and the 9.8% share ownership limit in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities.

          In order to qualify as a REIT, five or fewer individuals, as defined in the Code, may not own, actually or constructively, more than 50% in value of our issued and outstanding shares of stock at any time during the last half of each taxable year, other than the first year for which a REIT election is made. Attribution rules in the Code determine if any individual or entity actually or constructively owns shares of our common stock under this requirement. Additionally, at least 100 persons must beneficially own shares of our common stock during at least 335 days of a taxable year for each taxable year, other than the first year for which a REIT election is made. To help ensure that we meet these tests, among other purposes, our charter restricts the acquisition and ownership of shares of our common stock.

          Our charter, with certain exceptions, authorizes our directors to take such actions as are necessary or appropriate to preserve our qualification as a REIT while we so qualify. Unless exempted by our board of directors (prospectively or retroactively), for so long as we qualify as a REIT, our charter prohibits, among other limitations on ownership and transfer of shares of our stock, any person from beneficially or constructively owning (applying certain attribution rules under the Code) more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of any class or series of our preferred stock, or more than 9.8% of the aggregate value of all of our outstanding stock. Our board of directors may not grant an exemption from these restrictions to any proposed transferee whose ownership in excess of the 9.8% ownership limit would result in our failing to qualify as a REIT. The board may grant waivers from the ownership limits for certain stockholders. These waivers may be subject to initial and ongoing conditions designed to protect our status as a REIT. These restrictions on transferability and ownership will not apply, however, if our board of directors determines that it is no longer in our best interest to qualify as a REIT or that compliance with such restriction is no longer required in order for us to so qualify as a REIT.

          These ownership limits could delay or prevent a transaction or a change in control that might involve a premium price for our common stock or otherwise be in the best interest of the stockholders.

The tax imposed on REITs engaging in "prohibited transactions" may limit our ability to engage in transactions which would be treated as sales for U.S. federal income tax purposes.

          A REIT's net income from prohibited transactions is subject to a 100% penalty tax. In general, prohibited transactions are sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business. Although we do not intend to hold any properties that would be characterized as held for sale to customers in the ordinary course of our business, unless a sale or disposition qualifies under certain statutory safe harbors, such characterization is a factual determination and no guarantee can be given that the IRS would agree with our characterization of our properties or that we will always be able to make use of the available safe harbors. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid the prohibited transaction tax.

If a transaction intended to qualify as a 1031 Exchange is later determined to be taxable, we may face adverse consequences, and if the laws applicable to such transactions are amended or repealed, we may not be able to dispose of properties on a tax-deferred basis.

          We actively manage our portfolio and dispose of properties that do not meet our disciplined underwriting criteria, including rent coverage ratios below 2.0x, or subject us to risks associated with adverse developments affecting particular tenants, industries or regions. In order to avoid potentially significant taxable gains upon the sale of such properties, we intend to dispose of properties in 1031 Exchanges. It is possible that the qualification of a transaction as a 1031 Exchange could be successfully challenged and determined to be currently taxable. In such case, our taxable income and earnings and profits would increase. This could increase the dividend income to our stockholders by reducing any return of capital they received. In some circumstances, we may be required to pay additional dividends or, in lieu of that, corporate income tax, possibly including interest and penalties. In addition, such recharacterization could result in such property sale, and potentially other property sales, being subject to the 100% penalty tax on net income from prohibited transactions. As a result, we may be required to borrow funds in order to pay additional dividends or taxes, and the payment of such taxes could cause us to have less cash available to distribute to our stockholders. In addition, if a 1031 Exchange were later to be determined to be taxable, we may be required to amend our tax returns for the applicable year in question, including any information reports we sent our stockholders. Moreover, it is possible that legislation could be enacted that could modify or repeal the laws with respect to 1031

Exchanges, which could make it more difficult or impossible for us to dispose of properties on a tax deferred basis.

Complying with REIT requirements may limit our ability to hedge our liabilities effectively and may cause us to incur tax liabilities.

          The REIT provisions of the Code substantially limit our ability to hedge our assets and liabilities. Any income from a hedging transaction that we enter into to manage the risk of interest rate changes with respect to borrowings made or to be made to acquire or carry real estate assets, or from certain terminations of such hedging positions, does not constitute "gross income" for purposes of the 75% or 95% gross income tests that apply to REITs, provided that certain identification requirements are met. To the extent that we enter into other types of hedging transactions, the income from those transactions will likely be treated as non-qualifying income for purposes of both of the gross income tests. See "U.S. Federal Income Tax Considerations." As a result of these rules, we may need to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities because our TRSs would be subject to tax on gains or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in any TRS in which we own an interest will generally not provide any tax benefit, except that such losses could theoretically be carried forward against future taxable income in such TRS.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities or liquidate otherwise attractive investments.

          To qualify as a REIT, we must continually satisfy tests concerning, among other things, the nature and diversification of our assets, the sources of our income and the amounts we distribute to our stockholders. We may be required to liquidate or forgo otherwise attractive investments in order to satisfy the asset and income tests or to qualify under certain statutory relief provisions. We also may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. As a result, having to comply with the distribution requirement could cause us to: (i) sell assets in adverse market conditions; (ii) borrow on unfavorable terms; or (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt. Accordingly, satisfying the REIT requirements could materially and adversely affect us. Moreover, if we are compelled to liquidate our investments to meet any of these asset, income or distribution tests, or to repay obligations to our lenders, we may be unable to comply with one or more of the requirements applicable to REITs or may be subject to a 100% tax on any resulting gain if such sales constitute prohibited transactions.

The ability of the board to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

          Our board may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we would not be allowed a deduction for dividends paid to stockholders in computing our taxable income would be subject to U.S. federal income tax at the regular corporate rate and state and local taxes, and would no longer be required to distribute most of our taxable income to our stockholders, which may have adverse consequences on our total return to our stockholders.

Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

          A REIT may own up to 100% of the stock of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of securities of one or more TRSs. In addition, the Code imposes a 100% excise tax on certain transactions between a TRS and its parent REIT that are treated as not being conducted on an arm's-length basis.

          NETSTREIT TRS and any other TRSs that we form will pay U.S. federal, state and local income tax on the TRS' taxable income, and the TRSs' after-tax net income will be available for distribution to us but is not required to be distributed to us. Although we will monitor the aggregate value of the securities of such TRSs and intend to conduct our affairs so that such securities will represent less than 20% of the value of our total assets, there can be no assurance that we will be able to comply with the TRS limitation in all market conditions.

Legislative or other actions affecting REITs could have a negative effect on our stockholders or us.

          The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Department of the Treasury. Changes to the tax laws, with or without retroactive application, could materially and adversely affect our investors or us. We cannot predict how changes in the tax laws might affect our investors or us. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect our ability to qualify as a REIT or the U.S. federal income tax consequences of such qualification, or the U.S. federal income tax consequences of an investment in us. Also, the law relating to the tax treatment of other entities, or an investment in other entities, could change, making an investment in such other entities more attractive relative to an investment in a REIT.

          The tax laws applicable to REITs could be subject to potential amendments and technical corrections, as well as interpretations and implementing regulations by the Treasury and IRS, any of which could lessen or increase the impact of such tax laws. In addition, it is unclear how any changes to the U.S. federal income tax laws will affect state and local taxation, which often uses U.S. federal taxable income as a starting point for computing state and local tax liabilities.

          While some of the changes made by new tax legislation may adversely affect us in one or more reporting periods and prospectively, other changes may be beneficial on a going forward basis.

Risks Related to Ownership of Our Common Stock

Prior to our initial public offering, there was no public market for our common stock, a trading market for our common stock may never develop following our initial public offering and our common stock price may be volatile and could decline substantially following our initial public offering.

          Prior to our initial public offering, there was no public market for our common stock, and there can be no assurance that an active trading market will develop or be sustained or that shares of our common stock will be resold at or above the initial public offering price. Our common stock is listed on the NYSE. If an active market does not develop or is not maintained, the market price of our common stock may decline and you may not be able to sell your shares. Even if an active trading market develops for our common stock subsequent to our initial public offering, the market price of our common stock may be highly volatile and subject to wide fluctuations. Our financial performance, government regulatory action, tax laws, interest rates and market conditions in general could have a significant impact on the future market price of our common stock.

          Some of the factors that could negatively affect or result in fluctuations in the market price of our common stock include:

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  actual or anticipated variations in our quarterly operating results;

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  increases in market interest rates that lead purchasers of our shares to demand a higher yield;

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  changes in market valuations of similar companies;

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  adverse market reaction to any increased indebtedness we incur in the future;

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  additions or departures of key personnel;

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  actions by stockholders;

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  speculation in the press or investment community;

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  general market, economic and political conditions, including an economic slowdown or dislocation in the global credit markets;

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  our operating performance and the performance of other similar companies;

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  negative publicity regarding us specifically or our business lines generally;

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  changes in accounting principles; and

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  passage of legislation or other regulatory developments that adversely affect us or our industry.

Broad market fluctuations could negatively impact the market price of shares of our common stock.

          The stock market may experience extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. The changes frequently appear to occur without regard to the operating performance of the affected companies. Hence, the price of our common stock could fluctuate based upon factors that have little or nothing to do with us in particular. These broad market fluctuations could reduce the market price of shares of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations. Either of these factors could lead to a material decline in the per share trading price of our common stock.

We may be unable to make distributions at expected levels, which could result in a decrease in the market price of our common stock.

          We may be unable to pay our estimated initial annual distribution to stockholders out of cash available for distribution. If sufficient cash is not available for such distribution from our operations, we may have to fund distributions from working capital, borrow to provide funds for such distributions, or reduce the amount of such distributions. To the extent we borrow to fund distributions, our future interest expense would increase, thereby reducing our earnings and cash available for distribution from what they otherwise would have been. If cash available for distribution generated by our assets is less than our current estimate, or if such cash available for distribution decreases in future periods from expected levels, our inability to make the expected distributions could result in a decrease in the market price of our common stock. In the event the underwriters' option to purchase additional shares in our initial public offering is exercised, pending investment of the proceeds therefrom, our ability to pay such distributions out of cash from our operations may be further adversely affected.

          All distributions will be authorized at the discretion of our board of directors and will be based upon, among other factors, our historical and projected results of operations, financial condition, cash flows and liquidity, qualification and maintenance of our REIT qualification and other tax considerations, capital expenditure and other expense obligations, debt covenants, contractual prohibitions or other limitations and applicable law and such other matters as our board of directors may deem relevant from time to time. We may not be able to make distributions in the future, and our inability to make distributions, or to make distributions at expected levels, could result in a decrease in the market price of our common stock.

There are restrictions on ownership and transfer of our common stock.

          To assist us in qualifying as a REIT, among other purposes, our charter generally limits beneficial ownership by any person to no more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock or of any class or series of our preferred stock, or more than 9.8% of the aggregate value of all our outstanding stock. Our charter contains various other restrictions on the ownership and transfer of shares of our stock. See "Description of Our Capital Stock — Restrictions on Ownership and Transfer." As a result, an investor that purchases shares of our common stock in this offering may not be able to readily resell such common stock. For more information, see "Description of Our Capital Stock — Restrictions on Ownership and Transfer."

Future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution of your shares.

          Our board of directors is authorized, to increase the total number of shares of stock that we are authorized to issue and without your approval, to cause us to issue additional shares of our stock or to raise capital through the issuance of preferred stock, options, warrants and other rights on terms and for consideration as our board of directors in its sole discretion may determine. Sales of substantial amounts of our common stock will dilute your ownership and could cause the market price of our common stock to decrease significantly. We cannot predict the effect, if any, of future sales of our common stock, or the availability of our common stock for future sales, on the value of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect the market price of our common stock.

          In addition, our operating partnership may issue additional OP units to third parties without the consent of our stockholders, which would reduce our ownership percentage in our operating partnership and would have a dilutive effect on the amount of distributions made to us by our operating partnership and, therefore, the amount of distributions we can make to our stockholders. Any such issuances, or the perception of such issuances, could materially and adversely affect the market price of our common stock.

We may be required to pay Special Stock Dividends if we do not satisfy certain obligations under the Registration Rights Agreements, which could cause the market value of our common stock to decline and could result in dilution of your shares.

          If this Resale Shelf Registration Statement is not declared effective by the Resale Registration Effectiveness Deadline or the Extended Resale Registration Effectiveness Deadline, as applicable, we will be required to pay Special Stock Dividends on each outstanding share of our common stock issued in the Private Offering and each Class A OP unit. Special Stock Dividends will accrue at a rate of 8% per annum, based on a value of $19.75 per share (which was the offering price per share in the private offering), or 0.08 shares of common stock per annum, for the number of days during following the Resale Registration Effectiveness Deadline or the Extended Resale Registration Effectiveness Deadline, as applicable, that this Resale Shelf Registration Statement is not declared effective by the SEC. See "Description of Capital Stock — Registration Rights." In the event we are required to issue Special Stock Dividends under the Registration Rights Agreements, such issuances, or the perception of such issuances, could materially and adversely affect the market price of our common stock.

Future offerings of debt securities or preferred stock, which would rank senior to our common stock upon our bankruptcy or liquidation, and future offerings of equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

          In the future, we may attempt to raise additional capital by making offerings of debt securities or additional offerings of equity securities, including preferred stock. Upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments or both that could limit our ability to pay a dividend or other distribution to the holders of our common stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control. As a result, we cannot predict or estimate the amount, timing or nature of our future offerings, and purchasers of our common stock in this offering bear the risk of our future offerings reducing the market price of our common stock and diluting their ownership interest in our company.

A lack of research analyst coverage could materially and adversely affect the trading price and liquidity of our common stock.

          We cannot assure you that research analysts will initiate or maintain research coverage of us or our common stock. Accordingly, it could be the case that research concerning our results of operations or the possible effects on us of significant news or a significant event will not be published or will be published on a delayed basis. A lack of research or the inability of certain research analysts to publish research relating to our results of operations or significant news or a significant event in a timely manner could materially and adversely affect the trading price and liquidity of our common stock.

We are an "emerging growth company," and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make shares of our common stock less attractive to investors.

          We are an "emerging growth company" as defined in the JOBS Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, an extended transition period for complying with new or revised accounting standards and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We may take advantage of these reporting exemptions until we are no longer an emerging growth company. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) December 31, 2025, (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

We will incur significant new costs as a result of becoming a public company, and such costs may increase when we cease to be an emerging growth company.

          As a public company, we will incur significant legal, accounting, insurance and other expenses that we have not incurred as a private company, including costs associated with public company reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of the NYSE and other applicable securities rules and regulations. Compliance with these rules and regulations may significantly increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources. As a result, our executive officers' attention may be diverted from other business concerns, which could adversely affect our business and results of operations. Furthermore, the expenses incurred by public companies generally for reporting and corporate governance purposes have been increasing. We expect compliance with these public reporting requirements and associated rules and regulations to increase expenses, particularly after we are no longer an emerging growth company, although we are currently unable to estimate theses costs with any degree of certainty. We could be an emerging growth company for up to five full fiscal years, although circumstances could cause us to lose that status earlier as discussed above, which could result in our incurring additional costs applicable to public companies that are not emerging growth companies.

          In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

FORWARD-LOOKING STATEMENTS

          The information in this prospectus includes "forward-looking statements." All statements, other than statements of historical fact, included in this prospectus regarding, among other things, our strategy, future operations, financial position, projected costs, our acquisition pipeline, prospects, plans and objectives of management are forward-looking statements. When used in this prospectus, the words "could," "believe," "anticipate," "intend," "estimate," "expect," "project" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading "Risk Factors" included in this prospectus. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to:

  •
  general business and economic conditions;

  •
  risks inherent in the real estate business, including tenant defaults, illiquidity of real estate investments, potential liability relating to environmental matters and potential damages from natural disasters;

  •
  the impact of COVID-19 on our business and the global economy;

  •
  the accuracy of our assessment that certain businesses provide necessity goods or essential services and are, thus, e-commerce resistant and recession-resilient;

  •
  accuracy of the tools we use to determine the creditworthiness of our tenants;

  •
  concentration of our business within certain geographic markets and with certain tenants;

  •
  demand for restaurant and retail space;

  •
  ability to renew leases, lease vacant space or re-lease space as existing leases expire or are terminated;

  •
  availability of suitable properties to acquire and our ability to acquire and lease those properties on favorable terms;

  •
  the degree and nature of our competition;

  •
  inflation and interest rate fluctuations;

  •
  access to capital markets;

  •
  availability of qualified personnel and our ability to retain our key management personnel;

  •
  failure, weakness, interruption or breach in security of our information systems;

  •
  effect of litigation against us;

  •
  changes in, or the failure or inability to comply with, applicable law or regulation;

  •
  our failure to generate sufficient cash flows to service our outstanding indebtedness;

  •
  continued volatility and uncertainty in the credit markets and broader financial markets;

  •
  failure to qualify or remain qualified for taxation as a REIT;

  •
  future sales of our common stock or other securities convertible into our common stock could cause the market value of our common stock to decline and could result in dilution; and

  •
  the other risks identified in this prospectus including, without limitation, those under the headings "Risk Factors," "Our Business and Properties," and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could have material adverse effects on our future results. Our future results will depend upon various other risks and uncertainties, including those described elsewhere in this prospectus under the heading, "Risk Factors." Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.

USE OF PROCEEDS

          We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. However, we have agreed to pay all expenses relating to the registration of the shares of common stock, other than any brokers' or underwriters' discounts and commissions.

 DISTRIBUTION POLICY

          You should read the following discussion of our cash distribution policy in conjunction with our discussion of "Forward-Looking Statements" and "Risk Factors" for information regarding statements that do not relate strictly to historical or current facts and certain risks to our business. For additional information regarding our historical results of operations, you should refer to the historical financial statements and related notes, in each case, included elsewhere in this prospectus.

          We cannot assure you that we will make quarterly cash distributions to the holders of our common stock. Any distributions will be authorized at the sole discretion of our board of directors, and their form, timing and amount, if any, will depend upon a number of factors, including our actual and projected results of operations, FFO, Core FFO, AFFO, liquidity, cash flows and financial condition, the revenue we actually receive from our properties, our operating expenses, our debt service requirements, our capital expenditures, prohibitions and other limitations under our financing arrangements, our REIT taxable income, the annual REIT distribution requirements, applicable law, including restrictions on distributions under Maryland law, and such other factors as our board of directors deems relevant. For more information regarding risk factors that could materially and adversely affect us and our ability to make cash distributions, see "Risk Factors." If our operations do not generate sufficient cash flow to enable us to pay our intended or required distributions, we may be required either to fund distributions from working capital, borrow or raise equity or to reduce such distributions. In addition, our charter allows us to classify, designate and issue preferred stock that could have a preference on distributions and could limit our ability to make distributions to our stockholders. Additionally, under certain circumstances, agreements relating to our indebtedness could limit our ability to make distributions to our stockholders.

          In order to qualify and maintain our qualification as a REIT, we must distribute annually to our stockholders at least 90% of our REIT taxable income (which does not equal net income as calculated in accordance with GAAP), determined without regard to the deduction for dividends paid and excluding net capital gain. We will be subject to U.S. federal income tax on our undistributed REIT taxable income and net capital gain and to a 4% nondeductible excise tax on any amount by which distributions we pay with respect to any calendar year are less than the sum of (a) 85% of our ordinary income, (b) 95% of our capital gain net income and (c) 100% of our undistributed income from prior years. For more information, see "U.S. Federal Income Tax Considerations." We anticipate that our estimated cash available for distribution will be sufficient to enable us to meet the annual distribution requirements applicable to REITs and to avoid or minimize the imposition of corporate and excise taxes. However, under some circumstances, we may be required to make distributions in excess of cash available for distribution in order to meet these distribution requirements or to avoid or minimize the imposition of tax and we may need to borrow funds to make certain distributions.

NETSTREIT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

          The following unaudited pro forma consolidated financial statements, prepared in accordance with Article 11 of Regulation S-X, were derived from the historical consolidated financial statements of the Company and are being presented to give effect to the completed and proposed transactions described below.

          The unaudited pro forma consolidated financial statements have been derived by applying pro forma adjustments to the historical consolidated financial statements of the Company and its predecessor presented elsewhere in this prospectus.

          The pro forma adjustments give effect to events that are (1) directly attributable to the transactions referred to below, (2) factually supportable, and (3) with respect to the statement of income (loss), expected to have a continuing impact on us. The adjustments necessary to fairly present the unaudited pro forma consolidated financial statements have been based on available information and assumptions that we believe are reasonable. The adjustments are described in the notes to the unaudited pro forma consolidated financial statements and present how our consolidated financial statements may have appeared had our capital structure reflected the below transactions as of the dates noted below.

Private Offering and Formation Transactions

          On December 23, 2019, we completed the initial closing of the private offering pursuant to which we sold 8,860,760 shares of common stock at $19.75 per share in a private placement under Rule 144A and Regulation D of the Securities Act. On such date, we also completed the formation transactions described below. The Company contributed the net proceeds of $164,504,600 from the initial closing of the private offering to the operating partnership in exchange for 8,860,760 Class A OP units.

          Concurrently with the initial closing of the private offering, we engaged in a series of formation transactions including, but not limited to, the following:

  •
  Merging our predecessor with and into our operating partnership, with our operating partnership surviving the merger, and the continuing investors in the operating partnership receiving an aggregate of 3,652,149 Class A OP units, other than our Chief Executive Officer, who received 8,884 Class B OP units, and an affiliate of our predecessor, which received 287,234 Class B OP units. As part of the merger, we acquired our initial portfolio of 93 single-tenant commercial retail properties from our predecessor for a total purchase price of $256,285,499 paid for in OP Units and in cash. The acquisition was accounted for as an asset acquisition and included $502,692 of incurred acquisition fees.

  •
  The operating partnership entered into a contribution agreement with EBA EverSTAR to internalize our management infrastructure, whereby EBA EverSTAR contributed 100% of the membership interests in EBA EverSTAR Management, LLC, the manager of the predecessor, to our operating partnership in exchange for 500,752 Class B OP Units.

  •
  Concurrently with the consummation of the private offering, we entered into the $175.0 million Term Loan and the $250.0 million Revolver, the proceeds of which were used to pay off our prior credit agreement. As of June 30, 2020, we had no borrowings under our $250.0 million Revolver.

Overallotment Option

          In connection with the private offering we granted the initial purchaser a 45-day option to purchase or place in a private placement up to an additional 2,936,885 shares of common stock at the offering price less the initial purchaser's discount or placement fee to cover additional allotments. On January 30, 2020, the initial purchaser exercised in full its option to purchase the additional shares of our common stock, which was closed on February 6, 2020.

Preferred Stock Transaction

          To assist us in maintaining our status as a REIT, on January 27, 2020, we issued and sold 125 shares of our Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act. We redeemed all 125 outstanding shares of Series A Preferred Stock upon the completion of our initial public offering.

Our Initial Public Offering

          In connection with our initial public offering, the following has occurred or will occur:

  •
  We sold 12,244,732 shares of our common stock, and the selling stockholders sold 255,268 shares issued to them in connection with the redemption of such selling stockholders' OP units, in our initial public offering at a price of $18.00 per share. We have also granted the underwriters an option to purchase up to an additional 1,875,000 shares of our common stock at the initial public offering price, less the underwriting discount, within 30 days after the date of this prospectus. These unaudited pro forma financial statements assume no exercise by the underwriters of their option to purchase additional shares.

  •
  We contributed the net proceeds from our initial public offering to our operating partnership in exchange for a number of Class A OP units equal to the number of shares of our common stock we issued and sold in our initial public offering.

  •
  Our operating partnership will use the net proceeds received from our initial public offering as described under "Use of Proceeds" and "Capitalization."

  •
  We redeemed all 125 outstanding shares of Series A Preferred Stock.

  •
  We will repay the outstanding borrowings under the $250.0 million Revolver that were drawn to fund specifically identified property acquisitions.

  •
  The total number of shares of our common stock reserved and available for issuance under the Omnibus Incentive Plan will increase to 1,994,398 shares of common stock (or 2,125,648 shares of common stock if the underwriters in our initial public offering exercise their option to purchase additional shares in full) (to be reduced by 419,790 RSUs previously granted to our executive officers, other employees and non-employee directors).

2020 Acquisitions

          During the period from January 1, 2020 through July 31, 2020, we completed 71 property acquisitions with an aggregate purchase price, including transaction costs, of $261.5 million, which are included in the unaudited pro forma consolidated financial statements. The unaudited pro forma consolidated financial statements also give effect to seven probable property acquisitions with an aggregate purchase price, including transaction costs, of $5.6 million. The completed and probable acquisitions have been funded through cash and cash equivalents and borrowings on our $250.0 million Revolver, which are included in the unaudited pro forma consolidated financial statements.

          The unaudited pro forma consolidated financial statements as of and for the period ended June 30, 2020 are presented as if (i) our completed and probable acquisitions after June 30, 2020, and (ii) the completion of our initial public offering and the use of proceeds therefrom had all occurred on June 30, 2020 for the unaudited pro forma consolidated balance sheet; and (i) the completion of the private offering and formation transactions, including the initial purchaser's option to purchase additional shares in connection with the private offering, (ii) our completed and probable 2020 acquisitions, and (iii) the completion of our initial public offering and the use of the proceeds therefrom had all occurred on January 1, 2019 for the unaudited pro forma consolidated statements of operations.

          The unaudited pro forma consolidated financial statements should be read in conjunction with the historical consolidated financial statements of the Company and its predecessor, including the notes thereto, and other financial information and analysis, including the section captioned "Management's

Discussion and Analysis of Financial Condition and Results of Operations" presented elsewhere in this prospectus. The unaudited pro forma consolidated financial statements (i) are based on available information and assumptions that we deem reasonable; (ii) are presented for informational purposes only; (iii) do not purport to represent our financial position or results of operations or cash flows that would actually have occurred assuming completion of the transactions described above on the dates specified; and (iv) do not purport to be indicative of our future results of operations or our financial position.

NETSTREIT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 2020
(in thousands)

		Pro Forma Adjustments
	Historical Company (A)	Completed and probable 2020 acquisitions from July 1, 2020 (B)	Proceeds from our initial public offering (C)	Use of proceeds from our initial public offering (D)	Company Pro Forma
ASSETS
Real estate, at cost:
Land	$151,449	$15,548	$—	$—	$166,997
Buildings and improvements	272,025	21,689	—	—	293,714

Total real estate, at cost	423,474	37,237	—	—	460,711
Less accumulated depreciation	(3,874)	—	—	—	(3,874)

Real estate held for investment, net	419,600	37,237	—	—	456,837
Assets held for sale	10,077	—	—	—	10,077
Cash, cash equivalents and restricted cash	7,985	7,579	207,181	(50,138)	172,607
Acquired lease intangible assets, net	51,736	9,004	—	—	60,740
Other assets, net	7,579	267	(1,526)	—	6,320

Total assets	$496,977	$54,087	$205,655	$(50,138)	$706,581

LIABILITIES AND EQUITY
Liabilities:
Term loans, net	$173,992	$—	$—	$—	$173,992
Revolving credit facility	—	50,000	—	(50,000)	—
Lease intangible liabilities, net	13,136	4,087	—	—	17,223
Liabilities related to assets held for sale	259	—	—	—	259
Accounts payable, accrued expenses and other liabilities	4,458	—	2,174	—	6,632

Total liabilities	191,845	54,087	2,174	(50,000)	198,106

Commitments and contingencies
Equity:
Series A Preferred stock	104	—	—	(104)	—
Shareholders' equity
Common stock	118	—	125	—	243
Additional paid-in capital	218,946	—	208,369	(34)	427,281
Deficit	(1,399)	—	—	—	(1,399)

Total shareholders' equity	217,769	—	208,494	(138)	426,125

Noncontrolling interests	87,363	—	(5,013)	—	82,350

Total equity	305,132	—	203,481	(138)	508,475

Total liabilities and equity	$496,977	$54,087	$205,655	$(50,138)	$706,581

See accompanying notes to unaudited pro forma consolidated financial statements

NETSTREIT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2020
(in thousands, except share and per share data)

		Pro Forma Adjustments
	Historical Company (E)	Completed and probable 2020 acquisition (F)	Adjustments from our initial public offering (G)	Company Pro Forma
REVENUE
Rental revenue (including reimbursable)	$12,625	$7,039	$—	$19,664
EXPENSES
Property — operating	719	292	—	1,011
General and administrative	5,460	—	1,485	6,945
Depreciation and amortization	5,462	3,915	—	9,377
Interest expense, net	2,797	—	—	2,797
Provision for impairment	1,410	—	—	1,410

Total expenses	15,848	4,207	1,485	21,540

Gain on sales of real estate	1,016	—	—	1,016
Gain from forfeited earnest deposit	250	—	—	250

Net income/(loss)	(1,957)	2,832	(1,485)	(610)
Less: Net income/(loss) attributable to noncontrolling interests	(536)	(776)	(407)	(167)

Net income (loss) attributable to NETSTREIT Corp	(1,421)	2,056	(1,078)	(443)
Less: Cumulative preferred stock dividends	6	—	—	6

Net income/(loss) attributable to common shareholders	$(1,427)	$2,056	$(1,078)	$(449)

Amounts available to common shareholders per common share:
Net loss, basic and diluted				$(0.03)
Weighted average common shares outstanding:
Basic				14,830,691	(K)
Diluted				14,830,691	(K)

See accompanying notes to unaudited pro forma consolidated financial statements

NETSTREIT CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2019
(in thousands, except share and per share data)

			Pro Forma Adjustment		Pro Forma Adjustments
	Historical Predecessor (H)	Historical Company (I)	Private offering and formation transactions, including exercise of overallotment option (J)	Company Adjusted (incl. private offering and formation transactions, including exercise of overallotment option)	Completed and probable 2020 acquisitions (F)	Adjustments from our initial public offering (G)	Company Pro Forma
REVENUE
Rental revenue (including reimbursable)	$19,805	$513	$(1,373)	$18,945	$20,132	$—	$39,077
EXPENSES
Property — operating	1,113	52	(14)	1,151	1,141	—	2,292
General and administrative	4,090	51	—	4,141	—	4,016	8,157
Depreciation and amortization	10,422	195	(2,547)	8,070	10,285	—	18,355
Interest	10,712	173	(3,977)	6,908	—	—	6,908
Provision for impairment	7,186	—	(3,139)	4,047	—	—	4,047

Total expenses	33,523	471	(9,677)	24,317	11,426	4,016	39,759

Gain on sales of real estate	5,646	—	(5,646)	—	—	—	—

Net income (loss)	(8,072)	42	2,658	(5,372)	8,706	(4,016)	(682)

Less: Net income (loss) attributable to noncontrolling interests	—	(14)	NA	(1,472)	(2,385)	(1,100)	(187)

Net income (loss) attributable to common shareholders	$(8,072)	$28	$ NA	$(3,900)	$6,321	$(2,916)	$(495)

Amounts available to common shareholders per common share:
Net income (loss), basic and diluted							$(0.03)
Weighted average common shares outstanding:
Basic							14,830,691	(K)
Diluted							14,830,691	(K)

See accompanying notes to unaudited pro forma consolidated financial statements

NETSTREIT CORP. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet

          The adjustments to the unaudited pro forma consolidated balance sheet as of June 30, 2020 are as follows:

(A)
Reflects the audited historical consolidated balance sheet of the Company as of June 30, 2020.

(B)
During the period from July 1, 2020 through July 31, 2020, we completed three property acquisitions with an aggregate purchase price, including transaction costs, of $36.8 million, and entered into a binding purchase and sale agreement for seven property acquisitions, which we have assessed to be probable acquisitions, with an aggregate purchase price, including transaction costs, of $5.6 million. Reflects the allocated purchase price, including capitalized transaction costs, of acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations. The final purchase price allocation will be determined when we have completed our valuations and calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

  On July 2, 2020 we borrowed $50.0 million on our $250.0 million Revolver to fund our third-quarter property acquisitions. The adjustment assumes the completion of this borrowing and the related acquisitions had occurred on June 30, 2020 for the purposes of the unaudited pro forma consolidated balance sheet.

(C)
Reflects net proceeds from the sale of approximately 12,244,732 shares of common stock in our initial public offering, which excludes 255,268 shares issued to selling stockholders in connection with the redemption of such selling stockholders' OP units, at the initial public offering price of $18.00 per share, net of underwriting discounts and other estimated offering expenses payable by us. The net proceeds from our initial public offering consist of the following (in thousands):

Gross proceeds from our initial public offering	$220,405
Less: Underwriting discounts	(13,224)

Proceeds before offering expenses paid or payable by us	207,181
Estimated offering expenses paid or payable by us	(3,700)

Net proceeds from our initial public offering	$203,481

(D)
Reflects the use of proceeds from our initial public offering to: (i) redeem the Series A Preferred Stock for consideration equal to $1,000 per share plus accrued and unpaid dividends and a redemption premium of $100 per share, and (ii) repay outstanding borrowings on our $250.0 million Revolver.

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations

          The adjustments to the unaudited pro forma consolidated statements of operations for the six months ended June 30, 2020 and the year ended December 31, 2019 are as follows:

(E)
Reflects the unaudited historical consolidated statement of operations of the Company for the six months ended June 30, 2020.

(F)
During the period from January 1, 2020 to July 31, 2020, we completed 71 property acquisitions with an aggregate purchase price, including transaction costs, of $261.5 million, and entered into a binding purchase and sale agreement for seven property acquisitions, which we have assessed to be probable acquisitions, with an aggregate purchase price, including transaction costs, of $5.6 million. The table below reflects the impact of these completed and probable property acquisitions, including the incremental adjustment to our six months ended June 30, 2020, on the historical consolidated statements of operations, assuming completion of the acquisitions had occurred on January 1, 2019:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Rental revenue (including reimbursable)	$7,039	$20,132
Property — operating	292	1,141
Depreciation and amortization	3,915	10,285

  Rental revenue is based on contractually specified cash base rent for these properties in effect on the date of acquisition, recorded on a straight-line basis, inclusive of any amortization of related above and below-market lease intangibles.

  Property expenses are based on estimated costs accrued in 2020, information obtained during our due diligence process when acquiring the properties, and the contractual terms within the respective leases. It should be noted that the adjustment to property expenses are based on current estimates and may not be indicative of our results of operations had we actually owned these properties from January 1, 2019.

  Depreciation and amortization expense has been calculated on a straight-line basis based on the estimated useful lives of up to 35 years for buildings, up to 15 years for site improvements and the shorter of the remaining lease term or useful life for tenant improvements and, with respect to acquired in-place leases, the remaining terms of the respective leases. We also calculate amortization on our assembled workforce intangible asset on a straight-line basis based on its estimated useful life of 3 years.

  No adjustment is made to reflect interest expense or unutilized fees on the $50.0 million borrowed in and used to fund our third quarter property acquisitions on our $250.0 million Revolver as the net proceeds from our initial public offering will be utilized to repay the outstanding borrowings. For the purposes of the unaudited pro forma consolidated statements of operations, both transactions are assumed to have occurred on January 1, 2019.

(G)
Represents the adjustments to general and administrative expenses to reflect the following:

  •
  Expected stock-based compensation expense associated with the grant of an aggregate of 249,997 RSUs to our non-employee directors and senior management team. These RSUs vest ratably on each of the first three anniversaries of the grant date for our non-employee directors, and vest ratably on each of the first five anniversaries of the grant date for our senior management team. These RSUs shall only vest upon (i) the effectiveness of the Resale Shelf Registration Statement; (ii) the listing of our common stock on a National Securities Exchange; and (iii) the completion of our initial public offering, which are all assumed to have occurred on January 1, 2019 for the purposes of the unaudited pro forma consolidated statements of operations. We recognize stock compensation expense related to these RSUs when the performance condition, when applicable, is probable of achievement, over the vesting period. The weighted average grant date fair value of these restricted stock units is calculated as the per share price determined in the private offering. Compensation expenses are expected to vest over a weighted average remaining contractual term of 4.3 years.

    •
    Expected stock-based compensation expense associated with the grant of an aggregate of 169,793 RSUs in connection with the completion of our initial public offering, which for the purposes of the unaudited pro forma consolidated statements of operations is assumed to have occurred on January 1, 2019. We recognize stock compensation expense related to these RSUs on a straight-line basis over the vesting period.

    •
    Estimated expenses associated with being a public company, including directors and officers insurance of $1.0 million.

(H)
Reflects the audited historical consolidated statement of operations of our predecessor for the period from January 1, 2019 to December 22, 2019.

(I)
Reflects the audited historical consolidated statement of operations of the Company for the period from December 23, 2019 to December 31, 2019. We had minimal operations from our formation on October 11, 2019 to December 22, 2019. On December 23, 2019 we completed the private offering and formation transactions described elsewhere in this prospectus.

(J)
Represents the net adjustments required to the historical results of our predecessor to reflect the following:

  For the 30 properties disposed of prior to the formation transactions on December 23, 2019, the following items have been eliminated as they were not acquired by the Company and will not have a continuing impact on our consolidated statement of operations:

    •
    Decrease to rental revenue of $1.2 million, consisting of a decrease of $2.6 million contractually specified cash rent offset by $1.1 million of straight-line rent adjustments, $0.2 million of amortization of above and below-market lease intangibles, and $0.1 million of receivables written-off.

    •
    Depreciation and amortization of $0.2 million.

    •
    Impairment losses of $3.1 million.

    •
    Gain on sales of $5.6 million.

    •
    Directly attributable property expenses that we do not expect to have a continuing impact on the Company.

  For the initial portfolio of 93 properties acquired in the formation transactions, adjustments to reflect the impact of the acquisition had it occurred on January 1, 2019 consist of:

    •
    Decrease to rental revenue of $0.2 million, consisting of a decrease of $0.4 million of straight-line rent adjustments, offset by $0.2 million of amortization of above and below-market lease intangibles based on the fair market value on December 23, 2019, recorded on a straight-line basis over the remaining lease terms.

    •
    Decrease to depreciation and amortization of $2.3 million based on the fair market value on December 23, 2019 recorded on a straight-line basis, up to 35 years for buildings, up to 15 years for site improvements, 3 years for assembled workforce, and with respect to acquired in-place leases, the remaining term of the respective lease.

  Decrease to interest expense of $4.0 million (including amortization of capitalized loan fees and unutilized borrowing fees) as a result of entering into the $175.0 million Term Loan and the $250.0 million Revolver, the proceeds of which were used to pay off our prior credit agreement. Interest expense was calculated assuming our $175.0 million Term Loan and $250.0 million Revolver were obtained on January 1, 2019 and remained at a constant debt level throughout the period. Interest expense may be higher or lower dependent on changes to our outstanding debt. The actual interest rate will depend on market conditions when the debt is issued, and the final composition of the debt structure is determined. A change of one-eighth of a percent to the annual interest rate on our $175.0 million Term Loan would change interest expense on our unaudited consolidated pro forma statement of operations by $0.2 million for the year ended December 31, 2019.

  We have not recorded an adjustment to general and administrative expenses as a result of the completion of the private offering and formation transactions as we believe the historical results appropriately reflect the recurring costs to be incurred by the Company. It should be noted that the unaudited pro forma consolidated statement of operations may not be indicative of our future results of operations because we expect to incur additional non-recurring general and administrative expenses including but not limited to incremental legal, audit, tax, consulting and other compliance-related fees and expenses in order to operate as a public company.

  For the exercise of the overallotment option granted to Stifel, Nicolaus & Company, Incorporated, the impact on the weighted average basic and diluted shares used for the purposes of calculating pro forma earnings per share.

(K)
Represents the total weighted average number of basic and diluted shares used as the denominator in calculating basic and diluted pro forma earnings per share, and is comprised of the following:

  •
  The total number of shares issued and outstanding from the private offering and formation transactions, including the overallotment option granted to Stifel, Nicolaus & Company, Incorporated;

  •
  The sale of shares of common stock in our initial public offering for which the proceeds are used to complete the repayment of outstanding borrowings on our $250.0 million Revolver, and excludes approximately 9.7 million shares of common stock the proceeds from which, as of the date of this prospectus, are not allocated to fund specific future acquisitions, and 1.9 million shares of common stock that may be issued by us upon the exercise of the underwriters' option to purchase additional shares in our initial public offering; and

  •
  0.3 million of shares issued to selling stockholders in connection with the redemption of such selling stockholders' OP units, which for the purposes of the unaudited pro forma consolidated statements of operations is assumed to have occurred on January 1, 2019.

  The table below presents our pro forma basic and diluted earnings per share based on the total weighted average common shares outstanding immediately after the completion of our initial public offering, assuming no exercise by the underwriters of their option to purchase additional shares:

	For the Six Months Ended June 30, 2020	For the Year Ended December 31, 2019
Amounts available to common shareholders per common share:
Net loss, basic and diluted	$(0.02)	$(0.02)
Weighted average common shares outstanding:
Basic	24,297,645	24,297,645
Diluted	24,297,645	24,297,645

  The table above is provided for illustrative purposes only and may not be indicative of our basic and diluted earnings per share had the total weighted average basic and diluted number of common shares actually been outstanding from January 1, 2019.

SELECTED HISTORICAL FINANCIAL DATA

          On December 23, 2019, we completed our formation transactions pursuant to which, among other things, our predecessor was merged with and into our operating partnership. The selected consolidated statements of operations data presented below for the year ended December 31, 2018 and the period from January 1, 2019 to December 22, 2019, and the consolidated balance sheet data as of December 31, 2018 relate to our predecessor and are derived from the audited consolidated financial statements that are included in this prospectus. The selected consolidated statement of operations data for the period from December 23, 2019 to December 31, 2019 and the consolidated balance sheet data as of December 31, 2019 relate to the Company and are derived from the audited consolidated financial statements that are included in this prospectus.

          The selected consolidated statement of operations data presented below for the six months ended June 30, 2019 relate to our predecessor and are derived from the unaudited historical condensed consolidated financial statements that are included in this prospectus. The selected consolidated statement of operations data for the six months ended June 30, 2020 and the consolidated balance sheet data as of June 30, 2020 relate to the Company and are derived from the unaudited condensed consolidated financial statements that are included in this prospectus. The unaudited interim financial and operating data, have been prepared in accordance with U.S. GAAP on the same basis as its audited financial statements and related notes included elsewhere in this prospectus and, in the opinion of management, reflect all adjustments consisting only of normal recurring adjustments that management considers necessary to state fairly the financial information as of and for the periods presented. The historical consolidated financial data included below and set forth elsewhere in this prospectus are not necessarily indicative of our future performance, and results for any interim period are not necessarily indicative of the results for any full year.

          You should read the following selected historical financial data together with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Our Business and Properties" and the consolidated financial statements and related notes appearing elsewhere in this prospectus.

			Company	Predecessor
	Company	Predecessor
			Period from December 23 through December 31, 2019	Period from January 1 through December 22, 2019
	Six months ended June 30, 2020	Six months ended June 30, 2019			Year ended December 31, 2018
(in thousands, except share and per share data)	(unaudited)	(unaudited)
Operating Data:
Revenue:
Rental revenue (including reimbursable)	$12,625	$11,417	$513	$19,805	$23,828
Expenses:
Property—operating	719	560	52	1,113	1,731
General and administrative	5,460	2,032	51	4,090	3,792
Depreciation and amortization	5,462	5,405	195	10,422	12,880
Interest	2,797	5,900	173	10,712	11,004
Provision for impairment	1,410	3,429	—	7,186	15,721

Total expenses	15,848	17,326	471	33,523	45,128

Gain on sale of real estate	1,016	4,099	—	5,646	1,003
Gain from forfeited earnest deposit	250	—	—	—	—

Net income (loss)	(1,957)	(1,810)	42	(8,072)	(20,297)
Less: Net income attributable to non-controlling interests	(536)	—	(14)	—	—

Net income (loss) attributable to NETSTREIT Corp.	(1,421)	(1,810)	28	(8,072)	(20,297)
Less: cumulative preferred stock dividend	6	—	—	—	—

Net income (loss) attributable to common stockholders	$(1,427)	$(1,810)	$28	$(8,072)	$(20,297)

Amounts available to common stockholders per common share:
Net income (loss), basic and diluted	$(0.13)	NA	$—	NA	NA
Weighted average common shares outstanding:
Basic	11,105,709	NA	8,860,760	NA	NA
Diluted	11,105,709	NA	8,860,760	NA	NA
Statement of Cash Flow Data:
Net cash provided by (used in):
Operating activities	$1,796	$3,622	$89	$5,989	$8,902
Investing activities	(216,186)	57,301	(167,844)	75,934	(22,054)
Financing activities	53,056	(61,184)	337,074	(82,317)	10,438

	Company		Predecessor
	As of June 30, 2020	As of December 31, 2019	As of December 31, 2018
(in thousands)	(unaudited)
Balance Sheet Data:
Total real estate, at cost	$423,474	$224,053	$260,192
Real estate held for investment, net	419,600	223,921	237,798
Cash, cash equivalents and restricted cash	7,985	169,319	1,950
Total assets	496,977	433,922	333,083
Total liabilities	191,845	181,490	250,335
Total shareholders' equity	217,769	164,533	—
Noncontrolling interests	87,363	87,899	—
Partners' capital	—	—	82,748
Total equity	305,132	252,432	82,748

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

          You should read the following discussion of our financial condition and results of operations in conjunction with the more detailed information set forth under the captions "Prospectus Summary — Summary Historical and Pro Forma Financial Information," "Selected Historical Financial Data," and in our audited and unaudited financial statements and the related notes thereto appearing elsewhere in this prospectus. We were incorporated in Maryland in October 2019 and commenced operations upon the completion of our formation transactions on December 23, 2019. Statement of operations data for the period ended December 22, 2019 represents that of our predecessor. To assist with the period to period comparison, we have compared our predecessor's statement of operations data for the year ended December 31, 2018 to our predecessor's results of operations for the period ended December 22, 2019, which does not reflect the consummation of our formation transactions on December 23, 2019 as described in "Unaudited Pro Forma Consolidated Financial Statements." We believe this comparison provides the most meaningful information for investors despite the 2019 period having nine fewer days of operations than the 2018 period.

Overview

          We are an internally-managed real estate company that acquires, owns and manages a diversified portfolio of single-tenant, retail commercial real estate subject to long-term net leases with high credit quality tenants across the United States. Our diversified portfolio consists of 163 single-tenant retail net leased properties spanning 34 states, with tenants representing 53 different brands or concepts across 23 retail sectors. Our portfolio generates ABR of $34.5 million and is 100% occupied, with a WALT of 11.2 years and consisting of approximately 64.0% investment grade tenants by ABR, which we believe provides us with a strong, stable source of recurring cash flow from which to grow our portfolio. Our tenants operate in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. None of our tenants represent more than 12.7% of our portfolio by ABR, and our top 10 largest tenants represent in aggregate 56.8% of our ABR. Our top 10 tenants are 7-Eleven, Walmart, CVS, Ollie's Bargain Outlet, Lowe's, Advance Auto Parts, Dollar General, Walgreens, Home Depot and Kohl's. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net. As a result of this net lease structure, we do not expect to incur significant capital expenditures relating to our portfolio.

          We raised aggregate net proceeds of $220.1 million (after deducting initial purchaser's discount and placement fees) in the private offering, which we have been actively deploying, acquiring 72 single-tenant retail net leased properties with an aggregate purchase price of $264.0 million from December 23, 2019 to July 31, 2020. These acquisitions include three properties acquired for an aggregate purchase price of $36.8 million subsequent to June 30, 2020, which are not reflected in our historical audited and unaudited financial statements and the related notes thereto appearing elsewhere in this prospectus.

          Our management team has leveraged its extensive network of industry relationships to establish a robust pipeline of acquisition opportunities that consists of 128 properties with an aggregate expected purchase price of approximately $506.5 million as of July 31, 2020. This acquisition pipeline includes (i) nine properties with an aggregate expected purchase price of approximately $10.2 million that are under contract and (ii) 44 properties with an aggregate expected purchase price of approximately $132.4 million that are the subject of non-binding letters of intent, each as more fully described below. The remainder of our acquisition pipeline consists of 75 properties with an aggregate expected purchase price of approximately $363.9 million for which we have delivered a non-binding letter of intent for execution by the seller but which has not yet been executed. Purchase prices for the properties that are not yet subject to fully executed, non-binding letters of intent are estimated based on preliminary discussions with sellers or our internal assessment of the values of such properties. We are in varying stages of negotiation and have not completed our due diligence process with the sellers of these properties. As a result, there can be no assurance that these acquisitions will be completed on the terms described above or at all.

          In connection with the private offering, our predecessor was merged with and into our operating partnership, and NETSTREIT GP, LLC, a wholly-owned subsidiary, became the sole general partner of our operating partnership. Substantially all of our assets are held by, and substantially all of our operations are conducted through, our operating partnership.

Factors that May Influence Our Operating Results

Rental Revenue

          Our revenues are generated predominantly from receipt of rental revenue. Our ability to grow revenue will depend, to a significant degree, on our ability to acquire additional properties. We primarily focus on opportunities to acquire, own and manage single-tenant, retail commercial real estate subject to long-term net leases with high credit quality tenants. We believe our senior management team's reputation, in-depth market knowledge and extensive network of long-standing relationships with retailers, brokers, intermediaries, private equity firms and others in the net lease industry will provide us with an ongoing pipeline of both marketed and off-market investment opportunities. Given that approximately 64.0% of our tenants have an investment grade credit rating, a limited number of our leases contain a rent escalation provision over the term of the lease. The leases in our portfolio provide for an average 0.93% increase in ABR. As we expand our portfolio, we will continue seeking inclusion of rent escalation provisions as part of our leases with unrated and sub-investment grade tenants.

          The leases in our portfolio have a WALT of 11.2 years, with no lease expiring prior to April 2022. See "Our Business and Properties — Our Real Estate Portfolio." The stability of the rental revenue generated by our properties depends principally on our tenants' ability to pay rent and our ability to collect rents, renew expiring leases or re-lease space upon the expiration or other termination of leases, lease currently vacant properties and maintain or increase rental rates at our leased properties. For sub-investment grade and unrated tenants, we utilize our disciplined underwriting and risk management practices and proprietary credit modeling process to target tenants in e-commerce resistant and recession resilient industries with attractive credit characteristics and stable cash flows. We also evaluate the key real estate metrics of each property, including location and demographics that will support both tenant financial health and a market for alternative use, re-leasing or redevelopment, when necessary. Additionally, we focus on tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. However, adverse economic conditions, particularly those that affect the markets in which our properties are located, or downturns in our tenants' industries could impair our tenants' ability to meet their lease obligations to us and our ability to renew expiring leases or re-lease space. In particular, the bankruptcy of one or more of our tenants could adversely affect our ability to collect rents from such tenant and maintain our portfolio's occupancy.

Our Leases

          We own single-tenant, retail commercial real estate subject to long-term leases with high credit quality tenants across the United States. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net. As a result of this net lease structure, we do not expect to incur significant capital expenditures or non-reimbursable property expenses relating to our portfolio. Our leases typically have initial lease terms of at least 10 years and contain two or more options for the tenant to extend the term of the lease, most often for additional five-year periods. Occasionally, we have entered into a lease pursuant to which we retain responsibility for the costs of structural repairs and a portion of the maintenance expenses, and while these expenses have not historically resulted in significant costs to us, an increase in costs related to these responsibilities could negatively influence our operating results. Similarly, an increase in the vacancy rate of our portfolio would increase our costs, as we would be responsible for costs that our tenants are currently required to pay. In addition, we currently lease properties on an individual basis, but we may seek to implement master lease structures going forward, pursuant to which we will lease multiple properties to a single tenant on an all-or-none basis.

COVID-19

          On March 11, 2020, the World Health Organization declared that COVID-19 was a pandemic and on March 13, 2020, the United States declared COVID-19 a national emergency. The spread of COVID-19 has caused significant volatility in the United States and international markets and, in many industries, business activity has virtually shut down entirely. There is significant uncertainty around the duration and severity of business disruptions related to COVID-19, as well as its impact on the U.S. and international economies. The extent to which the COVID-19 pandemic impacts the businesses of our tenants, and their ability to continue to make required rental payments, will depend on future developments, which are highly uncertain and cannot be predicted. As a result, we are not yet able to determine the full impact of COVID-19 on our operations and therefore whether any such impact will be material.

          The Company also adopted an optional remote-work policy and other physical distancing policies at its corporate office and does not anticipate these policies to have any adverse impact on its ability to continue to operate its business. Transitioning to a remote-work environment has not had a material adverse impact on the Company's financial reporting system, internal controls or disclosure controls and procedures.

          Our operations and cash flows during the six months ended June 30, 2020 were not materially impacted by COVID-19. An assessment of current or identifiable potential financial and operational impacts on our business as of July 31, 2020, related to COVID-19 included:

  •
  Approximately 99.4% properties within our current portfolio are open as of July 31, 2020.

  •
  We have received payment of approximately 88.5%, 86,1%, 86.5% and 94.3% of contractual base rent billed for the months of April, May June and July 2020, respectively (such percentages reflect leases in place for the full applicable month).

  •
  We have provided rent deferral to approximately 7.5% of our properties, which represents a deferral of cash rent, based on lease agreements in place prior to provision of any rent relief as a result of COVID-19, of approximately 0.6% of our total ABR, generally for three months and to be repaid ratably other the remaining lease term. Accordingly, we do not expect our annual rental revenue to be materially impacted by the rent deferrals.

  •
  We have provided rent abatement to approximately 9.4% of our properties, which represents an abatement of cash rent of approximately 2.1% of our total ABR, generally for two to four months, in exchange for additional lease term. The extension of the lease term is generally greater than the abated period, which increases total rents due to us over the revised lease term. We do not expect our annual rental revenue to be materially impacted by rent abated.

  •
  We have completed rent relief agreements on all but one property, which represents 0.1% of our ABR, that has requested rent relief. We are currently evaluating the impact of deferrals or other accommodations for such property. Not all property requests have resulted in concessions being provided, nor will we be forgoing contractual rights under our lease agreements. Through July 31, 2020, all tenants with rent relief agreements in place paid in accordance with the terms of their new lease agreements.

  •
  We believe certain programs available under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") may provide tenants with the ability to obtain proceeds from loans provided by the federal government, which could provide liquidity that would allow the tenant to pay its near-term rent. However, no assurances can be given that the tenants will seek to access or will receive funds from these programs or will be able to use the proceeds to pay their rent in the near-term or otherwise.

  •
  We continue our efforts to identify additional acquisition and disposition opportunities despite the uncertainties created by COVID-19 and the impact on the capital markets, the U.S. economy, and our tenants. We believe we have sufficient capital resources to pursue accretive acquisition opportunities for the remainder of 2020.

Interest Expense

          We expect that future changes in interest rates will impact our overall performance, including changes to the interest expense we currently incur on our $175.0 million Term Loan. Additionally, to the extent we incur borrowings under the $250.0 million Revolver, our interest expense will increase. Any changes to our debt structure in the future could materially influence our operating results depending on the terms of any such indebtedness.

General and Administrative Expenses

          We do not expect the general and administrative expenses reflected on the historical statement of operations of our predecessor or those reflected in our unaudited pro forma statement of operations to be reflective of our expected professional and consulting fees, portfolio servicing costs and other general and administrative expenses. As a public company, we estimate our annual general and administrative expenses will be approximately $14.0 million, which amount includes, among other things, $3.0 million to $4.0 million for legal, insurance, accounting and other expenses related to corporate governance, SEC reporting and other compliance matters. In addition, while we expect that our general and administrative expenses will rise in some measure as our portfolio grows, we expect that such expenses as a percentage of our portfolio will decrease over time due to efficiencies and economies of scale.

Impact of Inflation

          Our leases typically contain provisions designed to mitigate the adverse impact of inflation on our results of operations. Since tenants typically are required to pay all property operating expenses, increases in property-level expenses at our leased properties generally do not adversely affect us. However, increased operating expenses at vacant properties and those properties for which we are responsible for maintenance, insurance, utilities and taxes could cause us to incur additional operating expense. Additionally, tenant leases generally provide for rent escalators designed to mitigate the effects of inflation over a lease's term. However, because a portion of our leases do not contain such rent escalators and limit the amount by which rent may increase, any increase in our rental revenue may not keep up with the rate of inflation.

Summary of Critical Accounting Policies and Estimates

          Our accounting policies are determined in accordance with GAAP and are the basis for our discussion and analysis of financial condition and results of operations. The preparation of our financial statements requires us to make estimates and assumptions that are subjective in nature and, as a result, our actual results could differ materially from our estimates. Estimates and assumptions include, among other things, subjective judgments regarding the fair values and useful lives of our properties for depreciation and lease classification purposes, the collectability of receivables and asset impairment analysis. Set forth below are the critical accounting policies that require management's judgment and estimates in the preparation of our consolidated financial statements. This summary should be read in conjunction with the more complete discussion of our accounting policies and procedures included in Note 2 to our consolidated financial statements appearing elsewhere in this prospectus.

Real Estate Held for Investment

          Real estate is recorded and stated at cost less any provisions for impairment. Our operating partnership acquired our initial portfolio of 93 properties from our predecessor and, as a result, was initially recorded at the fair value of the operating partnership's ownership interest issued at the date of the private offering. For real property acquired from third parties, such assets are recognized at fair value at the acquisition date.

          We evaluate each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore accounted for as a business combination or if the acquisition transaction should be accounted for as an asset acquisition. Under Accounting Standards Update ("ASU") 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business" ("ASU 2017-01"), an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Transaction costs related to acquisitions that qualify as asset acquisitions are capitalized as part of the cost basis of the acquired assets, while transaction costs for acquisitions that are deemed to be acquisitions of a business are expensed as incurred. Our predecessor early adopted ASU 2017-01 effective January 1, 2018. All acquired properties are accounted for as asset acquisitions and transaction costs were capitalized.

          We allocate the purchase price of acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. Tangible assets may include land, buildings, site improvements and tenant improvements. Intangible assets include the value of in-place leases and above-market leases and intangible liabilities include below-market leases.

          The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases based on the specific characteristics of each tenant's lease. We estimate the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, including leasing commissions, legal and other related expenses. The fair value of above-market or below-market leases is recorded based on the net present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to the in-place lease and our estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining non-cancelable term of the lease including any below-market fixed rate renewal options for below-market leases. In making estimates of fair values for purposes of allocating purchase price, we utilize a number of sources, including real estate valuations prepared by independent valuation firms. We also consider information and other factors including market conditions, the industry that the tenant operates in, characteristics of the real estate (e.g., location, size, demographics, value and comparative rental rates), tenant credit profile and the importance of the location of the real estate to the operations of the tenant's business. Additionally, we consider information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets and liabilities acquired.

Impairment of Long-Lived Assets

          We review our properties for impairment whenever indicators of impairment exist. If indicators are present, we will prepare a projection of the undiscounted future cash flows of the property, excluding interest charges, and determine if the carrying amount of the real estate is recoverable. When a carrying amount is not recoverable, an impairment loss is recognized to the extent that the carrying amount of the asset exceeds its fair market value. We estimate fair value using data such as operating income, estimated capitalization rates or multiples, leasing prospects, local market information and, with regard to assets held for sale, based on the negotiated selling price, less estimated costs of disposal.

Revenue Recognition and Related Matters

          Our rental revenue is primarily related to rent received from tenants under leases accounted for as operating leases. Rent from leases that have fixed and determinable rent increases is recognized on a straight-line basis over the non-cancellable initial term of the lease and reasonably certain renewal periods, from the later of the date of the commencement of the lease or the date of acquisition of the property subject to the lease. The difference between rental revenue recognized and the cash rent due under the provisions of the lease is recorded as deferred rent receivable and included as a component of other assets in the consolidated balance sheets.

          Variable lease revenues include tenant reimbursements, lease termination fees, changes in the index or market-based indices after the inception of the lease or percentage rents. Variable lease revenues are not recognized until the specific events that trigger the variable payments have occurred. We and our predecessor recognized variable lease revenue related to tenant reimbursements and lease termination fees for the periods presented.

          Capitalized above-market and below-market lease values are amortized on a straight-line basis as a reduction or increase of rental revenue as appropriate over the remaining non-cancellable terms of the respective leases.

          In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU No. 2014-09, "Revenue from Contracts with Customers" ("ASU 2014-09"), which was added to the ASC under Topic 606 ("ASC 606"). ASC 606 outlines a single comprehensive model for entities to use in accounting for revenues arising from contracts with customers. As our revenues are primarily generated through leasing arrangements, we elected the lessor practical expedient to report income on one line within our consolidated statement of operations and comprehensive income (loss) from the associated lease for all existing and new leases under ASC 842, our revenues fall outside the scope of this standard.

          An allowance for doubtful accounts is provided against the portion of accounts receivable, net including straight-line rents, which is estimated to be uncollectible, which includes a portfolio-based reserve and reserves for specific disputed amounts. Such allowances are reviewed each period based upon recovery experience and the specific facts of each outstanding amount.

Recent Accounting Pronouncements

          In May 2014, the FASB issued ASU 2014-09, that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. ASC 606 is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As amended by ASU 2015-14, "Revenue from Contracts with Customers: Deferral of the Effective Date" ("ASU 2015-14"), ASC 606 is effective for fiscal years beginning after December 15, 2018. Our predecessor adopted Topic 606 on January 1, 2019, but as the primary revenue stream stems from leasing arrangements and tenant reimbursements, these fall outside the scope of ASC 606. We did not have non-rental related revenue that would need to be considered for ASC 606 assessment.

          In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), which replaces the existing guidance in Topic 840, "Leases" ("ASC 842"). ASC 842 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. Our predecessor adopted

ASC 842 on January 1, 2019 utilizing the modified retrospective transition method. Our predecessor elected to recast prior-period comparative information to aggregate prior period tenant reimbursement revenue within rental revenue to conform with the current period presentation within the Statements of Operations and Comprehensive Loss. Our predecessor elected the package of practical expedients available under ASC 842, but did not elect the hindsight practical expedient, thereby not requiring our Predecessor to reassess the lease classification for existing contracts. Accordingly, our predecessor's leases continue to be classified as operating leases as of January 1, 2019. Our predecessor did not make any adjustments to the opening balance of retained earnings upon adoption of the new standard given the nature of the impacts and other transition practical expedients.

          In June 2016, the FASB issued ASU 2016-13, "Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13"), which changes the model for the measurement of credit losses on financial instruments. Specifically, the amendments in the ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In November 2018, the FASB issued ASU 2018-19 "Codification Improvements to Topic 326, Financial Instruments — Credit Losses", which clarifies that receivables arising from operating leases are not within the scope of this new guidance. On January 1, 2020, the Company adopted ASU 2016-13. The adoption of this standard has not materially impacted the Company's condensed consolidated financial statements.

          In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement" ("ASU 2018-13"). This new guidance modified the disclosure requirements on fair value measurements. Public entities are required to disclose the following: (i) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (ii) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. In addition, public entities will no longer be required to disclose the following: (i) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) the policy for timing of transfers between levels and (iii) the valuation processes for Level 3 fair value measurements. The new pronouncement also clarifies and modifies certain existing provisions, including eliminating "at a minimum" from the phrase "an entity shall disclose at a minimum" to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and clarifying that materiality is an appropriate consideration when evaluating disclosure requirements. On January 1, 2020, the Company adopted ASU 2018-13. The adoption of this standard has not materially impacted the company's condensed consolidated financial statements.

          In October 2018, the FASB issued ASU 2018-17, "Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities" ("ASU 2018-17"). ASU 2018-17 is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. On January 1, 2020, the Company adopted ASU 2018-17. The adoption of this standard has not materially impacted the Company's condensed consolidated financial statements.

          In April 2020, the FASB issued a question and answer document, "Topic 842 and Topic 840: Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic" focused on the application of lease accounting guidance to lease concessions provided as a result of the COVID-19 pandemic. Under existing lease guidance, the entity would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant, which would be accounted for under the lease modification framework, or if a lease concession was under the enforceable rights and obligations that existed in the original lease, which would be accounted for outside the lease modification framework. Entities can elect to not evaluate whether certain concessions provided by lessors to mitigate the effects of COVID-19 on lessees are lease modifications. Entities that make this election can then elect to apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract. For all leases when the Company is a lessor, the Company elected to not evaluate whether certain concessions that do not result in a substantial increase in the Company's rights as the lessor or the obligations of the lessee provided to mitigate the effects of COVID-19 on tenants are lease modifications, further electing to account for the concession as if it were contemplated as part of the existing contract. As all concessions were provided after April 1, 2020, the Company's elections will impact the Company's 2020 consolidated financial statements and interim periods therein commencing after April 1, 2020. The Company's financial statements will not be materially impacted by this guidance and the Company's elections due to concessions taking the form of rent deferrals, with total rents remaining substantially the same. In other instances, this guidance will be inapplicable to the Company, such as when there is a substantial increase in either the Company's rights as the lessor or the obligations of the lessee, including when rent is abated in exchange for an increase in lease term. In such case, the concession is accounted for as a lease modification with straight-line rents remaining substantially the same before and after the modification.

          For additional information refer to Note 14 to our audited consolidated financial statements appearing elsewhere in this prospectus.

Results of Operations

Six Months Ended June 30, 2020 Compared with Six Months Ended June 30, 2019

          The following table sets forth our operating results for the periods indicated.

	Company	Predecessor
	Six months ended June 30, 2020	Six months ended June 30, 2019
(in thousands, except share and per share data)	(unaudited)	(unaudited)
Operating Data:
Revenue:
Rental revenue (including reimbursable)	$12,625	$11,417
Expenses:
Property – operating	719	560
General and administrative	5,460	2,032
Depreciation and amortization	5,462	5,405
Interest	2,797	5,900
Provision for impairment	1,410	3,429

Total expenses	15,848	17,326

Gain on sales of real estate	1,016	4,099
Gain from forfeited earnest deposit	250	—

Net loss	$(1,957)	$(1,810)

          Revenue.    Revenue for the six months ended June 30, 2020 increased $1.2 million to $12.6 million from $11.4 million in the prior period. This is primarily due to a $0.5 million increase in rental income, a $0.2 million increase in property expense reimbursements and a $0.5 million increase in amortization of above- and below-market lease-related intangibles as a result of our acquisitions in 2020.

          Total Expenses.    Total expenses decreased 8.5% to $15.8 million for the six months ended June 30, 2020 as compared to $17.3 million for the six months ended June 30, 2019, primarily due to the items set forth below. Total expenses include the following:

  •
  Property Operating Expenses.  Property operating expenses increased $0.1 million to $0.7 million for the six months ended June 30, 2020 from $0.6 million for the six months ended June 30, 2019. This is due to a $0.2 million increase in reimbursable expenses, offset by a $0.1 million reduction in non-reimbursable expenses during the six months ended June 30, 2020.

  •
  General and Administrative Expenses.  General and administrative expenses increased $3.4 million to $5.4 million for the six months ended June 30, 2020 from $2.0 million for the six months ended June 30, 2019. The increase is primarily due to an increase of $1.2 million in public company readiness costs, $1.0 million in bonus accrual and board fees, $0.9 million in legal, audit and consulting fees, and $0.3 million in acquisition-related costs on real estate purchases that were not pursued.

  •
  Depreciation and Amortization.  Depreciation and amortization expense were consistent for the six months ended June 30, 2020 compared to the prior comparative period. The property portfolio consists of 160 and 111 properties as of June 30, 2020 and June 30, 2019, respectively. The majority of our 2020 acquisitions occurred in the second quarter, thereby only impacting depreciation and amortization for a partial period.

  •
  Interest Expense.  Interest expense decreased $3.1 million to $2.8 million for the six months ended June 30, 2020 from $5.9 million for the prior period, primarily due to the decrease in our outstanding credit facilities and related interest rates for the six months ended June 30, 2020 compared to those of our predecessor over the comparable period.

  •
  Provision for Impairment.  For the six months ended June 30, 2020, we recorded a provision for impairment of $1.4 million on two properties which were classified as held-for-sale assets at June 30, 2020. For the six months ended June 30, 2019, our predecessor recorded a provision for impairment of $3.4 million on three properties which were classified as held for sale at June 30, 2019. These impairments and subsequent disposals relate to strategic identification of non-performing properties for re-leasing or disposal in an effort to improve returns and manage risk exposure.

          Gain on Sales of Real Estate.    For the six months ended June 30, 2020, we recorded a gain on sales of real estate of $1.0 million. For the six months ended June 30, 2019, our predecessor recorded a gain on sales of real estate of $4.1 million. The table below summarizes the properties sold for the periods indicated.

	Company	Predecessor
	Six months ended June 30, 2020	Six months ended June 30, 2019
(in thousands)
Number of properties sold	2	19
Sales price, net of disposal costs	$9,917	$58,983
Gain on sales of real estate	$1,016	$4,099

          Gain from forfeited earnest deposit.    Gain from forfeited earnest deposit was $0.3 million for the six months ended June 30, 2020. This related to a nonrefundable earnest money deposit as part of the agreement to sell one property to a third-party, which was recognized as a gain upon termination of the agreement.

          Net Loss.    Net loss for the six months ended June 30, 2020 remained consistent with the prior comparative period, as a result of the items set forth above.

Predecessor Period Ended December 22, 2019 Compared with Year Ended December 31, 2018

          To assist with the period to period comparison, we have compared our predecessor's statement of operations data for the year ended December 31, 2018 to our predecessor's results of operations for the period ended December 22, 2019, which does not reflect the consummation of our formation transactions on December 23, 2019 as described in "Unaudited Pro Forma Consolidated Financial Statements." We believe this comparison provides the most meaningful information for investors despite the 2019 period having nine fewer days of operations than the 2018 period.

          The following table sets forth our operating results for the periods indicated.

	Predecessor
	Period from January 1 through December 22, 2019	Year ended December 31, 2018
	(in thousands, except share and per share data)
Operating Data:
Revenue:
Rental revenue (including reimbursable)	$19,805	$23,828
Expenses:
Property- operating	1,113	1,731
General and administrative	4,090	3,792
Depreciation and amortization	10,422	12,880
Interest	10,712	11,004
Provisions for impairment	7,186	15,721

Total expenses	33,523	45,128

Gain on sales of real estate	5,646	1,003

Comprehensive loss	$(8,072)	$(20,297)

          Revenue.    Revenue for the period ended December 22, 2019 decreased 16.9% to $19.8 million from $23.8 million in the prior year. This is primarily due to a decrease in the real estate portfolio from 122 to 93 properties during the period ended December 22, 2019, to a smaller extent the impact of nine fewer days, and $0.2 million of write-offs on tenant receivables for the period ended December 22, 2019.

          The decrease to rental revenue is partially offset by $0.5 million in lease termination fees received during the period ended December 22, 2019.

          Total Expenses.    Total expenses decreased 25.7% to $33.5 million for the period ended December 22, 2019 as compared to $45.1 million in the year ended December 31, 2018, primarily due to the items set forth below. Total expenses include the following:

  •
  Property Operating Expenses.  Property operating expenses decreased $0.6 million to $1.1 million for the period ended December 22, 2019 from $1.7 million for the prior year, primarily due to property dispositions that resulted in a decrease in the real estate portfolio from 122 to 93 properties, and also the impact of nine fewer days in the reporting period.

  •
  General and Administrative Expenses.  General and administrative expenses increased $0.3 million to $4.1 million for the period ended December 22, 2019 from $3.8 million for the year ended December 31, 2018. The increase is primarily due to an increase of $0.8 million in legal, audit and consulting fees, partially offset by a decrease of $0.4 million in acquisition-related costs on real estate purchases that were not pursued.

  •
  Depreciation and Amortization.  Depreciation and amortization expense decreased $2.5 million to $10.4 million for the period ended December 22, 2019 from $12.9 million for the year ended December 31, 2018. The decrease in depreciation and amortization is proportionate to the decrease in the size of the portfolio over the comparable period.

  •
  Interest Expense.  Interest expense decreased $0.3 million to $10.7 million for the period ended December 22, 2019 from $11.0 million for the prior year, primarily due to a decrease of $0.9 million in interest expense on our mortgage payables that were repaid in the second quarter of 2019, partially offset by $0.2 million of amortization of capitalized deferred financing costs, and $0.4 million of incremental legal and tax costs incurred in connections with the extinguishment of the outstanding term loans on December 22, 2019.

  •
  Provisions for Impairment.  Provisions for impairment decreased $8.5 million to $7.2 million for the period ended December 22, 2019 from $15.7 million for the prior year period. During the period ended December 22, 2019 and the year ended December 31, 2018, the provisions for impairment were recorded on 6 and 21 real estate properties, respectively. These impairments and subsequent disposals relate to strategically identifying non-performing properties that can be re-leased or disposed of in an effort to improve returns and manage risk exposure. An increase in vacancy associated with the overall disposition or re-leasing strategies may trigger impairment charges when the expected future cash flows from property sales or re-leases are less than their net book value.

          Gain on Sales of Real Estate.    Gain on sales of real estate increased $4.6 million to $5.6 million for the period ended December 22, 2019 from $1.0 million for the prior year. The table below summarizes the properties sold for the periods indicated.

	Predecessor
	Period from January 1 through December 22, 2019	Year ended December 31, 2018
	(in thousands)
Number of properties sold	30	4
Sales price, net of disposal costs	$77,166	$9,552
Gain on sales of real estate	$5,646	$1,003

          Net Loss.    Net loss improved by $12.2 million to $8.1 million for the period ended December 22, 2019 compared to a net loss of $20.3 million for the year ended December 31, 2018, as a result of the items set forth above.

Liquidity and Capital Resources

          Our primary capital requirements are to fund required interest payments and property acquisitions, as well as working capital needs, operating expenses and capital expenditures. Our capital resources primarily consist of cash from operations, sales of equity securities (including the private offering) and borrowings under our Credit Facility. As of June 30, 2020, we had a $175.0 million Term Loan and no borrowings outstanding under our $250.0 million Revolver. We believe that the proceeds from our initial public offering, our cash flows from operations and available borrowing capacity will be adequate to support our ongoing operations and to fund our debt service requirements, capital expenditures and working capital for at least the next 12 months.

Credit Facility

          In December 2019, we entered into a senior credit facility consisting of (i) a $175.0 million senior secured Term Loan and (ii) a $250.0 million senior secured Revolver. Wells Fargo Securities, LLC is lead arranger and bookrunner and Wells Fargo Bank, National Association is administrative agent under the Credit Facility (the "Administrative Agent").

          The Term Loan matures on December 23, 2024 and the Revolver matures on December 23, 2023, subject to extension of up to one year. The Credit Facility is secured by a first priority perfected security interest in and lien on all existing and future equity interests of the Company's direct and indirect subsidiaries of any Eligible Property (as defined in the Credit Facility) owned by the Company or any of the Company's subsidiaries. The Credit Facility also provides that the Administrative Agent has the option to release the collateral securing the Credit Facility upon delivery of satisfactory evidence from the Company that Collateral Release Requirements (as defined in the Credit Facility) have been met, which requirements include, among others, conditions related to the unencumbered asset value and asset diversification of the Company.

          Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. For so long as the Credit Facility is secured, the interest rates under the Credit Facility are based on the Company's consolidated total leverage ratio, and are determined by (A) in the case of Term Loans either (i) LIBOR, plus a margin ranging from 1.25% to 2.25%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.25% to 1.25%, based on the Company's consolidated total leverage ratio and (B) in the case of Revolving Loans either (i) LIBOR, plus a margin ranging from 1.35% to 2.30%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.35% to 1.30%, based on the Company's consolidated total leverage ratio. To the extent the Administrative Agent releases the collateral in connection with the Company's satisfaction of the Collateral Release Requirements, the interest rates under the Credit Facility will be based on the Company's consolidated total leverage ratio, and are determined by (A) in the case of Term Loans either (i) LIBOR, plus a margin ranging from 1.15% to 1.60%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.15% to 0.60%, based on the Company's consolidated total leverage ratio and (B) in the case of Revolving Loans either (i) LIBOR, plus a margin ranging from 1.20% to 1.80%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.20% to 0.80%, based on the Company's consolidated total leverage ratio.

Historical Cash Flow Information

Six months ended June 30, 2020 Compared with Six months ended June 30, 2019

	Company	Predecessor
	Six months ended June 30, 2020	Six months ended June 30, 2019
(in thousands)
Net cash provided by (used in):
Operating activities	$1,796	$3,622
Investing activities	(216,186)	57,301
Financing activities	53,056	(61,184)

Cash Flows for the Period from January 1 through June 30, 2020

          Cash Flows Provided By Operating Activities.    Net cash provided by operating activities was $1.8 million for the six months ended June 30, 2020. Cash inflows relate to net loss adjusted for non-cash items of $2.6 million (net loss of $2.0 million primarily adjusted for non-cash items, including depreciation and amortization of tangible and intangible real estate assets and liabilities, amortization of deferred financing costs, noncash revenue adjustments, provision for impairments and gain on forfeited earnest money deposit of $4.6 million), decrease to accounts payable of $1.2 million, offset by a decrease to lessee improvement obligations of $1.1 million and other assets of $0.9 million.

          Cash Flows Used In Investing Activities.    Net cash used in investing activities was $216.2 million for the six months ended June 30, 2020. The cash used in investing activities included $224.7 million for acquisition of real estate and associated deal costs, $0.7 million for earnest money deposits on acquisitions to be completed after the period and $0.6 million for real estate improvements, offset by $9.9 million of proceeds received from the sale of real estate.

          Cash Flows Provided By Financing Activities.    Net cash provided by financing activities was $53.1 million for the six months ended June 30, 2020. Cash inflows relate to net proceeds received from issuance of additional common stock from the private offering of $54.6 million, and net proceeds of $0.1 million from the issuance of Series A Preferred Stock, offset by payment of $1.6 million of deferred offering costs and debt issuance costs incurred as a result of our initial public offering.

Cash Flows for the Period from January 1 through June 30, 2019

          Cash Flows Provided By Operating Activities.    Net cash provided by operating activities was $3.6 million for the six months ended June 30, 2019. Cash inflows relate to net income adjusted for non-cash items of $4.2 million (net loss of $1.8 million adjusted primarily for non-cash items, including depreciation and amortization of tangible and intangible real estate assets and liabilities, amortization of deferred financing costs, noncash revenue adjustments, gain on dispositions of real estate, and provisions for impairment, of $6.0 million), offset by a decrease in accounts payable, accrued expenses and other liabilities of $1.1 million and an increase in other assets of $0.5 million.

          Cash Flows Provided By Investing Activities.    Net cash provided by investing activities was $57.3 million for the six months ended June 30, 2019. The cash provided by investing activities included $59.0 million of proceeds from sales of real estate, partially offset by $1.2 million used in real estate acquisitions and $0.5 million used for real estate improvements.

          Cash Flows Used In Financing Activities.    Net cash used in financing activities was $61.2 million for the six months ended June 30, 2019. Cash outflows relate to net payments on term loans and mortgages payable of $56.2 million and partners' distributions of $5.5 million. Cash inflows relate to partners' contributions of $0.5 million.

Predecessor Period Ended December 22, 2019 Compared with Year Ended December 31, 2018

          To assist with the understanding of historical cash flows, we have discussed changes in our predecessor's statement of cash flows data for the period ended December 22, 2019 and for the year ended

December 31, 2018. We believe this provides the most meaningful information for investors despite the 2019 period having nine fewer days of cash flow activity than the 2018 period.

	Predecessor
(in thousands)	Period from January 1 through December 22, 2019	Year ended December 31, 2018
Net cash provided by (used in):
Operating activities	$5,989	$8,902
Investing activities	75,934	(22,054)
Financing activities	(82,317)	10,438

Cash Flows for the Period from January 1 through December 22, 2019

          Cash Flows Provided By Operating Activities.    Net cash provided by operating activities was $6.0 million for the period ended December 22, 2019. Cash inflows relate to net income adjusted for non-cash items of $6.5 million (net loss of $8.1 million adjusted primarily for non-cash items, including depreciation and amortization of tangible and intangible real estate assets and liabilities, amortization of deferred financing costs, noncash revenue adjustments, gain on dispositions of real estate, and provisions for impairment, of $14.6 million), offset by a decrease to accounts payable, accrued expenses and other liabilities of $0.6 million.

          Cash Flows Provided By Investing Activities.    Net cash provided by investing activities was $75.9 million for the period ended December 22, 2019. The cash provided by investing activities included $77.6 million of proceeds from sales of real estate, partially offset by $1.7 million to acquire investments in real estate.

          Cash Flows Used In Financing Activities.    Net cash used in financing activities was $82.3 million for the period ended December 22, 2019. Cash outflows relate to net payments on term loans and mortgages payable of $77.0 million, partners' distributions of $5.6 million and deferred financing costs of $0.2 million. Cash inflows relate to partners contributions of $0.5 million.

Cash Flows for the Year Ended December 31, 2018

          Cash Flows Provided By Operating Activities.    Net cash provided by operating activities was $8.9 million for the year ended December 31, 2018. Cash inflows relate to net income adjusted for non-cash items of $8.3 million (net loss of $20.3 million adjusted primarily for non-cash items, including depreciation and amortization of tangible and intangible real estate assets and liabilities, amortization of deferred financing costs, noncash revenue adjustments, gain on dispositions of real estate, and provisions for impairment, of $28.6 million), and an increase to accounts payable, accrued expenses and other liabilities of $0.6 million.

          Cash Flows Used In Investing Activities.    Net cash used in investing activities was $22.0 million for the year ended December 31, 2018. The cash used in investing activities included $31.6 million to acquire investments in real estate partially offset by $9.6 million proceeds from sales of real estate.

          Cash Flows Provided By Financing Activities.    Net cash provided by financing activities was $10.4 million for the year ended December 31, 2018. Cash inflows relate to partners contributions of $13.2 million and net proceeds on term loans and mortgages payable of $7.7 million. Cash outflows relate to, partners' distributions of $10.0 million and deferred financing costs of $0.5 million.

Contractual Obligations and Commitments

          As of June 30, 2020, we had one contractual obligation related to the maturity on our $175.0 million Term Loan with the scheduled principal payment due on December 23, 2024.

          During the third quarter of 2020, we borrowed $50.0 million on our $250.0 million Revolver at an effective interest rate of 1.51% to fund specifically identified property acquisitions.

          The following table provides information with respect to our commitments as of June 30, 2020.

	Payment due by period (in thousands)
Contractual Obligations	Total	From July 1, 2020 to December 31, 2020	1 - 3 years	3 - 5 years
Term Loan — Principal	$175,000	$—	$—	$175,000
Term Loan — Variable interest(1)	11,195	1,251	5,003	4,941
Unutilized borrowing fees on Revolver(2)	172	313	1,250	609

Total	$188,367	$1,564	$6,253	$180,550

(1)
Reflects our projected interest rate obligations for the variable rate payments based on a one-month LIBOR as of June 30, 2020 of 0.16%, plus a margin of 1.27% based on the $175.0 million Term Loan outstanding through the maturity date of December 23, 2024.

(2)
We are subject to a variable unutilized borrowing fee on the unused portion of our $250.0 million Revolver. As of June 30, 2020, we have no borrowings on our $250.0 million Revolver and incurred a fee at 0.25%. This reflects our projected unutilized borrowing fee as if the Revolver has no borrowing through the maturity date of December 23, 2023 at 0.25%.

Income Taxes

          We will elect to be treated and to qualify as a REIT for U.S. federal income tax purposes under the Code, commencing with our short taxable year ended December 31, 2019 upon the filing of our U.S. federal income tax return for such taxable year. As a REIT, we generally will not be subject to U.S. federal income tax on income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax on our taxable income at the regular corporate tax rate. We believe that we are organized and have operated in a manner that has enabled us to qualify to be taxed as a REIT commencing with our short taxable year ended December 31, 2019, and we intend to continue to operate so as to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. To maintain our status as a REIT, we are required to declare and pay a dividend of $216,684 relating to our 2019 fiscal period by December 31, 2020. We intend to declare and pay this dividend in the second half of 2020.

          We made a joint election with NETSTREIT TRS for it to be treated as a TRS. As a TRS, NETSTREIT TRS will be subject to U.S. federal, state, and local income taxes on its taxable income. In general, NETSTREIT TRS may perform services for our tenants, hold assets that we cannot hold directly and may engage in any real estate or non-real estate-related business.

          Our predecessor was not a federal taxable entity and no provision for federal income taxes was recognized in its consolidated financial information.

Non-GAAP Financial Measures

          Our reported results are presented in accordance with GAAP. We also disclose the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization ("EBITDA"), EBITDA adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses ("EBITDAre"), EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company readiness costs, representing consulting fees that we have incurred in preparing to become a public company and non-cash compensation expense (``Adjusted EBITDAre"), NOI and Cash NOI. We believe these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

          FFO is a non-GAAP financial measure defined by NAREIT as net income (computed in accordance with GAAP), excluding real estate-related expenses including, but not limited to, gains (losses) from sales, impairment adjustments, and depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Our calculation of FFO is consistent with FFO as defined by NAREIT.

          Core FFO is a non-GAAP financial measure defined as FFO adjusted for gains from forfeited earnest money deposits and non-recurring public company readiness costs. We believe the presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods because it removes the effect of unusual and non-recurring items that are not expected to impact our operating performance on an ongoing basis.

          AFFO is a non-GAAP financial measure defined as Core FFO adjusted for GAAP net income related to non-cash revenues and expenses, such as straight-line rent, amortization of above and below-market lease-related intangibles, non-cash compensation expense, and amortization of deferred financing costs.

          Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. In fact, real estate values historically have risen or fallen with market conditions. FFO is intended to be a standard supplemental measure of operating performance that excludes historical cost depreciation and valuation adjustments from net income. We consider FFO, Core FFO to be useful in evaluating potential property acquisitions and measuring operating performance. We further consider Core FFO and AFFO to be useful in determining funds available for payment of distributions. FFO, Core FFO and AFFO do not represent net income or cash flows from operations as defined by GAAP. You should not consider FFO, Core FFO and AFFO to be alternatives to net income as a reliable measure of our operating performance; nor should you consider FFO, Core FFO and AFFO to be alternatives to cash flows from operating, investing or financing activities (as defined by GAAP) as measures of liquidity.

          FFO, Core FFO and AFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization, capital improvements and distributions to stockholders. FFO, Core FFO and AFFO do not represent cash flows from operating, investing or financing activities as defined by GAAP. Further, FFO, Core FFO and AFFO as disclosed by other REITs might not be comparable to our calculations of FFO, Core FFO and AFFO.

          The following table sets forth a reconciliation of FFO, Core FFO and AFFO for the periods presented to net income (loss) before allocation to non-controlling interests, as computed in accordance with GAAP (amounts in thousands):

	Company		Predecessor	Company		Predecessor
	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical	Historical
	Six months ended June 30, 2020	Six months ended June 30, 2020	Six months ended June 30, 2019	Year ended December 31, 2019	Period from December 23 through December 31, 2019	Period from January 1 through December 22, 2019	Year ended December 31, 2018
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(610)	$(1,957)	$(1,810)	$(682)	$42	$(8,072)	$(20,297)
Depreciation on real estate	6,342	3,777	4,338	12,244	132	8,390	10,332
Amortization of real estate intangibles	2,884	1,534	1,067	5,821	56	2,032	2,548
Provision for impairment	1,410	1,410	3,429	4,047	—	7,186	15,721
Gain on sales of real estate	(1,016)	(1,016)	(4,099)	(187)	—	(5,646)	(1,003)

FFO	$9,010	$3,748	$2,925	$21,243	$230	$3,890	$7,301

Adjustments:
Gain from forfeited earnest deposit	(250)	(250)	—	—	—	—	—
Public company readiness costs(1)	958	958	—	—	—	—	—

Core FFO	$9,718	$4,456	$2,925	$21,243	$230	$3,890	$7,301
Adjustments:
Straight-line rental revenue	(1,017)	(1,030)	392	(1,149)	(15)	1,037	(686)
Amortization of deferred financing costs	307	307	499	547	14	1,024	800
Amortization of above/below market lease intangibles	(421)	(122)	381	(740)	2	563	847
Non-cash compensation expense	947	—	—	2,941	—	—	—

AFFO	$9,534	$3,611	$4,197	$22,842	$231	$6,514	$8,262

(1)
Represents fees incurred by us for third-party consultants that assisted in preparing for our transition to become a public company.

EBITDA, EBITDAre and Adjusted EBITDAre

          We compute EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. We compute EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses.

          Adjusted EBITDAre is a non-GAAP financial measure defined as EBITDAre further adjusted to exclude straight-line rent, gains from forfeited earnest money deposits, non-recurring public company readiness costs, representing consulting fees that we have incurred in preparing to become a public company and non-cash compensation expense.

          We present EBITDA, EBITDAre and Adjusted EBITDAre as they are measures commonly used in our industry. We believe that these measures are useful to investors and analysts because they provide supplemental information concerning our operating performance, exclusive of certain non-cash items and other costs. We use EBITDA, EBITDAre and Adjusted EBITDAre as measures of our operating performance and not as measures of liquidity.

          EBITDA, EBITDAre and Adjusted EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of EBITDA, EBITDAre and Adjusted EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

          The following table sets forth a reconciliation of EBITDA, EBITDAre and Adjusted EBITDAre for the periods presented to net income (loss) before allocation to non-controlling interests, as computed in accordance with GAAP (amounts in thousands):

	Company		Predecessor	Company		Predecessor
	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical
	Six months ended June 30, 2020	Six months ended June 30, 2020	Six months ended June 30, 2019	Year ended December 31, 2019	Period from December 23 through December 31, 2019	Period from January 1 through December 22, 2019	Year ended December 31, 2018
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(610)	$(1,957)	$(1,810)	$(682)	$42	$(8,072)	$(20,297)
Depreciation on real estate	6,342	3,777	4,338	12,244	132	8,390	10,332
Amortization of real estate intangibles	2,884	1,534	1,067	5,821	56	2,032	2,548
Amortization of above/below market lease intangibles	(421)	(122)	381	(740)	2	563	847
Non-real estate depreciation and amortization	151	151	—	291	7	—	—
Interest expense, net	2,797	2,797	5,900	6,908	173	10,712	11,004

EBITDA	$11,143	$6,180	$9,876	23,842	$412	$13,625	$4,434

Adjustments:
Provision for impairments	1,410	1,410	3,429	4,047	—	7,186	15,721
Gain on sales of real estate	(1,016)	(1,016)	(4,099)	—	—	(5,646)	(1,003)

EBITDAre	$11,537	$6,574	$9,206	$27,889	$412	$15,165	$19,152

Adjustments:
Straight-line rental revenue	(1,017)	(1,030)	392	(1,149)	(15)	1,037	(686)
Gain from forfeited earnest deposit	(250)	(250)	—	—	—	—	—
Public company readiness costs(1)	958	958	—	—	—	—	—
Non-cash compensation expense	947	—	—	2,941	—	—	—

Adjusted EBITDAre	$12,175	$6,252	$9,598	$29,681	$397	$16,202	$18,466

(1)
Represents fees incurred by us for third-party consultants that assisted in preparing for our transition to becoming a public company.

NOI and Cash NOI

          NOI and Cash NOI are non-GAAP financial measures which we use to assess our operating results. We compute NOI as net income (loss) (computed in accordance with GAAP), excluding general and administrative expenses, interest expense (or income), depreciation and amortization, gains (or losses) on sales of depreciable property, gain from forfeited earnest money deposits and real estate impairment losses. We further adjust NOI for non-cash revenue components of straight-line rent and amortization of lease intangibles to derive Cash NOI. We believe NOI and Cash NOI provide useful and relevant information because they reflect only those income and expense items that are incurred at the property level and present such items on an unlevered basis.

          NOI and Cash NOI are not measurements of financial performance under GAAP, and our NOI and Cash NOI may not be comparable to similarly titled measures of other companies. You should not consider our NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP.

          The following table sets forth a reconciliation of NOI and Cash NOI for the periods presented:

	Company		Predecessor	Company		Predecessor
	Pro Forma	Historical	Historical	Pro Forma	Historical	Historical
	Six months ended June 30, 2020	Six months ended June 30, 2020	Six months ended June 30, 2019	Year ended December 31, 2019	Period from December 23 through December 31, 2019	Period from January 1 through December 22, 2019	Year ended December 31, 2018
(in thousands)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$(610)	$(1,957)	$(1,810)	$(682)	$42	$(8,072)	$(20,297)
General and administrative	6,945	5,460	2,032	8,157	51	4,090	3,792
Depreciation and amortization	9,377	5,462	5,405	18,355	195	10,422	12,880
Interest expense, net	2,797	2,797	5,900	6,908	173	10,712	11,004
Provision for impairment	1,410	1,410	3,429	4,047	—	7,186	15,721
Gain on sales of real estate	(1,016)	(1,016)	(4,099)	—	—	(5,646)	(1,003)
Gain from forfeited earnest money deposit	(250)	(250)	—	—	—	—	—

NOI	$18,653	$11,906	$10,857	$36,785	$461	$18,692	$22,097

Straight-line rental revenue	(1,017)	(1,030)	392	(1,149)	(15)	1,037	(686)
Amortization of above/below market lease intangibles	(421)	(122)	381	(740)	2	563	847

Cash NOI	$17,215	$10,754	$11,630	$34,896	$448	$20,292	$22,258

Quantitative and Qualitative Disclosures About Market Risk

          Our future income, cash flows and fair value relevant to our financial instruments depends upon prevailing market interest rates. Market risk refers to the risk of loss from adverse changes in market prices and interest rates. Based upon the nature of our operations, the principal market risk to which we are exposed is the risk related to interest rate fluctuations. As of June 30, 2020, we had total indebtedness of approximately $175.0 million, which is floating rate debt with a variable interest rate. Many factors, including governmental monetary and tax policies, domestic and international economic and political considerations, and other factors that are beyond our control contribute to interest rate risk. A one percent increase in interest rates as at June 30, 2020 on our $175.0 million Term Loan would decrease annual net income by approximately $1.8 million.

Off-Balance Sheet Arrangements

          As of June 30, 2020 and December 31, 2019, we did not have any off-balance sheet arrangements that have had or are reasonably likely to have a material effect on our financial condition, revenues or expenses, results of operations, liquidity, capital resources or capital expenditures.

MARKET OPPORTUNITY

Economy and Employment

          The economic recovery and expansion from mid-2009 to 2019, coupled with a low interest rate environment, benefited most commercial real estate sectors, including net lease real estate.

          From 2010 to 2019, the economy added more than 22.2 million jobs, with nearly 4.5 million jobs created in 2018 and 2019, according to the Bureau of Labor Statistics (BLS). In the initial months of 2020, nearly 500,000 jobs were created prior to the more than 22 million job losses beginning in March and into April, which were a result of the COVID-19 crisis. While the duration of the shutdowns and ultimate magnitude of job losses are hard to predict, once businesses are allowed to reopen, a significant number of recently laid off or furloughed workers should be able to return to employment as highlighted by the addition of approximately 2.5 million jobs in May.

          In order to combat the unprecedented economic disruption, the federal government, including the Federal Reserve, implemented numerous policy measures since the onset of the pandemic. In addition to the enhanced unemployment benefits for workers that lost jobs or were furloughed, the federal government delayed payroll tax payments and expanded disaster assistance, including the Economic Injury Disaster Loan (EIDL) and Paycheck Protection Program (PPP), to a wide range of businesses, many of which are net lease tenants. The Federal Reserve has also pledged financial support for a myriad of industries. Beyond non-dollar denominated activity such as easing the liquidity and capital requirements for some financial institutions and encouraging lenders to work with stressed borrowers, the Federal Reserve announced liquidity facilities, emergency lending and asset purchases of approximately $6 trillion. Since the onset of the pandemic, the Federal Reserve balance sheet has increased by approximately $3 trillion to nearly $7.2 trillion, according to the Federal Reserve.

Demographic Trends

          The U.S. population increased by more than 1.5 million in 2019, reaching 328.2 million residents, according to the Census Bureau. From 2020 to 2030, the Census Bureau projects the population will increase by more than 24.8 million people, or an average of 2.48 million per year. The longer term demographic growth in the U.S. should provide an expanding base of demand for consumer goods and services.

U.S. Population(1)

Sources: Census Bureau, RCG.

(1)
Population estimates as of July 1 of each year shown, through July 1, 2019.

Consumer Confidence

          The long economic expansion boosted consumer confidence to high levels in the last two years. Based on the Consumer Confidence Index reported by the Conference Board, consumer confidence was

127.0 in the fourth quarter of 2019, and while it increased slightly in the first quarter of 2020 to 127.3, March confidence levels began to soften due to the onset of the COVID-19 crisis. In April, consumer confidence declined substantially and stabilized in May as regional economies began to reopen.

Consumer Confidence Index(1)

Sources: The Conference Board, RCG.

(1)
Information through May 31, 2020.

Retail Sales

          The broad-based economic expansion also contributed to stronger retail sales in 2019 and early 2020, generally in line with consumer confidence. Through February 2020, seasonally adjusted retail sales reached $527.3 billion, according to the Census Bureau, an increase of 4.5% from February 2019. Retail sales activity began to fall in March as the pandemic-induced shutdown closed stores and declined further to $412.6 billion by April, before rebounding to $485.5 billion in May. As additional local economies reopen, retail sales may recover. Until this point, retail sales had generally trended higher since 2009.

U.S. Retail Sales(1)

Sources: Census Bureau, RCG.

(1)
Based on reported information through May 2020 period.

Retail Market and Online Trends

          Since 2009, online sales have increased at a faster pace than overall retail sales, underscoring the shift in some categories towards online retailers. Notwithstanding their faster growth, online sales account for a relatively small portion of total retail sales, or approximately 11.8% in the first quarter of 2020, according to the Census Bureau.

          While online sales have taken some sales away from physical storefronts, many retailers have adapted by utilizing multiple sales channels to sell goods to consumers. As consumers continue to seek more apparel, home goods, electronics, and other purchases through online channels, the retail landscape will continue to adapt to changing consumer habits. Retailers with integrated sales channels and strong financial resources are typically better able to respond to changes in consumer preferences, an ability highlighted by essential services during the pandemic crisis. Many of these essential retailers, often occupying net lease real estate, were able to adapt integrated sales channels to allow consumers to purchase goods online and pick up items at local stores. Omnichannel retailers, particularly those with strong corporate balance sheets and those that can adapt quickly, will be better poised to become the retailers of choice in the future. Some retail categories, such as discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, have business models that are harder to replicate online and are therefore more insulated from online competition.

Consumer Behavior During COVID-19 Pandemic

          Consumer needs and behavior during the recent economic shutdown induced by COVID-19 have highlighted the relative resilience of tenants that operate businesses that rely on physical locations for the sale of necessity goods and essential services, including discount stores, grocers, drug stores and pharmacies, as well as the need for access to online purchases, curbside pickup, drive-throughs and home delivery services.

Net Lease Market Overview

          The outlook for the net lease market continues to be positive for the following reasons:

  •
  Net lease properties are often mission-critical to tenants that rely on physical locations for the sale of necessity goods and essential services;

  •
  Net lease properties have historically generated consistent and stable rent growth across economic cycles relative to other property types;

  •
  The long term nature of net leases and their pass-through rent structure can mitigate some risks associated with economic downturns and the effects of inflation on operating expenses;

  •
  There is substantial investment opportunity in the net lease real estate market given the $1.5 trillion to more than $2.0 trillion of commercial real estate owned by corporate owner-occupiers; and

  •
  Net lease investors have expanded the investment opportunities in the net lease real estate market through the development of build-to-suit single-tenant properties and the acquisition of build-to-suit single-tenant properties from developers.

Characteristics of Net Lease Properties

          Relative to other commercial property types, net lease properties generally feature stable rents with minimal property management responsibilities or operating expenses and inflation mitigation measures embedded in many net lease contracts. Net leases typically have longer lease terms than gross leases. The initial term of a net lease is often more than 10 years, with options to extend the lease, and in some cases can be 20 to 25 years or more. In commercial real estate, gross leases are common, which places the responsibility for operating expenses with the landlord. However, with net leases, the tenant typically pays for most or all operating expenses in addition to paying rent. The net lease structure offers passive, consistent and regular cash flows, which can remain stable even if operating expenses fluctuate. With its predictable cash flows paid at regular intervals, the net lease structure exhibits similar characteristics to interest-bearing corporate bonds.

          The net lease structure can offset inflation risk as many longer term leases incorporate rent escalators at specified intervals and the vast majority of operating expenses are borne by the tenant. Should costs of maintaining the building, utilities or taxes increase, the net lease tenant is generally responsible for these costs rather than the landlord. The rent increases are often equal to a percentage of the existing rent or indexed to an inflation measure, such as the Consumer Price Index (CPI), further offsetting inflation. Rent increases or escalators are less common for net leases to tenants with investment grade credit ratings, due to the quality and creditworthiness of the tenant.

          Through varying types of economic cycles, net lease real estate rents are typically more stable than those of other commercial property types. During the recession in 2008 and 2009, when the average rent declined in many commercial real estate sectors, the average rent growth for net lease real estate remained positive. The long-term nature of net leases and contractual in-place rents with embedded rent escalations typically provide greater cash flow stability than other commercial property types.

U.S. Average Change in Rent(1)

Sources: PwC Real Estate Investor Survey, RCG.

(1)
Based on information through the first quarter of 2020.

Importance of Tenant Underwriting and Real Estate Location

          As net leases generally have longer terms than gross leases, including extension options, many net leases can span multiple economic cycles, minimizing retenanting risk. If a net lease tenant vacates, the property reverts to the landlord and may hold residual value depending upon the location, quality and other characteristics of the property. Net lease properties are often key sites that are mission-critical to a tenant's core business. The mission-critical nature of these sites may also contribute to tenants prioritizing the payment of rent during the economic slowdowns or shutdowns. The importance of each location often means that tenants are committed for the longer term, helping to minimize some of the vacancy risk associated with commercial real estate.

          The financial strength of a tenant, as well as the long-term outlook for the tenant's industry, can potentially reduce risks from economic or real estate downturns. Tenants with stronger corporate balance sheets may be less likely to default on rent payments, ask for rent relief and rent concessions, or shutter locations, helping to minimize vacancy risk or the risk of not collecting rent. Corporate credit ratings for tenants can be instrumental in helping owners of net lease properties underwrite the risk of a tenant, similar to how they help corporate bond investors assess the risk or creditworthiness of an issuer.

          Notwithstanding economic restrictions related to COVID-19, including economic lockdowns and stay-at-home ordinances, rent collection levels for net lease retail tenants were higher than shopping center and mall rent collection levels. With many essential services establishments, such as pharmacies and food service, occupying net lease real estate, many tenants remained in operation throughout the economic shutdowns which allowed these tenants to continue to meet rent obligations. In addition, investment grade tenants with stronger balance sheets were also better positioned to make on-time rent payments. Within the free standing retail segment, which is comprised of primarily net lease retail real estate, 70.1% of tenants paid rent in May compared with only 47.7% of shopping center tenants, according to the National Association of Real Estate Investment Trusts (NAREIT). By June, with most local economies reopening, the rent collection level for free standing retail real estate surpassed April and May levels.

Net Lease Investment Market

          The net lease real estate market is highly fragmented and undercapitalized, creating significant opportunities for well-capitalized investors with market knowledge, sector expertise and deal-sourcing capabilities. A large number of net lease properties are located in secondary and tertiary markets, and in many cases the property values are less than $10 million, a size that may deter large institutional investors from competing for assets. The pandemic-induced recession may cause liquidity issues and financial stress for certain undercapitalized investors, which may in turn push them to sell their properties. The lack of competition from institutional capital and the fragmented nature of the net lease sector provide opportunities for well-capitalized and experienced investors to gain scale, act as consolidators and continue to institutionalize the net lease sector.

          Net lease properties are frequently acquired through sale-leaseback transactions, generating capital for the corporate seller. Underscoring the potential to increase the size of the net lease market, RCG estimates that owner-occupiers own $1.5 to more than $2.0 trillion of commercial real estate. An owner-occupier selling its building and leasing back the property on a net lease basis may be able to monetize assets to fund core business operations.

          The unique attributes of net lease real estate, and the low interest rate environment of recent years have led to strong investor appetite for net lease properties. While it is difficult to measure the aggregate volume of net lease transactions, a useful proxy is the transaction volume for single-tenant properties, as many of the tenants in such properties are under net leases. In 2019, single-tenant transaction volume increased to $66.5 billion from $58.4 billion the previous year, according to Real Capital Analytics. Through the first five months of 2020, $17.3 billion of single-tenant properties were acquired across the U.S., an annualized total of $41.5 billion. Even as aggregate transaction volume slowed, some early indications of a flight to quality began to appear as net lease investors targeted higher quality assets occupied by tenants with stronger balance sheets, a trend likely to be magnified as economic uncertainty persists. Despite the decrease in investment activity during the pandemic-induced recession, the stability of net lease real estate may attract additional capital to the sector, potentially driving a quicker recovery in single-tenant sales volume. The passive income stream generated by net lease properties and the typically smaller asset values make for attractive assets in like-kind exchange transactions. Also known as 1031 exchanges, these transactions have timing deadlines that can, at times, continue to drive transaction volume even in economic downturns. In recent years, the volume of like-kind exchanges were stable, potentially highlighting the continued level of transaction activity for this type of product.

 U.S. Single Tenant Transaction Volume(1)

Sources: Real Capital Analytics, RCG.

(1)
2020 information reflects January through May volumes.

(2)
Reflects annualized transaction volume estimate, based on January through May 2020 data.

          The strong investment interest in net lease real estate in recent years drove cap rates for single-tenant properties to historical lows. The average single-tenant property cap rate decreased to 6.3% at the end of 2019, according to Real Capital Analytics, and remained stable through May 2020, the latest data available. The average cap rate remained in the low-6% range for the last three years, highlighting the continued inflow of capital into the single-tenant, as well as net lease, sector.

U.S. Single Tenant Cap Rate(1)

Sources: Real Capital Analytics, RCG.

(1)
Information as of May 2020.

          While the single-tenant property cap rate remained low, the spread to corporate bond yields remained relatively wide. Through December 2019, the single-tenant cap rate to BBB corporate bond yield spread increased to 287 basis points, compared with the long-term average since 2001 of 187 basis points. In early 2020, with corporate bond yields falling, the spread widened to 320 basis points; however, recent increases in corporate bond yields reduced the spread to 278 basis points in May, yet the spread remained greater than the long-term average. As net lease real estate can offer stable income streams with characteristics similar to those of income yielding bonds, the wide spread between corporate bond yields and the stable cap rate highlights the potential opportunity for attractive risk-adjusted returns.

 U.S. Single Tenant Cap Rate Spread to BBB Corporate Bond(1)

Sources: Real Capital Analytics, Standard & Poor's.

(1)
Information as of May 2020.

OUR BUSINESS AND PROPERTIES

NETSTREIT Corp.

Our Company

          We are an internally-managed real estate company that acquires, owns and manages a diversified portfolio of single-tenant, retail commercial real estate subject to long-term net leases with high credit quality tenants across the United States. Our growth and diversification strategy focuses on tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants, which we refer to as defensive retail industries. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. The majority of our portfolio is comprised of properties leased to tenants operating in these defensive retail industries, with 88.5% of our ABR stemming from necessity, discount and/or service-oriented industries. We generally target properties with a purchase price between $1 million and $10 million, a segment of the market that we believe is undercapitalized and where we can maintain a consistent pipeline of relatively small assets to acquire on attractive terms without the threat of broad competition. We also selectively review larger properties with a purchase price in excess of $10 million, which we typically lease to investment grade tenants like Walmart and Home Depot, when we believe the acquisition will be accretive to the quality of our portfolio. The average purchase price of a property in our portfolio is $3.2 million, and our leases typically have initial lease terms of at least 10 years and contain two or more options for the tenant to extend the lease term, most often for additional five-year periods. Approximately 64.0% of our ABR is from investment grade credit rated tenants, which historically have exhibited a strong track record of making scheduled rental payments, showing resilience during times of economic downturn. We believe that our multi-faceted acquisition strategy, combined with our disciplined underwriting approach, highlighted by a dual focus on tenant credit and real estate fundamentals, and supported by a conservative, flexible balance sheet to enable accretive growth from the outset, will allow us to maximize stockholder value while generating attractive risk-adjusted returns with an emphasis on stable rental revenue.

          Our diversified portfolio consists of 163 single-tenant retail net leased properties spanning 34 states, with tenants representing 53 different brands or concepts across 23 retail sectors. Our portfolio generates ABR of $34.5 million and is 100% occupied, with a WALT of 11.2 years and consisting of approximately 64.0% investment grade tenants by ABR, which we believe provides us with a strong, stable source of recurring cash flow from which to grow our portfolio. None of our tenants represent more than 12.7% of our portfolio by ABR, and our top 10 largest tenants represent in aggregate 56.8% of our ABR. Our top 10 tenants are 7-Eleven, Walmart, CVS, Ollie's Bargain Outlet, Lowe's, Advance Auto Parts, Dollar General, Walgreens, Home Depot and Kohl's. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net. As a result of this net lease structure, we do not expect to incur significant capital expenditures relating to our portfolio.

Our History

          We were formed as a Maryland corporation on October 11, 2019 and commenced operations in December 2019 upon the consummation of our formation transactions. Our predecessor, which merged with our operating partnership as part of the formation transactions, was a private investment fund that was sponsored by Capview in which EB Arrow, a real estate investment platform specializing in retail property investment with $1.6 billion in assets under management, owned a controlling interest. We are structured as an UPREIT, meaning that we own our properties and conduct our business through our operating partnership, directly or through limited partnerships, limited liability companies or other subsidiaries, as described below under "— Our Operating Partnership." NETSTREIT GP, LLC, a wholly-owned subsidiary, is the sole general partner of our operating partnership, and we own approximately 85.3% of the limited partnership interests in our operating partnership upon completion of our initial public offering. Our board of directors oversees our business and affairs and, through NETSTREIT GP, LLC, the business and affairs of our operating partnership.

          On December 23, 2019, we issued and sold 8,860,760 shares of our common stock in the private offering at a price of $19.75 per share, to various institutional investors, accredited investors and offshore investors, in reliance upon exemptions from registration provided by Rule 144A and Regulation S under the Securities Act and pursuant to Regulation D under the Securities Act. On February 6, 2020, we issued and sold an additional 2,936,885 shares of our common stock in the private offering pursuant to the exercise in full of the initial purchaser's over-allotment option. We received approximately $220.1 million of net proceeds (after deducting initial purchaser's discount and placement fees) from the private offering, which we have been actively deploying, acquiring 72 single-tenant retail net leased properties with an aggregate purchase price of $264.0 million since December 2019.

          To assist us in maintaining our status as a REIT, on January 27, 2020, we issued and sold 125 shares of our Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act. We redeemed all 125 outstanding shares of Series A Preferred Stock upon the completion of our initial public offering.

Our Competitive Strengths

          We believe the following competitive strengths distinguish us from our competitors and allow us to compete effectively in the single-tenant retail net leased property market.

  •
  Favorable Exposure to Investment Grade Credit Rated and Other High-Quality Tenants.  Our portfolio provides high-quality leases and ABR. Approximately 64.0% of our ABR is from investment grade credit rated tenants, which historically have exhibited a strong track record of making scheduled rental payments, showing resilience during times of economic downturn. An additional 6.5% of our ABR is derived from tenants that have conservative high-quality balance sheets with investment grade credit metrics (e.g., more than $1.0 billion in annual sales and a debt to adjusted EBITDA ratio of less than 2.0x) but have not pursued or received a rating (i.e., high-quality unrated tenants).

  •
  Investment Strategy that Benefits From a Fragmented, Underserved Market Segment.  The current market for retail net leased properties is fragmented and decentralized. Between 2017 and 2019, private, non-institutional buyers accounted for 58.6% of this market by volume and, in 2019, 53.8% of retail net lease transactions had a purchase price between $2.5 million and $5 million. The relatively small transaction size of retail net lease properties, combined with the locations of many of these properties outside of primary markets, can be a deterrent for larger, institutional buyers that seek to deploy greater amounts of capital in larger markets and assets that generate greater ABR per property. We generally focus on properties with a purchase price between $1 million and $10 million and our ABR per property is approximately $211,397. We believe this low per property ABR concentration increases our revenue diversification. We also believe our focus on smaller properties, a segment of the market that we believe is undercapitalized, will allow us to maintain a consistent pipeline of relatively small assets to acquire on attractive terms without the threat of broad competition.

  •
  Seasoned Leadership with a Proven Track Record of Cultivating and Expanding Publicly Traded REIT Businesses.  Our Chief Executive Officer, Mark Manheimer, has 14 years of experience underwriting, acquiring, leasing, financing, managing and disposing of net leased properties, with a track record of growing net lease businesses to significant scale. Prior to joining EB Arrow as the Chief Investment Officer of its net lease portfolio, Mr. Manheimer served on the investment committee of Spirit, overseeing the acquisition of more than 1,500 properties and leading the effort to restructure the master lease of Spirit's largest tenant. Mr. Manheimer played a critical role in Spirit's September 2012 initial public offering and shortly thereafter led Spirit's due diligence and reverse due diligence efforts as part of a merger with Cole, doubling the size of the company. We believe Mr. Manheimer's reputation, in-depth market knowledge and extensive network of long-standing relationships with retailers, brokers, intermediaries, private equity firms and others in the net lease industry will provide us with an ongoing pipeline of both marketed and off-market investment opportunities. In addition, our Chief Financial Officer, Andrew Blocher, leads our conservative balance sheet and capitalization strategy and manages our liabilities, capital raising, financial reporting and investor relations activities. Mr. Blocher has over 20 years of experience in financial reporting, debt and equity financing, investor relations, capital allocation, corporate governance and strategy for publicly traded REITs, including five years serving as the Chief Financial Officer of First Potomac Realty Trust (NYSE: FPO) and four years serving as Chief Financial Officer and an additional seven years serving in a capital markets and investor relations role at Federal Realty Investment Trust (NYSE: FRT). We believe Mr. Blocher's deep relationships with the investment banking and institutional investor communities will assist us in future capital raising activities as we grow our portfolio.

  •
  Disciplined Underwriting and Active Portfolio Management Strategy.  We believe our conservative underwriting criteria will allow us to purchase properties below replacement cost and with below market rents, providing significant long-term opportunities for growth at an attractive basis. Our management team focuses primarily on securing long-term leases with investment grade credit rated tenants and creditworthy tenants without an investment grade rating. We focus on tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. In evaluating a property for acquisition, we utilize our three-part underwriting and risk management strategy with an emphasis on credit and real estate that includes:

  •
  Tenant Credit Underwriting:  review corporate level financial information, assess business risks and review investment rating or establish a "shadow rating" using our proprietary credit modeling process for unrated tenants;

  •
  Real Estate Valuation:  review the underlying key real estate metrics of each property, including location and demographics that will support both tenant financial health, including market rents, and a market for alternative use, re-leasing or redevelopment, when necessary; and

  •
  Unit-Level Profitability:  analyze unit-level profitability and cost variability to analyze rent coverage and determine whether a tenant would maintain rent coverage of at least 2.0x.

  •
  High Quality, Defensive and Diversified Portfolio.  Our portfolio consists of 163 single-tenant net leased properties that are diversified by tenant, industry and geography, including 53 different brands or concepts, across 23 retail sectors in 34 states. The majority of our portfolio is comprised of properties leased to tenants operating in defensive retail industries, with 88.5% of our ABR stemming from necessity, discount and/or service-oriented industries. Our portfolio is 100% occupied and generates ABR of $34.5 million, with a WALT of 11.2 years, which we believe provides us with a strong, stable source of recurring cash flows from which to grow our portfolio. Further, approximately 64.0% of the tenants in our portfolio are corporations with investment grade credit ratings, which historically have exhibited a strong track record of making scheduled rental payments and demonstrating defensive, consistent performance through multiple cycles. Our current strategy targets a scaled portfolio that, over time, will:

  •
  derive no more than (i) 5% of its ABR from any single tenant or property, (ii) 15% of its ABR from any single retail sector, and (iii) 15% of its ABR from any single state and (iv) 50% of its ABR from its top 10 tenants;

    •
    be primarily leased to tenants operating in businesses we believe to be e-commerce resistant and resilient through all economic cycles;

    •
    have more than 60% of its tenants with an investment grade credit rating; and

    •
    have a WALT of greater than 10 years.

  •
  Proven Ability to Efficiently Deploy Capital Utilizing Proprietary Sourcing Channels to Achieve Scale.  Our ability to efficiently deploy capital is a direct result of our management team's extensive network of industry relationships, which we utilized to source a robust pipeline of attractive marketed and off-market investment opportunities through which we have deployed capital raised in the private offering, acquiring 72 single-tenant retail net leased properties with an aggregate purchase price of $264.0 million since December 2019. We believe our relationship-based sourcing strategy will continue to generate a sustainable pipeline of opportunities to drive growth and achieve scale through the efficient deployment of capital raised in our initial public offering. While our general and administrative expenses will continue to rise in some measure as our portfolio grows, we expect that such expenses as a percentage of our portfolio will decrease over time following our initial public offering, due to efficiencies and economies of scale. With our smaller asset base relative to other public REITs that focus on acquiring net leased real estate, we believe that superior growth can be achieved through manageable acquisition volume. As of July 31, we were party to purchase and sale agreements and non-binding letters of intent for the acquisition of a total of 53 properties with an aggregate expected purchase price of approximately $142.6 million. See "Prospectus Summary — Pending Investment Activity."

Our Business and Growth Strategies

          Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties. We intend to pursue our objective through the following business and growth strategies.

  •
  Differentiated, Multi-faceted Investment Strategy to Drive Growth.  We intend to grow our portfolio by acquiring properties occupied by high-credit quality tenants operating in defensive industries focused on necessity retail goods and essential services. In addition to acquiring single-tenant net leased retail properties subject to an existing stabilized long term lease, we intend to grow our portfolio through a multi-faceted investment strategy, which includes "blend and extend" acquisitions, build-to-suit transactions, reverse build-to-suit transactions and sale-leaseback transactions. Each of these types of transactions or acquisitions offers unique benefits to our business.

  •
  Existing stabilized leases:  In existing stabilized lease transactions, we acquire single-tenant net leased operating assets subject to an existing long-term lease through our relationships with current owners, our extensive brokerage network or our developer relationships.

  •
  Blend-and-extend:  In blend-and-extend acquisitions, we acquire a single-tenant commercial property with an existing short-term lease, then extend the lease term to at least ten years. Blend-and-extend acquisitions allow us to acquire properties at a lower basis and get long-term site commitments from tenants.

  •
  Build-to-suit:  In build-to-suit transactions, we secure development financing for a single-tenant commercial property pursuant to executing a long-term lease. Build-to-suit transactions allow us to leverage our extensive developer relationships to partner on opportunities.

  •
  Reverse build-to-suit:  In reverse build-to-suit transactions, the tenant acts as the developer and constructs the property with the project financed by the landlord. Both build-to-suit and reverse build-to-suit transactions allow us to acquire the property at lower cost in exchange for long lease terms and higher entry capitalization rates.

  •
  Sale-leaseback:  Sale-leaseback transactions allow us to acquire a single-tenant commercial property used by the seller with a simultaneous long-term lease of the property back to the seller. In sale-leaseback transactions, we are able to set rents at sustainable levels and get long-term site commitments from tenants.

          We believe this multi-faceted investment strategy will provide us with greater flexibility to opportunistically build our portfolio and differentiate us from other public REITs pursuing a more limited investment strategy.

  •
  Relationship-Based Investment Sourcing.  Mr. Manheimer has been active in the single-tenant net lease industry for 14 years, serving as Head of Sale-Leaseback Acquisitions for Cole and Executive Vice President — Head of Asset Management for Spirit. Mr. Manheimer's extensive experience has allowed him to develop a broad network of long-standing relationships with retailers, brokers, intermediaries, private equity firms and others in the net lease industry, which we believe will provide us with an ongoing pipeline of both marketed and off-market investment opportunities. We also anticipate leveraging our extensive developer relationships to partner on build-to-suit and reverse build-to-suit transactions.

  •
  Structure and Manage Portfolio with Disciplined Underwriting and Risk Management Processes.  We seek to build a scaled portfolio with stable rental revenue and maximize the long-term return on our investments by implementing our disciplined underwriting and risk management processes. Our portfolio is focused on tenants operating in industries that are e-commerce resistant and resilient through all economic cycles and with attractive credit characteristics and stable operating cash flows. We seek to enter into leases with terms of at least ten years and, when acquiring properties, look for opportunities to acquire short-term leases with a long-term extension in place at the time of closing. In addition, we seek acquisition opportunities that enhance the tenant, industry and geographic diversification of our portfolio and actively monitor and manage our existing investments to reduce the risks associated with adverse developments affecting particular tenants, industries or regions. Finally, we use our active portfolio management strategy to (i) regularly review each of our properties for changes in unit performance, tenant credit and local real estate conditions, (ii) identify properties that do not meet our disciplined underwriting strategy, diversification objectives or risk management criteria, including rent coverage ratios below 2.0x or likelihood of non-renewal upon lease expiration, and (iii) opportunistically dispose of those properties and reinvest the proceeds in 1031 Exchanges that will generate higher returns, enhance the credit quality of our real estate portfolio or extend our average remaining lease term. Since June 2018, we have disposed of 35 properties totaling $100.1 million in aggregate sales price and improved portfolio performance by diversifying tenant concentration and improving key metrics such as tenant credit quality, WALT and geographic diversity.

  •
  Maintain a Conservatively Leveraged Capital Structure.  We seek to maintain a capital structure that provides us with flexibility to manage our business and scale our platform through targeted acquisitions, while allowing us to service our debt requirements and generate appropriate risk-adjusted returns. As of June 30, 2020, we had no borrowings under our $250.0 million Revolver. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility." We will target a conservative net debt to EBITDA leverage ratio of 4.5x to 5.5x at scale to best position the Company for growth, and we intend to capitalize on our leading origination, underwriting, financing, documentation and property processes to improve our efficiency. As we scale, we anticipate having access to the investment grade debt and equity capital markets to maintain a prudent balance between debt and equity financing.

  •
  Achieve Sustainable Dividend Growth Well-Covered by Cash Flow.  We seek to make investments that generate strong current income as a result of the difference, or spread, between the rate we earn on our assets and the rate we pay on our liabilities (primarily our long-term debt). We intend to augment that income with internal growth (i) from cash generated from the 0.93% weighted average annual escalation of base rent, based on contractual rent escalation provisions in our leases specifying a fixed rate of rent increase and (ii) through a target dividend payout ratio that will permit some free cash flow reinvestment. We believe this will enable strong dividend growth without relying exclusively on future common stock issuances to fund new portfolio investments. Additionally, our WALT of 11.2 years and superior underwriting and portfolio monitoring capabilities, which reduce default losses, are intended to make our cash flows highly stable.

  •
  Smaller Net Lease Acquisitions Allow for Superior Portfolio Growth.  We generally focus on properties with a purchase price between $1 million and $10 million and our ABR per property is approximately $211,397. We believe this is a segment of the market that is undercapitalized and in which we can achieve superior growth through consistent acquisition volume. Moreover, our platform is scalable, and we expect to leverage our capabilities to improve our efficiency and processes to achieve attractive risk-based growth.

Our Real Estate Portfolio

          Since the initial closing of the private offering, we have acquired 72 single-tenant retail net lease properties with an aggregate purchase price of $264.0 million. Our diversified portfolio consists of 163 single-tenant retail net leased properties spanning 34 states, with tenants representing 53 different brands or concepts across 23 retail sectors. Our portfolio consists of 3.1 million square feet and is 100% occupied.

Property Map

          Our portfolio generates ABR of $34.5 million. Our portfolio has a WALT of 11.2 years and consists of approximately 64.0% and 6.5% of investment grade tenants and high-quality unrated tenants, respectively, by ABR. None of our tenants represent more than 12.7% of our portfolio by ABR, and our top 10 largest tenants represent in aggregate 56.8% of our ABR. Nine of our top 10 tenants are publicly traded companies and nine have investment grade credit ratings, in addition to Ollie's Bargain Outlet, a high-quality unrated tenant.

          7-Eleven (Baa1 (Moody's); AA- (S&P)). 7-Eleven is the world's largest convenience retailer. Based in Irving, Texas, 7-Eleven operates, franchises and/or licenses more than 70,000 stores in 17 countries, including 11,800 stores in North America.

          Walmart (Aa2 (Moody's); AA (S&P); NYSE: WMT). Founded in 1945 and headquartered in Bentonville, Arkansas, Walmart provides the opportunity to shop in retail stores and through e-commerce. Walmart has approximately 11,500 stores under 56 banners in 27 countries and e-commerce websites in 10 countries.

          CVS (Baa2 (Moody's); BBB (S&P); NYSE: CVS). CVS is the nation's premier health innovation company helping people on their path to better health. Headquartered in Woonsocket, Rhode Island, CVS operates more than 9,900 retail locations in 49 states, the District of Columbia and Puerto Rico.

          Ollie's Bargain Outlet (unrated; NASDAQ: OLLI). Founded in 1982 and headquartered in Harrisburg, Pennsylvania, Ollie's Bargain Outlet is a highly differentiated and fast-growing, extreme value retailer of brand name merchandise at drastically reduced prices. Ollie's Bargain Outlet operates approximately 360 stores in 25 states.

          Lowe's (Baa1 (Moody's); BBB+ (S&P); NYSE: LOW). Lowe's is a FORTUNE 50 home improvement company in the United States, Canada and Mexico that was founded in 1946. Lowe's operates or services more than 2,220 home improvement and hardware stores and is headquartered in Mooresville, North Carolina.

          Advance Auto Parts (Baa2 (Moody's); BBB– (S&P); NYSE: AAP). Advance Auto Parts is a leading automotive aftermarket parts provider in North America that serves both professional installer and do-it-yourself customers. As of April 18, 2020, Advance operated 4,843 stores and 168 Worldpac branches in the United States, Canada, Puerto Rico and the U.S. Virgin Islands. The Company also serves 1,258 independently owned Carquest branded stores across these locations in addition to Mexico, the Bahamas, Turks and Caicos and British Virgin Islands. Advance Auto Parts was founded in 1932 and is headquartered in Raleigh, North Carolina.

          Dollar General (Baa2 (Moody's); BBB (S&P); NYSE: DG). Dollar General offers products that are frequently used and replenished, such as food, snacks, health and beauty aids, cleaning supplies, basic apparel, housewares and seasonal items at low prices in convenient neighborhood locations since 1939. Dollar General operates 16,500 stores in 46 states and is headquartered in Goodlettsville, Tennessee.

          Walgreens (Baa2 (Moody's); BBB (S&P); NASDAQ: WBA). Walgreens is a global leader in retail and wholesale pharmacy that was founded in 1901 and is headquartered in Deerfield, Illinois. Walgreens has a presence in more than 25 countries and has more than 18,750 stores.

          Home Depot (A2 (Moody's); A (S&P); NYSE: HD). Home Depot is the world's largest home improvement retailer, with approximately 2,300 stores in the United States, Canada and Mexico. Home Depot was founded in 1978 and headquartered in Atlanta, Georgia.

          Kohl's (Baa2 (Moody's); BBB– (S&P); NYSE: KSS). Kohl's is a leading omnichannel retailer. Additionally, in July 2019, all Kohl's locations began accepting free, convenient, unpackaged returns for Amazon customers. Founded in 1988, Kohl's operates more than 1,100 stores across 49 states and is headquartered in Menomonee Falls, Wisconsin.

          Our 163 properties are operated by our 53 tenants, each representing a distinct brand or concept, with no one tenant representing more than 12.7% of our portfolio by ABR. The following table details information about our tenants (dollars in thousands):

Tenant(1)	Number Of Properties	Square Feet	ABR ($ in 000s)(2)	% of ABR	ABR Per Square Foot(2)	Weighted Average Lease Term(3)	Weighted Average Annual Rent Escalations(3)
7-Eleven	18	73,170	4,385.0	12.7%	$59.93	14.66	1.50%
Walmart	4	651,301	2,720.3	7.9%	4.18	8.98	—
CVS Corporation	11	121,422	2,117.5	6.1%	17.44	14.68	0.11%
Ollie's Bargain Outlet	7	256,326	1.801.8	5.2%	7.03	9.58	0.76%
Lowe's Companies, Inc.	3	362,719	1,678.3	4.9%	4.63	12.49	—
Advance Stores Company (Advance Auto Parts)	19	135,575	1,622.3	4.7%	11.97	11.80	0.85%
Dollar General Corporation	17	157,643	1,582.3	4.6%	10.04	8.92	0.15%
Walgreen Co.	4	60,725	1,329.1	3.9%	21.89	11.40	—
Home Depot	1	152,045	1,202.2	3.5%	7.91	6.80	2.00%
Kohl's Corporation	2	165,870	1,146.7	3.3%	6.91	5.56	—
Floor & Décor	1	84,177	815.4	2.4%	9.69	9.56	2.00%
Tractor Supply Company	4	86,014	778.0	2.3%	9.05	9.90	1.33%
Camping World	1	66,056	705.5	2.0%	10.68	13.48	1.81%
Academy	1	71,410	699.1	2.0%	9.79	15.06	—
Branch Banking and Trust Company	5	15,388	646.7	1.9%	42.03	8.47	2.00%
Big Jack Holdings LP	4	12,289	646.1	1.9%	52.58	15.47	2.00%
Fresenius	2	15,311	642.7	1.9%	41.98	11.01	1.70%
The Wilks Group, Inc. (Ashley Furniture)	1	34,834	536.2	1.6%	15.39	11.14	1.50%
Burlington Coat Factory of Texas Inc.	1	42,925	462.0	1.3%	10.76	8.64	0.85%
United Fashions Holdings (Melrose)	3	32,270	428.4	1.2%	13.28	10.56	1.50%
Top 20 Subtotal	109	2,582,199	25,945.6	75.3%	9.99	11.31	0.84%
Other	54	567,469	8,512.1	24.7%	18.25	10.88	1.22%

Total/Weighted Average(3)	163	3,063,933	34,457.7	100%	$11.25	11.21	0.93%

(1)
Represents tenants or guarantor.

(2)
ABR does not give effect to an aggregate $205,243 of rent deferral and $692,614 of rent abatement in the period from March 2020 through July 2020. In August 2020, there are four tenants receiving $19,442 of aggregate rent abatement and no tenant receiving rent deferral. No tenant is receiving rent deferral or abatement after August 2020.

(3)
Weighted by ABR.

Overview of Our Leases

          Our leases typically have initial lease terms of at least 10 years and contain two or more options for the tenant to extend the lease term, most often for additional five-year periods. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net. Given that approximately 64.0% of our tenants have an investment grade credit rating, a limited number of our leases contain a rent escalation provision over the term of the lease. The leases in our portfolio provide for an average 0.93% increase in ABR. Our lease turnover through 2024 is 1.4% of ABR (assuming no exercise of contractual extension options). As we expand our portfolio, we will seek to include rent escalation provisions as part of our leases with unrated and sub-investment grade tenants. We currently lease properties on an individual basis, but we may implement master lease structures as appropriate going forward, pursuant to which we will lease multiple properties to a single tenant on an all-or-none basis.

          The leases in our portfolio have a WALT of 11.2 years, with no lease expiring prior to April 2022. The following chart illustrates the ABR of our portfolio attributable to leases expiring during the specified periods (assuming no exercise of contractual extension options).

Lease Expiration Year	ABR ($ in 000's)	% of ABR(1)	Number of Properties	Square Feet
2020	—	—	—	—
2021	—	—	—	—
2022	112.2	0.3%	1	2,098
2023	354.8	1.0%	4	34,140
2024	—	—	—	—
2025	1,456.2	4.2%	5	267,976
2026	1,705.2	4.9%	6	193,033
2027	2,176.1	6.3%	8	196,171
2028	2,745.9	8.0%	19	178,154
2029	2,136.8	6.2%	13	159,197
2030	5,157.1	15.0%	19	631,610
2031	3,177.9	9.2%	14	204,246
2032	2,731.5	7.9%	7	572,248
2033	2,400.7	7.0%	19	193,729
2034	1,165.4	3.4%	9	32,365
2035	6,616.9	19.2%	24	294,074
2036	550.0	1.6%	3	10,602
2037	453.1	1.3%	3	12,713
2038	—	—	—	—
2039	844.6	2.5%	6	66,173
2040	423.3	1.2%	2	11,179
2041	—	—	—	—
2042	—	—	—	—
2043	250.0	0.7%	1	4,227

Total	$34,457.7	100.0%	163	3,063,933

(1)
Certain figures in this table may not foot due to rounding.

General Investment Criteria

          We will conduct all of our investment activities through our operating partnership and its subsidiaries. Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties. We expect to pursue our objective primarily through the ownership by our operating partnership of our existing properties and other acquired properties and assets. We seek to acquire single-tenant, retail commercial real estate net leased on a long-term basis (at least ten years) to high credit quality tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. Our current strategy targets a scaled portfolio that, over time, will (i) derive no more than (a) 5% of its ABR from any single tenant or property, (b) 15% of its ABR from any single retail sector, (c) 15% of its ABR from any single state and (d) 50% of its ABR from its top 10 tenants, (ii) be primarily leased to tenants operating in businesses we believe to be e-commerce resistant and resilient through all economic cycles, (iii) have a more than 60% of its tenants with an investment grade rating and (iv) have a

WALT of greater than 10 years. While we consider the foregoing when making investments, we may be opportunistic in managing our business and make investments that do not meet one or more of these criteria if we believe the opportunity presents an attractive risk-adjusted return. We intend to engage in future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. In addition, we may purchase assets for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

Our Target Properties

          We seek to acquire, own and manage a diversified portfolio of single-tenant, retail commercial real estate subject to long-term net leases with high credit quality tenants across the United States. Our growth and diversification strategy focuses on tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. Our management team focuses primarily on securing long-term leases with investment grade credit rated tenants and creditworthy tenants without an investment grade rating. We generally target properties with a purchase price between $1 million and $10 million, a segment of the market that we believe is undercapitalized and where we can maintain a consistent pipeline of relatively small assets to acquire on attractive terms without the threat of broad competition. We also selectively review larger properties with a purchase price in excess of $10 million, which we typically lease to investment grade tenants like Walmart and Home Depot, when we believe the acquisition will be accretive to the quality of our portfolio. The average purchase price of a property in our portfolio is $3.2 million, and our leases typically have initial lease terms of at least 10 years and contain two or more options for the tenant to extend the lease term, most often for additional five-year periods. More than 91% of the leases in our portfolio are triple-net, with the remaining leases double-net.

          We seek to invest in properties that have strong unit-level economics to reduce the risk of default on a particular property. We also seek to acquire commercially desirable properties by reviewing the underlying key real estate metrics of each property, including location and demographics that will support both tenant financial health, including market rents, and a market for alternative use, re-leasing or redevelopment, when necessary, which we believe maximizes both investment residual value and recovery default value.

Investment Origination Process

          Our current investment pipeline has been, and our investments going forward will be, identified by our senior management team, led by Mr. Manheimer. Mr. Manheimer has been active in the single-tenant net lease industry for 14 years. Mr. Manheimer's extensive experience has allowed him to develop a broad network of long-standing relationships with retailers, brokers, intermediaries, private equity firms and others in the net lease industry, which we believe will provide us with an ongoing pipeline of both marketed and off-market investment opportunities. In addition, we plan to leverage our developer relationships to partner on build-to-suit opportunities with triple-net leases and desirable tenants. We believe our developer partnerships on build-to-suit projects, which provide higher yields than acquisitions, will differentiate us from our competitors without development expertise.

Underwriting

          The Company assesses its investments and actively manages its existing portfolio using a three-part underwriting and risk management strategy that includes assessing (i) tenant and guarantor credit, (ii) real estate valuation and (iii) unit-level profitability. As it relates to tenant and guarantor credit, we review corporate level financial information and assess business risks, including barriers to entry and technology risks. As part of this analysis, we look for tenants that operate in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick-service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. We then review the tenant's investment rating or establish a "shadow rating" using our proprietary credit modeling process for unrated tenants. We assess the underlying real estate metrics of each property, including location and demographics that will support both tenant financial health, including market rents, and a market for alternative use, re-leasing or redevelopment, when necessary. We believe implementation of this underwriting and risk management criteria will continue to build a portfolio that provides a strong, stable source of recurring cash flows. Finally, we analyze unit-level profitability and cost variability to analyze rent coverage and determine whether a tenant would maintain a rent coverage of at least 2.0x.

Tax Status

          We will elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019 upon the filing of our U.S. federal income tax return for such taxable year. We believe that we are organized and have operated in a manner that has enabled us to qualify to be taxed as a REIT commencing with our short taxable year ended December 31, 2019, and we intend to continue to operate so as to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our taxable income to our stockholders, computed without regard to the dividends paid deduction and excluding our net capital gain, plus 90% of our net income after tax from foreclosure property (if any), minus the sum of various items of excess non-cash income.

Regulation

General

          Our properties are subject to various laws, ordinances and regulations, including those relating to fire and safety requirements, and affirmative and negative covenants and, in some instances, common area obligations. Our tenants have primary responsibility for compliance with these requirements pursuant to our leases. We believe that each of our properties has the necessary permits and approvals.

Environmental and Related Matters

          Federal, state and local environmental laws and regulations regulate, and impose liability for, releases of hazardous or toxic substances into the environment. Under various of these laws and regulations, a current or previous owner, operator or tenant of real estate may be required to investigate and clean up hazardous or toxic substances, hazardous wastes or petroleum product releases or threats of releases at the property, and may be held liable to a government entity or to third parties for property damage and for investigation, clean-up and monitoring costs incurred by those parties in connection with the actual or threatened contamination. These laws may impose clean-up responsibility and liability without regard to fault, or whether or not the owner, operator or tenant knew of or caused the presence of the contamination. The liability under these laws may be joint and several for the full amount of the investigation, clean-up and monitoring costs incurred or to be incurred or actions to be undertaken, although a party held jointly and severally liable may seek to obtain contributions from other identified, solvent, responsible parties of their fair share toward these costs. These costs may be substantial, and can exceed the value of the property. In addition, some environmental laws may create a lien on the contaminated site in favor of the government for damages and costs it incurs in connection with the contamination. As the owner or operator of real estate, we also may be liable under common law to third parties for damages and injuries resulting from environmental contamination emanating from the real estate. The presence of contamination, or the failure to properly remediate contamination, on a property may adversely affect the ability of the owner, operator or tenant to sell or rent that property or to borrow using the property as collateral, and may adversely impact our investment in that property.

          Environmental laws regulate a variety of activities that can occur on a property, including the storage of petroleum products or other hazardous or toxic substances, air emissions, water discharges and exposure to lead-based paint. Such laws may impose fines or penalties for violations, and may require permits or other governmental approvals to be obtained for the operation of a business involving such activities. As a result of the foregoing, we could be materially and adversely affected.

          Environmental laws also govern the presence, maintenance and removal of asbestos-containing materials ("ACM") and impose various requirements, including operation and maintenance plans for the presence of any suspect ACM. Significant fines can be assessed for violation of these regulations. As a result of these regulations, building owners and those exercising control over a building's management may be subject to an increased risk of personal injury lawsuits by workers and others exposed to ACM. The regulations may affect the value of a building containing ACM in which we have invested. Federal, state and local laws and regulations also govern the removal, encapsulation, disturbance, handling and/or disposal of ACM when those materials are in poor condition or in the event of construction, remodeling, renovation or demolition of a building. These laws may impose liability for improper handling or a release into the environment of ACM and may provide for fines to, and for third parties to seek recovery from, owners or operators of real properties for personal injury or improper work exposure associated with ACM.

          When excessive moisture accumulates in buildings or on building materials or moisture is otherwise present, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may be toxic and produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources, and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants or others if property damage or personal injury occurs.

          Generally, our leases require the lessee to comply with environmental law and provide that the lessee will indemnify us for any loss or expense we incur as a result of lessee's violation of environmental law or the presence, use or release of hazardous materials on our property attributable to the lessee. If our lessees do not comply with environmental law, or we are unable to enforce the indemnification obligations of our lessees, our results of operations would be adversely affected.

          We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with existing and new laws and regulations may require us or our tenants to spend funds to remedy environmental noncompliance or investigate and cleanup contamination. If we or our tenants were to become subject to significant environmental liabilities, we could be materially and adversely affected.

Americans with Disabilities Act and Similar Laws

          Under Title III of the Americans with Disabilities Act (the "ADA"), and rules promulgated thereunder, in order to protect individuals with disabilities, public accommodations must remove architectural and communication barriers that are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected site and the owner, lessor or other applicable person.

          Compliance with the ADA, as well as other federal, state and local laws, may require modifications to properties we currently own or may purchase, or may restrict renovations of those properties. Failure to comply with these laws or regulations could result in the imposition of fines or an award of damages to private litigants, as well as the incurrence of the costs of making modifications to attain compliance, and future legislation could impose additional obligations or restrictions on our properties. Although our tenants are generally responsible for all maintenance and repairs of the property pursuant to our leases, including compliance with the ADA and other similar laws or regulations, we could be held liable as the owner of the property for a failure of one of our tenants to comply with these laws or regulations.

Implications of Being an Emerging Growth Company

          We are an "emerging growth company," as defined in the JOBS Act. We are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies." These exemptions include not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes Oxley Act reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not yet made a decision as to whether we will take advantage of any or all of these exemptions in the future. If we do take advantage of any of these exemptions, we do not know if some investors will find shares of our common stock less attractive as a result. The result may be a less active trading market for shares of our common stock and the price of our common stock may be more volatile.

          In addition, the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we have chosen to "opt out" of this extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on or before which adoption of such standards is required for all public companies that are not emerging growth companies. Our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

          We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year during which our total annual revenue equals or exceeds $1.07 billion (subject to adjustment for inflation), (ii) December 31, 2025, (iii) the date on which we have, during the previous three year period, issued more than $1.0 billion in non-convertible debt or (iv) the date on which we are deemed to be a "large accelerated filer" under the Exchange Act.

Insurance

          Our tenants are generally required to maintain liability and property insurance coverage for the properties they lease from us pursuant to triple or double-net leases. These leases generally require our tenants to name us (and any of our lenders that have a mortgage on the property leased by the tenant) as additional insureds on their liability policies and additional named insured and/or loss payee (or mortgagee, in the case of our lenders) on their property policies. Depending on the location of the property, losses of a catastrophic nature, such as those caused by earthquakes and floods, may be covered by insurance policies that are held by our tenant with limitations such as large deductibles or co-payments that a tenant may not be able to meet. In addition, losses of a catastrophic nature, such as those caused by wind, hail, hurricanes, terrorism or acts of war, may be uninsurable or not economically insurable. In the event there is damage to our properties that is not covered by insurance and such properties are subject to recourse indebtedness, we will continue to be liable for the indebtedness, even if these properties are irreparably damaged. See "Risk Factors — Risks Related to Our Business and Properties — Insurance on our properties may not adequately cover all losses and uninsured losses could materially and adversely affect us."

          In addition to being a named insured on our tenants' liability policies, we separately maintain commercial general liability coverage. We also maintain full property coverage on all untenanted properties and other property coverage as may be required by our lenders, which are not required to be carried by our tenants under our leases.

Competition

          We face competition for acquisitions of real property from investors, including traded and non-traded public REITs, private equity investors and institutional investment funds, some of which have greater financial resources than we do, a greater ability to borrow funds to acquire properties and the ability to accept more risk. We also believe that competition for real estate financing comes from middle-market business owners themselves, many of whom have had a historic preference to own, rather than lease, the real estate they use in their businesses. This competition may increase the demand for the types of properties in which we typically invest and, therefore, reduce the number of suitable investment opportunities available to us and increase the prices paid for such acquisition properties. This competition will increase if investments in real estate become more attractive relative to other forms of investment.

          As a landlord, we compete in the multi-billion dollar commercial real estate market with numerous developers and owners of properties, many of which own properties similar to ours in the same markets in which our properties are located. Some of our competitors have greater economies of scale, lower costs of capital, access to more resources and greater name recognition than we do. If our competitors offer space at rental rates below current market rates or below the rental rates we currently charge our tenants, we may lose our tenants or prospective tenants and we may be pressured to reduce our rental rates or to offer substantial rent abatements, tenant improvement allowances, early termination rights or below-market renewal options in order to retain tenants when our leases expire.

Employees

          As of July 31, 2020, we have 15 employees. Our staff is mostly comprised of professional employees engaged in origination, underwriting, closing, financial reporting, portfolio management and capital markets activities essential to our business.

Legal Proceedings

          From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We do not believe that the results of any such claims or litigation, individually or in the aggregate, will have a material effect on our business, financial condition or results of operations if determined adversely to us.

Company Information

          Our principal executive office is located at 5910 N. Central Expressway, Suite 1600, Dallas, Texas 75206. Our current facilities are adequate for our present and future operations. Our telephone number is 972-200-7100. Our website address is www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

MANAGEMENT

Executive Officers, Key Employees and Directors

          Our board of directors currently consists of seven directors. We have determined that, five of our seven directors are "independent" in accordance with the listing standards established by the NYSE.

          Set forth below are the names, ages and positions of our executive officers, key employees and directors as of August 17, 2020.

Name	Age	Position with the Company
Mark Manheimer	43	President, Chief Executive Officer and Director
Andrew Blocher	55	Chief Financial Officer, Treasurer and Secretary
Jeff Fuge	37	Senior Vice President, Acquisitions
Randy Haugh	43	Senior Vice President, Finance
Kirk Klatt	43	Senior Vice President, Real Estate
Patricia McBratney	46	Senior Vice President and Chief Accounting Officer
Chad Shafer	44	Senior Vice President, Credit and Underwriting
Todd Minnis	50	Chairman of the Board
Michael Christodolou	58	Director
Heidi Everett	43	Director
Matthew Troxell	62	Lead Independent Director
Lori Wittman	61	Director
Robin Zeigler	48	Director

Executive Officers

          Mark Manheimer has served as our President and Chief Executive Officer since December 2019. Prior to that, Mr. Manheimer served as Chief Investment Officer of EB Arrow and Fund Manager of EB Arrow's Single-Tenant Net-Lease Group from February 2018 to December 2019. From April 2012 through September 2016, Mr. Manheimer was Executive Vice President — Head of Asset Management of Spirit (NYSE: SRC), a REIT that invests primarily in single-tenant net-leased real estate. Mr. Manheimer was a member of Spirit's Investment Committee and Executive Committee. Prior to Spirit, Mr. Manheimer was the Head of Sale-Leaseback Acquisitions at Cole, a real estate investment services company, from October 2009 to April 2012. Mr. Manheimer previously worked at Realty Income Corporation, a REIT that invests in free-standing, single-tenant commercial properties that are subject to triple-net leases, underwriting net lease real estate transactions, at Patriarch Partners, a private investment firm, investing and managing distressed debt and equity investments, and at First Union Securities, a financial services firm, in their Leveraged Finance department. Mr. Manheimer holds a B.S. in Finance from the University of Florida and an M.B.A. from the University of Notre Dame. Mr. Manheimer's industry experience, leadership abilities and strategic insight make him a valued member of the board of directors.

          Andrew Blocher has served as our Chief Financial Officer and Treasurer since January 2020. Mr. Blocher also serves as our Secretary. Mr. Blocher founded APBlocher Executive Consulting in October 2017 and served as a principal for that company until January 2019. Prior to that, Mr. Blocher served as Executive Vice President, Chief Financial Officer and Treasurer at First Potomac Realty Trust (NYSE: FPO), a REIT that invested in industrial properties, business parks and office properties, from September 2012 to October 2017, when it was acquired by Government Properties Income Trust (Nasdaq: GOV). Mr. Blocher previously served in a variety of roles at Federal Realty Investment Trust (NYSE: FRT), most recently Senior Vice President, Chief Financial Officer and Treasurer. Mr. Blocher holds a B.S. in Finance from Indiana University and an M.B.A. from The George Washington University.

Key Employees

          Jeff Fuge has served as our Senior Vice President, Acquisitions since December 2019. Prior to that, Mr. Fuge served as Director of Capital Markets at EB Arrow from September 2018 to December 2019. From July 2015 to August 2018, Mr. Fuge served as Senior Vice President at Compass Point Research & Trading, LLC, an investment bank focused on financial services, real estate and related industries. From September 2010 to July 2015, Mr. Fuge served as Client Relations Director at Aegis Financial. Mr. Fuge holds a B.A. in History and minor in Business Administration from the College of Charleston and an M.B.A. from The George Washington University.

          Randy Haugh has served as our Senior Vice President, Finance since February 2020. Mr. Haugh most recently served in the U.S. Real Estate fund management group at The Carlyle Group (Nasdaq: CG), a private equity, alternative asset management and financial services corporation, from January 2018 to February 2020. Prior to that, Mr. Haugh served as Vice President of Finance from July 2015 to October 2017 and Director of Finance from 2013 to July 2015 at First Potomac Realty Trust, a REIT that invested in industrial properties and business parks. Mr. Haugh holds a B.S. in Economics and a Certificate of Accounting from University of Virginia.

          Kirk Klatt has served as our Senior Vice President, Real Estate since December 2019. Prior to that, Mr. Klatt served as Chief Acquisitions Officer, Single-Tenant Net-Lease Group of EB Arrow from July 2010 to December 2019. From 2008 to 2010, Mr. Klatt served as Development Services Manager for Duke Realty Corporation (NYSE: DRE), an industrial logistics property REIT. Prior to his work with Duke, Mr. Klatt managed large-scale public and private site development projects as a licensed professional engineer. Mr. Klatt holds a B.S. in Civil Engineering from Texas Tech University and an M.B.A. from the University of Texas at Dallas. Mr. Klatt is also a licensed real estate salesperson in the State of Texas.

          Patricia McBratney has served as our Senior Vice President and Chief Accounting Officer since May 2020. Prior to that, Ms. McBratney served as Chief Accounting Officer of American Bath Group, a manufacturer of bathing products, from July 2017 to May 2020. From May 2015 to June 2017, Ms. McBratney served as Chief Accounting and Administrative Officer of Mill Creek Residential Trust LLC, a real estate developer. From 2013 to March 2015, Ms. McBratney served as Vice President and Controller of CyrusOne, a REIT. Ms. McBratney started her career at Deloitte. Ms. McBratney holds a B.S. in Accounting from Oklahoma State University. Ms. McBratney is also a Certified Public Accountant.

          Chad Shafer has served as our Senior Vice President, Credit and Underwriting since May 2020. Prior to that, Mr. Shafer served in various roles at JPMorgan Chase & Co., a financial services firm ("JPM"), from 1998 to May 2020, and most recently as the Executive Director — Wholesale Credit Risk from November 2019 to May 2020. Mr. Shafer's prior positions at JPM include Executive Director — Head of Real Estate Banking (REB) Portfolio Management (November 2017 to November 2019), Executive Director — Head of Key Relationship Group (KRG) — Credit Risk (May 2016 to November 2017), Executive Director — Credit Risk — Commercial Term Lending (2014 to May 2016), Vice President — Credit Manager (2010 to 2014), Vice President — GNPH Underwriter (2009 to 2010), Vice President CMBS (2004 to 2008), Associate — REIT Investment Banking Coverage (2003 to 2004), Commercial Real Estate Underwriter (2000 to 2003) and Credit Analyst/Sr. Credit Analyst (1998 to 2000). Mr. Shafer holds a B.S. in Finance from Butler University.

Directors

          Todd Minnis founded EB Arrow, a real estate investment platform specializing in retail property investment with $1.6 billion in assets under management, in 2009 as its Managing Partner and has served as its Chief Executive Officer since May 2009. Prior to EB Arrow, Mr. Minnis served as the Managing Director of Cypress Equities, the development subsidiary of The Staubach Company, from March 2003 to January 2009 and worked at The Staubach Company from 1992 to 2003. Mr. Minnis holds a B.S. in Economics and a B.A. in Foreign Languages from Southern Methodist University and an M.B.A. from the University of Texas at Austin McCombs School of Business. Mr. Minnis' leadership, executive and business experience, along with his 25 years of experience in the commercial real estate investment industry make him a valued member of the board of directors.

          Michael Christodolou is the Manager of Inwood Capital Management LLC, an investment management firm he founded in 2000. From 1988 to 1999, Mr. Christodolou was employed by Bass Brothers/ Taylor & Company, an investment firm. Mr. Christodolou has served as a director of Lindsay Corporation (NYSE: LNN), a manufacturer of agricultural irrigation and transportation infrastructure products, since 1999 and served as Chairman of the Board of Lindsay Corporation from 2003 to January 2015. He currently serves as a member of Lindsay Corporation's Audit Committee and Human Resources and Compensation Committee. From 2016 until it was acquired in December 2017, Mr. Christodolou served on the Board of Directors of Omega Protein Corporation, a nutritional products company. From 2015 to 2016, Mr. Christodolou served on the Board of Directors of Farmland Partners, Inc. (NYSE: FPI), a REIT that acquires and owns high-quality North American farmland. Mr. Christodolou also previously served on the Board of Directors of XTRA Corporation from 1998 until 2001 when it was acquired by Berkshire Hathaway Inc. Mr. Christodolou received an M.B.A. and a B.S. in Economics from the Wharton School. Mr. Christodolou's knowledge of the investment and capital markets and his experience as a director of public companies make him a valued member of the board of directors.

          Heidi Everett is the President and Chief Executive Officer of Star Cypress Partners, LLC, a management consulting company that she founded in 2012. Previously, Ms. Everett was Vice President of The Wentworth Group, a private equity firm, and a Board Director for the Stafford Family Foundation. Prior to that, Ms. Everett was Lead Associate at Booz Allen Hamilton, an information technology consulting firm, within the Strategy & Organization Team from 2004 to 2011. Ms. Everett received an M.B.A. in Strategy and Operations from Georgetown University — The McDonough School of Business and a B.S. in Biology from Duke University. Ms. Everett's broad consulting experience, in particular in strategy and organizational development, change management and workforce development, gives her a unique perspective that makes her a valued member of the board of directors.

          Matthew Troxell, CFA®, joined AEW Capital Management, LP ("AEW"), a real estate investment manager, as the first member of AEW's Real Estate Securities Group in September 1994. Prior to his retirement in December 2019, he served as a Managing Director and Senior Portfolio Manager of AEW, and was also a member of the firm's Management Committee and Risk Management Committee. As the Head of the Securities Group, he was responsible for all of AEW's domestic and global REIT portfolios, managing a team with offices in Boston, London and Singapore. Prior to joining AEW, Mr. Troxell was a Vice President and Assistant to the President of Landmark Land Company, a real estate management company, from 1984 to 1992. From 1980 to 1984, he was an equity securities analyst at A.G. Becker Paribas. Mr. Troxell received his B.A. in Economics from Tufts University and is a CFA charterholder. Mr. Troxell's REIT investment experience and strategic insight make him a valued member of the board of directors.

          Lori Wittman has served as an advisor to Big Rock Partners Acquisition Corp. ("Big Rock"), a blank check company, since February 2020. From September 2017 to February 2020, Ms. Wittman served as Chief Financial Officer and a member of the Board of Directors of Big Rock. From August 2015 to August 2017, Ms. Wittman was the Chief Financial Officer of Care Capital Properties, Inc. (NYSE: CCP), a public healthcare REIT with a diversified portfolio of triple-net leased properties, which merged with Sabra Healthcare REIT, Inc. in 2017. Previously, Ms. Wittman was Senior Vice President of Capital Markets and Investor Relations at Ventas, Inc., a REIT focused on the healthcare sector from 2011 to August 2015. Prior to her time at Ventas, Ms. Wittman served in a number of finance, accounting and capital markets-related roles at various companies, including General Growth Properties, Big Rock Partners, LLC and Heitman Financial. Ms. Wittman has been a director of IMH Financial Corporation ("IMH"), a real estate investment and finance company, since July 2014, and currently serves as Chairperson of the Compensation Committee and as a member of the Audit Committee of IMH.

Ms. Wittman has also served as a director of Global Medical REIT Inc. (NYSE: GMRE), a REIT engaged primarily in the acquisition of healthcare facilities, since May 2018, and currently serves as Chairperson of the Audit Committee and a member of the Compensation Committee of GMRE. Ms. Wittman also serves as a director of Freehold Properties, a real estate investment company, and currently serves as the Chair of the Audit Committee. Ms. Wittman received an M.B.A., Finance and Accounting from the University of Chicago, an M.C.P., Housing and Real Estate Finance from the University of Pennsylvania and a B.A. from Clark University. Ms. Wittman's thorough knowledge of finance, accounting, capital markets, taxes, control systems and her experience with REITs make her a valued member of the board of directors.

          Robin Zeigler has served as Chief Operating Officer, Executive Vice President of Cedar Realty Investment Trust (NYSE: CDR), an equity REIT, since March 2016. From January 2015 to March 2016, Ms. Zeigler served as Executive Vice President—Head of Operations of Penzance, a commercial real estate investment company. Prior to that, Ms. Zeigler served as Chief Operating Officer, Mid Atlantic Region of Federal Realty Investment Trust (NYSE: FRT), an equity REIT, from 2004 to January 2015. Earlier in her career, Ms. Zeigler served in various roles at KeyBank Real Estate Capital, Lendlease Real Estate Investments and Ernst & Young LLP. Ms. Zeigler received an M.B.A. in Real Estate from Georgia State University and a B.S. in Accounting from Florida A&M University. Ms. Zeigler's real estate investment experience and public company experience make her a valued member of the board of directors.

Corporate Governance Highlights

          The following is a summary of our corporate governance highlights:

  •
  Each member of our board of directors is elected annually and we may not elect to classify our board of directors pursuant to Subtitle 8 of Title 3 of the MGCL without stockholder approval.

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  Five of our seven directors meet the independence requirements of the NYSE.

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  Each committee of our board of directors is comprised entirely of independent directors.

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  We have a separate Chairman of the Board and Chief Executive Officer.

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  We have a Lead Independent Director.

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  43% of our board of directors are women.

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  Our directors are elected by a majority of the votes cast in uncontested elections.

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  We have opted out of the Maryland Control Share Acquisition Act of the MGCL, and we may not opt in to the provisions of the Maryland Control Share Acquisition Act without the approval of our stockholders.

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  We have exempted any business combination between us and any person from the Maryland Business Combination Act of the MGCL, and we may not opt in to the provisions of the Maryland Business Combination Act without the approval of our stockholders.

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  Our bylaws may be amended by the vote of stockholders entitled to cast at least a majority of the votes entitled to be cast upon at a duly organized meeting of stockholders.

Board of Directors

          Pursuant to our charter and bylaws, the number of our directors may not be fewer than the minimum number required by Maryland law, which is one, and may not be greater than fifteen, and will generally be determined from time-to-time by resolution of the board of directors. Our board of directors currently consists of seven persons. Our board of directors has determined that Michael Christodolou, Heidi Everett, Matthew Troxell, Lori Wittman and Robin Zeigler meet the independence standards of the NYSE. Our board of directors believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our company, a willingness to devote the necessary time to board of directors duties, a commitment to representing the best interests of our company and our stockholders and a dedication to enhancing stockholder value.

144A Registration Rights Agreement

          Under the 144A Registration Rights Agreement and our charter, if this Resale Shelf Registration Statement has not been declared effective by the SEC and our common stock is not listed on a National Securities Exchange prior to November 30, 2020, on January 10, 2021, the number of our directors will increase automatically by two, and two nominees designated in writing by the holders of a majority of the outstanding shares of common stock will be elected to fill the two newly created vacancies, subject to compliance with commercially reasonable director suitability standards and any applicable state regulatory approval requirements and maintaining a board of directors composed of a majority of directors who are independent based on the independence standards of the NYSE.

Role of Our Board of Directors in Risk Oversight

          One of the key functions of our board of directors is informed oversight of our risk management process. Our board of directors administers this oversight function directly, with support from its four standing committees, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which addresses risks specific to its respective areas of oversight. In particular, as more fully described below, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee provides oversight with respect to corporate governance and ethical conduct and monitors the effectiveness of our corporate governance guidelines, including whether such guidelines are successful in preventing illegal or improper liability-creating conduct.

Committees of the Board of Directors

          Our board of directors has four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee, each of which meets the NYSE independence standards and other governance requirements for such a committee. The principal functions of each committee are briefly described below. Additionally, our board of directors may from time to time establish other committees to facilitate the board of directors' oversight of management of the business and affairs of our company. The charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are available on our website at www.NETSTREIT.com. The information on, or otherwise accessible through, our website does not constitute a part of this prospectus.

          Audit Committee.    The Audit Committee charter defines the Audit Committee's principal functions, including oversight related to:

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  the integrity of our financial statements and financial reporting process;

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  the evaluation of the qualifications, independence and performance of our independent registered public accounting firm;

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  our accounting and financial reporting processes;

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  our systems of disclosure controls and procedures and internal control over financial reporting;

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  the performance of our internal audit functions;

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  our compliance with financial, legal and regulatory requirements; and

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  our overall risk exposure and management.

          The audit committee is also responsible for appointing, compensating, retaining and overseeing an independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans for and results of the audit engagement, approving services that may be provided by the independent registered public accounting firm, including audit and non-audit services, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The audit committee also will prepare the audit committee report required by SEC regulations to be included in our annual report.

          Our Audit Committee currently consists of three members, Lori Wittman, Michael Christodolou and Matthew Troxell, with Lori Wittman serving as chairperson. Our board of directors has affirmatively determined that Lori Wittman, Michael Christodolou and Matthew Troxell meet the definition of "independent director" based on the standards of the NYSE, and satisfy the independence requirements of Rule 10A-3 of the Exchange Act. Our board of directors has also determined that (i) Lori Wittman, Michael Christodolou and Matthew Troxell each qualify as an "audit committee financial expert" under SEC rules and regulations and (ii) each member of the Audit Committee is "financially literate" as the term is defined by NYSE listing standards.

          Compensation Committee.    The Compensation Committee charter defines the Compensation Committee's principal functions, including oversight related to:

  •
  annually review and approve our corporate goals and objectives with respect to compensation for our Chief Executive Officer and, at least annually, evaluating the Chief Executive Officer's performance in light of those goals and objectives to set his or her annual compensation, including salary, bonus, fees, benefits, incentive awards and perquisites;

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  review and approve compensation of other executive officers, including salaries, bonuses, fees, benefits, incentive awards and perquisites;

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  review and approve new incentive compensation plans and equity-based plans and amendments to any existing plans;

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  assist the board of directors in developing and evaluating potential candidates for executive officer positions and overseeing the development of executive succession plans;

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  review and discuss with management our compensation discussion and analysis required by SEC regulations and recommending to the board of directors that such compensation discussion and analysis be included in our annual report; and

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  prepare the compensation committee report to be included in our annual report.

          The Compensation Committee has the authority, in its sole discretion, to retain or obtain the advice of a compensation consultant, legal counsel or other adviser as it deems appropriate. Our Compensation Committee currently consists of three members, Matthew Troxell, Heidi Everett and Robin Zeigler, with Matthew Troxell serving as chairperson. Our board of directors has affirmatively determined that all directors who serve on the Compensation Committee are independent under applicable NYSE rules and that each member of our Compensation Committee meets the definition of a "non-employee trustee" for the purposes of serving on our Compensation Committee under the Exchange Act.

          Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee charter defines the Nominating and Corporate Governance Committee's principal functions, including oversight related to:

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  identifying and recommending candidates to fill vacancies on the board of directors and for election by the stockholders;

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  recommending committee assignments for members to the board of directors;

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  facilitating the board of directors' annual evaluation of the performance of the board of directors, its committees and individual directors; and

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  developing and recommending to the board of directors appropriate corporate governance policies, practices and procedures for our company.

          Our Nominating and Corporate Governance Committee currently consists of three members, Robin Zeigler, Heidi Everett and Lori Wittman, with Robin Zeigler serving as chairperson. Our board of directors has affirmatively determined that all directors who serve on the Nominating and Corporate Governance Committee are independent under NYSE listing standards.

          Investment Committee.    The Investment Committee charter defines the Investment Committee's principal functions, including oversight related to:

  •
  reviewing and approving transactions or series of transactions resulting in (i) an acquisition involving an investment by the Company, either directly or indirectly, in an amount equal to or greater than $25 million, or such other threshold as established by the board of directors from time to time; (ii) any acquisition of property or assets from a "related person" (as defined in the Company's Related Party Transactions Policies and Procedures); (iii) or any disposition or properties or assets constituting at least $15 million, or such other threshold as may be established by the board of directors from time to time;

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  reviewing and approving, on an annual basis, a budget for capital expenditures for the succeeding fiscal year; and

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  at least annually, reviewing and evaluating the investment performance of the Company's portfolio with management.

          Our Investment Committee currently consists of three members, Matthew Troxell, Michael Christodolou and Robin Zeigler, with Matthew Troxell serving as chairperson. Our board of directors has affirmatively determined that all directors who serve on the Investment Committee are independent under NYSE listing standards.

Code of Business Conduct and Ethics

          In connection with our initial public offering, we adopted a code of business conduct and ethics that seeks to identify and mitigate conflicts of interest between our employees, directors and officers and the Company. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating or minimizing the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of stockholders. Among other matters, our code of business conduct and ethics will be designed to deter wrongdoing and to promote:

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  honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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  full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

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  compliance with applicable laws, rules and regulations;

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  prompt internal reporting of violations of the code to appropriate persons identified in the code;

  •
  accountability for adherence to the code of business conduct and ethics;

  •
  the protection of the Company's legitimate business interests, including its assets and corporate opportunities; and

  •
  confidentiality of information entrusted to directors, officers and employees by the Company and its tenants.

          Any waiver of the code of business conduct and ethics for our directors or executive officers must be approved by a majority of our independent directors, and any such waiver shall be promptly disclosed as required by law and NYSE regulations.

Limitations on Liabilities and Indemnification of Directors and Officers

          To the maximum extent permitted by Maryland law in effect from time to time, our charter obligates us to indemnify any individual who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service:

  •
  as a present or former director or officer; or

  •
  while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise in each case, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. Our charter requires us, without requiring a preliminary determination of such individual's ultimate entitlement to indemnification, to pay or reimburse any such individual's reasonable expenses in advance of final disposition of a proceeding.

          We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law.

Compensation Committee Interlocks and Insider Participation

          None of our executive officers serves, or in the past has served, as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our Compensation Committee. None of the members of our Compensation Committee is, or has ever been, an officer or employee of the Company.

Employment Agreements

          Through the Manager, we have entered into employment agreements with each of Mark Manheimer, our President and Chief Executive Officer, and Andrew Blocher, our Chief Financial Officer and Treasurer. See "Executive Compensation — Employment Agreements."

Director Compensation

          The following table presents information regarding the compensation earned or paid during fiscal year 2019 to our non-employee directors who served on the board of directors during the year, excluding one director who has resigned from the board of directors. Directors who are employees of us or any of our subsidiaries do not receive any compensation for their services as directors.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Todd Minnis	—	$100,000	—	$100,000
David Busker	—	$75,000	—	$75,000
Matthew Troxell	—	$75,000	—	$75,000
Lori Wittman	—	$75,000	—	$75,000

(1)
Murtaza Ali and Robin Zeigler were elected to the board of directors on February 21, 2020 and July 10, 2020, respectively, and, as such, their grants of 3,797 RSUs and 1,898 RSUs, respectively, are not included in this table. The RSUs paid to Murtaza Ali were forfeited in connection on with his resignation from the board of directors upon consummation of our initial public offering. Michael Christodolou and Heidi Everett were elected to the board of directors on August 17, 2020 and, as such, their respective grants of 1,563 RSUs are not included in this table.

(2)
In connection with the private offering, we granted 3,797 RSUs with an initial value of approximately $75,000 on the date of grant to each of Todd Minnis, David Busker, Matthew Troxell and Lori Wittman. In addition, the Chairman of our board of directors received an additional grant of 1,266 RSUs with an initial value of approximately $25,000 on the date of grant. These RSUs vest ratably on each of the first three anniversaries of the grant date, generally subject to continued service as a director through each applicable vesting date; provided that no RSUs may vest prior to the date on which this Resale Shelf Registration Statement becomes effective and our common stock is listed on a National Securities Exchange. The RSUs shown in this column for David Busker were issued to Tilden Park in respect of Mr. Busker's service as a director and were subsequently forfeited in connection with his resignation from the board of directors upon consummation of our initial public offering.

          Our board of directors has established a compensation program for our non-employee directors effective upon the closing of our initial public offering. Pursuant to this compensation program, each of our non-employee directors will receive a $75,000 annual cash retainer, payable in quarterly installments in arrears. The Chairman of the board of directors will receive an additional $25,000 annual cash retainer and the Chairpersons of the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Investment Committee will receive an additional cash retainer of $20,000, $15,000, $10,000 and $10,000, respectively. In addition, each non-employee director will receive an annual award of RSUs with a value at grant of approximately $75,000, vesting on the first anniversary of the grant date, generally subject to continued service as a director through the vesting date.

          We also reimburse our directors for reasonable out-of-pocket expenses incurred in connection with the performance of their duties as directors, including without limitation travel expenses in connection with their attendance in-person at board of directors and committee meetings.

EXECUTIVE COMPENSATION

          The following provides compensation information for fiscal year 2019 pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the JOBS Act with respect to Mark Manheimer, who served as our President and Chief Executive Officer and who was our only executive officer in fiscal year 2019.

Summary Compensation Table

          The following Summary Compensation Table discloses the compensation information for fiscal year 2019 with respect to Mr. Manheimer, our only named executive officer for fiscal year 2019. Certain other information is provided in the narrative sections following the Summary Compensation Table.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	All Other Compensation ($)	Total ($)
Mark Manheimer	2019	16,042	—	3,000,005	—	3,016,047
President and Chief Executive Officer

(1)
The amount reported in this column represents the base salary paid to Mr. Manheimer with respect to the portion of 2019 commencing as of the completion of the private offering.

(2)
The amount reported in this column represents the grant date value of the time-vested RSUs awarded to Mr. Manheimer under the Omnibus Incentive Plan in connection with the completion of the private offering, equal to the number of RSUs granted multiplied by the private offering price.

Narrative to Summary Compensation Table

Base Salary

          Base salaries are intended to provide a level of compensation sufficient to attract and retain an effective management team, when considered in combination with the other components of our executive compensation program. Effective as of the completion of the private offering, Mr. Manheimer began receiving an annual base salary of $550,000.

Employee Benefit and Retirement Programs

          In 2019, we did not maintain a qualified defined benefit plan or nonqualified deferred compensation plan for our named executive officers or other employees. We maintain a health and welfare plan and a qualified defined contribution 401(k) plan in which all of our eligible employees, including our named executive officers, may participate. The Company will match 100% of up to the first 3% and 50% for the next 2% of a participant's deferral per year under the 401(k) plan. Eligible employees are 100% vested in their 401(k) plan accounts.

Employment Agreements

          We have entered into employment agreements with each of Mr. Manheimer and Andrew Blocher, who began serving as our Chief Financial Officer and Treasurer in January 2020. There is no specified term under either employment agreement and each executive's employment thereunder constitutes "at will" employment.

          Each employment agreement provides for, among other things: (i) an annual base salary of $550,000 for Mr. Manheimer and $350,000 for Mr. Blocher, (ii) an annual cash incentive bonus with a target bonus opportunity of 100% of annual base salary for Mr. Manheimer and Mr. Blocher, with the actual amount earned ranging from 0% to 200% of target based on actual achievement against performance metrics to be established by the compensation committee of our board of directors, (iii) eligibility to receive annual long-term incentive compensation awards in form, including vesting restrictions, and amount determined in the sole discretion of the compensation committee and the board of directors and (iv) participation in the Company's employee benefit and welfare plans. We expect that the first annual long-term incentive compensation awards to be granted to the executives will be granted in 2021 in the form of RSUs, although the grant of such awards is ultimately subject to the discretion of the Compensation Committee of our board of directors.

          Upon a termination of Mr. Manheimer's or Mr. Blocher's employment by the Company without "cause" subject to a general release of claims in favor of the Company, the executive is entitled to: (i) severance equal to two times the executive's base salary, (ii) a prorated annual incentive bonus for the year of termination based on actual performance, (iii) 18 months of COBRA premiums and (iv) full acceleration of time-based equity awards and pro-rated vesting of performance-based equity awards based on actual performance. Mr. Blocher is also entitled to receive the foregoing severance benefits in the event of his resignation from employment in the event that the Company requires him, without his consent, to relocate his primary place of employment more than 50 miles from its location as of his employment start date.

          "Cause" generally means the executive's: (i) conviction of, or plea of guilty or no contest to, any felony or any crime involving fraud or moral turpitude, (ii) commission of any acts or omissions constituting gross negligence or gross misconduct that causes material financial or reputation harm to the company, (iii) commission of fraud, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company, (iv) violation of any of the material terms of the employment agreement or any written Company policy, (v) breach of fiduciary duty owed to the Company, (vi) failure to perform any material aspect of the executive's lawful duties or responsibilities of employment or failure to comply with any lawful directive of our board of directors or (vii) disqualification or bar by any governmental or self-regulatory authority from serving in the capacity required by the executive's job description, or loss of any governmental or self-regulatory license that is reasonably necessary for the executive to perform his duties or responsibilities.

          Each employment agreement also contains confidentiality and non-disparagement provisions, which apply indefinitely, and non-competition as well as client and employee non-solicitation provisions that apply during the term of the employment agreement and for two years (in the case of Mr. Manheimer) or one year (in the case of Mr. Blocher), in each case, following a termination of such executive's employment for any reason.

          If prior to the date that the Company no longer qualifies as an emerging growth company within the meaning of the Securities Act or otherwise becomes required to hold a shareholder advisory vote on executive compensation pursuant to the Exchange Act ("EGC Status End Date"), Mr. Manheimer or Mr. Blocher become liable for the excise tax imposed by Code Section 4999 ("Excise Tax") in connection with their employment, then the Company shall pay an amount equal to the sum of the Excise Tax payable by the executive, plus the amount necessary to put the executive in the same after-tax position in which the executive would have been if the executive had not incurred any tax liability under Code Section 4999. From and after the EGC Status End Date, if Mr. Manheimer or Mr. Blocher become liable for the Excise Tax in connection with their employment, then the payments that give rise to the Excise Tax liability will be reduced by the Company to the extent necessary so that no portion of the payments is subject to the Excise Tax, only to the extent that such reduction results in the executive retaining a greater amount of payments on an after-tax basis.

Outstanding Equity Awards at 2019 Fiscal Year-End

          The following table shows outstanding equity awards as of December 31, 2019 held by Mr. Manheimer.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested(#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark Manheimer	151,899	3,000,005	—	—

(1)
As noted below under the heading, "Private Offering Awards," Mr. Manheimer received an award of RSUs under the Omnibus Incentive Plan in connection with the private offering. These RSUs vest ratably on each of the first five anniversaries of December 23, 2019, generally subject to Mr. Manheimer's continued employment through each vesting date.

(2)
The amount reported in this column represents the value of Mr. Manheimer's RSU award as of the end of the 2019 fiscal year, determined by multiplying the total number of RSUs by the price per share in our private offering, which was completed eight days prior to the end of the fiscal year.

Private Offering Awards

          In connection with the private offering, in addition to the 24,048 RSUs we issued to our non-employee directors as described above under "Management — Director Compensation," we issued 151,899 RSUs pursuant to the Omnibus Incentive Plan (as described below) to Mr. Manheimer and 75,949 RSUs to Andrew Blocher. These RSU grants vest ratably on each of the first five anniversaries of the grant date, generally subject to each executive's continued employment through the applicable vesting dates and will receive accelerated vesting if we terminate an executive's employment without "cause," as such term is defined in each executive's employment agreement; provided that no RSUs may vest prior to the date on which this Resale Shelf Registration Statement becomes effective and our common stock is listed on a National Securities Exchange.

Omnibus Incentive Plan

          Our board of directors adopted, and our stockholders approved, the Omnibus Incentive Plan, effective December 23, 2019.

          The purposes of the Omnibus Incentive Plan are to give us a competitive advantage in attracting, retaining and motivating employees (including prospective employees), directors and consultants, align the interests of those individuals with the Company's stockholders and promote ownership of the Company's equity. To accomplish these purposes, the Omnibus Incentive Plan provides for the grant of stock options (both stock options intended to be "incentive stock options" intended to meet the requirements under Section 422 of the Code and "nonqualified stock options" that do not meet such requirements), stock appreciation rights ("SARs"), restricted shares, RSUs, long-term incentive plan units ("LTIP units"), dividend equivalent rights, other share-based, share-related or cash-based awards (including performance-based awards) (collectively "awards"), with each grant evidenced by an award agreement providing the terms of the award. Incentive stock options may be granted only to employees; all other awards may be granted to employees, directors and consultants.

  Shares Subject to the Omnibus Incentive Plan

          Following our initial public offering, the total number of shares of our common stock that are reserved and available for issuance under the Omnibus Incentive Plan is 1,994,398 shares (or 2,125,648 shares of common stock if the underwriters in our initial public offering exercise their option to purchase additional shares in full) (which does not give effect to 419,790 outstanding RSUs previously issued to our non-employee directors, executive officers and other employees). If an award granted under the Omnibus Incentive Plan expires, is forfeited or is settled in cash, the shares of our common stock not acquired pursuant to the award will again become available for subsequent issuance under the Omnibus Incentive Plan. Shares of our common stock subject to awards that are assumed, converted or substituted under the Omnibus Incentive Plan as a result of our acquisition of another company will not be counted against the number of shares that may be granted under the Omnibus Incentive Plan. The following types of shares under the Omnibus Incentive Plan will not become available for the grant of new awards under the Omnibus Incentive Plan: (i) shares withheld to satisfy any tax withholding obligation and (ii) shares tendered to, or withheld by, us to pay the exercise price of an option.

          The maximum number of shares of our common stock that may be granted to any non-employee director during a fiscal year, when taken together with any cash fees paid to such non-employee director during the fiscal year in respect of his or her service as a director, shall not exceed $600,000 in total value (calculating the value of any such shares based on the grant date fair market value).

  Administration of the Omnibus Incentive Plan

          The Omnibus Incentive Plan is administered by the Compensation Committee of our board of directors. Subject to the terms of the Omnibus Incentive Plan, the Compensation Committee will determine which employees, directors and consultants will receive awards under the Omnibus Incentive Plan, the dates of grant, the number and types of awards to be granted, the exercise or purchase price of each award, and the terms and conditions of the awards, including the period of their exercisability and vesting and the fair market value applicable to a stock award.

          In addition, the Compensation Committee has the authority to determine whether any award may be settled in cash, shares of our common stock, other securities, or other awards or property. The Compensation Committee has the authority to interpret the Omnibus Incentive Plan and may adopt any administrative rules, regulations, procedures and guidelines governing the Omnibus Incentive Plan or any awards granted under the Omnibus Incentive Plan as it deems to be appropriate. The Compensation Committee may also delegate any of its powers, responsibilities or duties to any person who is not a member of the Compensation Committee or any administrative group within the Company. Our board of directors may also grant awards or administer the Omnibus Incentive Plan, and our board of directors is permitted to take any actions the Compensation Committee is permitted to take with respect to the Omnibus Incentive Plan.

  Conditions on Awards

          All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the Compensation Committee, in its sole discretion, subject to certain limitations provided in the Omnibus Incentive Plan. Each award granted under the Omnibus Incentive Plan will be evidenced by an award agreement, which will govern that award's terms and conditions. To the extent necessary to do so, in the case of any conflict or potential inconsistency between the Omnibus Incentive Plan and a provision of any award or award agreement with respect to an award, the Omnibus Incentive Plan will govern.

          The Compensation Committee may condition the vesting of or the lapsing of any applicable vesting restrictions or conditions on awards upon the attainment of performance goals, continuation of service, or any other term or conditions. If performance goals are established by the Compensation Committee in connection with the grant of an award, they will be based upon performance criteria which may include one or more of the following ("Performance Criteria"): measures of efficiency (including operating efficiency, productivity ratios or other similar measures); measures of achievement of expense targets, costs reductions, working capital, cash levels or general expense ratios; asset growth; earnings per share or net earnings; enterprise value or value creation targets; combined net worth; debt to equity ratio; revenue sales, net revenues or net sales measures; gross profit or operating profit measures (before or after taxes); investment performance; income or operating income measures (with or without investment income or income taxes, before or after risk adjustment, or other similar measures); cash flow; margin; net income (before or after taxes); earnings before interest, taxes, depreciation and/or amortization; return measures (including return on capital, invested capital, total capital, tangible capital, expenses, tangible expenses, equity, revenue, investment, assets or net assets or total stockholder return or similar measures); market share measures; measures of balance sheet achievements (including debt reductions, leverage ratios or other similar measures); increase in the fair market value of the Company's common stock; changes (or the absence of changes) in the per share or aggregate fair market value of the Company's common stock; the achievement of specific Company milestones such as the completion of an initial public offering or the registration and listing of the shares of common stock sold in our initial public offering; and number of securities sold and funds from operations. The vesting conditions placed on any award need not be the same with respect to each grantee and the Compensation Committee will have the sole discretion to amend any outstanding award to accelerate or waive any or all restrictions, vesting provisions or conditions set forth in the award agreement. Any of the above criteria may be used with or without adjustment for extraordinary items or nonrecurring items and may be measured in absolute terms or relative to historic performance or the performance of other companies or an index.

  Types of Awards

  Stock Options

          An award of a stock option gives a grantee the right to purchase a certain number of shares of our common stock during a specified term in the future, after a vesting period, at an exercise price equal to at least 100% of the fair market value of our common stock on the grant date. The term of a stock option may not exceed 10 years from the date of grant. Incentive stock options may only be granted from a plan that has been approved by our stockholders and will be exercisable in any fiscal year only to the extent that the aggregate fair market value of our common stock with respect to which the incentive stock options are exercisable for the first time does not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant. The exercise price of any stock option may be paid using (i) cash, check or certified bank check, (ii) shares of our common stock, (iii) a net exercise of the stock option, (iv) other legal consideration approved by the Company and permitted by applicable law and (v) any combination of the foregoing.

  Stock Appreciation Rights

          A SAR entitles the grantee to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares subject to the SAR. The term of a SAR may not exceed ten years from the date of grant. Payment to a grantee upon the exercise of a SAR may be either in cash or shares of our common stock as determined by the Compensation Committee.

  Restricted Shares

          A restricted share award is an award of outstanding shares of our common stock that does not vest until a specified period of time has elapsed, or other vesting conditions have been satisfied as determined by the Compensation Committee, and which will be forfeited if the conditions to vesting are not met. The Company may issue a certificate representing the shares of restricted shares, registered in the name of the grantee, and the Company may hold the certificate until the restrictions upon the award have lapsed. During the period that any restrictions apply, the transfer of stock awards is generally prohibited. Grantees have full voting rights with respect to their restricted shares. All dividend payments will be retained by the Company for the account of the relevant grantee during the vesting period. Such dividend payments will revert back to the Company if the restricted share upon which such dividends were paid reverts back to the Company. Upon vesting of the restricted share, any dividend payments will be paid to the grantee (without interest).

  RSUs

          An RSU is an unfunded and unsecured obligation to issue a share of common stock (or an equivalent cash amount) to the grantee in the future. RSUs become payable on terms and conditions determined by the Compensation Committee and will be settled either in cash or shares of our common stock as determined by the Compensation Committee.

  LTIP Units

          LTIP unit awards consist of a grant of limited partnership units of our operating partnership (or any successor entity), the entity through which we will conduct substantially all our business. LTIP units can be granted either as free-standing awards or in tandem with other awards under the Omnibus Incentive Plan and are valued by reference to the value of shares of our common stock. LTIP unit awards will be structured to qualify as so-called "profits interests" for U.S. federal income tax purposes, meaning that no income will be recognized by the recipient upon grant or vesting, and we will not be entitled to any corresponding deduction. As profits interests, LTIP units would not initially have full parity with OP units with respect to liquidating distributions, but upon the occurrence of specified events could over time achieve such parity and thereby accrete to an economic value equivalent to shares of our common stock on a one-for-one basis. However, there are circumstances under which such parity would not be reached, in which case the value of the LTIP unit award would be reduced. If LTIP units are not disposed of within the one-year period beginning on the date of grant of the LTIP unit award, any gain (assuming the applicable tax elections are made by the grantee) realized by the recipient upon disposition should be taxed as long-term capital gain.

  Dividend Equivalent Rights

          Dividend equivalent rights entitle the grantee to receive amounts equal to all or any of the ordinary cash dividends that are paid on the shares underlying a grant while the grant is outstanding. Dividend equivalent rights may be paid in cash, in shares of our common stock or in another form. The Compensation Committee will determine whether dividend equivalent rights will be conditioned upon the vesting or payment of the grant to which they relate and the other terms and conditions of the grant.

  Other Share-Based or Cash-Based Awards

          Under the Omnibus Incentive Plan, the Compensation Committee may grant other types of share-based, share-related or cash-based awards subject to such terms and conditions that the Compensation Committee may determine. Such awards may include the grant or offer for sale of unrestricted shares of our common stock, dividend equivalents, or cash awarded as a bonus, any of which may be subject to the attainment of performance goals or a period of continued employment or other terms or conditions.

  Performance-Based Awards

          Under the Omnibus Incentive Plan, the Compensation Committee may grant any type of award (including, but not limited to, restricted shares, RSUs and other share-based or cash-based awards) that are subject to the achievement of performance goals selected by the Compensation Committee. Such performance goals may be measured in absolute terms or relative to historic performance or the performance of other companies or an index.

  Adjustments

          In connection with a recapitalization, stock split, reverse stock split, stock dividend, spinoff, split up, combination, reclassification or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares, including any extraordinary dividend or extraordinary distribution, the Compensation Committee will make adjustments as it deems appropriate in (i) the maximum number of shares of our common stock reserved for issuance as grants, (ii) the maximum number of stock options and SARs that any individual participating in the Omnibus Incentive Plan may be granted in any fiscal year, (iii) the number and kind of shares covered by outstanding grants, (iv) the kind of shares that may be issued under the Omnibus Incentive Plan and (v) the terms of any outstanding stock awards, including exercise or strike price, if applicable, and, if required by Maryland law, subject to approval by our board of directors.

  Amendment; Termination

          Our board of directors or the Compensation Committee may amend or terminate the Omnibus Incentive Plan at any time, provided that no such amendment may materially adversely impair the rights of a grantee of an award without the grantee's consent. Our stockholders must approve any amendment if their approval is required in order to comply with the Code, applicable laws, or applicable stock exchange requirements. Unless terminated sooner by our board of directors or extended with stockholder approval, the Omnibus Incentive Plan will terminate on the day immediately preceding the tenth anniversary of the date on which our stockholders approve the Omnibus Incentive Plan, but any outstanding award will remain in effect until the underlying shares are delivered or the award lapses.

  Change in Control

          The Compensation Committee may provide in an award agreement that an award under the Omnibus Incentive Plan will rest on an accelerated basis upon a participant's termination of employment in connection with a "change in control" (as defined in the Omnibus Incentive Plan). In the event of a change in control, the Compensation Committee may also (i) provide for the assumption of or the issuance of substitute awards, (ii) provide that for a period of at least twenty days prior to the change in control, stock options or SARs that would not otherwise become exercisable prior to a change in control will be exercisable as to all shares of common stock, as the case may be, subject thereto and that any stock options or SARs not exercised prior to the consummation of the change in control will terminate and be of no further force or effect as of the consummation of the change in control, (iii) modify the terms of such awards to add events or conditions (including the termination of employment within a specified period after a change in control) upon which the vesting of such awards will accelerate, (iv) deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue (as is or as adjusted by the Compensation Committee) after closing or (v) settle awards for an amount (as determined in the sole discretion of the Compensation Committee) of cash or securities (in the case of stock options and SARs that are settled in cash, the amount paid will be equal to the in-the-money spread value, if any, of such awards).

          In general terms, except in connection with any initial public offering, a change in control under the Omnibus Incentive Plan occurs if:

  •
  during any period of not more than twenty-four months, individuals who constitute the board of directors as of the beginning of the period whose appointment or election is endorsed by two-thirds of the incumbent directors no longer constitute a majority of the board;

  •
  a person becomes a beneficial owner of our capital stock representing more than 50% of the voting power of our outstanding capital stock;

  •
  we merge into another entity, unless (a) 50% or more of the combined voting power of the merged entity or its parent is represented by our voting securities that were outstanding immediately prior to the merger, (b) the board of directors prior to the merger constitutes at least a majority of the board of the merged entity or its parent following the merger and (c) no person is or becomes the beneficial owner of 50% or more of the combined voting power of the outstanding capital stock eligible to elect directors of the merged entity or its parent;

  •
  we sell or dispose of all or substantially all of our assets (other than to a Company affiliate); or

  •
  our stockholders approve a plan of complete liquidation or dissolution.

  Clawback

          All awards granted under the Omnibus Incentive Plan will be subject to any clawback or recapture policy that we may adopt from time to time.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Formation Transactions

          In connection with the private offering, we consummated the formation transactions, as described under "Structure and Formation of Our Company."

Operating Partnership Agreement

          In December 2019, we entered into the partnership agreement of NETSTREIT, L.P. See "Description of The Partnership Agreement of Our Operating Partnership."

Facilities Agreement with EB Arrow

          In December 2019, we entered to a facilities agreement with a wholly-owned subsidiary of EB Arrow pursuant to which we license a portion of EB Arrow's office space for our Dallas, Texas headquarters for approximately $18,000 per month. In addition, we and EB Arrow have agreed to use commercially reasonable efforts to cooperate regarding certain shared services, including human resources, information technology and administrative/executive assistants. The facilities agreement has an initial term of three years, subject to automatic, successive one-year extension periods, unless either party gives the other party written notice of its desire not to automatically renew the agreement at least 60 days prior to the expiration of the initial term or then-applicable renewal term, as applicable.

Employment Agreements

          Through the Manager, we have entered into employment agreements with each of Mark Manheimer, our Chief Executive Officer, and Andrew Blocher, our Chief Financial Officer. See "Executive Compensation — Employment Agreements."

Investor Rights Agreement

          In connection with the private offering, we entered into the Investor Rights Agreement with the Investor Group, granting members of the Investor Group the rights as set forth below. Our initial public offering constituted a "Qualified IPO" (as defined below) and, accordingly, the Investor Rights Agreement automatically terminated upon completion of our initial public offering.

Subsequent Offering Purchase Right

          Pursuant to the Investor Rights Agreement, the members of the Investor Group had the opportunity to subscribe for their respective pro rata share of our common stock issued in any offering for cash up to and including a Qualified IPO, on the same terms and conditions as other unaffiliated purchasers of common stock in the offering (the "Subsequent Offering Purchase Right"). For purposes of the Investor Rights Agreement, "Qualified IPO" means an initial public offering with (i) gross proceeds of at least $100.0 million and (ii) a listing of the Company's common stock on the NYSE or the top two tiers of the Nasdaq Stock Market; provided that if the Company completes an initial public offering that is not a Qualified IPO, the "Qualified IPO" definition will be satisfied upon the consummation of one or more follow-on offerings (i) that together with the gross proceeds of the initial public offering, result in gross proceeds of at least $100.0 million and (ii) upon which the Company's common stock is listed on the NYSE or the top two tiers of the Nasdaq Stock Market.

Board Designation and Committee Rights

          Pursuant to the Investor Rights Agreement, upon closing of the private offering, the Company's board of directors expanded its size to create two vacancies. Each of (i) Tilden Park and (ii) the Investor Group as a whole was entitled to designate a director nominee to fill the newly-created vacancies. Tilden

Park nominated David Busker to serve as its director designee and the Investor Group nominated Murtaza Ali to serve as its director designee.

          The Investor Rights Agreement provided that the Compensation Committee of the board of directors was required to be comprised of three independent directors, including the Tilden Park director. In addition, in connection with any offering of common stock through and including a Qualified IPO, the board of directors was required to establish a pricing committee comprised of three directors, including the Tilden Park director and the Investor Group director, with the Tilden Park director serving as the chairperson.

          Pursuant to the terms of the Investor Rights Agreement, each of Murtaza Ali and David Busker resigned from the board of directors concurrently with the closing of our initial public offering. The board of directors elected Michael Christodolou and Heidi Everett to serve as directors effective upon the closing of our initial public offering to fill the vacancies on the board of directors created by such resignations.

Special Committee and Additional Directors Upon Failure to Complete a Qualified IPO

          The Investor Rights Agreement provided that if the Company did not complete a Qualified IPO by November 30, 2020, the Company's board of directors would have been required to, on December 1, 2020, establish a special committee of the board to evaluate strategic alternatives for the Company. The special committee would have been required to be comprised of three directors and include the Tilden Park director, the Investor Group director and one additional independent director, with the Tilden Park director serving as the chairperson.

          In addition, if a Qualified IPO had not been completed prior to November 30, 2020, the Investor Rights Agreement and our charter required that, on December 1, 2020, the board of directors would take the necessary action to increase the size of the board by two, in addition to the increase in the number of directors simultaneously required by the 144A Registration Rights Agreement. The Investor Group would have had the right to designate two director nominees to fill the newly-created vacancies, and the Company and the board of directors would have been required to take all necessary action to elect such nominees as directors.

Registration Rights Agreements

          In connection with the private offering and the formation transactions, we entered into the 144A Registration Rights Agreement with Stifel for the benefit of the purchasers of shares of common stock sold in the private offering and their direct and indirect transferees, including the Investor Group. In connection with the formation transactions, we entered into the Continuing Investor Registration Rights Agreement with the continuing investors, including affiliates of EB Arrow and Mr. Manheimer, which provides for the registration of the shares of common stock that are issuable upon the redemption of the continuing investors' OP units. See "Description of Our Capital Stock — Registration Rights."

Indemnification of Our Directors and Officers

          To the maximum extent permitted by Maryland law in effect from time to time, our charter obligates us to indemnify any individual who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service:

  •
  as a present or former director or officer; or

  •
  while a director or officer and at our request, as a director, officer, partner, manager, member or trustee of another corporation, REIT, partnership, joint venture, trust, limited liability company, employee benefit plan or other enterprise in each case, from and against any claim or liability to which he or she may become subject or that he or she may incur by reason of his or her service in any of these capacities. Our charter requires us, without requiring a preliminary determination of such individual's ultimate entitlement to indemnification, to pay or reimburse any such individual's reasonable expenses in advance of final disposition of a proceeding.

          We have entered into indemnification agreements with each of our directors and executive officers that provide for indemnification and advance of expenses to the maximum extent permitted by Maryland law. See "Management — Limitations on Liabilities and Indemnification of Directors and Officers."

SELLING STOCKHOLDERS

          Up to 15,823,653 shares of our common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders, including 4,026,008 shares of common stock issuable in exchange for OP units tendered for redemption by the selling stockholders. The selling stockholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of our common stock being registered. When we refer to the "selling stockholders" in this prospectus, we mean those persons specifically identified in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders' interests other than through a public sale.

          The table below sets forth the name of each selling stockholder and the number of shares of our common stock that each selling stockholder may offer pursuant to this prospectus, from time to time, as of the date of this prospectus. Except as noted below in the footnotes to the table, none of the selling stockholders had any position, office or other material relationship with us or any of our affiliates since our inception. The information presented regarding the selling stockholders is based on information available to us as of the date of this prospectus. The percentage of shares beneficially owned before the offering shown in the table below is based upon 24,297,645 shares of common stock outstanding following the closing of our initial public offering. In computing the number of shares beneficially owned by selling stockholders who hold OP units, shares of common stock issuable in exchange for such units upon redemption thereof are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. There can be no assurance that the selling stockholders will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

          Because the selling stockholders may offer all, some or none of the shares of our common stock pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares, no definitive estimate can be given as to the number of shares that will be held by the selling stockholders after completion of this offering. The following table has been prepared assuming that the selling stockholders sell all of the shares of our common stock beneficially owned by them that have been registered by us on this registration statement and do not acquire any additional shares of our common stock during this offering. We cannot advise you as to whether the selling stockholders will in fact sell any or all of their shares of our common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock in transactions exempt from the registration requirements of the Securities Act after the date for which the information set forth in the table below is provided.

          Information concerning the selling stockholders may change from time to time, and any changed information may be set forth in prospectus supplements or post-effective amendments, as may be appropriate. Unless otherwise indicated, the address of each named person is c/o NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, TX 75206.

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Affiliates of Tilden Park(1)	2,784,809	11.5%	2,784,809	—	—
Affiliates of DK(2)	2,708,860	11.1%	2,708,860	—	—
Affiliates of Long Pond(3)	2,708,860	11.1%	2,708,860	—	—
Affiliates of Neuberger Berman Group LLC(4)	1,265,822	5.2%	1,265,822	—	—
1217, LP(5)	7,119	*	7,119	—	—
2012 Ericson Stumberg Trust(6)	7,119	*	7,119	—	—
2014 Mula Family Revocable Living Trust(7)	1,423	*	1,423	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
224 Investments, Ltd.(8)	21,359	*	21,359	—	—
3 Nut Realty, LLC(9)	21,715	*	21,715	—	—
701 Family Limited Partnership, TX LP(10)	7,119	*	7,119	—	—
Aaron L. Whitley(11)	1,423	*	1,423	—	—
Adam and Peggy Shafiroff	20,253	*	20,253
Alberta Investment Management Corporation (GV)(12)	182,785	*	182,785	—	—
Alberta Investment Management Corporation (PX)(13)	323,544	1.3%	323,544	—	—
Alene Workman Revocable Trust U/A/D June 14, 2018(14)	2,847	*	2,847	—	—
Alex Rotter	7,600	*	7,600	—	—
Alexander R. Lopez(15)	1,423	*	1,423	—	—
Alokananda Saha(16)	2,847	*	2,847	—	—
Amara Holdings, L.P.(17)	28,478	*	28,478	—	—
Amy Holzman	5,063	*	5,063	—	—
Anand Jagannathan Living Trust DTD 01/24/2014(18)	5,695	*	5,695	—	—
Ananda Bose (19)	2,847	*	2,847	—	—
Andrew K. Glenn and Risa B. Glenn	7,594	*	7,594	—	—
Angle Family Trust(20)	1,423	*	1,423	—	—
Anthony and Julie Suzanne Martinelli(21)	1,423	*	1,423	—	—
APL Investments, LLC(22)	189,383	*	189,383	—	—
Arch Anson Tactical Real Estate Fund LP(23)	23,000	*	23,000	—	—
Arch Anson Tactical Real Estate NR Fund LP(24)	78,000	*	78,000	—	—
Atma Ram (25)	2,868	*	2,868	—	—
Atul Prakash and Ratnam Jain(26)	5,695	*	5,695	—	—
Barry Pulliam(27)	28,478	*	28,478	—	—
BDLD Investment Holding Co., LLC(28)	1,993	*	1,993	—	—
Bert Family Revocable Living Trust DTD 07/10/93(29)	1,423	*	1,423	—	—
Bikkina Defined Benefit Plan(30)	6,122	*	6,122	—	—
BKRK Investments Ltd.(31)	7,119	*	7,119	—	—
Blackwell Partners, LLC—Series E(32)	238,440	1.0%	238,440	—	—
Bose Living Trust(33)	12,815	*	12,815	—	—
Brad A. Starkey(34)	1,423	*	1,423	—	—
Bradford Garvey and Earlene Garvey TTEES(35)	2,847	*	2,847	—	—
Bradley Miller(36)	4,841	*	4,841	—	—
Brian J. Bailey(37)	5,695	*	5,695	—	—
Brian Kapiloff(38)	2,563	*	2,563	—	—
BRN 2012 Trust(39)	7,119	*	7,119	—	—
Bruce and Leigh Failing(40)	7,119	*	7,119	—	—
Bryan D. Thompson(41)	1,423	*	1,423	—	—
Capview Exchange, LLC(42)	2,847	*	2,847	—	—
Carl Lasner(43)	4,271	*	4,271	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Carl Robert Kikerpill Separate Property Revocable Trust(44)	16,802	*	16,802	—	—
Carlo Brignardello(45)	1,423	*	1,423	—	—
Carole Berman Irrevocable Trust DTD 4/19/10(46)	7,119	*	7,119	—	—
Cary W. Ginter and Robin Z. Ginter Revocable Trust UAD 8/07/2006(47)	7,119	*	7,119	—	—
Chad and Elizabeth Gorsuch	9,974	*	9,974	—	—
Charles Edmund Connelly and Mary Susan Connelly(48)	2,847	*	2,847	—	—
Charles Howell III(49)	28,478	*	28,478	—	—
Charles M. Marino(50)	8,543	*	8,543	—	—
Charles Pevsner and Vinita Juneja(51)	2,847	*	2,847	—	—
Cheryl D. Thielman(52)	1,423	*	1,423	—	—
Chesterman Co.(53)	14,239	*	14,239	—	—
Chris B. Burrow(54)	7,201	*	7,201	—	—
Citrus Holdings, LLC(55)	14,239	*	14,239	—	—
Claire Scobee Farley and Richard Michael Farley(56)	14,239	*	14,239	—	—
Clearpath Services, LLC(57)	14,239	*	14,239	—	—
Clem Saad, Leon Saad, Roger Saad	50,633	*	50,633	—	—
Cotter Family Trust 2006(58)	2,847	*	2,847	—	—
Dan J. Agnew Trust(59)	22,783	*	22,783	—	—
Dan Ward Preservation Trust(60)	9,967	*	9,967	—	—
Daniel D. Long(61)	1,423	*	1,423	—	—
Daniel G. Bellow(62)	28,478	*	28,478	—	—
Daniel Hoisman	5,064	*	5,064	—	—
Darren Pitts(63)	1,423	*	1,423	—	—
Darrin and Jennie Kasteler(64)	28,478	*	28,478	—	—
David A. Shuttee(65)	4,271	*	4,271	—	—
David A. Zinger Amended and Restated Revocable Trust DTD 06/22/1989(66)	14,239	*	14,239	—	—
David Brengman(67)	1,423	*	1,423	—	—
David Drumm(68)	7,119	*	7,119	—	—
David Farmer(69)	1,423	*	1,423	—	—
David J. Keller(70)	11,391	*	11,391	—	—
David Romano	8,000	*	8,000	—	—
David Zarabi	5,064	*	5,064	—	—
Dennis Buschak(71)	1,423	*	1,423	—	—
Derek Trulson(72)	8,543	*	8,543	—	—
Devang and Anisha Patel(73)	5,695	*	5,695	—	—
Dhanraj and Shakuntala Maheshwari(74)	9,967	*	9,967	—	—
Doherty 2009 Family Trust(75)	28,478	*	28,478	—	—
Donald A. Weibring(76)	7,119	*	7,119	—	—
Donna O'Brien(77)	1,423	*	1,423	—	—
Doreen Binmatti MacDonald Living Trust(78)	2,847	*	2,847	—	—
Dorit Z. Genet 2012 Irrevocable Trust(79)	14,239	*	7,120	7,119	*
Douglas H. Rogers(80)	28,478	*	28,478	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Douglas Surowitz(81)	2,847	*	2,847	—	—
Dugout Holdings LP(82)	15,189	*	15,189	—	—
EB Arrow Holdings, LLC(83)	378,068	1.5%	378,068	—	—
EBA Prosperous Investment Centre LLC(84)	287,234	1.2%	287,234	—	—
Eduardo Sanchez Trust(85)	28,478	*	28,478	—	—
Edward A. Bracken(86)	1,423	*	1,423	—	—
Edward Dunn	17,721	*	17,721	—	—
Edward O. Boshell, Jr.(87)	7,119	*	7,119	—	—
Elizabeth Schlortt(88)	1,423	*	1,423	—	—
Ellen M. Tamiyasu Family Trust(89)	2,847	*	2,847	—	—
Etelligent Group, LLC(90)	5,695	*	5,695	—	—
Eva Bennett Todd(91)	1,423	*	1,423	—	—
F. Corry Payne, III, M.D.(92)	8,933	*	8,933	—	—
Felicitas Equity Fund, LP(93)	31,867	*	31,867	—	—
Felicitas SA1 Fund, LP(94)	63,735	*	63,735	—	—
Felicitas Secondary Fund, LP(95)	116,848	*	116,848	—	—
Fisher Family Trust DTD 12/07/1999(96)	7,119	*	7,119	—	—
Forrest C. Hicks & Sydney Smith Hicks(97)	1,423	*	1,423	—	—
FreedKap 2015, GP(98)	85,436	*	85,436	—	—
Gary P. Hammer(99)	2,847	*	2,847	—	—
Gayla Ward Preservation Trust(100)	9,967	*	9,967	—	—
George Ross Laughead(101)	7,119	*	7,119	—	—
Ghetti Enterprises, LLC(102)	9,967	*	9,967	—	—
Giora J. Erlich(103)	21,359	*	21,359	—	—
Gleeson Family Partnership, Ltd.(104)	8,543	*	8,543	—	—
Gloria Q. Hoxeng(105)	1,423	*	1,423	—	—
Greg Vlahos and Carmen L. Vlahos(106)	2,847	*	2,847	—	—
Gregg Kludjian(107)	1,423	*	1,423	—	—
Gregory P. Caughlin(108)	1,423	*	1,423	—	—
Gregory P. O'Brien(109)	7,119	*	7,119	—	—
Gunn Energy Enterprises, LTD(110)	7,119	*	7,119	—	—
Gus Comiskey Jr.(111)	7,119	*	7,119	—	—
Hamilton Potiowsky Family Partnership, Ltd.(112)	7,119	*	7,119	—	—
Happy Grandchildren, LP(113)	4,271	*	4,271	—	—
Harold E. Conklin Trust DTD 05/24/2010(114)	1,423	*	1,423	—	—
Harriet S. Burrow(115)	7,119	*	7,119	—	—
Hemlata Dalal(116)	4,271	*	4,271	—	—
Henry Dines Nelson(117)	5,695	*	5,695	—	—
Herbert D. Weitzman(118)	2,847	*	2,847	—	—
HF Properties, Ltd.(119)	14,239	*	14,239	—	—
HMG Courtland Properties, Inc.(120)	8,543	*	8,543	—	—
Holmes Family Grandchildren Limited Partnership(121)	5,695	*	5,695	—	—
HS II, Ltd(122)	5,695	*	5,695	—	—
Ila F. Miller Trust FBO Douglas W. Miller(123)	14,239	*	14,239	—	—
Ila F. Miller Trust FBO John K. Miller(124)	14,239	*	14,239	—	—
Ila F. Miller Trust FBO Vivian M. Vance(125)	14,239	*	14,239	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
IMI Defined Benefit Pension Plan(126)	1,423	*	1,423	—	—
J. Paul Sutherland(127)	1,423	*	1,423	—	—
J. Robert Dodson III and Ann W. Dodson(128)	7,119	*	7,119	—	—
Jack and Zan Peat Family Trust(129)	7,119	*	7,119	—	—
Jack Satterfield(130)	6,828	*	6,828	—	—
Jacquelyn Turner(131)	1,423	*	1,423	—	—
James C. Petrie Trust(132)	1,423	*	1,423	—	—
James T. Dietrich(133)	7,853	*	7,853	—	—
Jay and Tammy Levine	126,583	*	126,583	—	—
Jay McAnelly(134)	8,543	*	8,543	—	—
Jerald L. Sklar(135)	4,271	*	4,271	—	—
Jerrell Allen(136)	1,423	*	1,423	—	—
Jessica M. Collin(137)	4,841	*	4,841	—	—
JoAnn E. Tattersall(138)	2,847	*	2,847	—	—
Joel Marcus	12,658	*	12,658	—	—
John A. Hammill(139)	131,652	*	131,652	—	—
John B. Burke Trust(140)	5,063	*	5,063	—	—
John Gates(141)	14,239	*	14,239	—	—
John M. Welsh	15,188	*	15,188	—	—
John O'Loughlin 2012 Trust(142)	20,253	*	20,253	—	—
John Scott Miller(143)	4,841	*	4,841	—	—
John Stewart(144)	1,423	*	1,423	—	—
John T. Schmidt(145)	8,543	*	8,543	—	—
John W. Gleeson Revocable Trust DTD 06/03/1997(146)	14,239	*	14,239	—	—
John William Hayes(147)	2,847	*	2,847	—	—
Johnny Galloway(148)	1,423	*	1,423	—	—
Jonathan and Anne Rand	5,064	*	5,064	—	—
Jonathan M. Rauch(149)	14,239	*	14,239	—	—
Jorgensen Revocable Living Trust(150)	8,543	*	8,543	—	—
Joseph and Laura Sodano	5,063	*	5,063	—	—
Joseph G. Barkate, Jr.(151)	1,594	*	1,594	—	—
Joseph Porat(152)	21,359	*	21,359	—	—
Jyoti M. Desai Revocable Trust(153)	5,695	*	5,695	—	—
K&S MEHTA Partnership Ltd(154)	7,119	*	7,119	—	—
Kachler Adams Cyrus Holdings, LLC(155)	28,478	*	28,478	—	—
Kaminsky Family Dynasty Trust DTD 12/29/06(156)	100,000	*	100,000	—	—
Katz Family Trust DTD 02/28/1997(157)	1,423	*	1,423	—	—
Katz Family Trust DTD 02/28/1997(158)	1,423	*	1,423	—	—
Keith and Elizabeth Hinkle Family(159)	1,423	*	1,423	—	—
Kelly Kachler Adams 2011 Family Trust(160)	5,695	*	5,695	—	—
Ken Shulman(161)	7,119	*	7,119	—	—
Kenneth A. Siegel(162)	2,847	*	2,847	—	—
Kent Galante(163)	1,423	*	1,423	—	—
Ketan M. Desai and Alana C. Desai(164)	21,359	*	21,359	—	—
Kevin M. Connelly(165)	11,508	*	11,508	—	—
Keyhole Partners, L.P.(166)	2,847	*	2,847	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Kim L. Thornton(167)	3,837	*	3,837	—	—
Kimberly R. Agnew(168)	8,543	*	8,543	—	—
Klahn Family Trust(169)	1,423	*	1,423	—	—
Klaus Hirsch(170)	1,423	*	1,423	—	—
Kourtney Kachler Cyrus 2011 Family Trust(171)	5,695	*	5,695	—	—
Krishnamurthy Prasad(172)	5,463	*	5,463	—	—
KW Ventures, LLC(173)	14,239	*	14,239	—	—
L. Herbert Stumberg, Jr.(174)	17,087	*	17,087	—	—
L.E. Broz(175)	7,119	*	7,119	—	—
Larry Goldberg Trust DTD 7/23/2013(176)	2,847	*	2,847	—	—
Larry Keith Whitney(177)	2,847	*	2,847	—	—
Larry M. Kachler and Susan G. Kachler(178)	14,239	*	14,239	—	—
Larson Revocable Trust(179)	2,847	*	2,847	—	—
Lawrence Valdivieso(180)	1,423	*	1,423	—	—
Lena Rapp Living Trust(181)	1,423	*	1,423	—	—
Levine Trust of 1999 DTD 06/04/1999(182)	1,423	*	1,423	—	—
Lightman Family Limited Partnership(183)	5,064	*	5,064	—	—
Lisa Kiell(184)	4,271	*	4,271	—	—
Lorraine C. Guevara(185)	2,847	*	2,847	—	—
M. Stephen Jackman UTD 2/12/1996(186)	14,239	*	14,239	—	—
Marc L. Ecko 2012 Investment Trust(187)	15,189	*	15,189	—	—
Marcia Farmer(188)	1,423	*	1,423	—	—
Mark A. Olson(189)	1,423	*	1,423	—	—
Mark A. Sachs 2009 Gift Trust(190)	1,423	*	1,423	—	—
Mark and Cynthia Newman(191)	4,349	*	4,349	—	—
Mark and Pamela Jaudes(192)	2,847	*	2,847	—	—
Mark Cosentino and Sara Lauren(193)	1,423	*	1,423	—	—
Mark Manheimer(194)	8,884	*	8,884	—	—
Mark Scott Katchen(195)	1,423	*	1,423	—	—
Mark Wingert and Bettina Pickering(196)	4,271	*	4,271	—	—
Marvin Kuper(197)	1,423	*	1,423	—	—
MDRP ROHL LLC	17,721	*	17,721	—	—
MEI Investments LLC	15,189	*	15,189	—	—
MGA Family Limited Partnership(198)	1,423	*	1,423	—	—
Michael Alkhoutoff(199)	2,135	*	2,135	—	—
Michael D. Thomas and Tina L. Thomas(200)	42,718	*	42,718	—	—
Michael D. Watts(201)	2,135	*	2,135	—	—
Michael Fritzlo Family Trust DTD 9/3/2014(202)	7,594	*	7,594	—	—
Michael Jensen(203)	1,423	*	1,423	—	—
Michael Montoya(204)	1,423	*	1,423	—	—
Michael P. Miller(205)	1,423	*	1,423	—	—
Michael Pecoraro	5,063	*	5,063	—	—
Michael Perl	25,000	*	12,500	—	—
Michael Simonds(206)	1,423	*	1,423	—	—
Mohammad F. Kazmi(207)	4,271	*	4,271	—	—
Mohammad O. Ansari(208)	4,486	*	4,486	—	—
Mohsin and Tasneem Meghji	25,317	*	25,317	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Monika Singhal(209)	2,847	*	2,847	—	—
Nader Fahmy(210)	11,391	*	11,391	—	—
Nancy Harris(211)	1,423	*	1,423	—	—
Nancy P. Shutt(212)	14,239	*	14,239	—	—
Narendra R. Desai(213)	4,271	*	4,271	—	—
Neal Sklaver and Rebecca Sklaver(214)	7,119	*	7,119	—	—
Ned S. Holmes(215)	2,847	*	2,847	—	—
Ned S. Holmes 1997 Grandchildrens Trust(216)	7,119	*	7,119	—	—
Ned S. Holmes Childrens Trust FBO Allison Spradley Holmes(217)	2,847	*	2,847	—	—
Ned S. Holmes Profit Sharing Plan(218)	7,119	*	7,119	—	—
Nelson Family Trust(219)	1,423	*	1,423	—	—
NHST Company LLC(220)	2,531	*	2,531	—	—
Nicholas Emmanuel	5,063	*	5,063	—	—
Nilesh and Hina Jariwala(221)	31,628	*	31,628	—	—
Northwood Liquid Opportunities Master LP(222)	161,560	*	161,560	—	—
One Heart Charitable Trust Inc.(223)	50,633	*	50,633	—	—
Pankaj and Priti Bhargava(224)	2,847	*	2,847	—	—
Patricia H. Lin Revocable Trust(225)	7,595	*	7,595	—	—
Patrick and Jessica Demarco	5,063	*	5,063	—	—
Patrick Claffey	5,063	*	5,063	—	—
Patti Craney(226)	1,423	*	1,423	—	—
Paul A. Whitman(227)	4,271	*	4,271	—	—
Paul Agnew(228)	14,239	*	14,239	—	—
Paul and Donna Abrams Revocable Living Trust DTD 2/4/10(229)	5,063	*	5,063	—	—
Paul Dellisola(230)	10,128	*	10,128	—	—
Paul E. Opfermann Trust U/A DTD 2/13/1980(231)	7,119	*	7,119	—	—
Paul J. Taglibue Trust(232)	37,974	*	37,974	—	—
Paul T. Van Valkenburg and Kathleen Van Valkenburg	7,595	*	7,595	—	—
Paula M. Stumberg(233)	5,126	*	5,126	—	—
Pazen Family Revocable Trust(234)	1,423	*	1,423	—	—
Perryman Living Trust DTD 4/29/1997(235)	1,423	*	1,423	—	—
Peter Dines Nelson Family Trust(236)	14,239	*	14,239	—	—
Peter Riguardi(237)	5,695	*	5,695	—	—
Pitaya, LTD.(238)	13,774	*	13,774	—	—
Poarch Family LP(239)	28,478	*	28,478	—	—
Potiowsky Partnership, Ltd.(240)	9,113	*	9,113	—	—
Pradeep Kumar Bhargava(241)	2,899	*	2,899	—	—
Princeville, LLC(242)	2,847	*	2,847	—	—
Purnachander Bikkasani(243)	25,630	*	25,630	—	—
Purushottam Jhawar(244)	14,239	*	14,239	—	—
Rakesh Bhargava(245)	8,116	*	8,116	—	—
Ramesh and Uma Jhawar(246)	2,847	*	2,847	—	—
Ramsey & Kinkade Family Trust(247)	2,847	*	2,847	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Randall E. Roberts(248)	8,543	*	8,543	—	—
Randi Harris(249)	1,423	*	1,423	—	—
Rani Bose(250)	2,847	*	2,847	—	—
Reagan and Carol Dixon(251)	1,423	*	1,423	—	—
Rebecca A. Pixley(252)	1,423	*	1,423	—	—
Red Oak 86, LP(253)	7,119	*	7,119	—	—
Richard and Denise Lee	5,063	*	5,063	—	—
Richard Irwin Katchen(254)	1,423	*	1,423	—	—
Richard P. Ikeler(255)	4,929	*	4,929	—	—
Robert Boyles(256)	1,423	*	1,423	—	—
Robert C. Clark(257)	1,139	*	1,139	—	—
Robert D. Alexander(258)	2,847	*	2,847	—	—
Robert D. Perlmutter Revocable Trust(259)	7,594	*	7,594	—	—
Robert H. Todd(260)	1,423	*	1,423	—	—
Robert J. Broz(261)	5,549	*	5,549	—	—
Robert J. Gaffuri(262)	1,423	*	1,423	—	—
Robert W. Schnitzius(263)	7,119	*	7,119	—	—
Robin Kosberg Trust(264)	7,119	*	7,119	—	—
Rockwell Fund, Inc.(265)	28,478	*	28,478	—	—
Roger M. Harris(266)	8,366	*	8,366	—	—
Roger T. Staubach(267)	21,359	*	21,359	—	—
Ronald D. Deyo(268)	9,255	*	9,255	—	—
Ronald Kaplan	5,064	*	5064	—	—
Ross B. McCollum(269)	8,543	*	8,543	—	—
Ruth P. Risman(270)	17,972	*	17,972	—	—
S & C Warford Family Revocable Living Trust(271)	1,423	*	1,423	—	—
S&R Real Estate Fund IX, LP(272)	284,787	1.2%	284,787	—	—
Salient Select Income Fund(273)	350,000	1.4%	350,000	—	—
Sam Berman Charitable Foundation Inc.(274)	9,967	*	9,967	—	—
Sandell Investments(275)	2,847	*	2,847	—	—
Santikos Enterprises, LLC(276)	142,393	*	142,393	—	—
Scott and Christina Worley(277)	7,119	*	7,119	—	—
Shah Living Trust(278)	7,119	*	7,119	—	—
Sharer Family Revocable Living Trust DTD 12/29/2005(279)	2,847	*	2,847	—	—
Shining Star Family Trust(280)	1,423	*	1,423	—	—
ST-CL Collier LP(281)	13,464	*	13,464	—	—
Stefanie I. Sachs Trust(282)	1,423	*	1,423	—	—
Steven and Susan Dantus	25,316	*	25,316	—	—
Steven D. Thompson Childs Exempt Trust FBO Harry Holmes Thompson(283)	2,847	*	2,847	—	—
Steven D. Thompson Childs Exempt Trust FBO Maley H. Thompson(284)	2,847	*	2,847	—	—
Steven D. Thompson Childs Exempt Trust FBO Steven D. Thompson, Jr.(285)	2,847	*	2,847	—	—
Steven Lazzaro	5,063	*	5,063	—	—
Steven Lyle Berkenfeld	25,316	*	25,316	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Steven Mermelstein	5,064	*	5,064	—	—
Steven Ricciardi and Karen Ricciardi	6,836	*	6,836	—	—
Stifel, Nicolaus & Company, Incorporated(286)	27,221	*	27,221	—	—
Stone Ridge Investment Partners, LLC(287)	14,239	*	7,239	7,000	*
Stuart B. Black and Jane Hart Black(288)	1,423	*	1,423	—	—
Stumberg Interest, Ltd(289)	56,957	*	56,957	—	—
Subhash R. Viswanathan(290)	2,847	*	2,847	—	—
Sudhir Agarwal(291)	7,119	*	7,119	—	—
Sudhir Agarwal and Usha Agarwal(292)	7,119	*	7,119	—	—
Sukjung Chung	7,594	*	7,594	—	—
Sunita Gupta and Ajay Gupta(293)	7,119	*	7,119	—	—
Susan L. Clay(294)	1,423	*	1,423	—	—
Tani R. Welsh(295)	1,423	*	1,423	—	—
TCLS I, LP (Tarsadia)(296)	151,899	*	151,899	—	—
Terry Rupple(297)	1,423	*	1,423	—	—
The Marital Trust(298)	4,271	*	4,271	—	—
Thomas John Hammill(299)	10,798	*	10,798	—	—
Tim A. Perry and Carolyn Perry(300)	1,423	*	1,423	—	—
Timothy D. Boyd Revocable Trust DTD 8/27/1996(301)	5,063	*	5,063	—	—
Timothy D. Lord(302)	9,967	*	9,967	—	—
Timothy Page(303)	14,239	*	14,239	—	—
TNG, Inc Retirement Trust(304)	5,695	*	5,695	—	—
Tom H. Delimitros and Lourdes Delimitros(305)	7,119	*	7,119	—	—
Tracy Kapiloff(306)	3,132	*	3,132	—	—
Trinity University(307)	170,872	*	170,872	—	—
Truman Family Trust(308)	2,847	*	2,847	—	—
Vance Family Trust FBO Jeffrey Mark Vance(309)	9,492	*	9,492	—	—
Vance Family Trust FBO Paul Matthew Vance(310)	9,492	*	9,492	—	—
Vance Family Trust FBO Vanessa Elizabeth Vance(311)	9,492	*	9,492	—	—
Vicki Gruner(312)	1,423	*	1,423	—	—
Vinay Datta(313)	4,271	*	4,271	—	—
Vinod and Amita Nagori(314)	2,847	*	2,847	—	—
Vivian Miller Vance(315)	28,478	*	28,478	—	—
Wall Family Revocable Living Trust DTD 06/03/2005(316)	1,423	*	1,423	—	—
Walter Brent Toler(317)	6,407	*	6,407	—	—
Walter Phipps(318)	1,423	*	1,423	—	—
Walter S. Henrion Non-Exempt Trust(319)	4,271	*	4,271	—	—
Walter S. Henrion, III Exempt Trust(320)	2,847	*	2,847	—	—
Ward Family, LLC(321)	6,345	*	6,345	—	—
Watkins Revocable Living Trust DTD 01/15/1992(322)	2,847	*	2,847	—	—
Wendi Jackman Norris 2009 Gift Trust(323)	5,695	*	5,695	—	—

	Shares Beneficially Owned Before the Offering			Shares Beneficially Owned After the Offering
			Number of Shares Being Offered
Name of Selling Stockholder	Shares	Percentage		Shares	Percentage
Wendy A. Teahan(324)	1,423	*	1,423	—	—
William K. Nemzin Deceased Grantor Trust(325)	11,391	*	11,391	—	—
William K. Nemzin Marital Deduction Trust(326)	11,391	*	11,391	—	—
William Lynn Wolf, Jr. Exempt Trust(327)	2,847	*	2,847	—	—
William T. Miller Trust FBO Douglas W. Miller(328)	14,239	*	14,239	—	—
William T. Miller Trust FBO John K. Miller(329)	14,239	*	14,239	—	—
William T. Miller Trust FBO Vivian M. Vance(330)	14,239	*	14,239	—	—
Matus Family Limited Partnership(331)	7,119	*	7,119	—	—
SK Investments, LLC(332)	28,478	*	28,478	—	—

*
Less than 1%.

(1)
Represents 2,784,809 shares of common stock owned by Tilden Park Investment Master Fund LP, a Cayman Islands exempted limited partnership and an affiliate of Tilden Park. The address for Tilden Park Investment Master Fund LP is c/o Tilden Park Capital Management LP, 452 Fifth Avenue, 28th Floor, New York, New York 10028.

(2)
Represents (i) 79,370 shares of common stock owned by M.H. Davidson & Co., a New York limited partnership and affiliate of DK, (ii) 495,450 shares of common stock owned by Davidson Kempner Partners, a New York limited partnership and affiliate of DK, (iii) 1,044,807 shares of common stock owned by Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership and affiliate of DK and (iv) 1,089,233 shares of common stock owned by Davidson Kempner International, Ltd., a British Virgin Islands business company and affiliate of DK (collectively, the "DK Entities"). The address for the DK Entities is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(3)
Represents (i) 2,035,443 shares of common stock owned by Long Pond US Master, LP, a Delaware limited partnership and affiliate of Long Pond, and (ii) 673,417 shares of common stock owned by Long Pond Offshore (I) LLC, a Cayman Islands limited liability company and affiliate of Long Pond (collectively, the "Long Pond Entities"). The address for the Long Pond Entities is c/o Long Pond Capital, LP, 527 Madison Avenue, 15th Floor, New York, New York 10022.

(4)
Represents (i) 253,164 shares of common stock owned by Almanac Realty Public Securities, L.P., a Delaware limited partnership, and (ii) 1,012,658 shares of common stock owned by ARPS Special Opportunities I, L.P., a Delaware limited partnership. The general partner of Almanac Realty Public Securities, L.P. is NB Almanac Investors GP LP, a Delaware limited partnership, and the general partner of ARPS Special Opportunities I, L.P. is NB Almanac ASO GP LP, a Delaware limited partnership. The ultimate beneficial owner of the two general partners is Neuberger Berman Group LLC. The address for these entities is c/o Almanac Realty Investors, 1140 Avenue of the Americas, 17th Floor, New York, New York 10036.

(5)
Includes 7,119 Class A OP units. The address of 1217, LP is 3009 Hayden, Amarillo, TX, 79109.

(6)
Includes 7,119 Class A OP units. L. Herbert Stumberg, Jr., the sole trustee of the 2012 Ericson Stumberg Trust, has sole voting and investment control over all of the shares held by this trust.

(7)
Includes 1,423 Class A OP units. Alison Deeth-Mula and Richard Mula, the joint trustees of the 2014 Mula Family Revocable Living Trust, have shared voting and investment control over all of the shares held by this trust.

(8)
Includes 21,359 Class A OP units. The address for 224 Investments, Ltd. is 227 W. Olmos Drive, San Antonio, TX 78212.

(9)
Includes 21,715 Class A OP units. The address for 3 Nut Realty, LLC is 2125 Canyon Park Drive, Southlake, TX 76092.

(10)
Includes 7,119 Class A OP units. The address for 701 Family Limited Partnership, TX LP is c/o William A. Kramer, 2626 Howell Street, 10th Floor, Dallas, TX 75204.

(11)
Includes 1,423 Class A OP units held in Mr. Whitley's IRA account.

(12)
The address for Alberta Investment Management Corporation (GV) is 1600, 10250 101 Street, Edmonton, AB T5J 3P4.

(13)
The address for Alberta Investment Management Corporation (PX) is 1600, 10250 101 Street, Edmonton, AB T5J 3P4.

(14)
Includes 2,847 Class A OP units. Alene Workman, the sole trustee of the Alene Workamn Revocable Trust U/A/D June 14, 2018, has sole voting and investment control over all of the shares held by this trust.

(15)
Includes 1,423 Class A OP units held in Mr. Lopez's IRA account.

(16)
Includes 2,847 Class A OP units.

(17)
Includes 28,478 Class A OP units. The address for Amara Holdings, L.P. is 12550 Reed Road, Suite 100, Sugar Land, TX 77478.

(18)
Includes 5,695 Class A OP units. Anand Jagannathan, the sole trustee of the Anand Jagannathan Living Trust DTD 01/24/2014, has sole voting and investment control over all of the shares held by this trust.

(19)
Includes 2,847 Class A OP units.

(20)
Includes 1,423 Class A OP units. Greg Angle and Nancy Angle, the joint trustees of the Angle Family Trust, have shared voting and investment control over all of the shares held by this trust.

(21)
Includes 1,423 Class A OP units.

(22)
Includes 189,383 Class A OP units. The address for APL Investments, LLC is PO Box 820508, Vancouver, WA 98682.

(23)
The address for Arch Anson Tactical Real Estate Fund LP is 155 University Avenue, Suite 207, Toronto, Ontario, Canada.

(24)
The address for Arch Anson Tactical Real Estate NR Fund LP is 155 University Avenue, Suite 207, Toronto, Ontario, Canada.

(25)
Includes 2,868 Class A OP units held in Ms. Ram's IRA account.

(26)
Includes 5,695 Class A OP units.

(27)
Includes 28,478 Class A OP units.

(28)
Includes 1,993 Class A OP units. The address for BDLD Investment Holding Co., LLC is 1401 West Dry Creek Road, Littleton, CO 80120.

(29)
Includes 1,423 Class A OP units. Jeffrey Bert and Vickie Bert, the joint trustees of the Bert Family Revocable Living Trust DTD 07/10/93, have shared voting and investment control over all of the shares held by this trust.

(30)
Includes 6,122 Class A OP units. Mahesh Bikkina, the sole trustee of the Bikkina Defined Benefit Plan, has sole voting and investment control over all of the shares held by this plan.

(31)
Includes 7,119 Class A OP units. The address of BKRK Investments Ltd. is PO Box 795756, Dallas, TX 75379.

(32)
The address of Blackwell Partners, LLC—Series E is 575 Fifth Avenue, 23rd Floor, New York, NY 10017.

(33)
Includes 12,815 Class A OP units. Ajoy K. Bose, the sole trustee of the Bose Living Trust, has sole voting and investment control over all of the shares held by this trust.

(34)
Includes 1,423 Class A OP units held in Mr. Starkey's IRA account.

(35)
Includes 2,847 Class A OP units. Bradford Garvey and Earlene Garvey, the joint trustees of Bradford Garvey and Earlene Garvey TTEES, have shared voting and investment control over all of the shares held by this trust.

(36)
Includes 4,841 Class A OP units.

(37)
Includes 5,695 Class A OP units.

(38)
Includes 2,563 Class A OP units.

(39)
Includes 7,119 Class A OP units. Brenda R. Nemzin, the sole trustee of the BRN 2012 Trust, has sole voting and investment control over all of the shares held by this trust.

(40)
Includes 7,119 Class A OP units.

(41)
Includes 1,423 Class A OP units.

(42)
Includes 2,847 Class A OP units. The address of Capview Exchange, LLC is 5910 N. Central Expy., Suite1600, Dallas, TX 75206.

(43)
Includes 4,271 Class A OP units.

(44)
Includes 16,802 Class A OP units. Carl Kikerpill, the sole trustee of the Carl Robert Kikerpill Separate Property Revocable Trust, has sole voting and investment control over all of the shares held by this trust.

(45)
Includes 1,423 Class A OP units held in Mr. Brignardello's IRA account.

(46)
Includes 7,119 Class A OP units. Sheryl Greenwald, the sole trustee of the Carole Berman Irrevocable Trust DTD 4/19/10, has sole voting and investment control over all of the shares held by this trust.

(47)
Includes 7,119 Class A OP units. Cary Ginter, the sole trustee of the Cary W. Ginter and Robin Z. Ginter Revocable Trust UAD 8/07/2006, has sole voting and investment control over all of the shares held by this trust.

(48)
Includes 2,847 Class A OP units.

(49)
Includes 28,478 Class A OP units.

(50)
Includes 8,543 Class A OP units.

(51)
Includes 2,847 Class A OP units.

(52)
Includes 1,423 Class A OP units held in Ms. Thielman's IRA account.

(53)
Includes 14,239 Class A OP units. The address of Chesterman Co. is 4700 S. Lewis Blvd, Sioux City, IA 51106.

(54)
Includes 7,201 Class A OP units held in Mr. Burrow's IRA account.

(55)
Includes 14,239 Class A OP units. The address of Citrus Holdings, LLC is 17319 San Pedro Ave, Suite 318, San Antonio, TX 78232.

(56)
Includes 14,239 Class A OP units.

(57)
Includes 14,239 Class A OP units. The address of Clearpath Services, LLC is PO Box 820508, Vancouver, WA 98682.

(58)
Includes 2,847 Class A OP units. Mary Ka Cotter and Lorenzo Leslie Cotter, III, the joint trustees of the Cotter Family Trust 2006, have shared voting and investment control over all of the shares held by this trust.

(59)
Includes 22,783 Class A OP units. Dan J. Agnew, the sole trustee of the Dan J. Agnew Trust, has sole voting and investment control over all of the shares held by this trust.

(60)
Includes 9,967 Class A OP units. Dan Ward, the sole trustee of the Dan Ward Preservation Trust, has sole voting and investment control over all of the shares held by this trust.

(61)
Includes 1,423 Class A OP units held in Mr. Long's IRA account.

(62)
Includes 28,478 Class A OP units.

(63)
Includes 1,423 Class A OP units held in Mr. Pitts's 401(k) Profit Sharing Plan.

(64)
Includes 28,478 Class A OP units.

(65)
Includes 4,271 Class A OP units.

(66)
Includes 14,239 Class A OP units. David Zinger, the sole trustee of the David A. Zinger Amended and Restated Revocable Trust DTD 06/22/1989, has sole voting and investment control over all of the shares held by this trust.

(67)
Includes 1,423 Class A OP units held in Mr. Brengman's IRA account.

(68)
Includes 7,119 Class A OP units held in Mr. Drumm's IRA account.

(69)
Includes 1,423 Class A OP units held in Mr. Farmer's IRA account.

(70)
Includes 11,391 Class A OP units.

(71)
Includes 1,423 Class A OP units held in Mr. Buschak's IRA account.

(72)
Includes 8,543 Class A OP units held in Mr. Trulson's IRA account.

(73)
Includes 5,695 Class A OP units.

(74)
Includes 9,967 Class A OP units.

(75)
Includes 28,478 Class A OP units. Edward D. Doherty, the sole trustee of the Doherty 2009 Family Trust, has sole voting and investment control over all of the shares held by this trust.

(76)
Includes 7,119 Class A OP units.

(77)
Includes 1,423 Class A OP units held in Ms. O'Brien's IRA account.

(78)
Includes 2,847 Class A OP units. Doreen Binmatti MacDonald, the sole trustee of the Doreen Binmatti MacDonald Living Trust, has sole voting and investment control over all of the shares held by this trust.

(79)
Includes 14,239 Class A OP units. Ben Genet, the sole trustee of the Dorit Z. Genet 2012 Irrevocable Trust has sole voting and investment control over all of the shares held by this trust.

(80)
Includes 28,478 Class A OP units.

(81)
Includes 2,847 Class A OP units.

(82)
The address of Dugout Holdings LP is 5 Mariners Bend, Brielle, NJ 08730.

(83)
Includes 378,068 Class B OP units. The address of EB Arrow Holdings, LLC is 5910 N. Central Expy., Suite 1600, Dallas, TX 75206.

(84)
Includes 287,234 Class B OP Units. The address of EBA Prosperous Investment Centre LLC is 5910 N. Central Expy., Suite 1600, Dallas, TX 75206.

(85)
Includes 28,478 Class A OP units. Eduardo Sanchez, the sole trustee of the Eduardo Sanchez Trust, has sole voting and investment control over all of the shares held by this trust.

(86)
Includes 1,423 Class A OP units held in Mr. Bracken's IRA account.

(87)
Includes 7,119 Class A OP units.

(88)
Includes 1,423 Class A OP units.

(89)
Includes 2,847 Class A OP units. Ellen Tamiyasu, the sole trustee of the Ellen M. Tamiyasu Family Trust, has sole voting and investment control over all of the shares held by this trust.

(90)
Includes 5,695 Class A OP units. The address of Etelligent Group, LLC is 1 International Blvd., Suite 400, Mahwah, NJ 07495.

(91)
Includes 1,423 Class A OP units.

(92)
Includes 8,933 Class A OP units held in Dr. Payne's 401(K) Profit Sharing Plan.

(93)
Includes 31,867 Class A OP units. The address of Felicitas Equity Fund, LP is 65 N. Raymond Avenue, Suite 315, Pasadena, CA 91103.

(94)
Includes 63,735 Class A OP units. The address of Felicitas SA1 Fund, LP is 65 N. Raymond Avenue, Suite 315, Pasadena, CA 91103.

(95)
Includes 116,848 Class A OP units. The address of Felicitas Secondary Fund, LP is 65 N. Raymond Avenue, Suite 315, Pasadena, CA 91103.

(96)
Includes 7,119 Class A OP units. Gregory J. Fisher and Margaret Fisher the joint trustees of the Fisher Family Trust DTD 12/07/1999, have shared voting and investment control over all of the shares held by this trust.

(97)
Includes 1,423 Class A OP units.

(98)
Includes 85,436 Class A OP units. The address of FreedKap 2015, GP is 3131 Eastside Street, Suite 120, Houston, TX 77098.

(99)
Includes 2,847 Class A OP units.

(100)
Includes 9,967 Class A OP units. Dan Ward, the sole trustee of the Gayla Ward Preservation Trust, has sole voting and investment control over all of the shares held by this trust.

(101)
Includes 7,119 Class A OP units.

(102)
Includes 9,967 Class A OP units. The address of Ghetti Enterprises, LLC is c/o John S. Ghetti, 7111 Donaldson Drive, Gonzales, LA 70737.

(103)
Includes 21,359 Class A OP units.

(104)
Includes 8,543 Class A OP units. The address of Gleeson Family Partnership, Ltd. is 7007 Prestonshire Lane, Dallas, TX 75225.

(105)
Includes 1,423 Class A OP units held in Ms. Hoxeng's IRA account.

(106)
Includes 2,847 Class A OP units.

(107)
Includes 1,423 Class A OP units held in Mr. Kludjian's IRA account.

(108)
Includes 1,423 Class A OP units held in Mr. Caughlin's IRA account.

(109)
Includes 7,119 Class A OP units.

(110)
Includes 7,119 Class A OP units. The address of Gunn Energy Enterprises, LTD is 811 6th Street, Suite 100, Witchita Falls, TX 76301.

(111)
Includes 7,119 Class A OP units.

(112)
Includes 7,119 Class A OP units. The address of the Hamilton Potiowsky Family Partnership, Ltd. is 9950 County Road 3407, Brownsboro, TX 75756.

(113)
Includes 4,271 Class A OP units. The address of Happy Grandchildren, LP is 3922 Windsor Ave, Dallas, TX 75205.

(114)
Includes 1,423 Class A OP units. Harold E. Conklin, the sole trustee of the Harold E. Conklin Trust DTD 05/24/2010, has sole voting and investment control over all of the shares held by this trust.

(115)
Includes 7,119 Class A OP units.

(116)
Includes 4,271 Class A OP units.

(117)
Includes 5,695 Class A OP units.

(118)
Includes 2,847 Class A OP units.

(119)
Includes 14,239 Class A OP units. The address of HF Properties, Ltd. is 55 Waugh Drive, Suite 1111, Houston, TX 77007.

(120)
Includes 8,543 Class A OP units. The address of HMG Courtland Properties, Inc. is 1870 S. Bayshore Drive, Coconut Grove, FL 33133.

(121)
Includes 5,695 Class A OP units. The address of Holmes Family Grandchildren Limited Partnership is 55 Waugh Drive, Suite 1111, Houston, TX 77007.

(122)
Includes 5,695 Class A OP units. The address of HS II, Ltd is 55 Waugh Drive, Suite 1111, Houston, TX 77007.

(123)
Includes 14,239 Class A OP units. Douglas Miller, the sole trustee of the Ila F. Miller Trust FBO Douglas W. Miller, has sole voting and investment control over all of the shares held by this trust.

(124)
Includes 14,239 Class A OP units. John K. Miller, the sole trustee of the Ila F. Miller Trust FBO John K. Miller, has sole voting and investment control over all of the shares held by this trust.

(125)
Includes 14,239 Class A OP units. Vivian M. Vance, the sole trustee of the Ila F. Miller Trust FBO Vivian M. Vance, has sole voting and investment control over all of the shares held by this trust.

(126)
Includes 1,423 Class A OP units. Yvette D. Soudani, the sole trustee of the IMI Defined Benefit Pension Plan, has sole voting and investment control over all of the shares held by this plan.

(127)
Includes 1,423 Class A OP units held in Mr. Sutherland's IRA account.

(128)
Includes 7,119 Class A OP units.

(129)
Includes 7,119 Class A OP units. Jack Peat and Zan Peat, the joint trustees of the Jack and Zan Peat Family Trust, have shared voting and investment control over all of the shares held by this trust.

(130)
Includes 6,828 Class A OP units held in Mr. Satterfield's IRA account.

(131)
Includes 1,423 Class A OP units held in Ms. Turner's IRA account.

(132)
Includes 1,423 Class A OP units. James C. Petrie, the sole trustee of the James C. Petrie Trust, has sole voting and investment control over all of the shares held by this trust.

(133)
Includes 7,853 Class A OP units held in Mr. Dietrich's IRA account.

(134)
Includes 8,543 Class A OP units.

(135)
Includes 4,271 Class A OP units.

(136)
Includes 1,423 Class A OP units held in Mr. Allen's IRA account.

(137)
Includes 4,841 Class A OP units.

(138)
Includes 2,847 Class A OP units held in Ms. Tattersall's IRA account.

(139)
Includes (i) 1,530 Class A OP units and 122,684 Class B OP units held by Mr. Hammill directly and (ii) 7,438 Class A OP units held in Mr. Hammill's IRA account.

(140)
John B. Burke, the sole trustee of the John B. Burke Trust, has sole voting and investment control over all of the shares held by this trust.

(141)
Includes 14,239 Class A OP units.

(142)
John O'Loughlin and Christopher Brown, the joint trustees of the John O'Loughlin 2012 Trust, have shared voting and investment control over all of the shares held by this trust.

(143)
Includes 4,841 Class A OP units.

(144)
Includes 1,423 Class A OP units held in Mr. Stewart's IRA account.

(145)
Includes 8,543 Class A OP units.

(146)
Includes 14,239 Class A OP units. John W. Gleeson, the sole trustee of the John W. Gleeson Revocable Trust DTD 06/03/1997, has sole voting and investment control over all of the shares held by this trust.

(147)
Includes 2,847 Class A OP units.

(148)
Includes 1,423 Class A OP units held in Mr. Galloway's IRA account.

(149)
Includes 14,239 Class A OP units.

(150)
Includes 8,543 Class A OP units. Lars Jorgensen and Brita Jorgensen, the joint trustees of the Jorgensen Revocable Living Trust, have shared voting and investment control over all of the shares held by this trust.

(151)
Includes 1,139 Class A OP units held in Mr. Barkate, Jr.'s IRA account and 455 Class A OP units held in his Solo 401(K) account.

(152)
Includes 21,359 Class A OP units.

(153)
Includes 5,695 Class A OP units. Jyoti M. Desai, the sole trustee of the Jyoti M. Desai Revocable Trust, has sole voting and investment control over all of the shares held by this trust.

(154)
Includes 7,119 Class A OP units. The address of K&S MEHTA Partnership Ltd is 7011 Gossamer Lane, Sugar Land, TX 77479.

(155)
Includes 28,478 Class A OP units. The address of Kachler Adams Cyrus Holdings, LLC 1885 St. James Place, Suite 1260, Houston, TX 77056.

(156)
Hillary Potashnick, the sole trustee of the Kaminsky Family Dynasty Trust DTD 12/29/06, has sole voting and investment control over all of the shares held by this trust.

(157)
Includes 1,423 Class A OP units. Larry Katz and Janet Katz, the joint trustees of the Katz Family Trust DTD 02/28/1997, have shared voting and investment control over all of the shares held by this trust.

(158)
Includes 1,423 Class A OP units held by Equity Trust Company as custodian. Larry Katz and Janet Katz, the joint trustees of the Katz Family Trust DTD 02/28/1997, have shared voting and investment control over all of the shares held by this trust.

(159)
Includes 1,423 Class A OP units.

(160)
Includes 5,695 Class A OP units. Daniel G. Bellow, the sole trustee of the Kelly Kachler Adams 2011 Family Trust, has sole voting and investment control over all of the shares held by this trust.

(161)
Includes 7,119 Class A OP units held in Mr. Shulman's IRA account.

(162)
Includes 2,847 Class A OP units.

(163)
Includes 1,423 Class A OP units held in Mr. Galante's IRA account.

(164)
Includes 21,359 Class A OP units.

(165)
Includes 11,508 Class A OP units.

(166)
Includes 2,847 Class A OP units. The address of Keyhole Partners, L.P. is 4914 Keyhole Lane, Dallas, TX 75229.

(167)
Includes 3,837 Class A OP units held in Ms. Thornton's IRA account.

(168)
Includes 8,543 Class A OP units.

(169)
Includes 1,423 Class A OP units. Gary Klahn and Vicki Klahn, the joint trustees of the Klahn Family Trust, have shared voting and investment control over all of the shares held by this trust.

(170)
Includes 1,423 Class A OP units held in Mr. Hirsch's IRA account.

(171)
Includes 5,695 Class A OP units. Daniel G. Bellow, the sole trustee of the Kourtney Kachler Cyrus 2011 Family Trust, has sole voting and investment control over all of the shares held by this trust.

(172)
Includes 5,463 Class A OP units held in Mr. Prasad's IRA account.

(173)
Includes 14,239 Class A OP units. The address of KW Ventures, LLC is 166 E. 14000 South, Draper, UT 84020.

(174)
Includes 17,087 Class A OP units.

(175)
Includes 7,119 Class A OP units.

(176)
Includes 2,847 Class A OP units. Larry Goldberg, the sole trustee of the Larry Goldberg Trust DTD 7/23/2013, has sole voting and investment control over all of the shares held by this trust.

(177)
Includes 2,847 Class A OP units held in Mr. Whitney's IRA account.

(178)
Includes 14,239 Class A OP units.

(179)
Includes 2,847 Class A OP units. Timothy A. Larson, the sole trustee of the Larson Revocable Trust, has sole voting and investment control over all of the shares held by this trust.

(180)
Includes 1,423 Class A OP units held in Mr. Valdivieso's IRA account.

(181)
Includes 1,423 Class A OP units. Lena Rapp, the sole trustee of the Lena Rapp Living Trust, has sole voting and investment control over all of the shares held by this trust.

(182)
Includes 1,423 Class A OP units. Frederic Levine and Lisa Levine, the joint trustees of the Levine Trust of 1999 DTD 06/04/1999, have shared voting and investment control over all of the shares held by this trust.

(183)
The address of the Lightman Family Limited Partnership is 5 Farringdon Court, Baltimore, MD 21209.

(184)
Includes 4,271 Class A OP units.

(185)
Includes 2,847 Class A OP units held in Ms. Guevara's IRA account.

(186)
Includes 14,239 Class A OP units. M. Stephen Jackman, the sole trustee of the M. Stephen Jackman UTD 2/12/1996, has sole voting and investment control over all of the shares held by this trust.

(187)
Allison Ecko and Marci Tapper, the joint trustees of the Marc L. Ecko 2012 Investment Trust, have shared voting and investment control over all of the shares held by this trust.

(188)
Includes 1,423 Class A OP units held in Ms. Farmer's IRA account.

(189)
Includes 1,423 Class A OP units held in Mr. Olson's IRA account.

(190)
Includes 1,423 Class A OP units. Mark A. Sachs, the sole trustee of the Mark A. Sachs 2009 Gift Trust, has sole voting and investment control over all of the shares held by this trust.

(191)
Includes 4,349 Class A OP units.

(192)
Includes 2,847 Class A OP units.

(193)
Includes 1,423 Class A OP units.

(194)
Includes 8,884 Class B OP units held in Mr. Manheimer's IRA account.

(195)
Includes 1,423 Class A OP units.

(196)
Includes 4,271 Class A OP units.

(197)
Includes 1,423 Class A OP units held in Mr. Kuper's IRA account.

(198)
Includes 1,423 Class A OP units. The address of the MGA Family Limited Partnership is 3922 Windsor Ave, Dallas, TX 75205.

(199)
Includes 2,135 Class A OP units held in Mr. Alkhoutoff's IRA account.

(200)
Includes 42,718 Class A OP units.

(201)
Includes 2,135 Class A OP units held in Mr. Watts's IRA account.

(202)
Cheryl Fritzlo, the sole trustee of the Michael Fritzlo Family Trust DTD 9/3/2014, has sole voting and investment control over all of the shares held by this trust.

(203)
Includes 1,423 Class A OP units held in Mr. Jensen's IRA account.

(204)
Includes 1,423 Class A OP units held in Mr. Montoya's IRA account.

(205)
Includes 1,423 Class A OP units.

(206)
Includes 1,423 Class A OP units held in Mr. Simonds's IRA account.

(207)
Includes 4,271 Class A OP units held in Mr. Kazmi's IRA account.

(208)
Includes 4,486 Class A OP units.

(209)
Includes 2,847 Class A OP units.

(210)
Includes 11,391 Class A OP units.

(211)
Includes 1,423 Class A OP units held in Ms. Harris's IRA account.

(212)
Includes 14,239 Class A OP units.

(213)
Includes 4,271 Class A OP units held in Mr. Desai's IRA account.

(214)
Includes 7,119 Class A OP units.

(215)
Includes 2,847 Class A OP units.

(216)
Includes 7,119 Class A OP units. Lynda J. Ezer, the sole trustee of the Ned S. Holmes 1997 Grandchildrens Trust, has sole voting and investment control over all of the shares held by this trust.

(217)
Includes 2,847 Class A OP units. Harry Glauser, the sole trustee of the Ned S. Holmes Childrens Trust FBO Allison Spradley Holmes, has sole voting and investment control over all of the shares held by this trust.

(218)
Includes 7,119 Class A OP units. Ned S. Holmes and Teresa Clark, the joint trustees of the Ned S. Holmes Profit Sharing Plan, have shared voting and investment control over all of the shares held by this plan.

(219)
Includes 1,423 Class A OP units. Barclay Nelson, the sole trustee of the Nelson Family Trust, has sole voting and investment control over all of the shares held by this trust.

(220)
The address of NHST Company LLC is 200 Bellevue Pkwy, Suite 500, Wilmington, DE 19809.

(221)
Includes 31,628 Class A OP units.

(222)
The address of Northwood Liquid Opportunities Master LP is 575 Fifth Avenue, 23rd Floor, New York, NY 10017.

(223)
The address of One Heart Charitable Trust Inc. is c/o 460 Bayview Ave, Inwood, NY 11096.

(224)
Includes 2,847 Class A OP units.

(225)
Patricia H. Lin, the sole trustee of the Patricia H. Lin Revocable Trust, has sole voting and investment control over all of the shares held by this trust.

(226)
Includes 1,423 Class A OP units held in Ms. Craney's IRA account.

(227)
Includes 4,271 Class A OP units.

(228)
Includes 14,239 Class A OP units.

(229)
Paul Abrams and Donna Abrams, the joint trustees of the Paul and Donna Abrams Revocable Living Trust DTD 2/4/10, have shared voting and investment control over all of the shares held by this trust.

(230)
All shares are held in Mr. Dellisola's IRA account.

(231)
Includes 7,119 Class A OP units. Paul E. Opfermann, the sole trustee of the Paul E. Opfermann Trust U/A DTD 2/13/1980, has sole voting and investment control over all of the shares held by this trust.

(232)
Paul J. Taglibue, the sole trustee of the Paul J. Taglibue Trust, has sole voting and investment control over all of the shares held by this trust.

(233)
Includes 5,126 Class A OP units.

(234)
Includes 1,423 Class A OP units. Wendy Pazen, the sole trustee of the Pazen Family Revocable Trust, has sole voting and investment control over all of the shares held by this trust.

(235)
Includes 1,423 Class A OP units. William D. Perryman, the sole trustee of the Perryman Living Trust DTD 4/29/1997, has sole voting and investment control over all of the shares held by this trust.

(236)
Includes 14,239 Class A OP units. Barclay Nelson, the sole trustee of the Peter Dines Nelson Family Trust, has sole voting and investment control over all of the shares held by this trust.

(237)
Includes 5,695 Class A OP units.

(238)
Includes 13,774 Class A OP units. The address of Pitaya, LTD. is 6515 Valleybrook Drive, Dallas, TX 75254.

(239)
Includes 28,478 Class A OP units. The address of Poarch Family LP is 1041 Conrad Sauer Drive, Houston, TX 77043.

(240)
Includes 9,113 Class A OP units. The address of Potiowsky Partnership, Ltd. is 3321 E. Bayou Drive, Shoreacres, TX 77571.

(241)
Includes 2,899 Class A OP units held in Mr. Bhargava's IRA account.

(242)
Includes 2,847 Class A OP units. The address of Princeville, LLC is 11401 S. College Ave. E., Tulsa, OK 74137.

(243)
Includes 25,630 Class A OP units held in Dr. Bikkasani's IRA account.

(244)
Includes 14,239 Class A OP units.

(245)
Includes 8,116 Class A OP units held in Mr. Bhargava's IRA account.

(246)
Includes 2,847 Class A OP units.

(247)
Includes 2,847 Class A OP units. Kate Kinkade and Patrick Ramsey, the joint trustees of the Ramsey & Kinkade Family Trust, have shared voting and investment control over all of the shares held by this trust.

(248)
Includes 8,543 Class A OP units.

(249)
Includes 1,423 Class A OP units held in Mr. Harris's IRA account.

(250)
Includes 2,847 Class A OP units.

(251)
Includes 1,423 Class A OP units.

(252)
Includes 1,423 Class A OP units.

(253)
Includes 7,119 Class A OP units. The address of Red Oak 86, LP is 4320 Lorraine Avenue, Dallas, TX 75205.

(254)
Includes 1,423 Class A OP units.

(255)
Includes 4,929 Class A OP units.

(256)
Includes 1,423 Class A OP units held in Mr. Boyles's IRA account.

(257)
Includes 1,139 Class A OP units held in Mr. Clark's IRA account.

(258)
Includes 2,847 Class A OP units.

(259)
Robert D. Perlmutter, the sole trustee of the Robert D. Perlmutter Revocable Trust, has sole voting and investment control over all of the shares held by this trust.

(260)
Includes 1,423 Class A OP units.

(261)
Includes 5,549 Class A OP units held in Mr. Broz's IRA account.

(262)
Includes 1,423 Class A OP units held in Mr. Gaffuri's IRA account.

(263)
Includes 7,119 Class A OP units.

(264)
Includes 7,119 Class A OP units. Robin Kosberg, the sole trustee of the Robin Kosberg Trust, has sole voting and investment control over all of the shares held by this trust.

(265)
Includes 28,478 Class A OP units. The address of Rockwell Fund, Inc. is 770 S. Post Oak Lane, Suite 525, Houston, TX 77056.

(266)
Includes 8,366 Class A OP units held in Mr. Harris's IRA account.

(267)
Includes 21,359 Class A OP units.

(268)
Includes 9,255 Class A OP units.

(269)
Includes 8,543 Class A OP units.

(270)
Includes 17,972 Class A OP units.

(271)
Includes 1,423 Class A OP units. Stuart Warford and Colleen Warford, the joint trustees of the S & C Warford Family Revocable Living Trust, have shared voting and investment control over all of the shares held by this trust.

(272)
Includes 284,787 Class A OP units. The address pf S&R Real Estate Fund IX, LP is 16 N Marengo Avenue, Suite 212, Pasadena, CA 91101.

(273)
The address of Salient Select Income Fund is 345 California Street, Suite 1600, San Francisco, CA 94104.

(274)
Includes 9,967 Class A OP units. The address of Sam Berman Charitable Foundation Inc. is 19925 NE 39 Pl, Suite 203, Aventura, FL 33180.

(275)
Includes 2,847 Class A OP units. The address of Sandell Investments is c/o David H. Segrest, 2021 McKinney Ave, Suite 1600, Dallas, TX 75201.

(276)
Includes 142,393 Class A OP units. The address of Santikos Enterprises, LLC is 4630 N Loop 1604 W, Suite 501, San Antonio, TX 78249.

(277)
Includes 7,119 Class A OP units.

(278)
Includes 7,119 Class A OP units. Amit Shah and Shauna Shah, the joint trustees of the Shah Living Trust, have shared voting and investment control over all of the shares held by this trust.

(279)
Includes 2,847 Class A OP units. Russell Sharer and Julie Sharer, the joint trustees of the Sharer Family Revocable Living Trust DTD 12/29/2005, have shared voting and investment control over all of the shares held by this trust.

(280)
Includes 1,423 Class A OP units. Suresh Nihalani and Varsha Nihalani, the joint trustees of the Shining Star Family Trust, have shared voting and investment control over all of the shares held by this trust.

(281)
Includes 13,464 Class A OP units. The address of ST-CL Collier LP is 6606 Stefani Drive, Dallas, TX 75225.

(282)
Includes 1,423 Class A OP units. Stefanie Sachs Menocal, the sole trustee of the Stefanie I. Sachs Trust, has sole voting and investment control over all of the shares held by this trust.

(283)
Includes 2,847 Class A OP units. Ned S. Holmes, the sole trustee of the Steven D. Thompson Childs Exempt Trust FBO Harry Holmes Thompson, has sole voting and investment control over all of the shares held by this trust.

(284)
Includes 2,847 Class A OP units. Ned S. Holmes, the sole trustee of the Steven D. Thompson Childs Exempt Trust FBO Maley H. Thompson, has sole voting and investment control over all of the shares held by this trust.

(285)
Includes 2,847 Class A OP units. Ned S. Holmes, the sole trustee of the Steven D. Thompson Childs Exempt Trust FBO Steven D. Thompson, Jr., has sole voting and investment control over all of the shares held by this trust.

(286)
Includes 27,221 Class A OP units. The address of Stifel, Nicolaus & Company, Incorporated is One South Street, 15th Floor, Baltimore, MD 21202.

(287)
Includes 14,239 Class A OP units. The address of Stone Ridge Investment Partners, LLC is PO Box 30967, Edmond, OK 73003.

(288)
Includes 1,423 Class A OP units.

(289)
Includes 56,957 Class A OP units. The address of Stumberg Interest, Ltd is 227 W Olmos Drive, San Antonio, TX 78212.

(290)
Includes 2,847 Class A OP units.

(291)
Includes 7,119 Class A OP units held in Mr. Agarwal's IRA account.

(292)
Includes 7,119 Class A OP units.

(293)
Includes 7,119 Class A OP units.

(294)
Includes 1,423 Class A OP units held in Ms. Clay's IRA account.

(295)
Includes 1,423 Class A OP units held in Ms. Welsh's IRA account.

(296)
The address of TCLS I, LP (Tarsadia) is 75 Rockefeller Plaza, Suite 1600A, New York, NY 10019.

(297)
Includes 1,423 Class A OP units held in Mr. Rupple's IRA account.

(298)
Includes 4,271 Class A OP units. Sara E. Wise, the sole trustee of The Marital Trust, has sole voting and investment control over all of the shares held by this trust.

(299)
Includes (i) 7,119 Class A OP units held by Mr. Hammill directly and (ii) 3,679 Class A OP units held in Mr. Hammill's IRA account.

(300)
Includes 1,423 Class A OP units.

(301)
Timothy D. Boyd, the sole trustee of the Timothy D. Boyd Revocable Trust DTD 8/27/1996, has sole voting and investment control over all of the shares held by this trust.

(302)
Includes 9,967 Class A OP units.

(303)
Includes 14,239 Class A OP units.

(304)
Includes 5,695 Class A OP units. Michael McNeff, the sole trustee of the TNG, Inc Retirement Trust, has sole voting and investment control over all of the shares held by this trust.

(305)
Includes 7,119 Class A OP units.

(306)
Includes 3,132 Class A OP units.

(307)
Includes 170,872 Class A OP units. The address of Trinity University is One Trinity Place, San Antonio, TX 78212.

(308)
Includes 2,847 Class A OP units. Joe D. Mitchell and Josephine Jenkins Mitchell, the joint trustees of the Truman Family Trust, have shared voting and investment control over all of the shares held by this trust.

(309)
Includes 9,492 Class A OP units. Jeffrey M. Vance, the sole trustee of the Vance Family Trust FBO Jeffrey Mark Vance, has sole voting and investment control over all of the shares held by this trust.

(310)
Includes 9,492 Class A OP units. Paul M. Vance, the sole trustee of the Vance Family Trust FBO Paul Matthew Vance, has sole voting and investment control over all of the shares held by this trust.

(311)
Includes 9,492 Class A OP units. Paul M. Vance, the sole trustee of the Vance Family Trust FBO Vanessa Elizabeth Vance, has sole voting and investment control over all of the shares held by this trust.

(312)
Includes 1,423 Class A OP units held in Ms. Gruner's IRA account.

(313)
Includes 4,271 Class A OP units.

(314)
Includes 2,847 Class A OP units.

(315)
Includes 28,478 Class A OP units.

(316)
Includes 1,423 Class A OP units. Andrew Wall and Carrie Wall, the joint trustees of the Wall Family Revocable Living Trust DTD 06/03/2005, have shared voting and investment control over all of the shares held by this trust.

(317)
Includes 6,407 Class A OP units held in Mr. Toler's IRA account.

(318)
Includes 1,423 Class A OP units held in Mr. Phipps's IRA account.

(319)
Includes 4,271 Class A OP units. Walter S. Henrion, the sole trustee of the Walter S. Henrion Non-Exempt Trust, has sole voting and investment control over all of the shares held by this trust.

(320)
Includes 2,847 Class A OP units. Walter S. Henrion, the sole trustee of the Walter S. Henrion, III Exempt Trust, has sole voting and investment control over all of the shares held by this trust.

(321)
Includes 6,345 Class A OP units. The address of Ward Family, LLC is 13230 Pawnee Drive, Suite 301, Oklahoma City, OK 73114.

(322)
Includes 2,847 Class A OP units. Michael Watkins and Kathleen Watkins, the joint trustees of the Watkins Revocable Living Trust DTD 01/15/1992, have shared voting and investment control over all of the shares held by this trust.

(323)
Includes 5,695 Class A OP units. Wendi J. Norris and Alan Cohn, the joint trustees of the Wendi Jackman Norris 2009 Gift Trust, have shared voting and investment control over all of the shares held by this trust.

(324)
Includes 1,423 Class A OP units.

(325)
Includes 11,391 Class A OP units. Brenda R. Nemzin, the sole trustee of the William K. Nemzin Deceased Grantor Trust, has sole voting and investment control over all of the shares held by this trust.

(326)
Includes 11,391 Class A OP units. Brenda R. Nemzin, the sole trustee of the William K. Nemzin Marital Deduction Trust, has sole voting and investment control over all of the shares held by this trust.

(327)
Includes 2,847 Class A OP units. Ned S. Holmes, the sole trustee of the William Lynn Wolf, Jr. Exempt Trust, has sole voting and investment control over all of the shares held by this trust.

(328)
Includes 14,239 Class A OP units. Douglas W. Miller, the sole trustee of the William T. Miller Trust FBO Douglas W. Miller, has sole voting and investment control over all of the shares held by this trust.

(329)
Includes 14,239 Class A OP units. John K. Miller, the sole trustee of the William T. Miller Trust FBO John K. Miller, has sole voting and investment control over all of the shares held by this trust.

(330)
Includes 14,239 Class A OP units. Vivian M. Vance, the sole trustee of the William T. Miller Trust FBO Vivian M. Vance, has sole voting and investment control over all of the shares held by this trust.

(331)
The address of the Matus Family Limited Partnership is 4000 Island Boulevard, Suite 301, Aventura, FL 33160.

(332)
The address of SK Investments, LLC is PO Box 6482, Avon, CO 81620.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

          The SEC has defined "beneficial ownership" of a security to mean the possession, directly or indirectly, of voting power and/or investment power over such security. A stockholder is also deemed to be, as of any date, the beneficial owner of all securities that such stockholder has the right to acquire within 60 days after that date through (1) the exercise of any option, warrant or right, (2) the conversion of a security, (3) the power to revoke a trust, discretionary account or similar arrangement or (4) the automatic termination of a trust, discretionary account or similar arrangement.

          The following table sets forth information, as of August 17, 2020, known to us about the beneficial ownership of shares of our common stock by our 5% or greater stockholders and by our executive officers and directors immediately before this offering. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options or other rights (as set forth above) held by that person that are exercisable as of July 31, 2020 or will become exercisable within 60 days thereafter, are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. The following table does not assume that the outstanding OP units are redeemed for shares of our common stock on a one-for-one basis. The percentage of shares beneficially owned shown in the table below is based upon 24,297,645 shares of common stock outstanding following the closing of our initial public offering, which does not include 4,026,008 shares of common stock issuable in exchange for OP units tendered for redemption by the selling stockholders.

          Each person named in the table has sole voting and investment power with respect to all of the shares of our common stock shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each named person is c/o NETSTREIT Corp., 5910 N. Central Expressway, Suite 1600, Dallas, TX 75206. No shares beneficially owned by any executive officer, director or director nominee have been pledged as security.

	Common Stock and Securities Exchangeable for Common Stock(1)
	Immediately Prior to this Offering
Name of Beneficial Owner	Number of Common Shares Beneficially Owned	Percent of Class(2)
5% or Greater Stockholders
Affiliates of Tilden Park(3)	2,784,809	11.5%
Affiliates of DK(4)	2,708,860	11.1%
Affiliates of Long Pond(5)	2,708,860	11.1%
Affiliates of Neuberger Berman Group LLC(6)	1,265,822	5.2%
Executive Officers and Directors
Mark Manheimer(7)	—	—
Andrew Blocher(8)	2,000	*
Todd Minnis(9)	—	—
Michael Christodolou(10)	7,500	*
Heidi Everett(11)	—	—
Matthew Troxell(12)	15,000	*
Lori Wittman(13)	3,750	*
Robin Zeigler(14)	—	—
All executive officers and directors as a group (8 persons)	28,250	*

*
Less than 1%.

(1)
The holders of OP units will have the right to redeem their OP units for shares of our common stock on a one-for-one basis (subject to certain adjustments) commencing on the date on which this Resale Shelf Registration Statement becomes effective and our common stock is listed on a National Securities Exchange, subject to a lock-up period.

(2)
Percentages are rounded.

(3)
Represents 2,784,809 shares of common stock owned by Tilden Park Investment Master Fund LP, a Cayman Islands exempted limited partnership and an affiliate of Tilden Park. The address for Tilden Park Investment Master Fund LP is c/o Tilden Park Capital Management LP, 452 Fifth Avenue, 28th Floor, New York, New York 10028.

(4)
Represents (i) 79,370 shares of common stock owned by M.H. Davidson & Co., a New York limited partnership and affiliate of DK, (ii) 495,450 shares of common stock owned by Davidson Kempner Partners, a New York limited partnership and affiliate of DK, (iii) 1,044,807 shares of common stock owned by Davidson Kempner Institutional Partners, L.P., a Delaware limited partnership and affiliate of DK and (iv) 1,089,233 shares of common stock owned by Davidson Kempner International, Ltd., a British Virgin Islands business company and affiliate of DK (collectively, the "DK Entities"). The address for the DK Entities is 520 Madison Avenue, 30th Floor, New York, New York 10022.

(5)
Represents (i) 2,035,443 shares of common stock owned by Long Pond US Master, LP, a Delaware limited partnership and affiliate of Long Pond, and (ii) 673,417 shares of common stock owned by Long Pond Offshore (I) LLC, a Cayman Islands limited liability company and affiliate of Long Pond (collectively, the "Long Pond Entities"). The address for the Long Pond Entities is c/o Long Pond Capital, LP, 527 Madison Avenue, 15th Floor, New York, New York 10022.

(6)
Represents (i) 253,164 shares of common stock owned by Almanac Realty Public Securities, L.P., a Delaware limited partnership, and (ii) 1,012,658 shares of common stock owned by ARPS Special Opportunities I, L.P., a Delaware limited partnership. The general partner of Almanac Realty Public Securities, L.P. is NB Almanac Investors GP LP, a Delaware limited partnership, and the general partner of ARPS Special Opportunities I, L.P. is NB Almanac ASO GP LP, a Delaware limited partnership. The ultimate beneficial owner of the two general partners is Neuberger Berman Group LLC. The address for these entities is c/o Almanac Realty Investors, 1140 Avenue of the Americas, 17th Floor, New York, New York 10036.

(7)
Excludes 8,884 Class B OP units, which may be redeemed for shares of common stock on a one-for-one basis and are held in Mr. Manheimer's IRA account. Also excludes 182,454 unvested RSUs.

(8)
Includes 2,000 shares of common stock held in accounts for the benefit of Mr. Blocher's children and of which Mr. Blocher acts as custodian. Excludes 106,504 unvested RSUs.

(9)
Excludes 5,063 unvested RSUs.

(10)
Excludes 1,563 unvested RSUs.

(11)
Excludes 1,563 unvested RSUs.

(12)
Excludes 3,797 unvested RSUs.

(13)
Excludes 3,797 unvested RSUs.

(14)
Excludes 1,898 unvested RSUs.

STRUCTURE AND FORMATION OF OUR COMPANY

Our Company

          We were formed as a Maryland corporation on October 11, 2019 and commenced operations in December 2019 upon the consummation of the formation transactions. Our predecessor, which merged with our operating partnership as part of the formation transactions, was a private investment fund that was sponsored by Capview in which EB Arrow, a real estate investment platform specializing in retail property investment with $1.6 billion in assets under management, owned a controlling interest. We are structured as an UPREIT, meaning that we own our properties and conduct our business through our operating partnership, directly or through limited partnerships, limited liability companies or other subsidiaries, as described below under "— Our Operating Partnership." NETSTREIT GP, LLC, a wholly-owned subsidiary, is the sole general partner of our operating partnership and we own approximately 85.3% of the limited partnership interests in our operating partnership upon completion of our initial public offering. Our board of directors oversees our business and affairs and, through NETSTREIT GP, LLC, the business and affairs of our operating partnership.

          On December 23, 2019, we issued and sold 8,860,760 shares of our common stock in the private offering at a price of $19.75 per share, to various institutional investors, accredited investors and offshore investors, in reliance upon exemptions from registration provided by Rule 144A and Regulation S under the Securities Act and pursuant to Regulation D under the Securities Act. On February 6, 2020 pursuant to the exercise in full of the initial purchaser's over-allotment option, we issued and sold an additional 2,936,885 shares of our common stock in the private offering. We received approximately $220.1 million of net proceeds (after deducting initial purchaser's discount and placement fees) from the private offering, which we contributed to our operating partnership in exchange for 11,797,645 Class A OP units.

          To assist us in maintaining our status as a REIT, on January 27, 2020, we issued and sold 125 shares of our Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act. We redeemed all 125 outstanding shares of Series A Preferred Stock upon the completion of our initial public offering.

Our Operating Partnership

          Substantially all of our assets are indirectly held by, and our operations are conducted through, our operating partnership. Our operating partnership has two classes of OP units, Class A OP units and Class B OP units. The Class A OP units and Class B OP units have identical rights and preferences, except that the Class A OP units are, and the Class B OP units are not, entitled to receive Special Stock Dividends (as defined under "Description of Our Capital Stock — Restrictions on Ownership and Transfer") and the Class A OP units and the Class B OP units have different registration rights pursuant to the Continuing Investor Registration Rights Agreement. We hold Class A OP units for each outstanding share of our common stock, subject to certain adjustments. In connection with our formation transactions, our operating partnership issued Class A OP Units to limited partners of our predecessor who were unaffiliated with EB Arrow and Class B OP units to (i) EBA EverSTAR, in connection with the internalization of the Company's management, (ii) an affiliate of EB Arrow, in its capacity as a limited partner of our predecessor and (iii) Mr. Manheimer, in his capacity as a limited partner of our predecessor, as described in more detail below.

          Our interest in our operating partnership generally entitles us to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to our percentage ownership. As the parent of the sole general partner of our operating partnership, we have the exclusive power under the partnership agreement of our operating partnership to manage and conduct its business and affairs, subject to certain limited approval and voting rights of the limited partners, which are described more fully in "Description of the Partnership Agreement of Our Operating Partnership."

The Formation Transactions

          In connection with the private offering, we consummated the following formation transactions:

  •
  We formed our operating partnership, NETSTREIT, L.P., as a Delaware limited partnership and the general partner of the operating partnership, NETSTREIT GP, LLC, as a Delaware limited liability company. We contributed the net proceeds of the private offering to the operating partnership in exchange for 11,797,645 Class A OP units.

  •
  In December 2019, upon the initial closing of the private offering, our predecessor was merged with and into our operating partnership, with the operating partnership surviving, and the continuing investors receiving an aggregate of 3,652,149 Class A OP units, other than Mr. Manheimer, who received 8,884 Class B OP units, and an affiliate of EB Arrow, which received 287,234 Class B OP units.

  •
  In December 2019, upon the initial closing of the private offering, our operating partnership formed NETSTREIT TRS and we jointly elected with NETSTREIT TRS for NETSTREIT TRS to be treated as a taxable REIT subsidiary under the Code for U.S. federal income tax purposes.

  •
  Our operating partnership entered into a contribution agreement with EBA EverSTAR to internalize our management infrastructure, whereby EBA EverSTAR contributed 100% of the membership interests in EBA EverSTAR Management, LLC, a Texas limited liability company, to our operating partnership in exchange for 500,752 Class B OP units. In connection with the internalization, EBA EverSTAR Management, LLC was re-domiciled in Delaware and its name was changed to NETSTREIT Management, LLC. A 0.01% interest in the Manager was issued to NETSTREIT TRS.

  •
  Affiliates of each of the members of the Investor Group collectively purchased 8,202,529 shares of our common stock in the private offering, or approximately 69.5% of our common stock (or 33.8% following completion of our initial public offering).

  •
  In December 2019, upon the initial closing of the private offering, we entered into the 144A Registration Rights Agreement with Stifel for the benefit of the purchasers of shares of common stock we sold in the private offering, including the Investor Group, and their direct and indirect transferees. See "Description of Our Capital Stock — Registration Rights — 144A Registration Rights Agreement."

  •
  In connection with the Merger, we entered into the Continuing Investor Registration Rights Agreement with the continuing investors. The Continuing Investor Registration Rights Agreement provides for the registration of the shares of common stock that are issuable upon the redemption of the continuing investors' OP units and that are issuable to holders of Class A OP units as Special Stock Dividends if we do not satisfy our registration obligations by certain deadlines. See "Description of Our Capital Stock — Registration Rights — Continuing Investor Registration Rights Agreement."

  •
  In December 2019, upon the initial closing of the private offering, we entered into a tax protection agreement with certain limited partners of our predecessor pursuant to which we have agreed to indemnify such limited partners against certain tax liabilities upon the sale, transfer, conveyance or other taxable disposition of any of the nine properties currently leased to CVS. We estimate that, if all of the assets subject to the tax protection agreement were sold in a taxable transaction immediately after our initial public offering, the amount of our indemnification obligations under the tax protection agreement (based on current tax rates and the valuation of our assets based on our initial public offering price of $18.00 per share) would be approximately $6.2 million. The indemnification obligation is structured as an interest-free loan that is repayable upon the sale of all or substantially all of the operating partnership's assets or the liquidation of the operating partnership. If any of the applicable properties are sold in a 1031

    Exchange, no indemnification obligations will exist. The tax protection agreement is the continuation of an obligation of our predecessor agreed to as part of the acquisition of the nine properties currently leased to CVS.

  •
  In December 2019, upon the initial closing of the private offering, we entered into a facilities agreement with a wholly owned subsidiary of EB Arrow, pursuant to which we licensed a portion of EB Arrow's office space for our Dallas, Texas headquarters and agreed to use commercially reasonable efforts to cooperate regarding certain shared services, including human resources, information technology and administrative/executive assistants. See "Certain Relationships and Related Party Transactions — Facilities Agreement with EB Arrow."

  •
  In December 2019, upon the initial closing of the private offering, we entered into the $175.0 million Term Loan and the $250.0 million Revolver, the proceeds of which were used to pay off our prior credit agreement. As of June 30, 2020, we had no borrowings under our $250.0 million Revolver. See "Management's Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Credit Facility.

Benefits to Related Persons

          The completion of the private offering and the formation transactions resulted in material benefits to our senior management team, our directors and our continuing investors, including the following:

  •
  Our directors and executive officers beneficially own less than 1.0% of our common stock on a fully diluted basis, assuming all OP units are redeemed for shares of our common stock on a one-for-one basis.

  •
  Affiliates of EB Arrow own Class B OP units representing approximately 6.3% of our common stock on a fully diluted basis assuming such Class B OP units are redeemed for shares of our common stock on a one-for-one basis (or 2.8% following completion of our initial public offering).

  •
  Our continuing investors, other than affiliates of EB Arrow and Mr. Manheimer, own Class A OP units representing approximately 23.6% of our common stock on a fully diluted basis assuming such Class A OP units are redeemed for shares of our common stock on a one-for-one basis (or 11.9% following completion of our initial public offering).

  •
  The Investor Group collectively owns approximately 69.5% of our common stock (or 33.8% following completion of our initial public offering).

  •
  As a result of the formation transactions, we, affiliates of EB Arrow and the continuing investors are the limited partners in our operating partnership. On or after the date on which this Resale Shelf Registration Statement becomes effective and our common stock is listed on a National Securities Exchange, but in no event earlier than December 23, 2020, subject to any contractual lock-up restrictions under agreements with Stifel or other underwriters in our initial public offering, each limited partner of our operating partnership will have the right to require our operating partnership to redeem part or all of its OP units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled "Description of Our Capital Stock — Restrictions on Ownership and Transfer."

  •
  We entered into the 144A Registration Rights Agreement with Stifel for the benefit of the purchasers of shares of common stock sold in the private offering and their direct and indirect transferees, including the Investor Group.

  •
  Affiliates of EB Arrow and Mr. Manheimer are parties to the Continuing Investor Registration Rights Agreement, which provides for the registration of the shares of common stock that are issuable upon the redemption of the continuing investors' OP units.

  •
  We entered into employment agreements with Mark Manheimer, our Chief Executive Officer, and Andrew Blocher, our Chief Financial Officer, providing for salary, bonus and other benefits, including certain payments and benefits upon a termination of employment under certain circumstances and the issuance of equity awards as described under "Management — Employment Agreements."

  •
  We entered into the Investor Rights Agreement with the Investor Group, which became effective in December 2019 and terminated upon the completion of our initial public offering and the appointment of Michael Christodolou and Heidi Everett as directors. See "Certain Relationships and Related Party Transactions — Investor Rights Agreement."

  •
  We elected Todd Minnis, the Chief Executive Officer of EB Arrow, as the Chairman of our board of directors.

  •
  In connection with the private offering, we granted an aggregate of 251,896 RSUs, subject to certain forfeiture restrictions, to our executive officers and non-employee directors pursuant to our Omnibus Incentive Plan (as defined under "Executive Compensation — Omnibus Incentive Plan").

  •
  We have entered into indemnification agreements with our directors and executive officers providing for the indemnification by us to the maximum extent permitted under Maryland law for liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against such persons by reason of their capacities with us and our subsidiaries. See "Management — Limitations on Liabilities and Indemnification of Directors and Officers."

  •
  We entered into the tax protection agreement and the facilities agreement described above.

 Our Structure

          The following diagram depicts our ownership structure following the completion of our initial public offering.

(1)
Excludes affiliates of EB Arrow and Mr. Manheimer

POLICIES WITH RESPECT TO CERTAIN ACTIVITIES

          The following is a discussion of certain of our investment, financing and other policies. These policies have been determined by our board of directors and, in general, may be amended or revised from time to time by our board of directors without a vote of our stockholders.

Investment Policies

Investments in Real Estate or Interests in Real Estate

          We conduct all of our investment activities through our operating partnership and its subsidiaries. Our objective is to maximize stockholder value by generating attractive risk-adjusted returns through owning, managing and growing a diversified portfolio of commercially desirable properties. For a discussion of our properties and our acquisition and other strategic objectives, see "Our Business and Properties."

          We expect to pursue our objective primarily through the ownership by our operating partnership of our existing properties and other acquired properties and assets. We seek to acquire single-tenant, retail commercial real estate net leased on a long-term basis (at least ten years) to high credit quality tenants in industries where a physical location is critical to the generation of sales and profits, with a focus on necessity goods and essential services in the retail sector, including discount stores, grocers, drug stores and pharmacies, home improvement, automotive service and quick service restaurants. We believe these characteristics make our tenants' businesses e-commerce resistant and resilient through all economic cycles. Our current strategy targets a scaled portfolio that, over time, will (i) derive no more than (a) 5% of its ABR from any single tenant or property, (b) 15% of its ABR from any single retail sector, (c) 15% of its ABR from any single state and (d) 50% of its ABR from its top 10 tenants, (ii) be primarily leased to tenants operating in businesses we believe to be e-commerce resistant and resilient through all economic cycles, (iii) have more than 60% of its tenants with an investment grade rating and (iv) have a WALT of greater than 10 years. While we consider the foregoing when making investments, we may be opportunistic in managing our business and make investments that do not meet one or more of these criteria if we believe the opportunity presents an attractive risk-adjusted return. We intend to engage in future investment activities in a manner that is consistent with the maintenance of our status as a REIT for U.S. federal income tax purposes. In addition, we may purchase assets for long-term investment, expand and improve the properties we presently own or other acquired properties, or sell such properties, in whole or in part, when circumstances warrant.

          Any transaction or series of transactions that would result in (i) an acquisition involving an investment by the Company, directly or indirectly, in an amount greater than $25 million; (ii) an acquisition of property or assets from a "related person" (as defined in the Company's Related Party Transactions Policies and Procedures); or (iii) any disposition of properties or assets constituting at least $15 million is subject to the review and approval of our Investment Committee.

          We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly reducing our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

          Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any distributions with respect to our common stock. Investments are also subject to our policy not to be treated as an "investment company" under the Investment Company Act of 1940, as amended, or the 1940 Act.

Securities of or Interests in Persons Primarily Engaged in Real Estate Activities and Other Issuers

          Subject to the percentage of ownership limitations and the income and asset tests necessary for REIT qualification, we may invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, including for the purpose of exercising control over such entities. We do not intend that our investments in securities will require us to register as an investment company under the 1940 Act, and we would intend to divest such securities before any such registration would be required.

Investments in Other Securities

          Other than as described above, we do not intend to invest in any additional securities such as bonds, preferred stocks or common stock.

Dispositions

          In order to maximize the performance and manage the risks within our portfolio, we intend to selectively dispose of any of our properties that we determine are not suitable for long-term investment purposes based upon management's review of our portfolio. We also may sell properties from time to time to achieve or maintain our targeted portfolio metrics for diversification and percentage of investment grade tenants. Wherever possible, we will structure dispositions as part of a 1031 Exchange. We will ensure that such action would be in our best interest and consistent with our intention to qualify for taxation as a REIT commencing with our short taxable year ended December 31, 2019.

Financings and Leverage Policy

          We anticipate using a number of different sources to finance our acquisitions and operations, including cash flows from operations, asset sales, seller financing, issuance of debt securities, private financings (such as additional bank credit facilities, which may or may not be secured by our assets), property-level mortgage debt, common or preferred equity issuances or any combination of these sources, to the extent available to us, or other sources that may become available from time to time. Any debt that we incur may be recourse or non-recourse and may be secured or unsecured. We also may take advantage of joint venture or other partnering opportunities as such opportunities arise in order to acquire properties that would otherwise be unavailable to us. We may use the proceeds of our borrowings to acquire assets, to refinance existing debt or for general corporate purposes.

          Although we are not required to maintain any particular leverage ratio, we intend, when appropriate, to employ prudent amounts of leverage and to use debt as a means of providing additional funds for the acquisition of assets, to refinance existing debt or for general corporate purposes. Our current strategy targets leverage that, over time, will be 25% to 35% of our gross asset value. Our charter and bylaws do not limit the amount of debt that we may incur. Our board of directors has not adopted a policy limiting the total amount of debt that we may incur.

          Our board of directors will consider a number of factors in evaluating the amount of debt that we may incur. Our board of directors may from time to time modify its views regarding the appropriate amount of debt financing in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, fluctuations in the market price of our common stock, growth and investment opportunities and other factors. Our decision to use leverage in the future to finance our assets will be at our discretion and will not be subject to the approval of our stockholders.

Equity Capital Policies

          To the extent that our board of directors determines to obtain additional capital, we may issue debt or equity securities, including senior securities, retain earnings (subject to provisions in the Code requiring distributions of income to maintain REIT qualification) or pursue a combination of these methods.

          Existing stockholders will have no preemptive right to common or preferred stock or units issued in any securities offering by us, and any such offering might cause a dilution of a stockholder's investment in us. Although we have no current plans to do so, we may in the future issue shares of our common stock or OP units, including one or more additional classes of common stock or OP units, in connection with acquisitions of property.

          We may, under certain circumstances, purchase shares of our common stock or other securities in the open market or in private transactions with our stockholders, provided that those purchases are approved by our board of directors. Our board of directors has no present intention of causing us to repurchase any shares of our common stock or other securities, and any such action would only be taken in conformity with applicable federal and state laws and the applicable requirements for qualification as a REIT.

          We have not issued common stock or any other securities in exchange for property or any other purpose, but we may engage in such activities in the future.

          We have not engaged in trading, underwriting or agency distribution or sale of securities of other than our operating partnership and do not intend to do so.

Code of Business Conduct and Ethics

          In connection with our initial public offering, we adopted a code of business conduct and ethics that seeks to identify and mitigate conflicts of interest between our employees, directors and officers and our company. However, we cannot assure you that these policies or provisions of law will always be successful in eliminating or minimizing the influence of such conflicts, and if they are not successful, decisions could be made that might fail to reflect fully the interests of stockholders. See "Management — Code of Business Conduct and Ethics."

Interested Director Transactions

          Pursuant to the MGCL, a contract or other transaction between us and a director or between us and any other corporation or other entity in which any of our directors is a director or has a material financial interest is not void or voidable solely because of such common directorship or interest, the presence of such director at the meeting at which the contract or transaction is authorized, approved or ratified or the counting of the director's vote in favor thereof, if:

  •
  the fact of the common directorship or interest is disclosed or known to our board of directors or a committee of our board, and our board or such committee authorizes, approves or ratifies the contract or transaction by a majority of disinterested directors, even if the disinterested directors constitute less than a quorum;

  •
  the fact of the common directorship or interest is disclosed or known to our stockholders entitled to vote thereon, and the contract or transaction is authorized, approved or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm or other entity; or

  •
  the contract or transaction is fair and reasonable to us.

          We have adopted a written statement of policy regarding transactions with related persons, which we refer to as our "Related Party Transactions Policies and Procedures." Our Related Party Transactions Policies and Procedures requires that a "related person" (as defined as in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to us any "related person transaction" (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. We then promptly communicate that information to our board of directors. No related person transaction is executed without the approval or ratification of our board of directors or a duly authorized committee of our board of directors. It is our policy that directors interested in a related person transaction recuse themselves from any vote on a related person transaction in which they have an interest.

Reporting Policies

          We are subject to the information reporting requirements of the Exchange Act. Pursuant to those requirements, we will be required to file annual and periodic reports, proxy statements and other information, including audited financial statements, with the SEC.

DESCRIPTION OF OUR CAPITAL STOCK

          The following is a description of the material terms of our stock, as in effect upon completion of this offering, and is only a summary. For a complete description, we refer you to our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law.

General

          Our authorized stock consists of 400,000,000 shares of our common stock, $0.01 par value per share, and 100,000,000 shares of preferred stock, $0.01 par value per share. A majority of our entire board of directors has the power, without stockholder approval, to amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we are authorized to issue. 24,297,645 shares of our common stock are issued and outstanding following completion of our initial public offering.

          Under Maryland law, our stockholders generally are not liable for our debts or obligations solely as a result of stockholders' status as stockholders.

Common Stock

          All shares of our common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Common stockholders are entitled to receive distributions when, as and if authorized by our board of directors and declared by us out of assets legally available for the payment of dividends. Common stockholders are also entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up, after payment of, or adequate provision for, all of our known debts and liabilities. These rights are subject to the preferential rights of any other class or series of our stock, including any shares of preferred stock we may issue, and to the provisions of our charter regarding restrictions on ownership and transfer of our stock.

          Subject to our charter restrictions on ownership and transfer of our stock and the terms of any other class or series of our stock, each outstanding share of our common stock entitles the holder thereof to one vote on all matters submitted to a vote of stockholders, including the election of directors. Cumulative voting in the election of directors is not permitted. In uncontested elections, directors are elected by the affirmative vote of a majority of all the votes cast "for" and "against" each director nominee. In contested elections (i.e., where the number of nominees exceeds the number of directors to be elected), directors are elected by a plurality of the votes cast. This means that the holders of a majority of the outstanding shares of our common stock can effectively elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

          Our common stockholders have no preference, conversion, exchange, sinking fund or redemption rights and have no preemptive rights to subscribe for any of our capital stock. Our charter provides that our stockholders generally have no appraisal rights unless our board of directors determines that appraisal rights will apply to one or more transactions in which our common stockholders would otherwise be entitled to exercise such rights. Subject to our charter restrictions on ownership and transfer of our stock, holders of shares of our common stock will initially have equal dividend, liquidation and other rights.

          Under Maryland law and our charter, we generally cannot dissolve, amend our charter, merge, transfer all or substantially all of our assets, convert into another form of entity, engage in a statutory share exchange or engage in a similar transaction unless such transaction is declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter, except that the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on such matter is required to amend the provisions of our charter relating to the removal of directors or the vote required to amend the removal provisions.

Maryland law also permits us to transfer all or substantially all of our assets without the approval of our stockholders to an entity all of the equity interests of which are owned, directly or indirectly, by us. Because our operating assets may be held by our operating partnership or its wholly owned subsidiaries, these subsidiaries may be able to merge or transfer all or substantially all of their assets without the approval of our stockholders.

          Our charter authorizes our board of directors to reclassify any unissued shares of our common stock into other classes or series of stock, including additional classes or series of common stock or classes or series of preferred stock, and to establish the designation and number of shares of each such class or series and to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each such class or series. Thus, our board of directors could authorize the issuance of shares of common stock or preferred stock with terms that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for our common stock or that our common stockholders otherwise believe to be in their best interests.

Preferred Stock

          Under the terms of our charter, our board of directors is authorized to classify any unissued shares of our preferred stock and to reclassify any previously classified but unissued shares of preferred stock into other classes or series of stock. Accordingly, we may issue one or more classes or series of preferred stock with preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption that are senior to the rights of our common stockholders. Before the issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on ownership and transfer of stock, the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption for each such class or series.

Restrictions on Ownership and Transfer

          In order for us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be taxed as a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly or through certain constructive ownership rules, by five or fewer individuals (as defined in the Code to include certain entities such as private foundations) at any time during the last half of a taxable year (other than the first year for which an election to be taxed as a REIT has been made).

          Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and qualifying as a REIT, among other reasons. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding common stock or of any class or series of our preferred stock, or more than 9.8% of the aggregate value of all of our outstanding stock, in each case excluding any shares of our stock that are not treated as outstanding for U.S. federal income tax purposes. We refer to each of these restrictions as an "ownership limit" and collectively as the "ownership limits." A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a "prohibited owner."

          The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our common stock or of any class or series of our preferred stock (or the acquisition of an interest in an entity that owns, actually or constructively, our common stock or our preferred stock) by an individual or entity could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock or of any class or series of preferred stock and thereby violate the applicable ownership limit.

          Our charter provides that our board of directors, subject to certain limits, upon receipt of a request that complies with the requirements of our charter may retroactively or prospectively exempt a person from any or all of the ownership limits and establish a different limit on ownership for such person. As a condition of the exception, our board of directors may require an opinion of counsel or IRS ruling, in either case in form and substance satisfactory to our board of directors, in order to determine or ensure our status as a REIT and such representations and/or agreements as it may deem necessary or prudent. Notwithstanding the receipt of any ruling or opinion, our board of directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception. In connection with the private offering, our board of directors granted waivers to each of Tilden Park, DK and Long Pond to each own up to 30.6% of our outstanding shares of common stock.

          Our board of directors may increase or decrease any or all of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person's actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of our stock (other than by a previously exempted person) will violate the decreased ownership limit. Our board of directors may not increase or decrease any ownership limit if the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49.9% in value of our outstanding stock or could cause us to be "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT.

          Our charter further prohibits:

  •
  any person from actually, beneficially or constructively owning shares of our stock that could result in us being "closely held" under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any the gross income requirements imposed on REITs); and

  •
  any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code).

          Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT.

          The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our board of directors determines that it is no longer in our best interests to qualify as a REIT or that compliance with any such restriction is no longer required in order for us to qualify as a REIT.

          Pursuant to our charter, if any purported transfer of our stock or other event that would cause a change in the beneficial or constructive ownership of our stock would (i) result in any person violating any of the ownership limits described above or such other ownership limit established by our board of directors, (ii) result in us being "closely held" within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or (iii) otherwise cause us to fail to qualify as a REIT, then the number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable beneficiaries selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner prior to our discovery that the shares had been automatically transferred to a trust as described above must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then the transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void and of no force or effect, regardless of any action or inaction by the board of directors, and the intended transferee will acquire no rights in the shares. Notwithstanding the foregoing, if any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.

          Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, if the event causing the transfer to the trust did not involve a purchase of such shares at Market Price (as defined in our charter), the Market Price of the shares on the day of the event causing the transfer of the trust) and (ii) the Market Price on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the trustee by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.

          If we do not exercise our right to purchase the shares held in the trust, the trustee must sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock within 20 days of receiving notice from us of the transfer of shares to the trust. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the event causing the transfer to the trust did not involve a purchase of such shares at Market Price, the Market Price of the shares on the day of the event causing the transfer of the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee must reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if, prior to discovery by us that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount must be paid to the trustee upon demand.

          The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.

          Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee's sole and absolute discretion:

  •
  rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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  recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.

          If our board of directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

          Every owner of 5% or more (or such lower percentage as required by the Code or the Treasury Regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner actually or beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we may request in order to determine the effect, if any, of the person's actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits and the other restrictions on ownership and transfer of our stock set forth in our charter. In addition, any person that is an actual, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual, beneficial owner or constructive owner must promptly disclose to us in writing such information as we may request in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance.

          Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above or a statement that we will furnish a full statement about the restrictions on ownership and transfer to a stockholder or request and without charge.

          These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.

Registration Rights

144A Registration Rights Agreement

          The purchasers of our common stock in the private offering and their direct and indirect transferees are entitled to the benefits of the 144A Registration Rights Agreement. Under the 144A Registration Rights Agreement, we have agreed, at our expense, to use our commercially reasonable efforts to file or confidentially submit with the SEC as soon as reasonably practicable (but in no event later than May 14, 2020, the "Resale Registration Filing Deadline") this Resale Shelf Registration Statement. This Resale Shelf Registration Statement will register for resale the Registrable Shares. We are obligated to use our commercially reasonable efforts to cause this Resale Shelf Registration Statement to be declared effective by the SEC and to have our common stock listed on a National Securities Exchange as soon as practicable, but in no event later than the Resale Registration Effectiveness Deadline or the Extended Resale Registration Effectiveness Deadline, as applicable.

          Special stock dividends on each outstanding share of our common stock and Class A OP unit (the "Special Stock Dividends") will accrue at a rate of 8% per annum, based on a value of $19.75 per share (which was the offering price per share in the private offering), or 0.08 shares of common stock per annum, for the number of days, which may be non-consecutive, during which the following condition remains unmet and will cease accruing upon satisfaction of such condition and subject to the Maximum Accrual Period (as defined below): if this Resale Shelf Registration Statement is not declared effective and our common stock is not listed on a National Securities Exchange by the Resale Registration Effectiveness Deadline or the Extended Resale Registration Effectiveness Deadline, as applicable (the "Dividend Accrual Period"). The Dividend Accrual Period will not exceed a maximum aggregate of 1,095 days (the "Maximum Accrual Period") and will cease accruing when such condition has been satisfied. The 144A Registration Rights Agreement and our charter provide that shares of our common stock will become convertible into a number of shares of our common stock then payable on account of any accrued but unpaid Special Stock Dividends, and all accrued and unpaid Special Stock Dividends will be cancelled and will no longer be payable, upon (i) each date on which Special Stock Dividends have accrued for 365 or 730 days (whether or not consecutive), (ii) the end of the Maximum Accrual Period, (iii) the date on which this Resale Shelf Registration Statement is declared effective by the SEC and our common stock is listed on a National Securities Exchange and (iv) solely with respect to shares of common stock that are included in any IPO Registration Statement as described below, immediately before the closing of our initial public offering or any closing of the underwriters' option to purchase additional shares related to our initial public offering, as applicable.

          In addition, if this Resale Shelf Registration Statement has not been declared effective by the SEC and our common stock is not listed on a National Securities Exchange prior to November 30, 2020, the 144A Registration Rights Agreement and our amended and restated charter provide that, by January 10, 2021, the number of directors serving on our board of directors will increase automatically by two, and two nominees designated in writing by the holders of a majority of the outstanding shares of common stock will be elected to fill the two newly created vacancies, subject to compliance with commercially reasonable director suitability standards and any applicable state regulatory approval requirements and maintaining a board of directors composed of a majority of directors who are independent based on the independence standards of the NYSE.

          Furthermore, in connection with the 144A Registration Rights Agreement, we have agreed that any shares of stock or other equity-based awards granted to any of our officers or directors pursuant to the Omnibus Incentive Plan will be granted subject to vesting or forfeiture restrictions, and that any such shares or awards will not vest, and any forfeiture restrictions will not lapse, until this Resale Shelf Registration Statement is declared effective by the SEC and shares of our common stock are listed on a National Securities Exchange.

          We will use our commercially reasonable efforts to cause this Resale Shelf Registration Statement to become effective under the Securities Act as soon as practicable after the filing and, subject to the blackout periods described below, to continuously maintain the effectiveness of this Resale Shelf Registration Statement under the Securities Act until the first to occur of:

  •
  the date on which all shares of common stock covered by this Resale Shelf Registration Statement have been resold in accordance with this Resale Shelf Registration Statement;

  •
  the date on which the common stock covered by this Resale Shelf Registration Statement either has been transferred pursuant to Rule 144 (or any successor or analogous rule) under the Securities Act or is eligible for resale, without any volume or manner-of-sale restrictions or compliance by us with any current public information requirements, pursuant to Rule 144;

  •
  the date on which the common stock covered by this Resale Shelf Registration Statement has been sold to us or ceases to be outstanding; and

  •
  the first anniversary of the effective date of this Resale Shelf Registration Statement, subject to certain extension periods, as applicable.

          All holders of the Registrable Shares and each of their respective direct and subsequent transferees were entitled to elect to participate in the registration in order to resell their shares in our initial public offering, subject to customary terms and conditions including underwriter cutback rights. All holders of our Registrable Shares who elected, under the 144A Registration Rights Agreement, to include any of their Registrable Shares for resale in the our initial public offering will not be able to sell shares of our common stock not sold in our initial public offering during such periods as reasonably requested by the representatives of the underwriters, if an underwritten offering, or by us in any other registration (but in no event for longer than 180 days following the effective date of the registration statement related to our initial public offering). Those holders of Registrable Shares who did not elect, despite their right to do so under the 144A Registration Rights Agreement, to include any of their Registrable Shares for resale in our initial public offering will not be able to sell shares of our common stock for a period of 60 days (or 180 days, in the case of us, the Investor Group, affiliates of Neuberger Berman Group, LLC, and any holder that is one of our officers, directors, managers or employees) following the effective date of the registration statement related to our initial public offering.

          We will bear certain expenses incident to our registration obligations upon exercise of these registration rights, including the payment of federal securities law and state "blue sky" registration fees, except that we will not bear any brokers' or underwriters' discounts and commissions or transfer taxes relating to sales of the Registrable Shares. We have agreed to indemnify each selling stockholder for certain violations of federal or state securities laws in connection with any registration statement in which such selling stockholder sells its Registrable Shares pursuant to the registration rights set forth in the 144A Registration Rights Agreement. Each selling stockholder has in turn agreed to indemnify us for federal or state securities law violations that occur in reliance upon written information it provides to us for use in the applicable registration statement.

          The preceding summary of certain provisions of the 144A Registration Rights Agreement is not intended to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the 144A Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Continuing Investor Registration Rights Agreement

          Under the Continuing Investor Registration Rights Agreement, holders of our OP units have certain registration rights with respect to the shares of our common stock issuable to them upon redemption of the continuing investors' Class A OP units (the "Class A Registrable Shares") and Class B OP units (the "Class B Registrable Shares" and, together with the Class A Registrable Shares, the "Continuing Investor Registrable Shares").

          Pursuant to the Continuing Investor Registration Rights Agreement, we have agreed to register the Continuing Investor Registrable Shares on this Resale Shelf Registration Statement. In addition, we have given notice to the continuing investors holding Class A OP units to allow them to participate, or piggyback, in our initial public offering, subject to customary conditions including underwriter cut-back rights and our right to delay or withdraw a registration statement under certain circumstances.

          The obligations to register Continuing Investor Registrable Shares under the Continuing Investor Registration Rights Agreement will terminate when no Continuing Investor Registrable Shares remain outstanding. Continuing Investor Registrable Shares will cease to be covered by the Continuing Investor Registration Rights Agreement when they (i) have been sold pursuant to an effective registration statement under the Securities Act, (ii) have been sold in a transaction exempt from registration under the Securities Act (including transactions pursuant to Rule 144), (iii) the Continuing Investor Registrable Shares cease to be outstanding or (iv) the Continuing Investor Registrable Shares become eligible for resale without restriction and without volume or manner of sale restrictions and without the need for current public information pursuant to Rule 144.

          Holders of our Class A OP units who elected, under the Continuing Investor Registration Rights Agreement, to include any of their Class A Registrable Shares for resale in our initial public offering will not be able to sell Class A Registrable Shares not sold in our initial public offering during such periods as reasonably requested by the representatives of the underwriters, if an underwritten offering, or by us in any other registration (but in no event for longer than 180 days following the effective date of the registration statement related to our initial public offering). Those holders of Class A Registrable Shares who did not elect, despite their right to do so under the Continuing Investor Registration Rights Agreement, to include any of their Class A Registrable Shares for resale in our initial public offering will not be able to sell shares of our common stock for a period of 60 days (or 180 days, in the case of us and any holder that is one of our officers, directors, managers or employees) following the effective date of the registration statement related to our initial public offering. Additionally, the holders our Class B OP units will not be able to sell Class B Registrable Shares for 180 days following the effective date of the registration statement related to our initial public offering.

          Pursuant to the terms of the Continuing Investor Registration Rights Agreement, holders of Class A OP units will be entitled to receive Special Stock Dividends, payable solely in shares of common stock, if a Special Stock Dividend is payable to holders of common stock pursuant to the terms of the 144A Registration Rights Agreement.

          All other terms of the Continuing Investor Registration Rights Agreement are substantially the same as the terms described above under "— 144A Registration Rights Agreement." The preceding summary of certain provisions of the Continuing Investor Registration Rights Agreement is not intended to be complete, and is subject to, and qualified in its entirety by reference to, all of the provisions of the Continuing Investor Registration Rights Agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Transfer Agent and Registrar

          The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

Market Listing

          Our common stock on the NYSE under the symbol "NTST."

 CERTAIN PROVISIONS OF MARYLAND LAW AND OUR CHARTER AND BYLAWS

          The following is a description of certain provisions of Maryland law and of our charter and bylaws, as in effect upon completion of this offering, and is only a summary. For a complete description, we refer you to our charter and our bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part, and applicable Maryland law.

Our Board of Directors

          Under our charter and bylaws, the number of directors of our company may be established, increased or decreased only by a majority of our entire board of directors, but may not be fewer than the minimum number required under the MGCL (which is one) nor, unless our bylaws are amended, more than 15.

          In addition, if this Resale Shelf Registration Statement has not been declared effective by the SEC and our common stock is not listed on a National Securities Exchange prior to November 30, 2020, our charter provides that, on January 10, 2021, the number of directors serving on our board of directors will increase automatically by two, and two nominees designated in writing by the holders of a majority of the outstanding shares of common stock will be elected to fill the two newly created vacancies. The director nominees will be subject to compliance with commercially reasonable director suitability standards and any applicable state regulatory approval requirements and maintaining a board of directors composed of a majority of directors who are independent based on the independence standards of the NYSE.

Removal of Directors

          Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed, with or without cause, but only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors.

Subtitle 8

          Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to be subject to any or all of five provisions which provide for:

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  a classified board;

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  a two-thirds vote requirement for removing a director;

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  a requirement that the number of directors be fixed only by vote of the directors;

  •
  a requirement that a vacancy on the board be filled only by a vote of the remaining directors (whether or not they constitute a quorum) and for the remainder of the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualifies; or

  •
  majority requirement for the calling of a special meeting of stockholders.

          Our charter provides that vacancies on our board of directors may be filled only by the remaining directors (whether or not they constitute a quorum) and that a director elected by the board of directors to fill a vacancy will serve for the remainder of the full term of the directorship and until his or her successor is duly elected and qualifies. We have not elected to be subject to any of the other provisions of Subtitle 8, including the provisions that would permit us to classify our board of directors without stockholder approval. Moreover, our charter provides that, without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors, we may not elect to be subject to the classified board provisions of Subtitle 8. Through provisions in our charter and bylaws unrelated to Subtitle 8, we (i) vest in our board of directors the exclusive power to fix the number of directors, (ii) require, unless called by our Chairman, our chief executive officer or our board of directors, the request of stockholders entitled to cast a majority of all the votes entitled to be cast at the meeting to call a special meeting of stockholders and (iii) provide that a director may be removed, with or without cause, but only by the affirmative vote of two-thirds of the votes entitled to be cast generally in the election of directors.

Amendments to Our Charter and Bylaws

          Under the MGCL and our charter, we generally cannot amend our charter unless declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast a majority of the votes entitled to be cast on the matter, except for certain amendments related to the removal of directors and the vote required to amend the provisions relating to removal, which must be declared advisable by our board of directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all the votes entitled to be cast on the matter. Our board of directors, with the approval of a majority of the entire board, and without any action by our stockholders, may also amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series we are authorized to issue. Our board of directors may also amend our charter to change our name or make certain other ministerial changes without stockholder approval.

          With certain exceptions discussed below, our board of directors has the power to adopt, alter or repeal any provision of our bylaws and to make new bylaws. Our bylaws also provide stockholders with the concurrent right to amend our bylaws by the affirmative vote of a majority of all votes entitled to be cast on a matter.

          However, our board of directors may not amend the provisions of our bylaws relating to our exemption from the "business combination" provisions of the MGCL, the "control share" provisions of the MGCL or the adoption of a stockholder rights plan without the approval of a majority of the votes cast on the matter by our stockholders entitled to vote generally in the election of directors, and the provisions of our bylaws relating to certain rights of our stockholders under the 144A Registration Rights Agreement may only be amended pursuant to the terms of the 144A Registration Rights Agreement.

Meetings of Stockholders

          Under our bylaws and pursuant to Maryland law, annual meetings of stockholders will be held each year at a date and at the time and place determined by our board of directors. Special meetings of stockholders may be called by our board of directors, the Chair of our board of directors, our president or our chief executive officer. Additionally, subject to the provisions of our bylaws, special meetings of the stockholders to act on any matter must be called by our secretary upon the written request of stockholders entitled to cast a majority of all the votes entitled to be cast on such matter at such meeting who have requested the special meeting in accordance with the procedures set forth in, and provided the information and certifications required by, our bylaws. Only matters set forth in the notice of the special meeting may be considered and acted upon at such a meeting. Our secretary will inform the requesting stockholders of the reasonably estimated cost of preparing and delivering the notice of meeting (including our proxy materials), and the requesting stockholder must pay such estimated cost before our secretary may prepare and deliver the notice of the special meeting.

Corporate Opportunities

          Our charter provides that, to the maximum extent permitted by Maryland law, and for so long as EB Arrow or its affiliates continue to directly or indirectly own at least 1.0% of the outstanding shares of our common stock or OP units, each of EB Arrow, its affiliates, each of their representatives, and each of our directors or officers that is an employee or affiliate of EB Arrow or its affiliates has the right to, and has no duty not to, (x) directly or indirectly engage in the same or similar business activities or lines of business as us, including those deemed to be competing with us, or (y) directly or indirectly do business with any of our clients, customers or suppliers. In the event that EB Arrow or any of its affiliates or employees, or any of their representatives, acquires knowledge of a potential transaction or matter that may be a corporate opportunity for us, EB Arrow, its affiliates and employees and any of their representatives, our charter provides that, to the maximum extent permitted by Maryland law, no such person shall have any duty to communicate or present such corporate opportunity to us or any of our affiliates and shall not be liable to us or any of our affiliates, subsidiaries, stockholders or other equity holders for breach of any duty by reason of the fact that EB Arrow or any of its affiliates or employees, or any of their representatives, directly or indirectly, pursues or acquires such opportunity for themselves, directs such opportunity to another person, or does not present such opportunity to us or any of our affiliates other than any business opportunity that any such person becomes aware of as a direct result of his or her capacity as a director or officer of us.

Advance Notice of Director Nominations and New Business

          Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders at the meeting may be made only:

  •
  pursuant to our notice of the meeting;

  •
  by or at the direction of our board of directors; or

  •
  by a stockholder who was a stockholder of record at the record date set by the board of directors for the meeting, at the time of giving of the notice of the meeting and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures set forth in, and provided the information and certifications required by, our bylaws.

          With respect to special meetings of stockholders, our bylaws provide that only the business specified in our notice of meeting may be brought before the special meeting of stockholders, and nominations of individuals for election to our board of directors may be made only:

  •
  by or at the direction of our board of directors;

  •
  by a stockholder who has requested a special meeting for the purpose of electing directors in compliance with our bylaws and has supplied the information required by our bylaws for each individual the stockholder proposes to nominate for election; or

  •
  provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date for the meeting, at the time of giving of the notice required by our bylaws and at the time of the meeting (and any postponement or adjustment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions set forth in, and provided the information and certifications required by, our bylaws.

          The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board of directors and our stockholders the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board of directors, to inform stockholders and make recommendations regarding the nominations or other proposals. Although our bylaws do not give our board of directors the power to disapprove timely stockholder nominations and proposals, our bylaws may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board of directors or to approve its own proposal.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

          The restrictions on ownership and transfer of our stock, the supermajority vote required to remove directors, our election to be subject to the provision of Subtitle 8 vesting in our board of directors the exclusive power to fill vacancies on our board of directors and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change of control of our company.

          Further, a majority of our entire board of directors has the power to increase or decrease the aggregate number of authorized shares of stock or the number of shares of any class or series of stock that we are authorized to issue, to classify and reclassify any unissued shares of our stock into other classes or series of stock, and to authorize us to issue the newly classified shares, as discussed under the captions "Description of Our Capital Stock — Common Stock." As a result, our board of directors could authorize the issuance of shares of common stock or another class or series of stock, including a class or series of preferred stock, that could have the effect of delaying, deferring or preventing a change in control of us. These actions may be taken without stockholder approval unless such approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which any of our stock is listed or traded. We believe that the power of our board of directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise.

          Our charter and bylaws also provide that the number of our directors may be established only by our board of directors, which prevents our stockholders from increasing the number of our directors and filling any vacancies created by such increase with their own nominees. The provisions of our bylaws discussed above under the captions "— Meetings of Stockholders" and "— Advance Notice of Director Nominations and New Business" require stockholders seeking to call a special meeting, nominate an individual for election as a director or propose other business at an annual or special meeting to comply with certain notice and information requirements. We believe that these provisions will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors and promote good corporate governance by providing us with clear procedures for calling special meetings, information about a stockholder proponent's interest in us and adequate time to consider stockholder nominees and other business proposals. However, these provisions, alone or in combination, could make it more difficult for our stockholders to remove incumbent directors or fill vacancies on our board of directors with their own nominees and could delay, defer or prevent a change in control, including a proxy contest or tender offer that might involve a premium price for our common stockholders or otherwise be in the best interest of our stockholders.

No Stockholder Rights Plan

          We do not currently have a stockholder rights plan, and our bylaws provide that we may not adopt a stockholder rights plan in the future without (i) the approval of our stockholders by a majority of the votes cast on the matter or (ii) ratification from our stockholders by a majority of the votes cast on the matter within 12 months of adoption of the plan if the board of directors determines, in the exercise of its duties under applicable law, that it is in our best interest to adopt a rights plan without the delay of seeking prior stockholder approval.

Exclusive Forum

          Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for (a) any Internal Corporate Claim, as such term is defined in the MGCL, (b) any derivative action or proceeding brought on our behalf (other than actions arising under federal securities laws), (c) any action asserting a claim of breach of any duty owed by any of our directors, officers or other employees to us or to our stockholders, (d) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws or (e) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. These choice of forum provisions will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which federal courts have exclusive jurisdiction. Furthermore, our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any claim arising under the Securities Act. Although our bylaws contain the choice of forum provisions described above, it is possible that a court could rule that such provisions are inapplicable for a particular claim or action or that such provisions are unenforceable. For example, under the Securities Act, federal courts have concurrent jurisdiction over all suits brought to enforce any duty or liability created by the Securities Act, and investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. In addition, the exclusive forum provisions described above do not apply to any actions brought under the Exchange Act.

Limitation of Liability and Indemnification of Directors and Officers

          Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

          The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or are threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:

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  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

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  the director or officer actually received an improper personal benefit in money, property or services; or

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  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

          In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

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  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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  a written undertaking, which may be unsecured, by the director or officer or on the director's or officer's behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

          Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director's or officer's ultimate entitlement to indemnification to:

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  any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

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  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness, in the proceeding by reason of his or her service in that capacity.

          Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

          Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Indemnification Agreements

          We have entered into indemnification agreements with each of our directors and executive officers as described in "Certain Relationships and Related Party Transactions — Indemnification of Our Directors and Officers."

REIT Qualification

          Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interest to attempt to, or continue to, qualify as a REIT.

DESCRIPTION OF THE PARTNERSHIP AGREEMENT OF OUR OPERATING PARTNERSHIP

          The following is a summary of the material provisions of the limited partnership agreement of NETSTREIT, L.P., which we refer to as the "partnership agreement." The following description does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of the Delaware Revised Uniform Limited Partnership Act, as amended, and the partnership agreement. For a complete description, we refer you to the partnership agreement, which is filed as an exhibit to the registration statement of which this prospectus is a part. For the purposes of this section, references to the "general partner" refer to NETSTREIT GP, LLC.

General

          Substantially all of our assets are indirectly held by, and our operations are conducted through, our operating partnership. Our operating partnership has two classes of OP units, Class A OP units and Class B OP units. The Class A OP units and Class B OP units have identical rights and preferences, except that the Class A OP units are, and the Class B OP units are not, entitled to receive Special Stock Dividends and the Class A OP units and the Class B OP units have different registration rights pursuant to the Continuing Investor Registration Rights Agreement. We hold Class A OP units for each outstanding share of our common stock, subject to certain adjustments. In connection with the formation transactions, Class B OP units were issued to (i) EBA EverSTAR in connection with the internalization of the Company's management, (ii) an affiliate of EB Arrow, in its capacity as a limited partner of our predecessor and (iii) Mr. Manheimer, in his capacity as a limited partner of our predecessor. NETSTREIT GP, LLC, a wholly-owned subsidiary, is the sole general partner of our operating partnership, and we own approximately 85.3% of the OP units upon completion of our initial public offering.

          On or after December 23, 2020, subject to any contractual lock-up restrictions under agreements with the underwriters in our initial public offering or Stifel, each limited partner of our operating partnership will have the right to require our operating partnership to redeem part or all of its OP units for cash, based upon the value of an equivalent number of shares of our common stock at the time of the redemption, or, at our election, shares of our common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of our stock set forth in our charter and described under the section entitled "Description of Our Capital Stock — Restrictions on Ownership and Transfer."

          In the future some of our property acquisitions could be financed by issuing units of our operating partnership in exchange for property owned by third parties. Such third parties would then be entitled to share in cash distributions from, and in the profits and losses of, our operating partnership in proportion to their respective percentage interests in our operating partnership if and to the extent authorized by us. These operating partnership units generally would be exchangeable for cash or, at our election, shares of our common stock at a one-to-one ratio, subject to adjustment in certain circumstances, from time to time when the operating partnership units are issued. The OP units are not listed on any exchange or quoted on any national market system.

          Provisions in the partnership agreement may delay or make more difficult unsolicited acquisitions of us or changes in our control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of us or change of our control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of our operating partnership without the concurrence of our board of directors. These provisions include, among others:

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  redemption rights of limited partners and certain assignees units or other operating partnership interests;

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  transfer restrictions on units or other partnership interests and admission restrictions;

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  a requirement that NETSTREIT GP, LLC may not be removed as the general partner of our operating partnership without its consent;

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  the ability of the general partner in some cases to amend the partnership agreement and to cause our operating partnership to issue preferred partnership interests in our operating partnership with terms that it may determine, in either case, without the approval or consent of any limited partner; and

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  the right of any limited partners to consent to transfers of units or other operating partnership interests except under specified circumstances, including in connection with mergers, consolidations and other business combinations involving us.

Purpose, Business and Management

          Our operating partnership is formed for the purpose of conducting any business permitted by or under the Delaware Revised Uniform Limited Partnership Act. Our operating partnership may enter into any partnership, joint venture or other similar arrangement and may own interests in any other entity engaged in any business permitted by or under the Delaware Revised Uniform Limited Partnership Act. However, our operating partnership may not, without the general partner's specific consent, which it may give or withhold in its sole and absolute discretion, take, or refrain from taking, any action that, in its judgment, in its sole and absolute discretion:

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  could adversely affect our ability to qualify or to continue to qualify as a REIT;

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  could subject us to any additional taxes under Section 857 or Section 4981 of the Code or any other related or successor provision of the Code; or

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  could violate any law or regulation of any governmental body or agency having jurisdiction over us, our securities or our operating partnership.

          In general, our board of directors will manage the business and affairs of our operating partnership through our control of the general partner, which directs the operating partnership's business and affairs. If there is a conflict between the interests of our stockholders on one hand and any limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our stockholders or any limited partners; provided, however, that at such times as we own a controlling economic interest in our operating partnership, any conflict that cannot be resolved in a manner not adverse to either our stockholders or any limited partners shall be resolved in favor of our stockholders. The partnership agreement also provides that the general partner will not be liable to our operating partnership, its partners or any other person bound by the partnership agreement for monetary damages for losses sustained, liabilities incurred or benefits not derived by our operating partnership or any limited partner, except for liability for the general partner's intentional harm or gross negligence. Moreover, the partnership agreement provides that our operating partnership is required to indemnify the general partner and its trustees, directors, officers, shareholders, partners, members, employees, representatives or agents, or affiliates of the general partner against any and all claims that relate to the operations of our operating partnership, except (i) if the act or omission of the person was material to the matter giving rise to the action and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) for any loss resulting from any transaction for which the indemnified party actually received an improper personal benefit in money, property or services or otherwise in violation or breach of any provision of the partnership agreement or (iii) in the case of a criminal proceeding, if the indemnified person had reason to believe that the act or omission was unlawful.

          Except as otherwise expressly provided in the partnership agreement and subject to the rights of future holders of any class or series of partnership interest, all management powers over the business and affairs of our operating partnership are exclusively vested in NETSTREIT GP, LLC, in its capacity as the sole general partner of our operating partnership. No limited partner, in its capacity as a limited partner, will have any right to participate in the operation, management or control of our operating partnership's business, transact any business in our operating partnership's name or have the power to sign documents for or otherwise bind our operating partnership. NETSTREIT GP, LLC may not be removed as the general partner of our operating partnership, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion. In addition to the powers granted to the general partner under applicable law or any provision of the partnership agreement, but subject to certain other provisions of the partnership agreement and the rights of future holders of any class or series of partnership interest, NETSTREIT GP, LLC, in its capacity as the general partner of our operating partnership, has the full power and authority to do all things that it deems necessary or desirable to conduct the business and affairs of our operating partnership, to exercise or direct the exercise of all of the powers of our operating partnership and to effectuate the purposes of our operating partnership without the approval or consent of any limited partner. The general partner may authorize our operating partnership to incur debt and enter into credit, guarantee, financing or refinancing arrangements for any purpose, including, without limitation, in connection with any acquisition of properties, on such terms as it determines to be appropriate, and to acquire or dispose of any, all or substantially all of its assets (including goodwill), dissolve, merge, consolidate, reorganize or otherwise combine with another entity, without the approval or consent of any limited partner. Subject to the exceptions described below, the general partner may execute, deliver and perform agreements and transactions on behalf of our operating partnership without the approval or consent of any limited partner.

Transferability of Operating Partnership Units; Extraordinary Transactions

          NETSTREIT GP, LLC, the general partner of our operating partnership, is generally unable to withdraw voluntarily from our operating partnership or transfer any of its interest in our operating partnership unless the withdrawal or transfer is: (i) to our affiliate; (ii) to a wholly owned subsidiary of the general partner or the owner of all of the ownership interests of the general partner; or (iii) otherwise expressly permitted under the partnership agreement. With certain limited exceptions, the limited partners may not transfer their interests in our operating partnership, in whole or in part, without the general partner's prior written consent, which consent may be withheld in the general partner's sole and absolute discretion.

          The partnership agreement requires the general partner or us, as the parent of the general partner, to obtain the approval of a majority in interest of the outside limited partners in our operating partnership (which excludes us and our subsidiaries) to transfer any of its interest in our operating partnership in connection with a merger, consolidation or other combination of the operating partnership's assets with another entity not in the ordinary course of our operating partnership's business, a sale of all or substantially all of the operating partnership's assets or a reclassification, recapitalization or change of any outstanding shares of our or the general partner's stock or other outstanding equity interests, unless:

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  in connection with such a transaction, all limited partners (other than us), will receive, or will have the right to elect to receive, for each common unit an amount of cash, securities or other property equal in value to the greatest amount of cash, securities or other property paid in the transaction to a holder of shares of our common stock, provided, that if, in connection with the transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than 50% of the outstanding shares of our common stock, each holder of common units (other than those held by us) shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property that a limited partner would have received had it exercised its redemption right and received shares of our common stock in exchange for its partnership units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer;

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  all of the following conditions are met: (i) substantially all of the assets of the surviving entity are owned, directly or indirectly, by our operating partnership or another limited partnership or limited liability company, which is the survivor of a merger, consolidation or combination of assets with the operating partnership, which we refer to as the surviving partnership; (ii) the limited partners that held common units immediately prior to consummation of the transaction, other than us, own a percentage interest of the surviving partnership based on the relative fair market values of the net assets of the operating partnership and the other net assets of the surviving partnership immediately prior to the consummation of such transaction; (iii) the rights, preferences and privileges of the limited partners in the surviving partnership are at least as favorable as those in effect immediately prior to the consummation of such transaction and as those applicable to any other limited partners or non-managing members of the surviving partnership; and (iv) the rights of such limited partners include at least one of the following: (A) the right to redeem their interests in the surviving partnership for consideration paid in the transaction to a holder of shares of our common stock or (B) the right to redeem their interests in the surviving partnership for cash on terms substantially equivalent to those in effect immediately prior to consummation of such transaction, or, if the ultimate controlling person of the surviving partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the shares of our common stock as of the time of the transaction; or

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  we are the surviving entity in the transaction, the shares of our common stock remain outstanding and our stockholders do not receive cash, securities or other property in the transaction.

Additional Limited Partners

          We may cause our operating partnership to issue additional units or other partnership interests and to admit additional limited partners to our operating partnership from time to time, on such terms and conditions and for such capital contributions as we may establish in our sole and absolute discretion, without the approval or consent of any limited partner, including:

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  upon the conversion, redemption or exchange of any debt, units or other partnership interests or securities issued by our operating partnership;

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  for less than fair market value; or

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  in connection with any merger of any other entity into our operating partnership.

          The net capital contribution need not be equal for all limited partners. Each person admitted as an additional limited partner must make certain representations to each other partner relating to, among other matters, such person's ownership of any tenant of us or our operating partnership. No person may be admitted as an additional limited partner without our consent, which we may give or withhold in our sole and absolute discretion, and no approval or consent of any limited partner will be required in connection with the admission of any additional limited partner.

          Our operating partnership may issue additional partnership interests in one or more classes, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over the units) as we may determine, in our sole and absolute discretion, without the approval of any limited partner or any other person. Without limiting the generality of the foregoing, we may specify, as to any such class or series of partnership interest:

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  the allocations of items of partnership income, gain, loss, deduction and credit to each such class or series of partnership interest;

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  the right of each such class or series of partnership interest to share, on a junior, senior or pari passu basis, in distributions;

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  the rights of each such class or series of partnership interest upon dissolution and liquidation of our operating partnership;

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  the voting rights, if any, of each such class or series of partnership interest; and

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  the conversion, redemption or exchange rights applicable to each such class or series of partnership interest.

Ability to Engage in Other Businesses; Conflicts of Interest

          We may not conduct any business other than in connection with the ownership, acquisition and disposition of partnership interests, the management of the business and affairs of our operating partnership and its general partner, our operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, our operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to our operating partnership or its assets or activities and such activities as are incidental to those activities discussed above. In general, we must contribute any assets or funds that we acquire to our operating partnership in exchange for additional partnership interests. We may, however, in our sole and absolute discretion, from time to time hold or acquire assets in our own name or otherwise other than through our operating partnership so long as we take commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in our operating partnership.

Special Stock Dividends

          The partnership agreement requires that our operating partnership pay Special Stock Dividends to the holders of Class A OP units if and when payable to holders of common stock as required by the 144A Registration Rights Agreement, and that Special Stock Dividends accrue on outstanding Class A OP units if and when accrued on outstanding common stock as required by the 144A Registration Rights Agreement, except that, if we do not declare and pay Special Stock Dividends on the outstanding shares of our common stock, and shares of our common stock instead convert into an additional number of shares of our common stock as provided in our charter, Special Stock Dividends will be payable to holders of Class A OP units immediately after such conversion. See "Description of Our Capital Stock — Registration Rights — 144A Registration Rights Agreement."

          If Special Stock Dividends are accrued on outstanding Class A OP units but have not been paid, holders of Class A OP units will be entitled to vote and receive distributions (other than Special Stock Dividends) as though all accrued but unpaid Special Stock Dividends were paid in full.

          If a Special Stock Dividend is paid on Class A OP Units held by us, the Special Stock Dividend will be payable to us in additional Class A OP units, rather than shares of our common stock.

SHARES ELIGIBLE FOR FUTURE SALE

General

          We have 24,297,645 shares of common stock outstanding, some of which are subject to the 144A Registration Rights Agreement. In addition, we have 4,193,751 OP units outstanding, which are redeemable in exchange for an equal number of shares of our common stock (subject to certain adjustments), which shares of common stock are subject to the Continuing Investor Registration Rights Agreement. For a description of the terms of exchange of the OP units, see "Description of the Partnership Agreement of Our Operating Partnership."

          Upon effectiveness of the registration statement of which this prospectus forms a part, the shares offered for resale by the selling stockholders listed herein will be freely transferable without restriction or further registration under the Securities Act, subject to the limitations on ownership set forth in our charter, unless such shares are purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining outstanding shares of our common stock that were issued in the private offering and in connection with the formation transactions will be deemed to be "restricted securities" as that term is defined in Rule 144. Subject to certain contractual restrictions, including the lock-up agreements described below, holders of restricted shares will be entitled to sell those shares in the public market if and when they qualify for an exemption from registration under Rule 144 or any other applicable exemption under the Securities Act. See "— Rule 144" below.

Rule 144

          In general, under Rule 144, a person (or persons whose shares are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the restricted securities proposed to be sold for at least one year, including the holding period of any prior owner other than an affiliate, is entitled to sell his or her securities without registration and without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. In addition, under Rule 144, once we have been subject to the reporting requirements of the Exchange Act for at least 90 days, a person (or persons whose securities are aggregated) who is not an affiliate of ours and has not been one of our affiliates at any time during the three months preceding a sale, may sell his or her securities without registration, subject to the continued availability of current public information about us after only a six-month holding period. Any sales by affiliates under Rule 144, even after the applicable holding periods, are subject to requirements and/or limitations with respect to volume, manner of sale, notice and the availability of current public information about us.

          Prior to our initial public offering, there was no established public market for our common stock. Trading of our common stock on the NYSE commenced immediately following the completion of our initial public offering. No assurance can be given as to the likelihood that an active trading market for our common stock will develop, the liquidity of any such market, the ability of our stockholders to sell their shares or the prices that our stockholders may obtain for any of their shares. No prediction can be made as to the effect, if any, that future sales of shares of our common stock, or the availability of shares of our common stock for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of our securities. See "Risk Factors — Risks Related to Ownership of Our Common Stock."

Omnibus Incentive Plan

          We adopted the Omnibus Incentive Plan to give us a competitive advantage in attracting, retaining and motivating employees (including prospective employees), directors and consultants, align the interests of those individuals with the Company's stockholders and promote ownership of the Company's equity. Following our initial public offering, the total number of shares of our common stock that are reserved and available for issuance under the Omnibus Incentive Plan is 1,994,398 shares (or 2,125,648 shares of common stock if the underwriters in our initial public offering exercise their option to purchase additional shares in full) (which does not give effect to 419,790 outstanding RSUs previously issued to our non-employee directors, executive officers and other employees). If an award granted under the Omnibus Incentive Plan expires, is forfeited or is settled in cash, the shares of our common stock not acquired pursuant to the award will again become available for subsequent issuance under the Omnibus Incentive Plan. Shares of our common stock subject to awards that are assumed, converted or substituted under the Omnibus Incentive Plan as a result of our acquisition of another company will not be counted against the number of shares that may be granted under the Omnibus Incentive Plan. The following types of shares under the Omnibus Incentive Plan will not become available for the grant of new awards under the Omnibus Incentive Plan: (i) shares withheld to satisfy any tax withholding obligation and (ii) shares tendered to, or withheld by, us to pay the exercise price of an option. In connection with our initial public offering, we filed a registration statement on Form S-8 under the Securities Act covering all of the shares of our common stock issued and issuable pursuant to the Omnibus Incentive Plan. Shares of our common stock registered under that registration statement will be available for sale on the open market, subject to Rule 144 volume limitations applicable to affiliates and vesting restrictions with us.

          In connection with the private offering, we granted 151,899 RSUs to Mark Manheimer on December 23, 2019, and 75,949 RSUs to Andrew Blocher on January 6, 2020, under the Omnibus Incentive Plan. In addition, on December 23, 2019 (February 21, 2020 for Murtaza Ali), we granted an aggregate of 24,048 RSUs to our non-employee directors under the Omnibus Incentive Plan. On July 10, 2020, in connection with her election as a director, we granted 1,898 RSUs to Robin Zeigler. For a description of our Omnibus Incentive Plan and the initial awards to be made pursuant to such plan, see "Executive Compensation."

Registration Rights

          In the private offering, we issued and sold an aggregate of 11,797,645 shares of our common stock and entered into the 144A Registration Rights Agreement for the benefit of the purchasers in the private offering. Pursuant to the 144A Registration Rights Agreement, the purchasers in the private offering had a right to participate in the registration statement for our initial public offering as selling stockholders, subject to certain conditions. In addition, under the 144A Registration Rights Agreement, we have agreed to use our commercially reasonable efforts to file or confidentially submit with the SEC by the Resale Registration Filing Deadline a shelf registration statement registering the for resale the Registrable Shares that are not sold by the selling stockholders in our initial public offering. We also entered into the Continuing Investor Registration Rights Agreement with certain persons receiving shares of OP units in the formation transactions, including affiliates of EB Arrow, Mr. Manheimer and other continuing investors. The Continuing Investor Registration Rights Agreement provides for the registration of shares of common stock that are issuable in exchange for OP units tendered for redemption by the holders thereof. See "Description of Our Capital Stock — Registration Rights."

Lock-Up Periods

          Subject to certain exceptions, we, all of our officers and directors have agreed that, without the prior written consent of the Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Stifel on behalf of the underwriters in our initial public offering, we and they will not, during the period ending 180 days after the date of the prospectus related to our initial public offering:

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  offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock;

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  file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, other than this Resale Shelf Registration Statement; or

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  enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock;

whether any such transaction described above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Additionally, all of our other stockholders have agreed with us not to directly or indirectly sell, offer to sell, grant any option or otherwise transfer or dispose of our common stock for 180 days, in the case of the holders who were selling stockholders in our initial public offering, and 60 days, in the case of holders who did not sell stock in our initial public offering, in each case after the date of the prospectus related to our initial public offering. We have agreed not to waive or otherwise modify this agreement without the prior written consent of the representatives of the underwriters of our initial public offering.

          The restrictions described in the immediately preceding paragraph do not apply to the sale by selling stockholders of shares of our common stock in this offering.

          Wells Fargo Securities, LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and Stifel in their sole discretion, may release, or authorize us to release, as the case may be, the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time with or without notice.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

          The following discussion summarizes the taxation of the Company and the material U.S. federal income tax consequences to holders of shares of our common stock. The tax treatment of a holder will vary depending upon the holder's particular situation, and this summary addresses only holders that hold these shares as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This summary also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for such traders' securities holdings;

  •
  banks;

  •
  insurance companies;

  •
  entities treated as partnerships for U.S. federal income tax purposes;

  •
  persons liable for the alternative minimum tax;

  •
  tax-exempt organizations (except to the limited extent discussed in "— Taxation of Tax-Exempt U.S. Holders of Our Common Stock" below);

  •
  non-U.S. individuals and foreign corporations (except to the limited extent discussed in "— Taxation of Non-U.S. Holders of Our Common Stock" below);

  •
  U.S. expatriates;

  •
  subchapter S corporations;

  •
  regulated investment companies and REITs;

  •
  trust and estates;

  •
  holders who receive our stock through the exercise of employee stock options or otherwise as compensation;

  •
  persons holding our stock as part of a "straddle," "hedge," "conversion transaction," "synthetic security" or other integrated investment;

  •
  persons holding our stock through a partnership or similar pass-through entity;

  •
  persons that purchase or sell shares of common stock as part of a wash sale for tax purposes

  •
  persons subject to special tax accounting rules as a result of their use of applicable financial statements within the meaning of Section 451(b)(3) of the Code; and

  •
  U.S. stockholders whose functional currency is not the U.S. dollar.

          This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

          If a partnership holds shares of our common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding our common stock should consult such partner's tax advisor with regard to the U.S. federal income tax treatment of an investment in our common stock.

          We urge you to consult with your tax advisors regarding the tax consequences to you of acquiring, owning and selling our common stock, including the U.S. federal, state, local and foreign tax consequences of acquiring, owning and selling our common stock in your particular circumstances and potential changes in applicable laws.

Taxation of the Company

          We will elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with our short taxable year ended December 31, 2019 upon the filing of our U.S. federal income tax return for such taxable year. We believe that we are organized and have operated in a manner that has enabled us to qualify to be taxed as a REIT commencing with our short taxable year ended December 31, 2019, and we intend to continue to operate so as to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes.

          In connection with our initial public offering, Winston & Strawn LLP rendered an opinion that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our short taxable year ended December 31, 2019, and our organization and current and proposed method of operations will enable us to satisfy the requirements for qualification and taxation as a REIT under the U.S. federal income tax laws for our taxable year ending December 31, 2020 and subsequent taxable years. Investors should be aware that Winston & Strawn LLP's opinion was based upon customary assumptions, was conditioned upon certain representations made by us as to factual matters, including representations regarding the nature of our assets and the conduct of our business, is not binding upon the IRS, or any court and speaks only as of the date issued. In addition, Winston & Strawn LLP's opinion was based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of our capital stock ownership, and the percentage of our earnings that we distribute. In addition, certain of the asset tests depend upon the fair market values of assets that we own directly or indirectly, and such values may not be susceptible to a precise determination. Winston & Strawn LLP will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. Winston & Strawn LLP's opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax (which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see "— Failure to Qualify."

Taxation of REITs in General

          As indicated above, our qualification and taxation as a REIT depends upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The principal qualification requirements are summarized below under "— Requirements for Qualification — General." While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification, or that we will be able to operate in accordance with the REIT requirements in the future. See "— Failure to Qualify."

          Provided that we qualify as a REIT, generally we will be entitled to a deduction for distributions that we pay that are treated as dividends for U.S. federal income tax purposes and therefore will not be subject to U.S. federal corporate income tax on our taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the "double taxation" at the corporate and stockholder levels that generally results from owning stock in a regular corporation. In general, the income that we generate is taxed only at the stockholder level upon distribution to our stockholders.

          Currently, most domestic stockholders of regular corporations that are individuals, trusts or estates are taxed on corporate distributions at a maximum tax rate of 20% (the same tax rate that applies to long-term capital gains). Dividends payable by REITs, however, generally are not eligible for such reduced rates. However, for taxable years beginning before January 1, 2026, a 20% deduction (subject to certain limitations) is available to individual taxpayers with respect to ordinary dividends, resulting in a 29.6% maximum U.S. federal income tax rate (plus the 3.8% Medicare tax, if applicable) for individual U.S. stockholders. See "— Taxation of Stockholders." For certain individuals, trusts and estates, an additional 3.8% Medicare tax also applies to net investment income (such as dividends and capital gains).

          Our tax attributes, such as net operating losses (if any), generally do not pass through to our stockholders, subject to special rules for certain items such as the capital gains that we recognize. See "— Taxation of Stockholders."

          If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

  •
  We will be taxed at the regular corporate rate on any undistributed taxable income, including undistributed net capital gains.

  •
  If we have net income from prohibited transactions, which are, in general, sales or other dispositions of inventory or property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See "— Prohibited Transactions" below.

  •
  If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as "foreclosure property," we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the corporate tax rate.

  •
  If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "— Income Tests," but nonetheless maintain our qualification as a REIT because we satisfy other requirements, we will be subject to a 100% tax on an amount based on the magnitude of the failure, as adjusted to reflect the profit margin associated with our gross income.

  •
  If we violate the asset tests (other than certain de minimis violations) or other requirements applicable to REITs, as described below, and yet maintain our qualification as a REIT because there is reasonable cause for the failure and other applicable requirements are met, we may be subject to an excise tax. In that case, the amount of the excise tax will be at least $50,000 per failure, and, in the case of certain asset test failures, will be determined as the amount of net income generated by the assets in question multiplied by the corporate tax rate if that amount exceeds $50,000 per failure.

  •
  If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a nondeductible 4% excise tax on the excess of the required distribution over the sum of (i) the amounts that we actually distributed and (ii) the amounts we retained and upon which we paid income tax at the corporate level.

  •
  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of a REIT's stockholders, as described below in "— Requirements for Qualification — General."

  •
  A 100% tax may be imposed on transactions between us and a TRS that do not reflect arm's-length terms.

  •
  If we acquire any asset from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a merger or other transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation's basis in the asset or to another asset, we will pay tax at the corporate tax rate if we recognize gain on the sale or disposition of the asset during the five-year period after we acquire the asset provided no election is made for the transaction to be taxable on a current basis. The amount of gain on which we will pay tax is the lesser of:

  •
  the amount of gain that we recognize at the time of the sale or disposition, and

  •
  the amount of gain that we would have recognized if we had sold the asset at the time we acquired it.

  •
  The earnings of any of our subsidiaries that are subchapter C corporations, including NETSTREIT TRS and any other subsidiary we may elect to treat as a TRS, are subject to U.S. federal corporate income tax.

          In addition, we and our subsidiaries may be subject to a variety of taxes, including payroll taxes and state and local and foreign income, property and other taxes on our assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification — General

          The Code defines a REIT as a corporation, trust or association:

  (1)
  that is managed by one or more trustees or directors;

  (2)
  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

  (3)
  that would be taxable as a domestic corporation but for its election to be subject to tax as a REIT;

  (4)
  that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

  (5)
  the beneficial ownership of which is held by 100 or more persons;

  (6)
  in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer "individuals" (as defined in the Code to include specified tax-exempt entities);

  (7)
  that elects to be taxed as a REIT, or has made such election for a previous taxable year, and satisfies all relevant filing and other administrative requirements that must be met to elect and maintain REIT qualification; and

  (8)
  that meets other tests described below, including with respect to the nature of its income and assets.

          The Code provides that conditions (1) through (4), (7) and (8) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) apply to us beginning with our 2020 tax year.

          We believe that, beginning with our 2020 tax year, we meet condition (5) and that our shares of our common stock will be owned with sufficient diversity of ownership to satisfy condition (6). In addition, our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in continuing to satisfy these requirements; however, they may not ensure that we will, in all cases, be able to satisfy these requirements. The provisions of our charter restricting the ownership and transfer of our common stock are described in "Description of Our Capital Stock — Restrictions on Ownership and Transfer."

          To monitor compliance with the share ownership requirements, we generally are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of significant percentages of our stock pursuant to which the record holders must disclose the actual owners of the shares (i.e., the persons required to include our distributions in their gross income). We must maintain a list of those persons failing or refusing to comply with this demand as part of our records. We could be subject to monetary penalties if we fail to comply with these record-keeping requirements. If you fail or refuse to comply with the demands, you will be required by Treasury regulations to submit a statement with your tax return disclosing your actual ownership of our shares and other information.

          In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We have adopted December 31 as our year-end, and thereby satisfy this requirement.

          The Code provides relief from violations of the REIT gross income requirements, as described below under "— Income Tests," in cases where a violation is due to reasonable cause and not willful neglect, and other requirements are met, including the payment of a penalty tax that is based upon the magnitude of the violation. In addition, certain provisions of the Code extend similar relief in the case of certain violations of the REIT asset requirements (see "— Asset Tests" below) and other REIT requirements, again provided that the violation is due to reasonable cause and not willful neglect, and other conditions are met, including the payment of a penalty tax. If we fail to satisfy any of the various REIT requirements, there can be no assurance that these relief provisions would be available to enable us to maintain our qualification as a REIT, and, even if such relief provisions are available, the amount of any resultant penalty tax could be substantial.

Effect of Subsidiary Entities

Ownership of Partnership Interests

          An unincorporated domestic entity, such as a partnership, limited liability company, or trust, that has a single owner, generally is not treated as an entity separate from its owner for U.S. federal income tax purposes. An unincorporated domestic entity with two or more owners for U.S. federal income tax purposes generally is treated as a partnership for U.S. federal income tax purposes. If we are a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, Treasury regulations provide that we are deemed to own our proportionate share of the partnership's assets, and to earn our proportionate share of the partnership's income, for purposes of the asset and gross income tests applicable to REITs. Our proportionate share of a partnership's assets and income is based on our capital interest in the partnership (except that, for purposes of the 10% asset test (see "— Asset Tests" below), our proportionate share of the partnership's assets is based on our proportionate interest in the equity and certain debt securities issued by the partnership). In addition, the assets and gross income of the partnership are deemed to retain the same character in our hands. Thus, our proportionate share of the assets and items of income of any partnerships in which we own interests will be treated as our assets and items of income for purposes of applying the REIT requirements.

Disregarded Subsidiaries

          If we own a corporate subsidiary that is a "qualified REIT subsidiary," that subsidiary is generally disregarded for U.S. federal income tax purposes, and all of the subsidiary's assets, liabilities and items of income, deduction and credit are treated for U.S. federal income tax purposes as our assets, liabilities and items of income, deduction and credit, including for purposes of the gross income and asset tests applicable to REITs. A qualified REIT subsidiary is any corporation, other than a TRS (as described below), with respect to which 100% of the stock of such corporation is held by the REIT. Other domestic entities that are wholly owned by us, including single member limited liability companies that have not elected to be taxed as corporations for U.S. federal income tax purposes, are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT income and asset tests. Disregarded subsidiaries, along with any partnerships in which we hold an equity interest, are sometimes referred to herein as "pass-through subsidiaries."

          In the event that a disregarded subsidiary of ours ceases to be wholly owned — for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours — the subsidiary's separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, the subsidiary would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income requirements applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the securities of another corporation. See "— Asset Tests" and "— Income Tests."

Taxable REIT Subsidiaries

          We may jointly elect with any of our subsidiary corporations, whether or not wholly owned, to treat such subsidiary corporations as TRSs. A REIT is permitted to own up to 100% of the stock of one or more TRSs. A domestic TRS is a fully taxable corporation that may earn income that would not be qualifying income if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation with respect to which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. We generally may not own more than 10% of the securities of a taxable corporation, as measured by voting power or value, unless we and such corporation elect to treat such corporation as a TRS. Overall, no more than 20% of the value of a REIT's assets may consist of stock or securities of one or more TRSs. We currently have one TRS, NETSTREIT TRS.

          The separate existence of a TRS or other taxable corporation is not ignored for U.S. federal income tax purposes. Accordingly, a TRS or other taxable corporation generally will be subject to corporate income tax on its earnings, which may reduce the cash flow that we and our subsidiaries generate in the aggregate, and may reduce our ability to make distributions to our stockholders.

          We are not treated for U.S. federal income tax purposes as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by a taxable subsidiary to us is an asset in our hands, and we treat the distributions paid to us from such taxable subsidiary, if any, as income. This treatment can affect our income and asset test calculations, as described below. Because we do not include the assets and income of TRSs or other taxable subsidiary corporations in determining our compliance with the REIT requirements, we may use such entities to undertake indirectly activities that the REIT rules might otherwise preclude us from doing directly or through pass-through subsidiaries. For example, we may use TRSs or other taxable subsidiary corporations to conduct activities that give rise to certain categories of income such as management fees or activities that would be treated in our hands as prohibited transactions.

          Certain restrictions imposed on TRSs (as well as on taxable corporations generally) are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, overall limitations on the deductibility of net interest expense by businesses could apply to our TRS. In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between the REIT and a TRS that exceed the amount that would be paid to or deducted by a party in an arm's-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess. We intend to scrutinize all of our transactions with any of our subsidiaries that are treated as TRSs in an effort to ensure that we do not become subject to this excise tax; however, we cannot assure you that we will be successful in avoiding this excise tax.

Income Tests

          In order to qualify as a REIT, we must satisfy two gross income requirements on an annual basis. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in "prohibited transactions" and from certain hedging transactions, generally must be derived from investments relating to real property or mortgages on real property, including interest income derived from mortgage loans secured by real property or interests in real property (including certain types of mortgage-backed securities), "rents from real property," distributions received from other REITs, income derived from REMICs in proportion to the real estate mortgages held by the REMIC, and gains from the sale of real estate assets, as well as specified income from temporary investments.

          Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging transactions, must be derived from some combination of such income from investments in real property (i.e., income that qualifies under the 75% income test described above), as well as other distributions, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

          Rents received by us will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as "rents from real property" unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as "rents from real property," we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" from which we derive no revenue. We are permitted, however, to perform services that are "usually or customarily rendered" in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide noncustomary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services do not exceed 1% of the total gross income from the properties. For purposes of this test, we are deemed to have received income from such noncustomary services in an amount equal to at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the tenant's equity.

          We may directly or indirectly receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions generally are treated as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any distributions that we receive from a REIT, however, will be qualifying income for purposes of both the 95% and 75% income tests.

          We and our subsidiaries may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction we entered into (i) in the normal course of our business primarily to manage risk of interest rate, inflation and/or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury regulations before the closing of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (ii) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the closing of the day on which it was acquired, originated, or entered to, will not constitute gross income for purposes of the 75% or 95% gross income tests. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of the 75% or 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.

          If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for such year if we are entitled to relief under applicable provisions of the Code. These relief provisions will be generally available if (i) our failure to meet these tests was due to reasonable cause and not due to willful neglect and (ii) following our identification of the failure to meet the 75% or 95% gross income test for any taxable year, we file a schedule with the IRS setting forth each item of our gross income for purposes of the 75% or 95% gross income test for such taxable year in accordance with Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances, we will not qualify as a REIT. As discussed above under "— Taxation of REITs in General," even where these relief provisions apply, the Code imposes a tax based upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

          At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of "real estate assets," cash, cash items, U.S. government securities, and, under some circumstances, temporary investments in stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, equity interests in other entities that qualify as REITs, debt instruments of "publicly offered REITs" (i.e., REITs that are required to file periodic and annual reports with the SEC under the Exchange Act), mortgage loans secured by real property or interests in real property, and residual and regular interests in REMICs if at least 95% of the REMIC's assets constitute qualifying mortgage loans. Assets that do not qualify for purposes of the 75% test and debt instruments of publicly offered REITs are subject to certain additional asset tests described below.

          Second, the value of any one issuer's securities that we own may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of any one issuer's outstanding securities, as measured by either voting power or value. The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries and the 10% asset test does not apply to "straight debt" having specified characteristics and to certain other securities that meet specified statutory requirements. Solely for purposes of the 10% asset test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code. Fourth, the aggregate value of all securities of TRSs that we hold may not exceed 20% of the value of our total assets. Finally, not more than 25% of the value of our total assets may be represented by debt instruments of publicly offered REITs that are not secured by real property or interests in real property.

          Notwithstanding the general rule, as noted above, that for purposes of the REIT income and asset tests we are treated as owning our proportionate share of the underlying assets of a subsidiary partnership. If we hold indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of, the asset tests unless the indebtedness is a qualifying mortgage asset or other conditions are met. Moreover, if the IRS successfully challenges the partnership status of any of the partnerships in which we maintain a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, we could lose our status as a REIT. In addition, in the case of such a successful challenge, we could lose our REIT status if such recharacterization results in us otherwise failing one of the asset tests described above.

          Certain relief provisions are available to REITs to satisfy the asset requirements or to maintain REIT qualification notwithstanding certain violations of the asset tests and other requirements. One such provision allows a REIT which fails one or more of the asset requirements to nevertheless maintain its REIT qualification if (i) the REIT provides the IRS with a description of each asset causing the failure, (ii) the failure is due to reasonable cause and not willful neglect, (iii) the REIT pays a tax equal to the greater of (a) $50,000 per failure, and (b) the product of the net income generated by the assets that caused the failure multiplied by the corporate tax rate, and (iv) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or otherwise satisfies the relevant asset tests within that time frame.

          In the case of de minimis violations of the 10% and 5% asset tests, a REIT may maintain its qualification despite a violation of such requirements if (i) the value of the assets causing the violation does not exceed the lesser of 1% of the REIT's total assets and $10,000,000, and (ii) the REIT either disposes of the assets causing the failure within six months after the last day of the quarter in which it identifies the failure, or the relevant tests are otherwise satisfied within that time frame.

          We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance on an ongoing basis.

          No independent appraisals will be obtained to support our conclusions as to the value of our total assets or the value of any particular security or securities. Moreover, values of some assets may not be susceptible to a precise determination, and values are subject to change in the future. Accordingly, there can be no assurance that the IRS will not contend that our interests in our subsidiaries or in the securities of other issuers will not cause a violation of the REIT asset tests.

          If we fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause us to lose our REIT qualification if we (i) satisfied the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of our assets and the asset requirements was not wholly or partly caused by an acquisition of non-qualifying assets, but instead arose from changes in the market value of our assets. If the condition described in (ii) were not satisfied, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose or by making use of relief provisions described above.

Annual Distribution Requirements

          In order to qualify to be taxed as a REIT, we are required to distribute dividends, other than capital gain distributions, to our stockholders in an amount at least equal to:

  (1)
  the sum of

  (a)
  90% of our "REIT taxable income," computed without regard to our net capital gains and the dividends paid deduction; and

  (b)
  90% of our net income, if any, (after tax) from foreclosure property, minus

  (2)
  the excess of the sum of specified items of non-cash income (including original issue discount on any loans) over 5% of our REIT taxable income, computed without regard to the dividends paid deduction and our net capital gain.

          We generally must make these distributions in the taxable year to which they relate, or in the following taxable year if either (i) the distributions are declared before we timely file our tax return for the year and paid with or before the first regular distribution payment after such declaration; or (ii) the distributions are declared in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and actually paid before the end of January of the following year. The distributions under clause (i) are taxable to the holders of our common stock in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

          To the extent that we distribute at least 90%, but less than 100%, of our "REIT taxable income," as adjusted, we will be subject to U.S. federal income tax at the corporate tax rate on the retained portion of such income. We may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect for our stockholders to include their proportionate shares of such undistributed long-term capital gains in income, and to receive a corresponding credit for their share of the tax that we paid. Our stockholders would then increase their adjusted tax basis of their stock by the difference between (a) the amounts of capital gain distributions that we designated and that they include in their taxable income, minus (b) the tax that we paid on their behalf with respect to that income.

          To the extent that we have available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that we must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of our stockholders, of any distributions that are actually made as ordinary dividends or capital gains. See "— Taxation of Stockholders" below.

          If we should fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year, and (c) any undistributed taxable income from prior periods, we would be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed, plus (y) the amounts of income we retained and on which we have paid corporate income tax.

          It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, under the TCJA, we generally will be required to take certain amounts in income no later than the time such amounts are reflected in our financial statements. This rule may require the accrual of income with respect to certain assets earlier than would be the case under the general tax rules. Also, we may not deduct recognized capital losses from our "REIT taxable income." As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income or even to meet the 90% distribution requirement. In such a situation, we may need to borrow funds or, if possible, pay dividends in the form of taxable stock dividends.

          We may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to stockholders in a later year, which may be included in our deduction for distributions paid for the earlier year. In this case, we may be able to avoid losing REIT qualification or being taxed on amounts distributed as deficiency dividends. We will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

          To avoid a monetary penalty, we must request on an annual basis information from our stockholders designed to disclose the actual ownership of our outstanding stock. We intend to comply with these requirements.

Failure to Qualify

          If we fail to satisfy one or more requirements for REIT qualification other than the gross income or asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. Relief provisions are available for failures of the gross income tests and asset tests, as described above in "— Income Tests" and "— Asset Tests."

          If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions described above do not apply, we would be subject to tax on our taxable income at the regular corporate rate. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to our stockholders, which in turn could have an adverse impact on the value of, and trading prices for, our stock.

          Unless we are entitled to relief under specific statutory provisions, we would also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which we lost qualification. It is not possible to state whether, in all circumstances, we would be entitled to this statutory relief.

Prohibited Transactions

          Net income that we derive from a prohibited transaction is subject to a 100% tax. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will potentially be subject to tax in the hands of the corporation at the regular corporate rate, nor does the tax apply to sales that qualify for a safe harbor as described in Section 857(b)(6) of the Code.

Tax Aspects of Investments in Partnerships

General

          We currently hold and anticipate holding direct or indirect interests in one or more partnerships, including the operating partnership. Such non-corporate entities would generally be organized as limited liability companies, partnerships or trusts that would either be disregarded as entities for U.S. federal income tax purposes or treated as partnerships for U.S. federal income tax purposes.

          We expect that our operating partnership will be treated as a partnership for U.S. federal income tax purposes. The following is a summary of the U.S. federal income tax consequences of our investment in the operating partnership provided the operating partnership is treated as a partnership for U.S. federal income tax purposes. This discussion should also generally apply to any investment by us in other entities taxable as partnerships for such purposes.

          A partnership (that is not a publicly traded partnership taxed as a corporation) is not subject to tax as an entity for U.S. federal income tax purposes. Rather, partners are allocated their allocable share of the items of income, gain, loss, deduction and credit of the partnership, and are potentially subject to tax thereon, without regard to whether the partners receive any distributions from the partnership. We will be required to take into account our allocable share of the foregoing items for purposes of the various REIT gross income and asset tests, and in the computation of our REIT taxable income and U.S. federal income tax liability. Further, there can be no assurance that distributions from the operating partnership will be sufficient to pay the tax liabilities resulting from an investment in the operating partnership.

          We intend that interests in the operating partnership (and any partnership invested in by the operating partnership) will fall within one of the "safe harbors" for the partnership to avoid being classified as a publicly traded partnership. However, we reserve the right to not satisfy any safe harbor. Even if a partnership is a publicly traded partnership, it generally will not be treated as a corporation if at least 90% of its gross income each taxable year is from certain sources, which generally include rents from real property and other types of passive income. We believe that our operating partnership will have sufficient qualifying income so that it would be taxed as a partnership, even if it were treated as a publicly traded partnership.

          If for any reason the operating partnership (or any partnership invested in by the operating partnership) is taxable as a corporation for U.S. federal income tax purposes, the character of our assets and items of gross income would change, and as a result, we would most likely be unable to satisfy the applicable REIT requirements under U.S. federal income tax laws discussed above. In addition, any change in the status of any partnership may be treated as a taxable event, in which case we could incur a tax liability without a related cash distribution. Further, if any partnership was treated as a corporation, items of income, gain, loss, deduction and credit of such partnership would be subject to corporate income tax, and the partners of any such partnership would be treated as stockholders, with distributions to such partners being treated as dividends.

          Anti-abuse Treasury regulations have been issued under the partnership provisions of the Code that authorize the IRS, in some abusive transactions involving partnerships, to disregard the form of a transaction and recast it as it deems appropriate. The anti-abuse regulations apply where a partnership is utilized in connection with a transaction (or series of related transactions) with a principal purpose of substantially reducing the present value of the partners' aggregate U.S. federal tax liability in a manner inconsistent with the intent of the partnership provisions. The anti-abuse regulations contain an example in which a REIT contributes the proceeds of a public offering to a partnership in exchange for a general partnership interest. The limited partners contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. The example concludes that the use of the partnership is not inconsistent with the intent of the partnership provisions, and thus, cannot be recast by the IRS. However, the anti-abuse regulations are extraordinarily broad in scope and are applied based on an analysis of all the facts and circumstances. As a result, we cannot assure you that the IRS will not attempt to apply the anti-abuse regulations to the operating partnership (or any partnership invested in by the operating partnership). Any such action could potentially jeopardize our qualification as a REIT and materially affect the tax consequences and economic return resulting from an investment in us.

Income Taxation of Partnerships and Their Partners

          Although a partnership agreement generally will determine the allocation of a partnership's income and losses among the partners, such allocations may be disregarded for U.S. federal income tax purposes under Code Section 704(b) and the Treasury regulations promulgated thereunder. If any allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' economic interests in the partnership. We believe that the allocations of taxable income and loss in the operating partnership's partnership agreement comply with the requirements of Code Section 704(b) and the Treasury regulations promulgated thereunder.

          In some cases, special allocations of net profits or net losses will be required to comply with the U.S. federal income tax principles governing partnership tax allocations. Additionally, pursuant to Code Section 704(c), income, gain, loss and deduction attributable to property contributed to the operating partnership in exchange for units must be allocated in a manner so that the contributing partner is charged with, or benefits from, the unrealized gain or loss attributable to the property at the time of contribution. The amount of such unrealized gain or loss is generally equal to the difference between the fair market value and the adjusted tax basis of the property at the time of contribution. These allocations are designed to eliminate book-tax differences by allocating to contributing partners lower amounts of depreciation deductions and increased taxable income and gain attributable to the contributed property than would ordinarily be the case for economic or book purposes. The application of the principles of Code Section 704(c) in tiered partnership arrangements is not entirely clear. Accordingly, the IRS may assert a different allocation method than the one selected by the operating partnership to cure any book-tax differences. In certain circumstances, we create book-tax differences by adjusting the values of properties for economic or book purposes and generally the rules of Code Section 704(c) would apply to such differences as well.

          For properties contributed to the operating partnership, depreciation deductions are calculated based on the transferor's tax basis and depreciation method. Because depreciation deductions are based on the transferor's tax basis in the contributed property, the operating partnership generally would be entitled to less depreciation than if the properties were purchased in a taxable transaction. The burden of lower depreciation generally will fall first on the contributing partner, but also may reduce the depreciation allocated to other partners, including us.

          Some expenses incurred in the conduct of the operating partnership's activities may not be deducted in the year they were paid. To the extent this occurs, the taxable income of the operating partnership may exceed its cash receipts for the year in which the expense is paid. As discussed above, the costs of acquiring properties must generally be recovered through depreciation deductions over a number of years. Prepaid interest and loan fees, and prepaid management fees are other examples of expenses that may not be deducted in the year they were paid.

Partnership Audit Rules

          Any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner's distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are generally assessed and collected at the partnership level regardless of changes in composition of the partners (or their relative ownership) between the year under audit and the year of the adjustment. The partnership audit rules also include an elective alternative method under which the additional taxes resulting from the adjustment are assessed from the affected partners, subject to a higher rate of interest than otherwise would apply. The partnership audit rules could result in the operating partnership (or any other partnership invested in by the operating partnership) being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and we, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though we, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment. Investors are urged to consult their tax advisors with respect to these changes and their potential impact on their investment in our common stock.

Taxation of Stockholders

Taxation of Taxable U.S. Holders of Our Common Stock

          The following summary describes certain U.S. federal income tax considerations for taxable U.S. Holders (as hereinafter defined) relating to ownership of shares of our common stock. Certain U.S. federal income tax consequences applicable to tax-exempt stockholders are described under the subheading "— Taxation of Tax-Exempt U.S. Holders of Our Common Stock," below and certain U.S. federal income tax consequences applicable to Non-U.S. Holders are described under the subheading "— Taxation of Non-U.S. Holders of Our Common Stock," below.

          As used herein, the term "U.S. Holder" means a beneficial owner of our common stock who, for U.S. federal income tax purposes:

  •
  is an individual who is a citizen or resident of the United States;

  •
  is a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  is an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  any trust if (i) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a U.S. person.

          If a partnership, including for this purpose any arrangement or entity that is treated as a partnership for U.S. federal income tax purposes, holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding shares of our common stock, you are urged to consult with your tax advisors about the consequences of the purchase, ownership and disposition of shares of our common stock by the partnership.

Distributions Generally

          As long as we qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than capital gain dividends discussed below, generally will constitute dividends taxable to our taxable U.S. Holders as ordinary income. These distributions will not be eligible for the dividends-received deduction in the case of U.S. Holders that are corporations.

          Because, as discussed above, we generally are not subject to U.S. federal income tax on the portion of our REIT taxable income distributed to our stockholders, our ordinary dividends generally are not eligible for the preferential rate on "qualified dividend income" currently available to most non-corporate taxpayers. However, individuals, trusts and estates generally may deduct up to 20% of certain pass-through income, including ordinary REIT dividends that are not "capital gain dividends" or "qualified dividend income," subject to certain limitations (the "pass-through deduction"). For taxable years before January 1, 2026, the maximum tax rate for U.S. stockholders taxed at individual rates is 37%. For taxpayers qualifying for the full pass-through deduction, the effective maximum tax rate on ordinary REIT dividends for taxable years before January 1, 2026 would be 29.6%. To qualify for this deduction, the U.S. Holder receiving such dividends must hold the dividend-paying REIT stock for at least 46 days (taking into account certain special holding period rules) of the 91-day period beginning 45 days before the stock becomes ex-dividend and cannot be under an obligation to make related payments with respect to a position in substantially similar or related property.

          We may designate a portion of our dividends as eligible for the preferential rate on qualified dividend income, provided that the amount so designated may not exceed that portion of our distributions attributable to:

  •
  dividends received by us from non-REIT corporations, such as a TRS; and

  •
  income upon which we have paid corporate income tax (for example, if we distribute taxable income that we retained and paid tax on in the prior year).

          To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. Holder. This treatment will reduce the adjusted tax basis that each U.S. Holder has in its shares of our common stock for tax purposes by the amount of the distribution (but not below zero). Distributions in excess of a U.S.

Holder's adjusted tax basis in its shares of our common stock will be taxable as capital gains (provided that the shares of our common stock have been held as a capital asset) and will be taxable as long-term capital gain if the shares of our common stock have been held for more than one year. Dividends we declare in October, November, or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholders on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following calendar year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

Capital Gain Distributions

          Distributions that we properly designate as capital gain dividends (and undistributed amounts for which we properly make a capital gains designation) will be taxable to U.S. Holders as gains (to the extent that they do not exceed our actual net capital gain for the taxable year) from the sale or disposition of a capital asset. Depending on the period of time we have held the assets which produced these gains, and on certain designations, if any, which we may make, these gains may be taxable to non-corporate U.S. Holders at preferential rates, depending on the nature of the asset giving rise to the gain. Corporate U.S. Holders may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

Passive Activity Losses and Investment Interest Limitations

          Distributions we make and gain arising from the sale or exchange by a U.S. Holder of shares of our common stock will be treated as portfolio income. As a result, U.S. Holders generally will not be able to apply any "passive losses" against this income or gain. A U.S. Holder may elect to treat capital gain dividends, capital gains from the disposition of shares of our common stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholders will be taxed at ordinary income rates on such amount. Other distributions we make (to the extent they do not constitute a return of capital) generally will be treated as investment income for purposes of computing the investment interest limitation. Gain arising from the sale or other disposition of shares of our common stock, however, will not be treated as investment income under certain circumstances.

Retention of Net Long-Term Capital Gains

          We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election (a "Capital Gains Designation"), we would pay tax on our retained net long-term capital gains. In addition, to the extent we make a Capital Gains Designation, a U.S. Holder generally would:

  •
  include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its income tax return for its taxable year in which the last day of our taxable year falls (subject to certain limitations as to the amount that is includable);

  •
  be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the U.S. Holder's long-term capital gains;

  •
  receive a credit or refund for the amount of tax deemed paid by it;

  •
  increase the adjusted tax basis of its shares of our common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

  •
  in the case of a U.S. Holder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains in accordance with Treasury regulations to be promulgated.

Dispositions of Shares of Our Common Stock

          Generally, if you are a U.S. Holder and you sell or dispose of your shares of our common stock, you will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash and the fair market value of any property you receive on the sale or other disposition and your adjusted tax basis in the shares of our common stock for tax purposes. This gain or loss will be capital if you have held the shares of our common stock as a capital asset and, except as provided below, will be long-term capital gain or loss if you have held the shares of our common stock for more than one year. However, if you are a U.S. Holder and you recognize loss upon the sale or other disposition of shares of our common stock that you have held for six months or less (after applying certain holding period rules), the loss you recognize will be treated as a long-term capital loss, to the extent you received distributions from us that were required to be treated as long-term capital gains. Certain non-corporate U.S. Holders (including individuals) may be eligible for reduced rates of taxation in respect of long-term capital gains. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

          We report to our U.S. Holders of shares of our common stock and the IRS the amount of dividends paid during each calendar year, and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. A U.S. Holder that does not provide us with its correct taxpayer identification number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS.

Medicare Tax

          Certain U.S. Holders of shares of our common stock that are individuals, estates or trusts and whose income exceeds certain thresholds will be subject to a 3.8% Medicare tax on, among other things, dividends on and capital gains from the sale or other disposition of stock, unless such dividends or gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. Holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in our common stock.

Taxation of Tax-Exempt U.S. Holders of Our Common Stock

          Our distributions to a U.S. Holder that is a domestic tax-exempt entity generally should not constitute unrelated business taxable income ("UBTI"), unless the U.S. Holder borrows funds (or otherwise incurs acquisition indebtedness within the meaning of the Code) to acquire or to carry its common shares, or the common shares are otherwise used in an unrelated trade or business of the tax-exempt entity.

          Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, that generally will require them to characterize distributions from us as UBTI.

          Notwithstanding the above, a pension trust (i) that is described in Section 401(a) of the Code and is tax-exempt under Section 501(a) of the Code and (ii) that owns more than 10% of the value of shares of our common stock could be required to treat a percentage of the dividends from us as UBTI if we are a pension-held REIT. We will not be a pension-held REIT unless (i) either (a) one pension trust owns more than 25% of the value of shares of our common stock or (b) a group of pension trusts, each individually holding more than 10% of the value of shares of our common stock, collectively owns more than 50% of our outstanding shares of our common stock and (ii) we would not have qualified as a REIT without relying upon the "look through" exemption for certain trusts under Section 856(h)(3) of the Code to satisfy the requirement that not more than 50% in value of our outstanding shares of our common stock is owned by five or fewer individuals. We do not expect to be classified as a pension-held REIT.

          Tax-exempt stockholders are encouraged to consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of an investment in shares of our common stock.

Taxation of Non-U.S. Holders of Our Common Stock

          The following summary describes certain U.S. federal income tax considerations for Non-U.S. Holders (as hereinafter defined) relating to ownership of shares of our common stock. As used herein, a "Non-U.S. Holder" means a beneficial owner of shares of our common stock that, for U.S. federal income tax purposes, is an individual, corporation or estate that is not a U.S. Holder. The rules governing U.S. federal income taxation of Non-U.S. Holders of shares of our common stock are complex. Non-U.S. Holders are urged to consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences to them of an acquisition of shares of our common stock, including tax return filing requirements and the U.S. federal, state, local and foreign tax treatment of dispositions of interests in, and the receipt of distributions from, us.

Distributions Generally

          Distributions that are neither attributable to gain from our sale or exchange of "U.S. real property interests" (as hereinafter defined) nor designated by us as capital gain dividends will be treated as dividends to the extent that they are made out of our current or accumulated earnings and profits. Such distributions ordinarily will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, unless the distributions are treated as effectively connected with the conduct by you of a U.S. trade or business. Under some treaties, however, lower withholding rates generally applicable to dividends do not apply to dividends from REITs.

          Dividends that are treated as effectively connected with the conduct of a U.S. trade or business of a Non-U.S. Holder will be subject to tax on a net basis (that is, after allowance for deductions) at graduated rates, in the same manner as dividends paid to U.S. Holders are subject to tax, and are generally not subject to withholding. Any such dividends received by a Non-U.S. Holder that is a corporation may also be subject to an additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

          We expect to withhold U.S. income tax at the rate of 30% on any distributions made to Non-U.S. Holders unless:

  •
  a lower treaty rate applies and you provide us with an IRS Form W-8BEN or IRS Form W-8BEN-E or other appropriate form, as applicable, evidencing eligibility for an exemption from withholding or a reduced treaty rate;

  •
  you provide to us an IRS Form W-8ECI claiming that the distribution is income effectively connected with your U.S. trade or business; or

  •
  the distribution is treated as attributable to a sale or exchange of a "U.S. real property interest" (as discussed below).

          Distributions in excess of our current and accumulated earnings and profits will not be taxable to you to the extent that such distributions do not exceed your adjusted tax basis in shares of our common stock. Instead, the distribution will reduce the adjusted tax basis of such shares of common stock. To the extent that such distributions exceed your adjusted tax basis in shares of our common stock, they will give rise to gain from the sale or exchange of such shares of common stock. The tax treatment of this gain is described below. If it cannot be determined at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we expect to treat such distribution as made out of our current or accumulated earnings and profits and we therefore expect to withhold tax on the entire amount of such distribution at the same rate as we would withhold on a dividend. However, amounts withheld should generally be refundable if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits.

Capital Gain Dividends and Distributions Attributable to a Sale or Exchange of U.S. Real Property Interests

          Except as described below, distributions to a Non-U.S. Holder that we properly designate as capital gain dividends, other than those arising from the disposition of a U.S. real property interest, generally should not be subject to U.S. federal income taxation, unless (i) the investment in shares of our common stock is treated as effectively connected with your U.S. trade or business, in which case you will be subject to the same treatment as U.S. Holders with respect to such gain, except that a Non-U.S. Holder that is a foreign corporation may also be subject to the 30% branch profits tax, as discussed above, or (ii) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met, in which case you will be subject to a 30% tax on your capital gains.

          Distributions that are attributable to gain from sales or exchanges of "U.S. real property interests" by us are taxable to a Non-U.S. Holder under special provisions of the Code known as the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). The term "U.S. real property interests" includes interests in U.S. real property. Under FIRPTA, a distribution attributable to gain from sales of U.S. real property interests is considered effectively connected with a U.S. business of the Non-U.S. Holder and will be subject to U.S. federal income tax at the rates applicable to U.S. Holders (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals), without regard to whether the distribution is designated as a capital gain dividend. The income may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a corporation. In addition, we will be required to withhold tax equal to 21% of the amount of distribution attributable to gain from the sale or exchange of the U.S. real property interest.

          However, any distribution with respect to any class of equity securities which is regularly traded on an established securities market located in the United States is not subject to FIRPTA, and therefore, not subject to the 21% U.S. withholding tax described above, if you did not own more than 10% of such class of equity securities at any time during the one-year period ending on the date of the distribution (the "10% Exception"). We expect that our shares of common stock will be considered regularly traded on an established securities market in the United States following our initial public offering.

          Capital gains distributions by a REIT to "qualified shareholders" meeting certain statutory requirements, including that the stockholders be eligible for treaty benefits and publicly traded, or constitute a foreign partnership or other type of foreign collective investment vehicle, are not subject to FIRPTA. Instead, all such distributions will be treated as ordinary dividend distributions and, as a result, Non-U.S. Holders generally would be subject to withholding tax on such distributions in the same manner as they are subject to ordinary dividends.

          "Qualified foreign pension funds" are not subject to the taxes imposed by FIRPTA. Accordingly, capital gains distributions by a REIT to a qualified foreign pension fund are not subject to the rules set forth above. To qualify, a pension fund must be created or organized under the law of a country other than the U.S., and have been established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by those employees) of one or more employers in consideration for services rendered, and meet other requirements. Stockholders that are non-U.S. pension funds are urged to contact their tax advisors to determine whether they qualify for the exemption to FIRPTA.

Retention of Net Capital Gains

          Although the law is not clear on the matter, it appears that amounts designated by us as retained capital gains in respect of the shares of common stock held by Non-U.S. Holders generally should be treated in the same manner as actual distributions by us of capital gain dividends. Under this approach, you would be able to offset as a credit against your U.S. federal income tax liability resulting from your proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent your proportionate share of such tax paid by us exceeds your actual U.S. federal income tax liability.

Sale of Shares of Common Stock

          Gain recognized by a Non-U.S. Holder upon the sale or exchange of shares of our common stock generally will not be subject to U.S. federal income tax unless such shares of common stock constitute a U.S. real property interest under FIRPTA. Shares of our common stock will constitute a U.S. real property interest if at least 50% of our assets are U.S. real property interests. However, even if shares of our common stock constitute U.S. real property interests, if we are a domestically controlled qualified investment entity, FIRPTA will not apply to a sale or exchange of shares of our common stock. A REIT is a qualified investment entity and will be considered domestically controlled if, at all times during a specified testing period, less than 50% in value of its shares of common stock are held directly or indirectly by Non-U.S. Holders. We cannot assure you that we will be a domestically controlled REIT.

          Even if we do not qualify as a domestically controlled REIT at the time you sell or exchange shares of our common stock, gain arising from such a sale or exchange would not be subject to tax under FIRPTA as a sale of a U.S. real property interest provided that (i) our common stock is regularly traded, as defined by applicable Treasury regulations, on an established securities market such as the NYSE; and (ii) you owned, actually and constructively, 10% or less in value of such class of shares of our common stock throughout the shorter of the period during which you held such shares of common stock or the five-year period ending on the date of the sale or exchange. We expect that our shares of common stock will be considered regularly traded on an established securities market following our initial public offering.

          If gain on the sale or exchange of shares of our common stock were subject to taxation under FIRPTA, you would be subject to regular U.S. federal income tax with respect to such gain in the same manner as a taxable U.S. Holder (subject to a special alternative minimum tax adjustment in the case of nonresident alien individuals) and the purchaser of the shares of our common stock would be required to withhold and remit to the IRS 15% of the purchase price.

          Notwithstanding the foregoing, gain from the sale or exchange of shares of our common stock not otherwise subject to FIRPTA will be taxable to you if either (i) the investment in shares of our common stock is effectively connected with your U.S. trade or business or (ii) you are a nonresident alien individual who is present in the United States for 183 days or more during the taxable year and certain other conditions are met.

Backup Withholding Tax and Information Reporting

          We will, where required, report to the IRS and to Non-U.S. Holders, the amount of dividends paid, the name and address of the recipients, and the amount, if any, of tax withheld. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the Non-U.S. Holder's country of residence. Payments of dividends made to a Non-U.S. Holder may be subject to backup withholding (currently at a rate of 24%) unless the Non-U.S. Holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN, IRS Form W-8BEN-E or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a United States person.

          The gross proceeds from the disposition of our common stock may be subject to information reporting and backup withholding. If a Non-U.S. Holder sells shares of our common stock outside the United States through a non-United States office of a non-United States broker and the sales proceeds are paid to such Non-U.S. Holder outside the United States, then the backup withholding and information reporting requirements generally will not apply to that payment. However, information reporting, but not backup withholding, generally will apply to a payment of sales proceeds, even if that payment is made outside the United States, if the Non-U.S. Holder sells shares of our common stock through a non-United States office of a broker that has specified types of connections with the United States, unless the broker has documentary evidence in its records that the Non-U.S. Holder is not a United States person and specified conditions are met, or the holder otherwise establishes an exemption. If a Non-U.S. Holder receives payments of the proceeds of a sale of our common stock to or through a United States office of a broker, the payment will be subject to both United States backup withholding and information reporting unless such holder properly provides an IRS Form W-8BEN or IRS Form W-8BEN-E (or another appropriate version of IRS Form W-8) certifying that such holder is not a United States person or otherwise establishes an exemption, and the broker does not know or have reason to know that such Non-U.S. Holder is a United States person.

          Backup withholding is not an additional tax. Rather, any amounts withheld under the backup withholding rules will generally be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is timely furnished to the IRS. You are urged to consult your tax advisors regarding the application of information reporting and backup withholding rules to your particular situation, the availability of an exemption therefrom, and the procedure for obtaining such an exemption, if applicable.

Other Tax Considerations

Additional FATCA Withholding

          The Foreign Account Tax Compliance Act provisions of the Hiring Incentives to Restore Employment Act and Treasury regulations thereunder, commonly referred to as "FATCA," imposes a U.S. federal withholding tax of 30% on certain types of payments, including payments of U.S.-source dividends made to (i) "foreign financial institutions" unless they agree to collect and disclose to the IRS information regarding their direct and indirect U.S. account holders, and (ii) certain non-financial foreign entities unless they certify certain information regarding their direct and indirect U.S. owners. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Taxpayers may rely on the provisions in the proposed regulations addressing gross proceeds withholding until final regulations are issued. The rules under FATCA are complex. Holders that hold our common stock through a non-U.S. intermediary or that are Non-U.S. Holders should consult their tax advisors regarding the implications of FATCA on an investment in our common stock.

Legislative or Other Actions Affecting REITs

          The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial, or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. We cannot predict the long-term effect of any future law changes on REITs and their stockholders. Prospective investors are urged to consult with their tax advisors regarding the effect of potential changes to the U.S. federal tax laws on an investment in our common stock.

State and Local Taxes

          We and our subsidiaries and stockholders may be subject to state, local or foreign taxation in various jurisdictions including those in which we or they transact business, own property or reside. We may own real property assets located in numerous jurisdictions, and may be required to file tax returns in some or all of those jurisdictions. Our state, local or foreign tax treatment and that of our stockholders may not conform to the U.S. federal income tax treatment discussed above. Prospective investors should consult their tax advisors regarding the application and effect of state and local income and other tax laws on an investment in our common stock.

ERISA CONSIDERATIONS

          The following is a summary of certain considerations associated with an investment in our shares of common stock by (i) employee benefit plans subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) plans, individual retirement accounts ("IRAs") and other arrangements that are subject to Section 4975 of the Code, and (iii) entities whose underlying assets are considered to include "plan assets" of any such plan, account or arrangement (each, a "Plan"), as well as governmental, certain church, and non-U.S. plans or arrangements that are subject to provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to Title I of ERISA or Section 4975 of the Code (such arrangements, "Non-ERISA Arrangements" and such provisions, "Similar Laws"). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a "party in interest," within the meaning of ERISA, or "disqualified person," within the meaning of Section 4975 of the Code, with respect to a Plan by virtue of such investment.

          THIS SUMMARY IS BASED ON PROVISIONS OF ERISA AND THE CODE, EACH AS AMENDED THROUGH THE DATE OF THIS OFFERING, AND THE RELEVANT REGULATIONS, OPINIONS AND OTHER AUTHORITY ISSUED BY THE UNITED STATES DEPARTMENT OF LABOR (THE "DOL") AND THE IRS. THE FOLLOWING IS MERELY A SUMMARY, HOWEVER, AND SHOULD NOT BE CONSTRUED AS LEGAL ADVICE OR AS COMPLETE IN ALL RELEVANT RESPECTS. ALL INVESTORS ARE URGED TO CONSULT THEIR LEGAL ADVISORS BEFORE INVESTING IN US AND TO MAKE THEIR OWN INDEPENDENT DECISION.

General Fiduciary Matters

          ERISA and Section 4975 of the Code impose certain duties on persons who are fiduciaries of a Plan and prohibit certain transactions involving the assets of a Plan and its fiduciaries or other interested parties. Under ERISA and Section 4975 of the Code, any person who exercises any discretionary authority or control over the administration of such a Plan or the management or disposition of the assets of such a Plan, or who renders investment advice for a fee or other compensation to such a Plan, is generally considered to be a fiduciary of the Plan.

          In considering an investment in shares of our common stock with a portion of the assets of any Plan or Non-ERISA Arrangement, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan or Non-ERISA Arrangement and the applicable provisions of ERISA, the Code or any Similar Laws relating to a fiduciary's duties to the Plan or Non-ERISA Arrangement including, without limitation, the following:

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  whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;

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  whether, in making the investment, the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws will be satisfied;

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  whether the investment is permitted under the terms of the applicable documents governing the Plan or Non-ERISA Arrangement;

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  whether in the future there may be no market in which to sell or otherwise dispose of our shares of common stock;

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  whether the acquisition or holding of our shares of common stock will constitute a "prohibited transaction" under Section 406 of ERISA, Section 4975 of the Code or Similar Law; and

  •
  whether the Plan or Non-ERISA Arrangement will be considered to hold, as plan assets, (i) only shares of our common stock or (ii) an undivided interest in our underlying assets.

          This offering is not directed to any particular purchaser, nor does it address the needs of any particular purchaser. We will not provide, and neither the Company, nor any of our affiliates will provide any advice or recommendation with respect to the management of any purchase of our shares or the advisability of acquiring, holding, disposing or exchanging of our shares of common stock.

Prohibited Transaction Issues

          Section 406 of ERISA and Section 4975 of the Code prohibit Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code, and a prohibited transaction may result in the disqualification of an IRA. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code.

          Whether or not our underlying assets are deemed to include "plan assets," as described below, the acquisition and/or holding of shares of our common stock by a Plan with respect to which we, any underwriter, any selected broker/dealer or any of its affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the DOL has issued prohibited transaction class exemptions ("PTCEs"), that may apply to the acquisition and holding of our common stock. These class exemptions include, without limitation, PTCE 84-14 respecting transactions determined by independent qualified professional asset managers, PTCE 90-1 respecting insurance company pooled separate accounts, PTCE 91-38 respecting bank collective investment funds, PTCE 95-60 respecting life insurance company general accounts and PTCE 96-23 respecting transactions determined by in-house asset managers. In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and provided further that the Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Plan Asset Considerations

          In order to determine whether the purchase of shares of our common stock by a Plan creates or gives rise to the potential for prohibited transactions referred to above, an individual making an investment decision on behalf of a Plan must consider whether an investment in our shares will cause our assets to be treated as "plan assets" of the investing Plan. DOL regulation 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (the "DOL Plan Asset Regulations") provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute assets of a Plan when a Plan invests in that entity.

          Under the DOL Plan Asset Regulations, the assets of an entity in which a Plan makes an equity investment will generally be deemed to be assets of the Plan, unless one of the exceptions to this general rule applies. Generally, the exceptions require that the investment in the entity be one of the following:

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  In securities issued by an investment company registered under the Investment Company Act;

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  In "publicly offered securities;"

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  In an "operating company," which includes "venture capital operating companies" and "real estate operating companies;" or

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  In an investment in which equity participation by "benefit plan investors," as defined by the DOL Plan Asset Regulations, is "not significant" (the "insignificant participation test").

          We expect to satisfy one or more of the exceptions as described in more detail below.

          Exception for "Publicly-Offered Securities."    If a Plan acquires a "public-offered security," the assets of the issuer of the security will not be deemed to be "plan assets" under the DOL Plan Asset Regulations. For purposes of the DOL Plan Asset Regulations, a "publicly-offered security" is a security that is (a) "freely transferable," (b) part of a class of securities that is "widely held," and (c) (x) sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and the class of securities to which such security is a part is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public has occurred, or (y) is part of a class of securities that is registered under Section 12 of the Exchange Act.

          Whether a security is considered "freely transferable" depends on the facts and circumstances of each case. Under the DOL Plan Asset Regulations, if the security is part of an offering in which the minimum investment is $10,000 or less, then any restriction on or prohibition against any transfer or assignment of the security for the purposes of preventing a termination or reclassification of the entity for federal or state tax purposes or which would violate any state or federal statute, regulation, court order, judicial decree, or rule of law will not ordinarily prevent the security from being considered freely transferable. Additionally, limitations or restrictions on the transfer or assignment of a security that are created or imposed by persons other than the issuer of the security or persons acting for or on behalf of the issuer will ordinarily not prevent the security from being considered freely transferable.

          A class of securities is considered "widely held" if it is a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be "widely held" because the number of independent investors falls below 100 subsequent to the initial public offering as a result of events beyond the issuer's control.

          Although there is no assurance that our shares will meet such requirements, we expect that our common stock will meet the criteria of the publicly offered securities exception to the look-through rule.

          First, our common stock should be considered to be freely transferable, as the minimum investment will be less than $10,000 and the only restrictions upon transfer of our common stock are those generally permitted under the DOL Plan Asset Regulations — those required under federal tax laws to maintain our status as a REIT, resale restrictions under applicable federal securities laws with respect to securities not purchased pursuant to a registered public offering and those owned by officers, directors and other affiliates, and voluntary restrictions agreed to by a selling stockholder regarding volume limitations.

          Second, our common stock is held by 100 or more investors and we expect that at least 100 or more of these investors will be independent of us and of one another.

          Third, our common stock included in this offering will be part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and our common stock will be registered under the Exchange Act.

          Assuming that no other facts and circumstances other than those referred to above exist that restrict transferability of shares of our common stock and the offering takes place as described in this prospectus, shares of our common stock should constitute "publicly-offered securities" and, accordingly, we believe that our underlying assets should not be considered "plan assets" under the DOL Plan Asset Regulations although no assurance can be given in this regard.

          Exception for "Insignificant" Participation by Benefit Plan Investors.    The DOL Plan Asset Regulations provide that the assets of an entity will not be deemed to be the assets of a Plan if equity participation in the entity by "benefit plan investors," including Plans, is not significant. The DOL Plan Asset Regulations provide that equity participation in an entity by "benefit plan investors" is "significant" if at any time 25% or more of the value of any class of equity interest is held by "benefit plan investors." The term "benefit plan investors" is defined for this purpose under ERISA Section 3(42) and is defined to mean any employee benefit plan subject to Part 4 of Subtitle B of Title I of ERISA, any plan to which Section 4975 of the Code applies, and any entity whose underlying assets include plan assets by reasons of a plan's investment in such entity. In calculating the value of a class of equity interests, the value of any equity interests held by us or any of our affiliates must be excluded. It is not clear whether we will qualify for this exception since there can be no assurance that equity participation by "benefit plan investors" will not be deemed to be significant, as defined above, at the completion of our initial public offering or thereafter, and no monitoring or other measures will be undertaken with respect to the level of such equity participation.

          Exception for "Operating Companies."    The DOL Plan Asset Regulations provide an exception with respect to securities issued by an "operating company." For purposes of the DOL Plan Asset Regulations, an "operating company" (which includes a "real estate operating company" or a "venture capital operating company") includes an entity that is primarily engaged, directly or through a majority owned subsidiary or subsidiaries, in the production or sale of a product or service, other than the investment of capital. Generally, we will be deemed to be a real estate operating company if during the relevant valuation periods at least 50% of our assets are invested in real estate that is managed or developed, and with respect to which we have the right to participate substantially in management or development activities. To constitute a venture capital operating company, 50% or more of our assets must be invested in "venture capital investments" during the relevant valuation periods. A venture capital investment is an investment in an operating company, including a "real estate operating company," as to which the investing entity has or obtains direct management rights. If an entity satisfies these requirements on the date it first makes a "long-term investment" or the "initial investment date", or at any time during the entity's first "annual valuation period," (each as defined in the DOL Plan Asset Regulations) it will be considered a real estate operating company for the entire period beginning on the initial investment date and ending on the last day of the first annual valuation period. It is anticipated that, from and after the date we make our first investment, either (1) our shares will qualify for the exception for a "publicly-offered security" or (2) the terms and conditions of our investments, and the rights obtained and exercised with respect to such investments, will enable us to qualify as a "real estate operating company" within the meaning of the DOL Plan Asset Regulations. However, no assurance can be given that this will be the case.

Plan Asset Consequences

          If we do not qualify for an exception under the DOL Plan Asset Regulations, as described above, and our assets are deemed to be "plan assets" under ERISA, subject to ERISA of Section 4975 of the Code, such plan assets would include an undivided interest in the assets held by us and this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by us, and (ii) the possibility that certain transactions in which we might seek to engage could constitute "prohibited transactions" under Section 406 of ERISA and Section 4975 of the Code. Such transactions may, however, be subject to a statutory or administrative exemptions, such as Prohibited Transaction Class Exemption, or PTCE 84-14, as amended, which exempts certain transactions effected on behalf of a Plan by a "qualified professional asset manager," as discussed above.

Representation

          Accordingly, by acceptance of our common stock, each purchaser and subsequent transferee of our common stock will be deemed to have represented and warranted that either (1) no portion of the assets used by such purchaser or transferee to acquire and hold our common stock constitutes assets of any Plan or Non-ERISA Arrangements or (2) the purchase and holding of our common stock by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any applicable Similar Laws.

          The foregoing discussion is general in nature, is not intended to be all-inclusive, and is based on laws in effect on the date of this prospectus. Such discussion should not be construed as legal advice. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries of Plans and other persons considering purchasing our common stock on behalf of, or with the assets of, any Plan consult with counsel regarding the potential applicability of ERISA and Section 4975 of the Code to such investment and whether any exceptions or exemptions are applicable (including the publicly-offered securities exception) and whether all conditions of any such exceptions or exemptions have been satisfied.

          Moreover, each ERISA Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, acquiring common stock is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

PLAN OF DISTRIBUTION

          We are registering the shares of common stock covered by this prospectus to permit the selling stockholders to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale of the shares offered by this prospectus. The aggregate proceeds to the selling stockholders from the sale of the shares will be the purchase price of the shares less any discounts and commissions. Each selling stockholder reserves the right to accept and, together with its agents, to reject, any proposed purchases of shares to be made directly or through agents.

          The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock offered by this prospectus on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The prices at which the selling stockholders may sell the shares of common stock may be determined by the prevailing market price for the shares at the time of sale, may be different than such prevailing market prices or may be determined through negotiated transactions with third parties. The selling stockholders may use any one or more of the following methods when selling the shares of common stock offered by this prospectus:

  •
  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

  •
  block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

  •
  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

  •
  a combination of any such methods of sale;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

  •
  any other method permitted pursuant to applicable law; or

  •
  under Rule 144, Rule 144A or Regulation S under the Securities Act, if available, rather than under this prospectus.

          We intend to apply to have our common stock listed on the NYSE under the symbol "NTST." However, we can give no assurances that our common stock will be listed and as to the development of an active trading market for our common stock or the liquidity of any such market.

          Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Rule 2121 of the Financial Industry Regulatory Authority, Inc., or FINRA; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

          In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge our common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

          The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus. The selling stockholders have advised us that they have not entered into any written or oral agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

          We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Each selling stockholder has in turn agreed to indemnify us for certain specified liabilities. See "Description of Our Capital Stock — Registration Rights."

          In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

          Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

          In accordance with FINRA Rule 5110(g)(1), Stifel and any persons related to Stifel who purchased or otherwise acquired shares (i) in the initial private placement, (ii) subsequent to the initial filing of the registration statement of which this prospectus is a part and deemed to be underwriting compensation by FINRA, and/or (iii) that are excluded from underwriting compensation pursuant to FINRA Rule 5110(d)(5), will agree not to sell, transfer, assign, pledge, hypothecate or subject to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such shares, for the 180-day period prescribed by FINRA Rule 5110(g)(1), except as otherwise provided in FINRA Rule 5110(g)(2).

CUSIP Number

          The Committee on Uniform Securities Identification Procedures assigns a unique number, known as a CUSIP number, to a class or issue of securities in which all of the securities have similar rights. Upon issuance, the shares of common stock covered by this prospectus included shares with three different CUSIP numbers, depending upon whether the sale of the shares to the selling stockholder was conducted (a) by us under Rule 506 of Regulation D, (b) by Stifel, as the initial purchaser, under Rule 144A or (c) by the initial purchaser under Regulation S. Prior to any registered resale, all of the securities covered by this prospectus are restricted securities under Rule 144 and their designated CUSIP numbers refer to such restricted status.

          Any sales of shares of our common stock by means of this prospectus must be settled with shares of common stock bearing our general (not necessarily restricted) common stock CUSIP number. A selling stockholder named in this prospectus may obtain shares bearing our general common stock CUSIP number for settlement purposes by presenting the shares to be sold (with a restricted CUSIP), together with a certificate of registered sale, to our transfer agent, Computershare Trust Company, N.A. The form of certificate of registered sale is available from us upon request. The process of obtaining such shares might take a number of business days. SEC rules generally require trades in the secondary market to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, a selling stockholder who holds securities with a restricted CUSIP at the time of the trade might wish to specify an alternate settlement cycle at the time of any such trade to provide sufficient time to obtain the shares with an unrestricted CUSIP in order to prevent a failed settlement.

 LEGAL MATTERS

          The validity of the common stock offered hereby will be passed upon for us by Venable LLP. In addition, certain legal matters will be passed upon for us by Winston & Strawn LLP, Chicago, Illinois.

EXPERTS

          The consolidated balance sheets of NETSTREIT Corp. and subsidiaries as of December 31, 2019 (successor) and as of December 31, 2018 (predecessor), the related consolidated statements of operations and comprehensive income, equity, and cash flows for the period from December 23, 2019 to December 31, 2019 (successor), the related statements of operations and comprehensive loss, equity, and cash flows for the period from January 1, 2019 to December 22, 2019 and the year ended December 31, 2018 (predecessor) and the related notes, and the financial statement schedule, have been included herein in reliance upon the report of KPMG LLP, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          Unless otherwise indicated, the industry and market data included in this prospectus, including information contained in "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Market Opportunity" and "Business and Properties" is derived from market information prepared for us by RCG, a nationally recognized real estate consulting firm, and is included in this prospectus in reliance on RCG's authority as an expert in such matters. We paid RCG a fee of $62,500 for its services.

WHERE YOU CAN FIND MORE INFORMATION

          We maintain a website at www.NETSTREIT.com. Information contained on, or accessible through our website is not incorporated by reference into and does not constitute a part of this prospectus or any other report or documents we file with or furnish to the SEC.

          We have filed with the SEC a Registration Statement on Form S-11, including exhibits, schedules and amendments thereto, of which this prospectus is a part, under the Securities Act with respect to the shares of our common stock to be sold by selling stockholders from time to time in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of our common stock to be sold by the selling stockholders from time to time in this offering, reference is made to the registration statement, including the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract or other document has been filed as an exhibit to the registration statement, each statement in this prospectus is qualified in all respects by the exhibit to which the reference relates. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website, www.sec.gov.

          WE ARE SUBJECT TO THE INFORMATION AND PERIODIC REPORTING REQUIREMENTS OF THE EXCHANGE ACT, AND WILL FILE PERIODIC REPORTS AND OTHER INFORMATION WITH THE SEC. THESE PERIODIC REPORTS AND OTHER INFORMATION WILL BE AVAILABLE ON THE SEC'S WEBSITE REFERENCED ABOVE.

NETSTREIT CORP.

INDEX TO FINANCIAL STATEMENTS

Condensed Consolidated Financial Statements (unaudited)	Page
Condensed Consolidated Balance Sheets as of June 30, 2020 (Unaudited) and December 31, 2019	F-2
Condensed Consolidated Statements of Operations and Comprehensive Loss (Unaudited) for the Six Months Ended June 30, 2020 (Successor) and for the Six Months Ended June 30, 2019 (Predecessor)	F-3
Condensed Consolidated Statements of Equity (Unaudited) for the Six Months Ended June 30, 2020 (Successor) and the Six Months Ended June 30, 2019 (Predecessor)	F-4
Condensed Consolidated Statements of Cash Flows (Unaudited) for the Six Months Ended June 30, 2020 (Successor) and for the Six Months Ended June 30, 2019 (Predecessor)	F-5
Notes to Condensed Consolidated Financial Statements (Unaudited)	F-6
Audited Consolidated Financial Statements
Report of Independent Registered Public Accounting Firm	F-25
Consolidated Balance Sheets for Successor as of December 31, 2019 and for Predecessor as of December 31, 2018	F-26

Consolidated Statements of Operations and Comprehensive Income (Loss) of the Successor for the Period from December 23, 2019 to December 31, 2019 and for the Predecessor for the Period from January 1, 2019 to December 22, 2019 and for the Year Ended December 31, 2018

F-27

Consolidated Statements of Equity of the Successor for the Period from December 23, 2019 to December 31, 2019 and for the Predecessor for the Period from January 1, 2019 to December 22, 2019 and for the Year Ended December 31, 2018

F-28

Consolidated Statements of Cash Flows of the Successor for the Period from December 23, 2019 to December 31, 2019 and for the Predecessor for the Period from January 1, 2019 to December 22, 2019 and for the Year Ended December 31, 2018

F-29
Notes to Consolidated Financial Statements	F-30
Schedule III — Real Estate and Accumulated Depreciation for the Successor as of December 31, 2019	F-55

NETSTREIT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	June 30, 2020	December 31, 2019
	(unaudited)
ASSETS
Real estate, at cost:
Land	$151,449	$83,996
Buildings and improvements	272,025	140,057

Total real estate, at cost	423,474	224,053
Less accumulated depreciation	(3,874)	(132)

Real estate held for investment, net	419,600	223,921
Assets held for sale	10,077	8,532
Cash, cash equivalents and restricted cash	7,985	169,319
Acquired lease intangible assets, net	51,736	28,846
Other assets, net	7,579	3,304

Total assets	$496,977	$433,922

LIABILITIES AND EQUITY
Liabilities:
Term loans, net	$173,992	$173,913
Lease intangible liabilities, net	13,136	4,672
Liabilities related to assets held for sale	259	189
Accounts payable, accrued expenses and other liabilities	4,458	2,716

Total liabilities	$191,845	$181,490

Commitments and contingencies
EQUITY:
Series A Preferred stock, $0.01 par value, 125 shares authorized, issued and outstanding as of June 30, 2020	104	—
Shareholders' equity
Common stock, $0.01 par value, 400,000,000 shares authorized; 11,797,645 and 8,860,760 shares issued and outstanding; as of June 30, 2020, and December 31, 2019, respectively.	118	89
Additional paid-in capital	218,946	164,416
(Deficit)/Retained earnings	(1,399)	28

Total shareholders' equity	217,769	164,533

Noncontrolling interests	87,363	87,899

Total equity	305,132	252,432

Total liabilities and equity	$496,977	$433,922

See accompanying notes to condensed consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Unaudited)
(in thousands, except share and per share data)

	Successor	Predecessor

	Six months ended June 30, 2020	Six months ended June 30, 2019

REVENUES
Rental revenue (including reimbursable)	$12,625	$11,417
EXPENSES
Property — operating	719	560
General and administrative	5,460	2,032
Depreciation and amortization	5,462	5,405
Interest expense, net	2,797	5,900
Provision for impairment	1,410	3,429

Total expenses	15,848	17,326

Gain on sales of real estate	1,016	4,099
Gain from forfeited earnest money deposit	250	—

Net loss	(1,957)	(1,810)
Less: Net loss attributable to noncontrolling interests	(536)	—

Net loss attributable to NETSTREIT Corp	(1,421)	(1,810)
Less: Cumulative preferred stock dividends	6	—

Net loss attributable to common shareholders	$(1,427)	$(1,810)

Amounts available to common shareholders per common share:
Net loss, basic and diluted	$(0.13)	$ NA
Weighted average common shares outstanding:
Basic	11,105,709	NA
Diluted	11,105,709	NA
Other comprehensive loss:
Net loss	$(1,957)	$(1,810)
Unrealized gain on derivatives, net	—	55

Total comprehensive loss	$(1,957)	$(1,755)
Less: Comprehensive loss attributable to noncontrolling interests	(536)	—
Comprehensive loss attributable to NETSTREIT Corp.	$(1,421)	$(1,755)

See accompanying notes to condensed consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF EQUITY
(Unaudited)
(in thousands, except for share data)

	Preferred stock		Common stock
					Additional Paid-in Capital	(Deficit)/ Retained Earnings	Shareholders' Equity	Partners' Capital	Non controlling interests	Total Equity
	Shares	Par Value	Shares	Par Value
Balance, at December 31 2019	—	$—	8,860,760	$89	$164,416	$28	$164,533	$—	$87,899	$252,432
Issuance of preferred stock	125	125	—	—	—	—	125	—	—	125
Offering and related costs of preferred stock	—	(21)	—	—	—	—	(21)	—	—	(21)
Issuance of common stock	—	—	2,936,885	29	57,974	—	58,003	—	—	58,003
Offering and related costs of common stock	—	—	—	—	(3,444)	—	(3,444)	—	—	(3,444)
Preferred stock dividends	—	—	—	—	—	(6)	(6)	—	—	(6)
Net loss	—	—	—	—	—	(1,421)	(1,421)	—	(536)	(1,957)

Balance, at June 30, 2020	125	$104	11,797,645	$118	$218,946	$(1,399)	$217,769	$—	$87,363	$305,132

	Preferred stock		Common stock
					Additional Paid-in Capital	Retained Earnings	Shareholders' Equity	Partners' Capital	Non controlling interests	Total Equity
	Shares	Par Value	Shares	Par Value
Balance, at December 31 2018	—	$—	—	$—	$—	$—	$—	$82,748	$—	$82,748
Partners' contribution	—	—	—	—	—	—	—	537	—	537
Partners' distribution	—	—	—	—	—	—	—	(5,526)	—	(5,526)
Net loss	—	—	—	—	—	—	—	(1,810)	—	(1,810)
Other comprehensive income	—	—	—	—	—	—	—	55	—	55

Balance, at June 30, 2019	—	$—	—	$—	$—	$—	$—	$76,004	$—	$76,004

See accompanying notes to condensed consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(in thousands)

	Successor	Predecessor

	Six months ended June 30, 2020	Six months ended June 30, 2019

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,957)	$(1,810)
Adjustments to net loss:
Depreciation and amortization	5,462	5,405
Amortization of deferred financing costs	307	499
Amortization of above/below-market assumed debt	—	(13)
Noncash revenue adjustments	(1,342)	773
Gain on sale of real estate	(1,016)	(4,099)
Gain on forfeited earnest money deposit	(250)	—
Provision for impairment	1,410	3,429
Changes in assets and liabilities:
Other assets, net	(916)	478
Accounts payable, accrued expenses and other liabilities	1,223	(1,040)
Lessee improvement obligations	(1,125)	—

Net cash provided by operating activities	1,796	3,622

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of real estate	(224,700)	(1,232)
Real estate improvements	(615)	(450)
Earnest money deposits	(747)	—
Purchase of computer equipment	(41)	—
Proceeds from sale of real estate	9,917	58,983

Net cash (used in) provided by investing activities	(216,186)	57,301

CASH FLOWS FROM FINANCING ACTIVITIES
Preferred stock dividends paid	(6)	—
Issuance of Common Stock, net	54,559	—
Issuance of Series A Preferred Stock, net	104	—
Payment of deferred issuance cost	(75)	—
Deferred offering costs	(1,526)	—
Proceeds from term loans	—	708
Principal payments on term loans	—	(41,997)
Principal payments on mortgages payable	—	(14,756)
Deferred financing costs	—	(150)
Partners' contributions	—	537
Partners' distributions	—	(5,526)

Net cash provided by (used in) financing activities	53,056	(61,184)

Net (decrease) increase in cash, cash equivalents and restricted cash	(161,334)	(261)
Cash, cash equivalents and restricted cash, beginning of period	169,319	1,950

Cash, cash equivalents and restricted cash, end of period	$7,985	$1,689

Supplemental cash flow information:
Interest paid	$(2,575)	$(5,287)
Non-cash investing and financing activities:
Deferred offering costs included in accounts payable, accrued expenses and other liabilities	$(245)	$—

See accompanying notes to condensed consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(unaudited)

Note 1 — Organization and Description of Business

          NETSTREIT Corp. ("Successor" or the "Company") was incorporated on October 11, 2019 as a Maryland corporation and commenced operations on December 23, 2019. The Company conducts its operations through NETSTREIT, L.P., a Delaware limited partnership (the "Operating Partnership"). NETSTREIT GP, LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership.

          The Company will elect to be treated and to qualify as a real estate investment trust ("REIT") for U.S. federal income tax purposes beginning with its short taxable year ended December 31, 2019 upon the filing of its U.S. federal income tax return for such taxable year. Additionally, the Operating Partnership formed NETSTREIT Management TRS, LLC ("NETSTREIT TRS"), which together with the Company jointly elected to be treated as a taxable REIT subsidiary under Section 856(a) of the Internal Revenue Code of 1986, as amended, (the "Code") for U.S. federal income tax purposes.

          The Company is structured as an umbrella partnership real estate investment trust (commonly referred to as an "UPREIT") and is an internally managed real estate company that acquires, owns and manages a diversified portfolio of single-tenant, retail commercial real estate leased on a long-term basis to high credit quality tenants across the United States. As of June 30, 2020, the Company owned 160 properties, located in 34 states.

COVID-19

          On March 11, 2020, the World Health Organization announced a new strain of coronavirus ("COVID-19") was reported worldwide, resulting in COVID-19 being declared a pandemic, and on March 13, 2020 the U.S. President announced a National Emergency relating to the disease. The spread of COVID-19 has caused significant volatility in the United States and international markets and, in many industries, business activity has virtually shut down entirely. There is significant uncertainty around the duration and severity of business disruptions related to COVID-19, as well as its impact on the U.S. economy and international economies. The extent to which the COVID-19 pandemic impacts the businesses of the Company's tenants, and their ability to continue to make required rental payments, will depend on future developments which are highly uncertain and cannot be predicted with confidence. As a result, the Company is not yet able to determine the full impact of COVID-19 on its operations and therefore whether any such impact will be material.

          The Company also adopted an optional remote-work policy and other physical distancing policies for its corporate office. The Company does not anticipate these policies to have any adverse impact on its ability to continue to operate its business. Transitioning to a remote-work environment has not had a material adverse impact on the Company's general ledger system, internal controls or controls and procedures related to its financial reporting process.

          The Company's operations and cashflows during the six months ended June 30, 2020 were not materially impacted by COVID-19. An assessment of current or identifiable potential financial and operational impacts on the Company as of July 31, 2020, related to COVID-19 included:

  •
  Approximately 99.4% of locations within the Company's current portfolio are open as of July 30, 2020.

  •
  The Company had received payment of approximately 88.5%, 86.1%, 86.5% and 94.3% of contractual base, based on lease agreements in place prior to provision of any rent relief as a result of

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

    COVID-19, rent billed for the months of April, May, June and July 2020, respectively (such percentages reflect leases in place for the full applicable month).

  •
  The Company has provided rent deferral to approximately 7.5% of its properties, generally for three months, to be repaid ratably over the remaining lease term. Accordingly, annual rental revenue is not expected to be materially impacted by the rent deferrals.

  •
  The Company has provided rent abatement to approximately 9.4% of its properties, generally for two to four months, in exchange for additional lease term. The extensions of the lease term are generally greater than the abated period, which increase total rent due to the Company over the revised lease term. Annual rental revenue is not expected to be materially impacted by rent abated.

  •
  The Company has completed rent relief agreements on all but one property. The Company is currently evaluating the impact of deferrals or other accommodations for such property. Not all property requests have resulted in concessions being provided, nor is the Company forgoing its contractual rights under its lease agreements. Through July 31, 2020, all tenants with rent relief agreements in place paid in accordance with the new terms of their lease agreements. The Company continues to evaluate the impact of the concessions provided, and when appropriate, the allowance for doubtful accounts and provision for impairment, on its Condensed Consolidated Financial Statements. Through July 31, 2020, all tenants with rent relief agreements in place paid in accordance with the terms of their new lease agreements.

  •
  The Company believes certain of the programs available under the Coronavirus Aid, Relief, and Economic Security Act (the "CARES Act") may provide tenants with the ability to obtain proceeds from loans provided by the federal government, which could provide liquidity that would allow the tenant to pay its near-term rent. However, no assurances can be given that the tenants will seek to access or will receive funds from these programs or will be able to use the proceeds to pay their rent in the near-term or otherwise.

  •
  The Company continues its efforts to identify additional acquisition and disposition opportunities despite the uncertainties created by COVID-19 and the impact on the capital markets, the U.S. economy, and the Company's tenants. In connection with that decision, the Company believes it has sufficient capital resources for to pursue accretive acquisition opportunities for the full year of 2020.

Private offering and formation transactions

          On December 23, 2019, the Company completed a series of transactions (collectively the "Private Offering") pursuant to which the Company sold 8,860,760 shares of common stock at $19.75 per share in a private placement under Rule 144A and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Private Offering, the Company completed the formation transactions, described below. The Company contributed the net proceeds of $164,504,600 from the Private Offering to the Operating Partnership in exchange for 8,860,760 Class A Operating Partnership Units ("OP Units").

          On January 30, 2020, the initial purchaser exercised its option to purchase 2,936,885 shares of the Company's common stock, which were delivered on February 6, 2020. The Company contributed the net proceeds of $54,559,499 from the exercise of the option to the Operating Partnership in exchange for an additional 2,936,885 Class A OP Units.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

          Concurrently with the closing of the Private Offering, EverSTAR Income and Value Fund V, LP, a Delaware limited partnership (the "Predecessor"), was merged with and into the Company's Operating Partnership, with the Operating Partnership surviving, and the continuing investors in the Operating Partnership receiving an aggregate of 3,652,149 Class A OP Units, other than the Chief Executive Officer of the Company, who received 8,884 Class B OP Units, and an affiliate of the Predecessor's general partner, which received 287,234 Class B OP Units.

          The Operating Partnership entered into a contribution agreement with EBA EverSTAR LLC, a Texas limited liability company, to internalize the Company's management infrastructure, whereby EBA EverSTAR LLC contributed 100% of the membership interests in EBA EverSTAR Management, LLC, a Texas limited liability company and the manager of the Predecessor, to the Operating Partnership in exchange for 500,752 Class B OP Units. In connection with the internalization, EBA EverSTAR Management, LLC was re-domiciled in Delaware and its name was changed to NETSTREIT Management, LLC. A 0.01% interest in NETSTREIT Management, LLC was issued to NETSTREIT TRS.

          On or after the date on which the Company's common stock is listed on a national securities exchange (but in no event earlier than the date that is 12 months following the closing of the Private Offering, subject to certain exceptions), each limited partner of the Operating Partnership has the right to require the Operating Partnership to redeem part or all of its OP Units for cash, based upon the value of an equivalent number of shares of the Company's common stock at the time of the redemption, or, at the Company's election, shares of the Company's common stock on a one-for-one basis, subject to certain adjustments and the restrictions on ownership and transfer of the Company's common stock. Upon completion of the Private Offering and the overallotment option, noncontrolling interest holders owned approximately 27.4% of the Operating Partnership (the Operating Partnership issued total Class A and Class B OP Units of 15,449,794 and 796,870, respectively).

          Concurrently with the consummation of the Private Offering, the Company entered into a $175.0 million term loan and $250.0 million revolving credit facility. On December 23, 2019, in connection with the acquisition of the Predecessor, the Company fully drew down on its term loan and used the proceeds to acquire the Predecessor, which concurrently settled its outstanding debt facilities. As part of the acquisition, the Company did not assume any obligations under the Predecessor's then outstanding debt facilities.

Preferred stock transaction

          To maintain the Company's status as a REIT, on January 27, 2020, the Company issued and sold 125 shares of 12.0% Series A Cumulative Non-Voting Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act. The shares of Series A Preferred Stock may be redeemed solely at the Company's option for consideration equal to $1,000 per share, plus accrued and unpaid dividends thereon to and including the date fixed for redemption, plus a redemption premium as follows (i) until December 31, 2021, $100 and (ii) thereafter, no redemption premium. The Company intends to redeem all 125 outstanding shares of Series A Preferred Stock upon the completion of an initial public offering. See Note 8 Shareholders' Equity, Partners' Capital and Preferred Equity.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Note 2 — Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation

          The accompanying unaudited consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). These unaudited condensed consolidated financial statements do not include all of the information and notes required by accounting principles generally accepted in the United States of America ("GAAP") for complete financial statements, and should be read in conjunction with the Company's audited consolidated financial statements and notes thereto as of and for the year ended December 31, 2019, which provide a more complete understanding of the Company's accounting policies, financial position, operating results, business properties, and other matters. In the opinion of management, all adjustments of a normal recurring nature necessary for a fair presentation have been included. The results of operations for the six months ended June 30, 2020 and 2019 are not necessarily indicative of the results for the full year.

          For the periods prior to December 23, 2019, the accompanying condensed consolidated financial statements represent the historical financial information of the Predecessor.

          For the periods after December 23, 2019, the accompanying consolidated financial statements represent the historical financial information of the Successor. As a result of the Company's formation transactions, the consolidated financial statements after December 23, 2019 are presented on a new basis of accounting pursuant to Accounting Standards Codification 805, Business Combinations.

Principles of Consolidation

          The accompanying Condensed Consolidated Financial Statements include the accounts of the Company and subsidiaries in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated in consolidation and the Company's net loss is reduced by the portion of net loss attributable to noncontrolling interests.

Noncontrolling interests

          The Company presents noncontrolling interests, which represents OP Units, and classifies such interests as a component of permanent equity, separate from the Company's common stock shareholders' equity. Noncontrolling interests that were created as part of an asset acquisition were recognized at fair value as of the date of the transaction. The noncontrolling interest holders may tender their OP Units for redemption by the Operating Partnership in exchange for cash equal to the market price of the Company's common stock at the time of redemption or for unregistered shares of the Company's common stock on a one-for-one basis. The election to pay cash or issue common stock is solely within the control of the Company to satisfy a noncontrolling interest holder's redemption request.

          Net income or loss of the Operating Partnership is allocated to its noncontrolling interests based on the noncontrolling interests' ownership percentages in the Operating Partnership. Ownership percentage is calculated by dividing the number of OP Units held by the noncontrolling interests by the total OP Units outstanding at the balance sheet date.

Use of Estimates

          The preparation of the Condensed Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Condensed Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Actual results could differ from those estimates. The Company's most significant assumptions and estimates relate to the useful lives of real estate assets, lease accounting, real estate impairment assessments, and allocation of fair value of purchase consideration. These estimates are based on historical experience and other assumptions which management believes are reasonable under the circumstances. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates and related disclosures as experience develops or new information becomes known. Further, the uncertainty over the ultimate impact COVID-19 will have on the global economy and the Company's business makes any estimates and assumptions as of June 30, 2020 inherently less certain than they would be absent the current and potential impacts of COVID-19. Actual results could differ from those estimates.

Real Estate Held for Investment

          Real estate is recorded and stated at cost less any provision for impairment. Assets are recognized at fair value at acquisition date.

          The Company evaluates each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore accounted for as a business combination or if the acquisition transaction should be accounted for as an asset acquisition. Under Accounting Standards Update ("ASU") 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business" ("ASU 2017-01"), an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Transaction costs related to acquisitions that qualify as asset acquisitions are capitalized as part of the cost basis of the acquired assets, while transaction costs for acquisitions that are deemed to be acquisitions of a business are expensed as incurred.

          The Company allocates the purchase price of acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. Tangible assets may include land, buildings, site improvements and tenant improvements. Intangible assets include the value of in-place leases and above-market leases and intangible liabilities include below-market leases.

          The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases based on the specific characteristics of each tenant's lease. The Company estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, including leasing commissions, legal and other related expenses. The fair value of above-market or below-market leases is recorded based on the net present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to the in-place lease and the Company's estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining non-cancelable term of the lease including any below-market fixed rate renewal options for below-market leases. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including real estate valuations prepared by independent valuation firms. The Company also considers information and other factors including market conditions, the industry that the tenant operates in, characteristics of the real estate; e.g., location, size, demographics, value and comparative rental rates; tenant credit profile and the importance of the location of the real estate to the operations of the

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

tenant's business. Additionally, the Company considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets and liabilities acquired.

Depreciation and Amortization

          Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets:

Buildings	13 - 35 years
Building improvements	15 years
Tenant improvements	Shorter of the term of the related lease or useful life
Acquired in-place leases	Remaining terms of the respective leases
Assembled workforce	3 years
Computer equipment	3 years

          Total depreciation and amortization expense were $5,461,686 and $5,404,976 during the six months ended June 30, 2020 and 2019, respectively. Depreciation expense on real estate held for investment and computer equipment was $3,782,443 and $4,338,014 during the six months ended June 30, 2020 and 2019, respectively. Amortization expense on acquired in-place lease and assembled workforce intangible assets, and leasing commission costs were $1,679,243 and $1,066,962 during the six months ended June 30, 2020 and 2019.

          Repairs and maintenance are charged to operations as incurred; major renewals and betterments that extend the useful life or improve the operating capacity of the asset are capitalized. Upon the sale or disposition of a property, the asset and the related accumulated depreciation are removed from the Condensed Consolidated Balance Sheets with the difference between the proceeds received, net of sales costs, and the carrying value of the asset group recorded as a gain or loss on sale, subject to impairment considerations (see below).

Assets Held for Sale

          Properties classified as held for sale, including the related intangibles, on the Condensed Consolidated Balance Sheets include only those properties available for immediate sale in their present condition, which are actively being marketed, and for which management believes that it is probable that a sale of the property will be completed within one year. Properties held for sale are carried at the lower of cost or fair value, less estimated selling costs. No depreciation expense or amortization expense is recognized on properties held for sale and the related intangible assets or liabilities once they have been classified as such. Only disposals representing a strategic shift in operations are presented as discontinued operations. Accordingly, we have not reclassified results of operations for properties disposed during the year or held for sale as discontinued operations, as these events are a normal part of the Company's operations and do not represent strategic shifts in the Company's operations.

Impairment of Long-Lived Assets

          The Company reviews for impairment whenever indicators of impairment exist, including giving consideration to factors related to the COVID-19 outbreak. If indicators are present, the Company will prepare a projection of the undiscounted future cash flows of the property, excluding interest charges, and determine if the carrying amount of the real estate is recoverable. When a carrying amount is not recoverable, an impairment loss is recognized to the extent that the carrying amount of the asset

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

exceeds its fair market value. The Company estimates fair value using data such as operating income, estimated capitalization rates or multiples, leasing prospects, local market information, and with regard to assets held for sale, based on the negotiated selling price, less estimated costs of disposal.

          The following table summarizes the provision for impairment during the periods indicated below (in thousands):

	Successor	Predecessor

	Six months ended June 30, 2020	Six months ended June 30, 2019

Total provision for impairment	$1,410	$3,429
Number of properties
Classified as held for sale	2	3

Cash, Cash Equivalents and Restricted Cash

          The Company considers all cash balances, money market accounts and highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Restricted cash includes cash restricted for property tenant improvements and cash proceeds from the sale of assets held by qualified intermediaries in anticipation of the acquisition of replacement properties in tax-free exchanges under Section 1031 of the Code.

          The Company's bank balances as of June 30, 2020 and December 31, 2019 include certain amounts over the Federal Deposit Insurance Corporation limits.

Revenue Recognition and Related Matters

          The Company's rental revenue is primarily related to rent received from tenants under leases accounted for as operating leases. Rent from leases that have fixed and determinable rent increases is recognized on a straight-line basis over the non-cancellable initial term of the lease and reasonably certain renewal periods, from the later of the date of the commencement of the lease or the date of acquisition of the property subject to the lease. The difference between rental revenue recognized and the cash rent due under the provisions of the lease is recorded as deferred rent receivable and included as a component of Other assets in the Consolidated Balance Sheets.

          Variable lease revenues include tenant reimbursements, lease termination fees, changes in the index or market-based indices after the inception of the lease or percentage rents. Variable lease revenues are not recognized until the specific events that trigger the variable payments have occurred. The Company and its Predecessor recognized variable lease revenue related to tenant reimbursements and lease termination fees for the periods presented.

          Capitalized above-market and below-market lease values are amortized on a straight-line basis as a reduction or increase of rental revenue as appropriate over the remaining non-cancellable terms of the respective leases.

          In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU No. 2014-09, "Revenue from Contracts with Customers", which was added to the ASC under Topic 606 ("ASC 606") ("ASU 2014-09"). ASC 606 outlines a single comprehensive model for entities to use in accounting for revenues arising from contracts with customers. As the Company's revenues are primarily generated through leasing arrangements, and the Company has elected the lessor practical expedient to report income on one line within its Condensed Consolidated Statements of Operations and Comprehensive

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Loss from the associated lease for all existing and new leases under ASU 2016-02, "Leases (ASC 842)", the Company's revenues fall outside the scope of this standard.

          An allowance for doubtful accounts is provided against the portion of accounts receivable, net including straight-line rents, which is estimated to be uncollectible, which includes a portfolio-based reserve and reserves for specific disputed amounts. Such allowances are reviewed each period based upon recovery experience and the specific facts of each outstanding amount.

Income Taxes

          The Company will elect to be treated and to qualify as a REIT for U.S. federal income tax purposes beginning with its short taxable year ended December 31, 2019 upon the filing of its U.S. federal income tax return for such taxable year. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. Accordingly, the Company will generally not be subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions of all of its taxable income to its shareholders and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements, including certain asset, income, distribution and share ownership tests. To maintain the status of a REIT, the Company is required to declare and pay a dividend of $216,684 relating to its 2019 fiscal period by December 31, 2020. The Company intends to declare and pay this dividend in the second half of 2020.

          The Company made a joint election with NETSTREIT TRS for it to be treated as a taxable REIT subsidiary which may be subject to U.S. federal, state, and local income taxes on its taxable income. In general, NETSTREIT TRS may perform services for tenants of the Company, hold assets that the Company cannot hold directly and may engage in any real estate or non-real estate-related business.

          As of June 30, 2020, the Company has no provision for state, local or federal income taxes in its Condensed Consolidated Financial Statements.

Fair Value Measurement

          Fair value measurements are utilized in the accounting of the Company's assets acquired and liabilities acquired in an asset acquisition and also affect the Company's accounting for certain of its financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The hierarchy described below prioritizes inputs to the valuation techniques used in measuring the fair value of assets and liabilities. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the most observable inputs to be used when available. The hierarchy is broken down into three levels based on the reliability of inputs as follows: Level 1 inputs, such as quoted prices in an active market; Level 2 inputs, which are observable inputs for similar assets; or Level 3 inputs, which are unobservable inputs.

          The Company used the following inputs in its fair value measurements:

  •
  Level 2 inputs for its debt fair value disclosures. See Note 6; and

  •
  Level 2 and Level 3 inputs when assessing the fair value of assets acquired and liabilities acquired in connection with real estate acquisitions. See Note 4.

          The fair value of the Company's cash, cash equivalents and restricted cash (including money market accounts), other assets and accounts payable, accrued expenses and other liabilities approximate their carrying value because of the short-term nature of these instruments. Provisions for impairments recognized in the six months ended June 30, 2020 and 2019 related to assets held for sale and the impairment was determined based on the negotiated selling price, less costs of disposal, compared to the carrying value of the property.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Concentrations of Credit Risk

          Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company is exposed to credit risk with respect to cash held at various financial institutions and access to its credit facilities. The credit risk exposure with regard to the Company's cash and credit facility is spread among a diversified group of investment grade financial institutions.

          The Company and the Predecessor's rental revenues are derived from 53 separate tenants leasing 160 total properties and 42 separate tenants leasing 104 total properties for the six months ended June 30, 2020 and 2019, respectively.

          For the six months ended June 30, 2020, there were no tenants with rental revenue that exceeded 10%.

          For the six months ended June 30, 2019, one tenant, CVS, accounted for 13.7% of the rental revenue.

Segment Reporting

          The Company considers each one of its properties to be an operating segment, none of which meets the threshold for a reportable segment. The Company allocates resources and assesses operating performance based on individual property needs. All of the Company's operating segments meet the aggregation criteria, and thus, the Company reports one segment, rental operations. There were no intersegment sales during the periods presented.

Recent Accounting Pronouncements Adopted

          In June 2016, the FASB issued ASU 2016-13, "Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13") which changes the model for the measurement of credit losses on financial instruments. Specifically, the amendments in the ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In November 2018, the FASB issued ASU 2018-19 "Codification Improvements to Topic 326, Financial Instruments — Credit Losses", which clarifies that receivables arising from operating leases are not within the scope of this new guidance. On January 1, 2020, the Company adopted ASU 2016-13. The adoption of this standard has not materially impacted the Company's Condensed Consolidated Financial Statements.

          In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement" ("ASU 2018-13"). This new guidance modified the disclosure requirements on fair value measurements. Public entities are required to disclose the following: (i) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (ii) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. In addition, public entities will no longer be required to disclose the following: (i) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) the policy for timing of transfers between levels and (iii) the valuation processes for Level 3 fair value measurements. The new pronouncement also clarifies and modifies certain existing

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

provisions, including eliminating "at a minimum" from the phrase "an entity shall disclose at a minimum" to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and clarifying that materiality is an appropriate consideration when evaluating disclosure requirements. On January 1, 2020, the Company adopted ASU 2018-13. The adoption of this standard has not materially impacted the Company's Condensed Consolidated Financial Statements.

          In October 2018, the FASB issued ASU 2018-17, "Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities" ("ASU 2018-17"). ASU 2018-17 is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. On January 1, 2020, the Company adopted ASU 2018-17. The adoption of this standard has not materially impacted the Company's Condensed Consolidated Financial Statements.

          In April 2020, the FASB issued a question and answer document, "Topic 842 and Topic 840: Accounting for Lease Concessions Related to the Effects of the COVID-19 Pandemic" focused on the application of lease accounting guidance to lease concessions provided as a result of the COVID-19 global pandemic. Under existing lease guidance, the entity would have to determine, on a lease by lease basis, if a lease concession was the result of a new arrangement reached with the tenant, which would be accounted for under the lease modification framework, or if a lease concession was under the enforceable rights and obligations that existed in the original lease, which would be accounted for outside the lease modification framework. Entities can elect to not evaluate whether certain concessions provided by lessors to mitigate the effects of COVID-19 on lessees are lease modifications. Entities that make this election can then elect to apply the lease modification guidance in ASC 842 or account for the concession as if it were contemplated as part of the existing contract. For all leases when the Company is a lessor, the Company elected to not evaluate whether certain concessions that do not result in a substantial increase in the Company's rights as the lessor or the obligations of the lessee provided to mitigate the effects of COVID-19 on tenants are lease modifications, further electing to account for the concession as if it were contemplated as part of the existing contract. On April 1, 2020, the Company adopted this guidance and determined that it has not materially impacted the Company's Condensed Consolidated Financial Statements.

Note 3 — Leases

          The Company acquires, owns and manages commercial single-tenant lease properties, with the majority being long-term triple-net leases where the tenant is generally responsible for all improvements and contractually obligated to pay all operating costs (such as real estate taxes, utilities and repairs and maintenance costs). As of June 30, 2020, the remaining terms of leases range from 2-35 years.

          The Company's property leases have been classified as operating leases and some have scheduled rent increases throughout the lease term.

          All lease-related income is reported as a single line item, Rental revenue (including reimbursable), in the Condensed Consolidated Statements of Operations and Comprehensive Loss and is presented net

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

of provision for doubtful accounts. The following table provides a disaggregation of lease income recognized under ASC 842 (in thousands):

	Successor	Predecessor

	Six months ended June 30, 2020	Six months ended June 30, 2019

Rental revenue
Fixed lease income(1)	$11,858	$11,410
Variable lease income(2)	645	388
Other rental revenue:
Above/below market lease amortization	122	(381)

Rental revenue (including reimbursable)	$12,625	$11,417

(1)
Fixed lease income includes contractual rents under lease agreements with tenants recognized on a straight-line basis over the lease term.

(2)
Variable lease income primarily includes tenant reimbursements for real estate taxes, insurance, common area maintenance and lease termination fees.

Note 4 — Acquisition and Disposition of Real Estate

Acquisitions

          During the six months ended June 30, 2020, the Company acquired 68 properties for a total purchase price of $222,247,836. The acquisitions were all accounted for as asset acquisitions, with the Company capitalizing $2,451,902 of acquisition fees incurred. An allocation of the purchase price paid for the completed acquisitions is as follows (in thousands):

For the six months ended June 30, 2020
Land	$73,795
Buildings	113,946
Site improvements	14,147
Tenant improvements	4,589
Lease in-place intangible assets	28,187
Lease above-market intangible assets	407
Construction-in-progress assets	270
Fuel equipment	156

235,497
Liabilities assumed
Lease below-market intangible liabilities	(8,904)
Accounts payable, accrued expense and other liabilities	(1,893)

Purchase price (including acquisition costs)	$224,700

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Dispositions

          During the six months ended June 30, 2020, the Company sold two properties for a total sales price, net of disposal costs, of $9,917,354. The Company recognized a gain on sale of $1,016,043. During 2019, the Company entered into an agreement to sell one property to a third-party and received a nonrefundable $250,000 earnest money deposit, which upon termination of that agreement was recognized as a gain.

          During the six months ended June 30, 2019, the Company sold 19 properties for a total sales price, net of disposal costs, of $58,983,010, recognizing a net gain of $4,099,379.

Note 5 — Intangible Assets and Liabilities

          Intangible assets and liabilities consisted of the following (in thousands):

	June 30, 2020			December 31, 2019
	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Assets:
In-place leases	$48,230	$(1,556)	$46,674	$20,763	$(56)	$20,707
Above-market leases	4,557	(215)	4,342	7,286	(13)	7,273
Assembled workforce	873	(153)	720	873	(7)	866

Total Intangible assets	$53,660	$(1,924)	$51,736	$28,922	$(76)	$28,846

Liabilities:
Below-market leases	$13,514	$(378)	$13,136	$4,682	$(11)	$4,672

          The remaining weighted average amortization period for the Company's intangible assets and liabilities as of June 30, 2020 and as of December 31, 2019 by category and in total, were as follows:

	Years Remaining
	June 30, 2020	December 31, 2019
In-place leases	10.9	10.5
Above-market leases	11.9	15.3
Below-market leases	12.9	13.2
Assembled workforce	2.5	3.0

          The Company records amortization of in-place lease assets to amortization expense, with net amortization of above-market and below-market lease intangibles to rental revenue. The following amounts in the accompanying Condensed Consolidated Statements of Operations and Comprehensive

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Loss related to the amortization of intangibles assets and liabilities for all property and ground leases (in thousands):

	Successor	Predecessor

	Six months ended June 30, 2020	Six months ended June 30, 2019

Amortization:
Amortization of in-place leases	$1,531	$1,067
Amortization of assembled workforce	146	—

	$1,677	$1,067

Net adjustment to rental revenue:
Above-market lease assets	$249	$599
Below-market lease liabilities	(371)	(218)

	$(122)	$381

          The following table provides the projected amortization of in-place lease assets and assembled workforce intangible assets to amortization expense, and the net amortization of above-market and below-market lease intangibles to rental revenue as of June 30, 2020, for the next five years and thereafter (in thousands):

	Remainder of 2020	2021	2022	2023	2024	Thereafter
In-place leases	$2,537	$4,425	$4,398	$4,351	$4,254	$26,709
Assembled workforce	145	291	284	—	—	—

Amortization expense	$2,682	$4,716	$4,682	$4,351	$4,254	$26,709

Above-market lease assets	$209	$417	$403	$398	$393	$2,522
Below-market lease liabilities	(541)	(1,082)	(1,082)	(1,075)	(1,061)	(8,295)

Net adjustment to rental revenue	$(332)	$(665)	$(679)	$(677)	$(668)	$(5,773)

Note 6 — Debt

          Debt consists of the following (in thousands):

	June 30, 2020	December 31, 2019
Term loans:
Term Loans (due December 23, 2024)	$175,000	$175,000
Less: Unamortized discount and debt issuance costs	(1,008)	(1,087)

	$173,992	$173,913

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

          In December 2019, the Company entered into a senior credit facility consisting of (i) a $175.0 million senior secured term loan ("Term Loan") and (ii) a $250.0 million senior secured revolving credit facility ("Revolver", and collectively with the Term Loan, the "Credit Facility"). Wells Fargo Securities, LLC is lead arranger and bookrunner and Wells Fargo Bank, National Association is administrative agent under the Credit Facility (the "Administrative Agent").

          The Term Loan matures on December 23, 2024 and the Revolver matures on December 23, 2023, subject to extension up to one year. The Credit Facility is secured by a first priority perfected security interest in and lien on all existing and future equity interests of the Company's direct and indirect subsidiaries of any Eligible Property (as defined in the Credit Facility) owned by the Company or any of the Company's subsidiaries. The Credit Facility also provides that the Administrative Agent has the option to release the collateral securing the Credit Facility upon delivery of satisfactory evidence from the Company that Collateral Release Requirements (as defined in the Credit Facility) have been met, which requirements include, among others, conditions related to the unencumbered asset value and asset diversification of the Company.

          Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. For so long as the Credit Facility is secured, the interest rates under the Credit Facility are based on the Company's consolidated total leverage ratio, and are determined by (A) in the case of Term Loans either (i) LIBOR, plus a margin ranging from 1.25% to 2.25%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.25% to 1.25%, based on the Company's consolidated total leverage ratio and (B) in the case of Revolving Loans either (i) LIBOR, plus a margin ranging from 1.35% to 2.30%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.35% to 1.30%, based on the Company's consolidated total leverage ratio. To the extent the Administrative Agent releases the collateral in connection with the Company's satisfaction of the Collateral Release Requirements, the interest rates under the Credit Facility will be based on the Company's consolidated total leverage ratio, and are determined by (A) in the case of Term Loans either (i) LIBOR, plus a margin ranging from 1.15% to 1.60%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.15% to 0.60%, based on the Company's consolidated total leverage ratio and (B) in the case of Revolving Loans either (i) LIBOR, plus a margin ranging from 1.20% to 1.80%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.20% to 0.80%, based on the Company's consolidated total leverage ratio.

          The Company is required to pay a Revolver facility fee at an annual rate of 0.15% of the unused capacity if usage exceeds 50% of the total available facility, or 0.25% of the unused facility if usage does not exceed 50%. Loans from the Revolver are generally restricted if, among other things, the proposed usage of the proceeds from the loan do not meet certain criteria as outlined in the Credit Facility Agreement, if an event of default exists, or if the requested loan will create an event of default. Loans from the Revolver may not exceed the total revolving commitments.

          During the second quarter, the Company entered into an amendment to the Credit Facility to amend and redefine its debt covenant calculations. The Company incurred and capitalized $75,000 of financing costs relating to this amendment, which has been pro-rated to the Term Loan and Revolver based on their respective borrowing capacities.

          Deferred financing costs are being amortized over the remaining terms of each respective loan. Term Loan deferred financing costs of $1,123,466, of which $1,007,800 and $1,087,276 is unamortized June 30, 2020 and December 31, 2019, respectively, is included within Term loans, net on the Condensed

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

Consolidated Balance Sheets. Revolver deferred financing costs of $1,604,922, of which $1,399,425 and $1,552,414 is unamortized at June 30, 2020 and December 31, 2019, respectively, is included within Other assets on the Condensed Consolidated Balance Sheets.

          Total deferred financing costs amortized on the Term Loan and Revolver for the six months ended June 30, 2020 were $307,465. This is included in Interest expense on the Company's Condensed Consolidated Statement of Operations and Comprehensive Loss.

          Total deferred financing costs amortized on the Predecessor's debt facilities for the six months ended June 30, 2019 were $498,552. This is included in Interest expense on the Predecessor's Condensed Consolidated Statement of Operations and Comprehensive Loss.

          As of June 30, 2020, and December 31, 2019, the Term Loan had an effective interest rate of 1.43% and 3.28%, respectively.

          The Company incurred interest expense of $2,517,088 in connection with the Term Loan for the six months ended June 30, 2020.

          The Predecessor incurred interest expense of $5,401,539 in connection with the Predecessor's debt facilities for the six months ended June 30, 2019.

          The fair value of the Company's Term Loan is determined based on the expected future payments discounted at risk-adjusted rates. The Company assessed that the carrying value materially approximates the estimated fair value of the Term Loan at June 30, 2020 and December 31, 2019.

          As of June 30, 2020 and December 31, 2019, the Company had no borrowings under the Revolver.

          The Company was in compliance with all of its debt covenants as of June 30, 2020, and expects to be in compliance for the following twelve-month period.

Note 7 — Supplemental Detail for Certain Components of the Condensed Consolidated Balance Sheets

          Other assets, net consist of the following (in thousands):

	June 30, 2020	December 31, 2019
Earnest money deposit	$1,847	$1,100
Deferred offering expenses	1,526	—
Deferred financing costs on Revolver, net	1,399	1,552
Accounts receivable, net	1,112	625
Deferred rent receivable	1,028	15
Other assets	667	12

	$7,579	$3,304

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

          Accounts payable, accrued expenses and other liabilities consists of the following (in thousands):

	June 30, 2020	December 31, 2019
Accrued expense	$1,768	$438
Other liabilities	1,554	863
Lessee improvement obligations	823	—
Accounts payable	313	1,165
Deposit payable	—	250

	$4,458	$2,716

Note 8 — Shareholders' Equity, Partners' Capital and Preferred Equity

Company Shareholders and Operating Partnership Capital

          During the six months ended June 30, 2020, the initial purchaser in the Private Offering exercised its overallotment option to purchase 2,936,885 shares of the Company's common stock and the Company issued such shares.

          The Company contributed the net proceeds from the completion of the overallotment option to the Operating Partnership in exchange for an additional 2,936,885 Class A OP Units.

Preferred Equity

          In January 2020, to maintain the Company's status as a REIT, the Company issued and sold 125 shares of Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act.

          The Series A Preferred Stock may be redeemed solely at the Company's option for consideration equal to $1,000 per share, plus accrued and unpaid dividends thereon to and including the date fixed for redemption, plus a redemption premium as follows (i) until December 31, 2021, $100 and (ii) thereafter, no redemption premium.

          Holders of the Series A Preferred Stock are entitled to a cumulative preferred dividend, payable semiannually on June 30 and December 31 of each calendar year to holders of record at June 15 and December 15, respectively, in an amount equal to 12.0% per annum of the $1,000 purchase price per share plus any accrued and unpaid dividends. In the event of any dissolution, liquidation or winding up of the Company, the holders of Series A Preferred Stock will be entitled to receive pro rata in cash out of the Company's assets legally available therefor, before any distributions of the assets may be made to the holders of shares of the Company's common stock, an amount per share of Series A Preferred Stock equal to the $1,000 initial purchase price, plus any accrued and unpaid dividends thereon, plus, if applicable, the redemption premium.

          Holders of the Series A Preferred Stock are not entitled to vote on any matter submitted to the Company's common stockholders for a vote except that the consent of a majority of the outstanding shares of Series A Preferred Stock, voting as a separate class, is required for (a) authorization or issuance of any equity security senior to or on parity with the Series A Preferred Stock, (b) reclassification of the Series A Preferred Stock, or (c) certain amendments to the Company's charter, including the terms of the Series A Preferred Stock, that would materially and adversely affects the rights, preference, privilege or voting power of the Series A Preferred Stock.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

          In May 2020, the Company declared a preferred dividend of $51.33 per share of Series A Preferred Stock to holders of record as of June 15, 2020. The preferred dividend was settled in cash on June 30, 2020.

Registration Rights Agreement and Special Stock Dividend

          In connection with the Private Offering and related formation transactions, the Company entered into registration rights agreements with the holders of its common stock and OP Units. Pursuant to these agreements the Company submitted to the Securities and Exchange Commission (the "SEC"), a shelf registration statement registering for resale the shares of the Company's common stock and shares of common stock that are issuable upon the redemption of the OP Units.

          The Company is obligated to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC and have the Company's common stock listed on a national securities exchange as soon as practicable, but in no event later than September 30, 2020 (as may be extended to November 30, 2020).

          Special stock dividends on each outstanding share of the Company's common stock and Class A OP Units will accrue at a rate of 8% per annum, based on a value of $19.75 per share, if the Company does not satisfy its obligation under the registration rights agreements.

          The Company currently deems the likelihood that it will be required to pay special stock dividends under this arrangement to be remote, and as such no contingent liability has been recorded in the Successor's Condensed Consolidated Balance Sheets.

Note 9 — Stock Based Compensation

          The NETSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (the "Omnibus Incentive Plan"), effective December 23, 2019, reserves for issuance 7% of the Company's outstanding common stock on a fully diluted basis through, and including, an initial public offering. The Omnibus Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, long-term incentive plan units, dividend equivalent rights, and other share-based, share-related or cash-based awards, including performance-based awards, to employees, directors and consultants, with each grant evidenced by an award agreement providing the terms of the award. The Omnibus Incentive Plan is administered by the compensation committee of the Board of Directors.

          As of June 30, 2020, the only stock-based compensation granted by the Company were restricted stock units.

Restricted Stock Units

          Pursuant to the Omnibus Incentive Plan, the Company made performance-based restricted stock unit grants to certain employees and non-employee directors. The vesting terms of these grants are specific to the individual grant and vest in equal annual installments over the next three to five years. Additionally, no restricted stock units shall vest until a shelf registration statement is effective and the common stock is listed on a national securities exchange and as such, no compensation cost has been recognized for the period ended June 30, 2020 as, for accounting purposes, achievement of the performance is not deemed to be probable until the registration and listing conditions have been satisfied.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

          The following table summarizes restricted stock unit activity for the period ended June 30, 2020:

	Shares	Weighted Average Grant Date Fair Value per Share
Unvested restricted stock grants outstanding as of December 31, 2019	168,353	$19.75
Granted during the period	83,543	19.75
Forfeited during the period	(3,797)	19.75
Vested during the period	—	—

Unvested restricted stock grants outstanding as of June 30, 2020	248,099	$19.75

          As of June 30, 2020, the total compensation cost of unvested restricted stock units expected to vest was $4,899,955, and the weighted average remaining contractual term was 4.3 years.

          The weighted average grant date fair value of unvested restricted units is calculated as the per share price determined in the Private Offering.

Note 10 — Earnings Per Share

          The table below provides net loss and the number of common shares used in the computations of "basic" net income per share, which utilizes the weighted-average number of common shares outstanding without regard to dilutive potential common shares, and "diluted" net income per share, which includes all such shares. Net income attributable to common shares, weighted average common shares outstanding and the effect of dilutive securities outstanding are presented for the six months ended June 30, 2020.

(in thousands, except per share data)	Six months ended June 30, 2020
Numerator:
Net loss from continuing operations	$(1,957)
Net loss from continuing operations, attributable to noncontrolling interest	536
Cumulative preferred stock dividends	(6)

Net loss from continuing operations attributable to common shares — basic and diluted	$(1,427)

Denominator:
Weighted average common shares outstanding — basic	11,105,709
Effect of dilutive shares for diluted net income per common share (1) (2)	—

Weighted average common shares outstanding — diluted	11,105,709

Net loss available to common shareholders per common share — basic and diluted	$(0.13)

(1)
All shares related to outstanding share-based compensation awards were excluded, as they are considered contingently issuable shares for purposes of calculating diluted EPS for the six months ended June 30, 2020.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
(unaudited)

(2)
Diluted net income per common share does not assume conversion of the OP Units as such conversion would be antidilutive.

Note 11 — Commitments and Contingencies

Litigation and Regulatory Matters

          In the ordinary course of business, from time to time, the Company may be subject to litigation, claims and regulatory matters, none of which are currently outstanding, which the Company believes could have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations, liquidity or cash flows.

Environmental Matters

          The Company is subject to environmental regulations related to the ownership of real estate. The cost of complying with the environmental regulations was not material to the Company or Predecessor's results of operations for any of the periods presented. The Company is not aware of any environmental condition on any of its properties that is likely to have a material adverse effect on the Condensed Consolidated Financial Statements when the fair value of such liability can be reasonably estimated and is required to be recognized.

Commitments

          At June 30, 2020, the Company did not have any commitments for re-leasing costs, recurring capital expenditures, non-recurring building improvements, or similar types of costs.

Note 12 — Related-Party Transactions

          The Company did not enter into any related-party transactions during the six months ended June 30, 2020.

          The Predecessor's fees paid and accrued to the benefit of related parties for the six months ended June 30, 2019 are as follows (in thousands):

Entity	Transaction Type	For the Six Months Ended June 30, 2019
EverSTAR IVF V GP, LLC	Asset management fees	$1,469
EBA EverSTAR, LLC	Disposition Fees	686
EBA EverSTAR, LLC	Acquisition fees	18

Note 13 — Subsequent Events

          Subsequent events have been evaluated through July 31, 2020, the date these Condensed Consolidated Financial Statements were issued:

          In July 2020, the Company drew down $50,000,000 on its Revolver at an effective interest rate of 1.51% to fund specifically identified property acquisitions.

          The Company acquired three properties for a total purchase price, including transaction costs, of $36,814,410 subsequent to June 30, 2020.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors
NetSTREIT Corp.:

Opinion on the Consolidated Financial Statements

          We have audited the accompanying consolidated balance sheets of NetSTREIT Corp. and subsidiaries (the Company) as of December 31, 2019 (successor) and as of December 31, 2018 (predecessor), the related consolidated statements of operations and comprehensive income, equity, and cash flows for the period from December 23, 2019 to December 31, 2019 (successor), the related statements of operations and comprehensive loss, equity, and cash flows for the period from January 1, 2019 to December 22, 2019 and year ended December 31, 2018 (predecessor), and the related notes and financial statement schedule III (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the period from December 23, 2019 to December 31, 2019 (successor), for the period from January 1, 2019 to December 22, 2019 and year ended December 31, 2018 (predecessor), in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

          These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

          We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company's auditor since 2019.

Dallas, Texas
April 2, 2020, except for Note 14 and financial statement schedule III, as to which the date is May 12, 2020.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	Successor	Predecessor

	December 31, 2019	December 31, 2018

ASSETS
Real estate, at cost:
Land	$83,996	$71,996
Buildings and improvements	140,057	188,196

Total real estate, at cost	224,053	260,192
Less accumulated depreciation	(132)	(22,394)

Real estate held for investment, net	223,921	237,798
Assets held for sale	8,532	58,256
Cash, cash equivalents and restricted cash	169,319	1,950
Acquired lease intangible assets, net	28,846	32,777
Other assets, net	3,304	2,302

Total assets	$433,922	$333,083

LIABILITIES AND EQUITY
Liabilities:
Term loans, net	$173,913	$228,399
Mortgages payable, net	—	14,788
Lease intangible liabilities, net	4,672	3,667
Liabilities related to assets held for sale	189	692
Accounts payable, accrued expenses and other liabilities	2,716	2,789

Total liabilities	181,490	250,335

Commitments and contingencies
Equity:
Shareholders' equity
Common stock, $0.01 par value, 400,000,000 shares authorized, 8,860,760 shares issued and outstanding as of December 31, 2019	89	—
Additional paid-in capital	164,416	—
Retained earnings	28	—

Total shareholders' equity	164,533	—

Noncontrolling interests	87,899	—
Partners' capital	—	82,748

Total equity	252,432	82,748

Total liabilities and equity	$433,922	$333,083

See accompanying notes to consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except share and per share data)

	Successor	Predecessor
	For the Period from December 23 to December 31, 2019	For the Period from January 1 to December 22, 2019	Year Ended December 31, 2018
REVENUE
Rental revenue (including reimbursable)	$513	$19,805	$23,828
EXPENSES
Property — operating	52	1,113	1,731
General and administrative	51	4,090	3,792
Depreciation and amortization	195	10,422	12,880
Interest	173	10,712	11,004
Provisions for impairment	—	7,186	15,721

Total expenses	471	33,523	45,128

Gain on sales of real estate	—	5,646	1,003

Net income (loss)	42	(8,072)	(20,297)
Less: Net income attributable to noncontrolling interests	(14)	—	—

Net income (loss) attributable to common shareholders	$28	$(8,072)	$(20,297)

Amounts available to common shareholders per common share:
Net income, basic and diluted	$—	NA	NA
Weighted average common shares outstanding:
Basic	8,860,760	NA	NA
Diluted	8,860,760	NA	NA
Other comprehensive income (loss):
Net income available to common shareholders	$28	$(8,072)	$(20,297)
Unrealized gain on derivatives, net	—	55	151

Comprehensive income (loss) available to common shareholders	$28	$(8,017)	$(20,146)

See accompanying notes to consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EQUITY
(in thousands, except for share data)

	Common stock
	Shares	Par Value	Additional Paid-in Capital	Retained Earnings	Shareholders' Equity	Partners' Capital	Non controlling interests	Total Equity
Balance, at January 1, 2018	—	$—	$—	$—	$—	$99,228	$—	$99,228
Partners' contribution	—	—	—	—	—	13,672	—	13,672
Partners' distribution	—	—	—	—	—	(10,006)	—	(10,006)
Net loss	—	—	—	—	—	(20,297)	—	(20,297)
Other comprehensive income	—	—	—	—	—	151	—	151

Balance, at December 31, 2018	—	$—	$—	$—	$—	$82,748	$—	$82,748

Partners' contributions	—	—	—	—	—	537	—	537
Partners' distribution	—	—	—	—	—	(5,711)	—	(5,711)
Net loss	—	—	—	—	—	(8,072)	—	(8,072)
Other comprehensive income	—	—	—	—	—	55	—	55

Balance, at December 22, 2019	—	$—	$—	$—	$—	$69,557	$—	$69,557

Proceeds received from Successor for assets of the Predecessor	—	—	—	—	—	(69,557)	—	(69,557)
Issuance of OP Units	—	—	—	—	—	—	87,885	87,885
Issuance of common stock	8,860,760	89	174,911	—	175,000	—	—	175,000
Offering and related costs	—	—	(10,495)	—	(10,495)	—	—	(10,495)
Net income	—	—	—	28	28	—	14	42

Balance, at December 31, 2019	8,860,760	$89	$164,416	$28	$164,533	$—	$87,899	$252,432

See accompanying notes to consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Successor	Predecessor
	For the Period from December 23 to December 31, 2019	For the Period from January 1 to December 22, 2019	Year Ended December 31, 2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$42	$(8,072)	$(20,297)
Adjustments to net income (loss):
Depreciation	132	8,390	10,332
Amortization of lease intangibles	63	2,032	2,548
Amortization of deferred financing costs	14	1,024	800
Amortization of above/below-market assumed debt	—	(13)	(7)
Noncash revenue adjustments	(13)	1,601	160
Gain on sale of real estate	—	(5,646)	(1,003)
Provisions for impairment	—	7,186	15,721
Changes in assets and liabilities:
Other assets, net	(681)	67	1
Accounts payable, accrued expenses and other liabilities	532	(580)	647

Net cash provided by operating activities	89	5,989	8,902

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisitions of assets of the Predecessor, net of cash acquired	(166,732)	—	—
Real estate improvements and acquisition of real estate, net of debt assumed	(1,112)	(1,682)	(31,606)
Proceeds from sale of real estate	—	77,616	9,552

Net cash (used in) provided by investing activities	(167,844)	75,934	(22,054)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from term loans	175,000	708	16,575
Principal payments on term loans	—	(62,983)	(8,845)
Principal payments on mortgages payable	—	(14,756)	(54)
Deferred financing costs	(2,653)	(199)	(456)
Issuance of Common Stock, net	164,727	—	—
Partners' contributions	—	537	13,224
Partners' distributions	—	(5,624)	(10,006)

Net cash provided by (used in) financing activities	337,074	(82,317)	10,438

Net increase (decrease) in cash, cash equivalents and restricted cash	169,319	(394)	(2,714)
Cash, cash equivalents and restricted cash, beginning of period	—	1,950	4,664

Cash, cash equivalents and restricted cash, end of period	$169,319	$1,556	$1,950

Supplemental cash flow information:
Interest paid	$—	$9,460	$9,946
Taxes paid	$—	$38	$87
Supplemental disclosure of noncash investing activities:
OP Units issued as consideration for the acquisition of Predecessor	$87,885	$—	$—

See accompanying notes to consolidated financial statements.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1 — Organization and Description of Business

          NetSTREIT Corp. ("Successor", or the "Company") was incorporated on October 11, 2019 as a Maryland corporation and commenced operations on December 23, 2019. The Company conducts its operations through NetSTREIT, L.P., a Delaware limited partnership (the "Operating Partnership"). NetSTREIT GP, LLC, as a Delaware limited liability company, and a wholly owned subsidiary of the Company, is the sole general partner of the Operating Partnership.

          The Company has elected to be treated as a real estate investment trust ("REIT") commencing with its taxable year ended December 31, 2019. Additionally, the Operating Partnership formed NetSTREIT Management TRS, LLC ("NetSTREIT TRS"), which together with the Company jointly elected to be treated as a taxable REIT subsidiary under Section 856(a) of the Internal Revenue Code of 1986, as amended, ("the Code") for U.S. federal income tax purposes.

          The Company is structured as an umbrella partnership real estate investment trust (commonly referred to as an "UPREIT") and is an internally managed real estate company that acquires, owns and manages a diversified portfolio of single-tenant commercial retail real estate leased on a long-term primarily triple-net basis to high credit quality tenants across the United States. As of December 31, 2019, the Company owned 94 properties, located in 27 states.

Private offering and formation transactions

          On December 23, 2019, the Company completed a series of transactions (collectively the "Private Offering"), pursuant to which the Company sold 8,860,760 shares of common stock at $19.75 per share in a private placement under Rule 144A and Regulation D under the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Private Offering, the Company completed the formation transactions, described below. The Company contributed the net proceeds of $164,504,600 from the Private Offering to the Operating Partnership in exchange for 8,860,760 Class A Operating Partnership Units ("OP Units").

          Concurrently with the closing of the Private Offering, EverSTAR Income and Value Fund V, LP, a Delaware limited partnership (the "Predecessor") was merged with and into the Company's Operating Partnership, with the Operating Partnership surviving, and the continuing investors in the Operating Partnership receiving an aggregate of 3,652,149 Class A OP Units, other than the Chief Executive Officer of the Company, who received 8,884 Class B OP Units, and an affiliate of the Predecessor's general partner, which received 287,234 Class B OP Units.

          The Operating Partnership entered into a contribution agreement with EBA EverSTAR LLC, a Texas limited liability company, to internalize the Company's management infrastructure, whereby EBA EverSTAR LLC contributed 100% of the membership interests in EBA EverSTAR Management, LLC, a Texas limited liability company and the manager of the Predecessor, to the Operating Partnership in exchange for 500,752 Class B OP Units. In connection with the internalization, EBA EverSTAR Management, LLC was re-domiciled in Delaware and its name was changed to NetSTREIT Management, LLC. A 0.01% interest in NetSTREIT Management, LLC was issued to NetSTREIT TRS.

          On or after the date on which the Company's common stock is listed on a national securities exchange (but in no event earlier than the date that is 12 months following the closing of the Private Offering, subject to certain exceptions), each limited partner of the Operating Partnership has the right to require the Operating Partnership to redeem part or all of its OP Units for cash, based upon the value of an equivalent number of shares of the Company's common stock at the time of the redemption, or, at the Company's election, shares of the Company's common stock on a one-for-one basis, subject to

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

certain adjustments and the restrictions on ownership and transfer of the Company's common stock. Upon completion of the Private Offering, noncontrolling interest holders owned approximately 33.4% of the Operating Partnership (the Operating Partnership issued total Class A and Class B OP Units of 12,512,909 and 796,870, respectively).

          The Company granted the initial purchaser in the Private Offering an option, exercisable during the 30-day period after the date of the purchase/placement agreement relating to the Private Offering, to purchase or place in a private placement up to an additional 2,658,228 shares of common stock at the offering price less the initial purchaser's discount or placement fee to cover additional allotments, if any. In January 2020, the term of the option was extended to January 31, 2020 and the option was amended to increase the number of shares of common stock to 2,936,885. On January 30, 2020, the initial purchaser exercised its option to purchase 2,936,885 shares of the Company's common stock, which was delivered on February 6, 2020.

          Concurrently with the consummation of the Private Offering, the Company entered into a $175.0 million term loan and $250.0 million revolving credit facility. On December 23, 2019, in connection with the acquisition of the Predecessor, the Company fully drew down on its term loan and used the proceeds to acquire the Predecessor who then concurrently settled its outstanding debt facilities of $168,286,830, including incremental legal and tax costs of $428,076, excluding unamortized deferred financing costs of $459,879. As part of the acquisition, the Company did not assume any obligation under the Predecessor's then outstanding debt facilities. See Note 6—Debt.

Preferred stock transaction

          To maintain the Company's status as a REIT, on January 27, 2020, the Company issued and sold 125 shares of Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act. The shares of Series A Preferred Stock may be redeemed at the Company's option for consideration equal to $1,000 per share, plus accrued and unpaid dividends thereon to and including the date fixed for redemption, plus a redemption premium as follows (i) until December 31, 2021, $100 and (ii) thereafter, no redemption premium. The Company intends to redeem all 125 outstanding shares of Series A Preferred Stock upon the completion of an initial public offering.

Note 2 — Basis of Presentation and Significant Accounting Policies

Basis of Presentation

          The accompanying Consolidated Financial Statements and Schedule III — Real Estate and Accumulated Depreciation of the Company are prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and with the rules and regulations of the U.S. Securities and Exchange Commission (the "SEC"). Certain reclassifications have been made to conform the prior period presentation.

          For financial reporting purposes, the acquisition of the Predecessor by the Operating Partnership and the internalization of the Company's management infrastructure as a result of the Private Offering and related formation transactions represented an asset acquisition. Consequently, the financial statements of the Predecessor, as set forth herein, represent the Predecessor's historical financial information as of any date or for any periods on or prior to the completion of the Private Offering. The financial statements of the Successor, as set forth herein, represent the financial information after the completion of the Private Offering, including the acquisition of the Predecessor and internalization of the Company's management infrastructure.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Principles of Consolidation

          The accompanying Consolidated Financial Statements include the accounts of the Company and subsidiaries in which the Company has a controlling financial interest. All intercompany accounts and transactions have been eliminated in consolidation and the Company's net income (loss) is reduced by the portion of net income (loss) attributable to noncontrolling interests.

Noncontrolling interests

          The Company presents noncontrolling interests, which represents OP Units, and classifies such interest as a component of permanent equity, separate from the Company's common stock shareholders' equity. Noncontrolling interests that were created as part of an asset acquisition were recognized at fair value as of the date of the transaction. The noncontrolling interests holders may tender their OP Units for redemption by the Operating Partnership in exchange for cash equal to the market price of the Company's common stock at the time of redemption or for unregistered shares of the Company's common stock on a one-for-one basis. The election to pay cash or issue common stock is solely within the control of the Company to satisfy a noncontrolling interests holder's redemption request.

          Net income or loss of the Operating Partnership is allocated to its noncontrolling interests based on the noncontrolling interests' ownership percentages in the Operating Partnership. Ownership percentage is calculated by dividing the number of OP Units held by the noncontrolling interests by the total OP Units outstanding at the balance sheet date.

Use of Estimates

          The preparation of Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the Consolidated Financial Statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company's most significant assumptions and estimates relate to the useful lives of real estate assets, lease accounting, real estate impairment assessments, and allocation of fair value of purchase consideration. These estimates are based on historical experience and other assumptions which management believes are reasonable under the circumstances. The Company evaluates its estimates on an ongoing basis and makes revisions to these estimates and related disclosures as experience develops or new information becomes known.

Real Estate Held for Investment

          Real estate is recorded and stated at cost less any provisions for impairment. The majority of the Company's real property was acquired by the Operating Partnership from the Predecessor, and as a result, such real estate was initially recorded by the Company at the fair value of the Operating Partnership's ownership interest issued at the date of the Private Offering. For real property acquired from third parties, such assets were recognized at fair value at the acquisition date.

          The Company evaluates each acquisition transaction to determine whether the acquired asset meets the definition of a business and therefore accounted for as a business combination or if the acquisition transaction should be accounted for as an asset acquisition. Under Accounting Standards Update ("ASU") 2017-01, "Business Combinations (Topic 805): Clarifying the Definition of a Business" ("ASU 2017-01"), an acquisition does not qualify as a business when substantially all of the fair value is concentrated in a single identifiable asset or group of similar identifiable assets or the acquisition does not include a substantive process in the form of an acquired workforce or an acquired contract that cannot be replaced without significant cost, effort or delay. Transaction costs related to acquisitions that

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

qualify as asset acquisitions are capitalized as part of the cost basis of the acquired assets, while transaction costs for acquisitions that are deemed to be acquisitions of a business are expensed as incurred. The Predecessor early adopted ASU 2017-01 effective January 1, 2018. All properties acquired subsequent to the adoption date were accounted for as asset acquisitions and transaction costs were capitalized.

          The Company allocates the purchase price of acquired properties accounted for as asset acquisitions to tangible and identifiable intangible assets or liabilities based on their relative fair values. Tangible assets may include land, buildings, site improvements and tenant improvements. Intangible assets include the value of in-place leases and above-market leases and intangible liabilities include below-market leases.

          The fair value of the tangible assets of an acquired property with an in-place operating lease is determined by valuing the property as if it were vacant, and the "as-if-vacant" value is then allocated to the tangible assets based on the fair value of the tangible assets. The fair value of in-place leases is determined by considering estimates of carrying costs during the expected lease-up periods, current market conditions, as well as costs to execute similar leases based on the specific characteristics of each tenant's lease. The Company estimates the cost to execute leases with terms similar to the remaining lease terms of the in-place leases, including leasing commissions, legal and other related expenses. The fair value of above-market or below-market leases is recorded based on the net present value (using a discount rate that reflects the risks associated with the leases acquired) of the difference between the contractual amount to be paid pursuant to the in-place lease and the Company's estimate of the fair market lease rate for the corresponding in-place lease, measured over the remaining non-cancelable term of the lease including any below-market fixed rate renewal options for below-market leases. In making estimates of fair values for purposes of allocating purchase price, the Company utilizes a number of sources, including real estate valuations prepared by independent valuation firms. The Company also considers information and other factors including market conditions, the industry that the tenant operates in, characteristics of the real estate, e.g., location, size, demographics, value and comparative rental rates, tenant credit profile and the importance of the location of the real estate to the operations of the tenant's business. Additionally, the Company considers information obtained about each property as a result of its pre-acquisition due diligence, marketing and leasing activities in estimating the fair value of the tangible and intangible assets and liabilities acquired.

Depreciation and Amortization

          Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the assets:

Buildings	13 - 35 years
Building improvements	15 years
Tenant improvements	Shorter of the term of the related lease or useful life
Acquired in-place leases	Remaining terms of the respective leases
Assembled workforce	3 years

          Depreciation expense on real estate held for investment was $132,090, $8,390,091 and $10,332,280 for the periods from December 23, 2019 to December 31, 2019, and from January 1, 2019 to December 22, 2019, and for the year ended December 31, 2018, respectively.

          Capitalized above-market and below-market lease values are amortized on a straight-line basis as a reduction or increase of rental revenue as appropriate over the remaining non-cancellable terms of the respective leases, including below-market renewal option periods.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          Repairs and maintenance are charged to operations as incurred; major renewals and betterments that extend the useful life or improve the operating capacity of the asset are capitalized. Upon the sale or disposition of a property, the asset and the related accumulated depreciation are removed from the Consolidated Balance Sheets with the difference between the proceeds received, net of sales costs, and the carrying value of the asset group recorded as a gain or loss on sale, subject to impairment considerations (see below).

Assets Held for Sale

          Properties classified as held for sale, including the related intangibles, on the Consolidated Balance Sheets include only those properties available for immediate sale in their present condition, which are actively being marketed, and for which management believes that it is probable that a sale of the property will be completed within one year. Properties held for sale are carried at the lower of cost or fair value, less estimated selling costs. No depreciation expense or amortization expense is recognized on properties held for sale and the related intangible assets or liabilities once they have been classified as such. Only disposals representing a strategic shift in operations are presented as discontinued operations. Accordingly, we have not reclassified results of operations for properties disposed during the year or held for sale as discontinued operations, as these events are a normal part of the Company's operations and do not represent strategic shifts in the Company's operations.

Impairment of Long-Lived Assets

          The Company reviews for impairment whenever indicators of impairment exist. If indicators are present, the Company will prepare a projection of the undiscounted future cash flows of the property, excluding interest charges, and determine if the carrying amount of the real estate is recoverable. When a carrying amount is not recoverable, an impairment loss is recognized to the extent that the carrying amount of the asset exceeds its fair market value. The Company estimates fair value using data such as operating income, estimated capitalization rates or multiples, leasing prospects and local market information.

          For the period from December 23, 2019 to December 31, 2019, the Company did not record a provision for impairment. Two properties, including intangible lease assets and liabilities, were held for sale at December 31, 2019 at an expected total sales price, less selling costs, of $8,343,160.

          For the period from January 1, 2019 to December 22, 2019, the Predecessor recorded total provisions for impairment of $7,186,143 on six properties, including intangible lease assets and liabilities.

          For the year ended December 31, 2018, the Predecessor recorded total provisions for impairment of $15,721,145 on 21 properties.

Cash, Cash Equivalents and Restricted Cash

          The Company considers all cash balances and highly liquid investments with original maturities of three months or less to be cash and cash equivalents. Restricted cash includes cash restricted for property tenant improvements and cash proceeds from the sale of assets held by qualified intermediaries in anticipation of the acquisition of replacement properties in tax-free exchanges under Section 1031 of the Code.

          The Company deposits its cash, cash equivalents and restricted cash with high-quality financial institutions in the United States which are insured by the Federal Deposit Insurance Company ("FDIC") up to $250,000. The Company's credit loss in the event of failure of these financial institutions is represented by the difference between the FDIC limit and the total amounts on deposit. The Company

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

monitors the financial institutions' creditworthiness in conjunction with balances on deposit to minimize risk, and although the Company bears risk to amounts in excess of those insured by the FDIC, it does not anticipate any losses as a result. The Company had $168,819,225 and $1,200,253 in excess of the FDIC limit at December 31, 2019 and December 31, 2018, respectively.

          Cash, cash equivalents and restricted cash consisted of the following (in thousands):

	Successor	Predecessor
	December 31, 2019	December 31, 2018
Cash and cash equivalents	$169,319	$1,235
Restricted cash:
Tenant improvements	—	292
Section 1031 exchange proceeds	—	423

Total cash, cash equivalents and restricted cash	$169,319	$1,950

Revenue Recognition and Related Matters

          The Company's rental revenue is primarily related to rent received from tenants under leases accounted for as operating leases. Rent from leases that have fixed and determinable rent increases is recognized on a straight-line basis over the non-cancellable initial term of the lease and reasonably certain renewal periods, from the later of the date of the commencement of the lease or the date of acquisition of the property subject to the lease. The difference between rental revenue recognized and the cash rent due under the provisions of the lease is recorded as deferred rent receivable and included as a component of Other assets in the Consolidated Balance Sheets.

          Variable lease revenues include tenant reimbursements, lease termination fees, changes in the index or market-based indices after the inception of the lease or percentage rents. Variable lease revenues are not recognized until the specific events that trigger the variable payments have occurred. The Company and its Predecessor recognized variable lease revenue related to tenant reimbursements and lease termination fees for the periods presented.

          In May 2014, the Financial Accounting Standards Board ("FASB") issued ASU No. 2014-09, "Revenue from Contracts with Customers", which was added to the ASC under Topic 606 ("ASC 606") ("ASU 2014-09"). ASC 606 outlines a single comprehensive model for entities to use in accounting for revenues arising from contracts with customers. As the Company's revenues are primarily generated through leasing arrangements, and the Company has elected the lessor practical expedient to report income on one line within its Consolidated Statement of Operations and Comprehensive Income (Loss) from the associated lease for all existing and new leases under ASC 842, the Company's revenues fall outside the scope of this standard.

          On January 1, 2019, the Predecessor adopted ASU 2016-02, "Leases (Topic 842)", which amended Topic 840, "Leases (Topic 840)". The Predecessor's leases are accounted for as operating leases under both Topic 840 and Topic 842, with the Predecessor's lease revenue recognition policy largely unaffected by this update. For further information, see "Recent Accounting Pronouncements Adopted" section below.

          An allowance for doubtful accounts is provided against the portion of accounts receivable, net including straight-line rents, which is estimated to be uncollectible, which includes a portfolio-based reserve and reserves for specific disputed amounts. Such allowances are reviewed each period based upon recovery experience and the specific facts of each outstanding amount.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Gain/Loss on Sale of Real Estate

          On January 1, 2018, the Predecessor adopted the new accounting guidance for sales of nonfinancial assets ("Subtopic 610-20"). Beginning January 1, 2018, the Predecessor derecognizes real estate and recognizes a gain or loss on sales of real estate when a contract exists, and control of the property has transferred to the buyer. Control of the property, including controlling financial interest, is generally considered to transfer upon closing through transfer of the legal title and possession of the property. Any retained noncontrolling interest is measured at fair value.

Stock-Based Compensation

          The Company recognizes stock-based compensation awards as compensation expense and includes such expense within general and administrative expense in the Consolidated Statements of Operations and Comprehensive Income (Loss). Compensation expense, net of forfeitures, for restricted stock unit awards is based on the fair value of the Company's common stock at the date of grant and is generally recognized ratably over the vesting period. For ratable awards, the Company recognizes compensation costs for all grants on a straight-line basis over the requisite service period of the entire award. Compensation expense for performance share unit awards, when the performance condition is probable of achievement, is generally recognized ratably over the vesting period.

Derivative Instruments and Hedging Activities

          The Company may, when appropriate, employ derivative instruments, such as interest-rate swaps, to mitigate the risk of interest rate fluctuations. The Company does not enter into derivative or other financial instruments for trading or speculative purposes. The Company records all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative, whether the Company has elected to designate a derivative in a hedging relationship and apply hedge accounting and whether the hedging relationship has satisfied the criteria necessary to apply hedge accounting. For derivative instruments that are designated and qualify as hedging instruments, the Company records the gain or loss on the hedge instruments as a component of accumulated other comprehensive income. The Company had no derivatives outstanding at December 31, 2019.

Deferred Financing Costs

          Deferred financing costs are comprised of costs incurred in connection with the Company obtaining financing. Deferred financing costs are recorded at cost and amortized on a straight-line basis, which approximates the effective interest method, over the term of the related financing transaction and are included in interest expense on the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss), and Other assets for costs relating to the revolving credit facility and a direct deduction to the Term loans, net on the Consolidated Balance Sheets.

Offering and Related Costs

          Underwriting commissions and offering costs have been reflected as a reduction of additional paid-in-capital on the Successor's Consolidated Balance Sheet.

Income Taxes

          The Company elected to be treated as a REIT under the Code, commencing with its taxable year ended December 31, 2019. To qualify as a REIT, the Company must meet certain organizational, income, asset and distribution tests. Accordingly, except as described below, the Company will generally not be

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

subject to corporate U.S. federal or state income tax to the extent that it makes qualifying distributions of all of its taxable income to its shareholders and provided it satisfies on a continuing basis, through actual investment and operating results, the REIT requirements, including certain asset, income, distribution and share ownership tests. The Company intends to maintain REIT status.

          If the Company fails to maintain qualification as a REIT and cannot correct such failure, it would not be allowed to deduct distributions to shareholders in computing its taxable income and federal income tax. If REIT status is lost, corporate level income tax would apply to the Company's taxable income at regular corporate rates. As a result, the amount available for distribution to holders of equity securities that would otherwise receive dividends would be reduced for the year or years involved. In addition, unless the Company is entitled to relief under the relevant statutory provisions, the Company would be disqualified from treatment as a REIT for four subsequent taxable years.

          Even if the Company qualifies for taxation as a REIT, it may be subject to certain state and local taxes on income or property, and to federal income and excise taxes on undistributed taxable income and capital gains. The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. All returns are subject to examination by the relevant taxing authorities as of December 31, 2019.

          The Company made a joint election with NetSTREIT TRS for it to be treated as a taxable REIT subsidiary which may be subject to U.S. federal, state, and local income taxes on its taxable income. In general, NetSTREIT TRS may perform services for tenants of the Company, hold assets that the Company cannot hold directly and may engage in any real estate or non-real estate-related business.

          Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and for net operating loss, capital loss, and tax credit carryovers. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which such amounts are expected to be realized or settled. The effect on deferred tax assets and liabilities from a change in tax rates is recognized in earnings in the period when the new rate is enacted. However, deferred tax assets are recognized only to the extent that it is more likely than not that they will be realized based on consideration of available evidence, including future reversals of existing taxable temporary differences, future projected taxable income and tax planning strategies. Current and deferred taxes are provided on the portion of earnings (losses) recognized by the Company with respect to its interest in NetSTREIT TRS.

          As of December 31, 2019, and for the period from December 23, 2019 to December 31,2019, the Company has no provision for federal income taxes in its Consolidated Financial Statements.

          GAAP prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken in a tax return. The Company is required to determine whether it is "more-likely-than-not" that a tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. Once it is determined that a position meets the more-likely-than-not recognition threshold, the position is measured at the largest amount of benefit that is greater than 50% likely of being realized upon settlement to determine the amount of benefit to recognize in the financial statements. This accounting standard applies to all tax positions related to income taxes. The Company recognizes any accrued interest related to unrecognized tax benefits in interest expense and penalties in operating expenses.

          The Company has no unrecognized tax benefits recorded pursuant to uncertain tax positions as of December 31, 2019.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The Predecessor was not a federal taxable entity and no provision for federal income taxes was recognized in the Predecessor's financial statements.

Fair Value Measurement

          Fair value measurements are utilized in the accounting of the Company's assets acquired and liabilities acquired in an asset acquisition and also affect the Company's accounting for certain of its financial assets and liabilities. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The hierarchy described below prioritizes inputs to the valuation techniques used in measuring the fair value of assets and liabilities. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring the most observable inputs to be used when available. The hierarchy is broken down into three levels based on the reliability of inputs as follows: Level 1 inputs, such as quoted prices in an active market; Level 2 inputs, which are observable inputs for similar assets; or Level 3 inputs, which are unobservable inputs.

          The Company used the following inputs in its fair value measurements:

  •
  Level 2 inputs for its debt fair value disclosures. See Note 6;

  •
  Level 2 inputs when measuring the fair value of derivatives. See Note 7; and

  •
  Level 2 and Level 3 inputs when assessing the fair value of assets acquired and liabilities acquired in connection with real estate acquisitions. See Note 4.

          The fair value of the Company's cash, cash equivalents and restricted cash, other assets and accounts payable, accrued expenses and other liabilities approximate their carrying value because of the short-term nature of these instruments. Provisions for impairments recognized in 2019 and 2018 related to assets held for sale and the impairment was determined based on the expected selling price, less costs of disposal, compared to the carrying value of the property.

Concentrations of Credit Risk

          Financial instruments that potentially subject us to significant concentrations of credit risk consist principally of cash and cash equivalents. The Company is exposed to credit risk with respect to cash held at various financial institutions and access to its credit facilities. The credit risk exposure with regard to the Company's cash and credit facility is spread among a diversified group of investment grade financial institutions.

          The Company and the Predecessor's rental revenues are derived from 48 separate tenants leasing 123 total properties in 2019, and 46 separate tenants leasing 122 total properties in 2018.

          One tenant, CVS, accounted for rental revenue of 12.6% and 10.6% of the rental revenue for the periods ended December 31, 2019 and December 31, 2018, respectively.

Segment Reporting

          The Company considers each one of its properties to be an operating segment, none of which meets the threshold for a reportable segment. The Company allocates resources and assesses operating performance based on individual property needs. All of the Company's operating segments meet the aggregation criteria, and thus, the Company reports one segment, rental operations. There were no intersegment sales during the periods presented.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Recent Accounting Pronouncements Adopted

          In May 2014, the FASB issued ASU 2014-09, "Revenue from Contracts with Customers (ASC 606)" ("ASU 2014-09") ("Topic 606"), that outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. Topic 606 is based on the principle that an entity should recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. As amended by ASU 2015-14, "Revenue from Contracts with Customers: Deferral of the Effective Date" ("ASU 2015-14"), Topic 606 is effective for fiscal years beginning after December 15, 2018. The Predecessor adopted Topic 606 on January 1, 2019, but as the primary revenue stream stems from leasing arrangements and tenant reimbursements, these fall outside the scope of ASC 606. The Company and its Predecessor did not have non-rental related revenue that would need to be considered for ASC 606 assessment.

          In February 2016, the FASB issued ASU 2016-02, "Leases (Topic 842)" ("ASU 2016-02"), which replaces the existing guidance in Topic 840, "Leases" ("ASC 842"). ASC 842 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018. The Predecessor adopted ASC 842 on January 1, 2019 utilizing the modified retrospective transition method. The Predecessor elected to recast prior-period comparative information to aggregate prior period tenant reimbursement revenue within rental revenue to conform with the current period presentation within the Statements of Operations and Comprehensive Loss. The Predecessor elected the package of practical expedients available under ASC 842, but did not elect the hindsight practical expedient, thereby not requiring the Predecessor to reassess the lease classification for existing contracts. Accordingly, the Predecessor's leases continue to be classified as operating leases as of January 1, 2019. The Predecessor did not make any adjustments to the opening balance of retained earnings upon adoption of the new standard given the nature of the impacts and other transition practical expedients elected by the Predecessor.

Recent Accounting Pronouncements Issued But Not Yet Adopted

          In June 2016, the FASB issued ASU 2016-13, "Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments" ("ASU 2016-13") which changes the model for the measurement of credit losses on financial instruments. Specifically, the amendments in the ASU replace the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. In November 2018, the FASB issued ASU 2018-19 "Codification Improvements to Topic 326, Financial Instruments — Credit Losses", which clarifies that receivables arising from operating leases are not within the scope of this new guidance. The amendments in this ASU will be effective for the Company on January 1, 2020. The adoption of this standard will not materially impact the Company's Consolidated Financial Statements.

          In August 2018, the FASB issued ASU 2018-13, "Fair Value Measurement (Topic 820): Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement" ("ASU 2018-13"). This new guidance is effective on January 1, 2020, with early adoption permitted, and modifies the disclosure requirements on fair value measurements. Public entities will be required to disclose the following: (i) the changes in unrealized gains and losses for the period included in other comprehensive income for recurring Level 3 fair value measurements held at the end of the reporting period and (ii) the range and weighted average of significant unobservable inputs used to develop Level 3 fair value measurements. In addition, public entities will no longer be required to disclose the following: (i) the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy, (ii) the policy for timing of transfers between levels and (iii) the valuation processes for Level 3 fair value measurements. The new pronouncement also clarifies and modifies certain existing provisions, including

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

eliminating "at a minimum" from the phrase "an entity shall disclose at a minimum" to promote the appropriate exercise of discretion by entities when considering fair value measurement disclosures and clarifying that materiality is an appropriate consideration when evaluating disclosure requirements. The adoption of this standard will not materially impact the Company's Consolidated Financial Statements.

          In October 2018, the FASB issued ASU 2018-17, "Consolidation (Topic 810): Targeted Improvements to Related Party Guidance for Variable Interest Entities" ("ASU 2018-17"). ASU 2018-17 is intended to improve the accounting when considering indirect interests held through related parties under common control for determining whether fees paid to decision makers and service providers are variable interests. ASU 2018-17 is effective for the Company for reporting periods beginning after December 15, 2019, with early adoption permitted. The adoption of this standard will not materially impact the Company's Consolidated Financial Statements.

Note 3 —  Leases

          The Company acquires, owns and manages commercial single-tenant lease properties, with majority being long-term triple-net leases where the tenant is generally responsible for all improvements and contractually obligated to pay all operating costs (such as real estate taxes, utilities and repairs and maintenance costs). As of December 31, 2019, the remaining terms of leases range from 2-19 years with tenant options to extend on certain leases.

          The Company's properties leases have been classified as operating leases and have scheduled rent increases throughout the lease term.

          On January 1, 2019, the Predecessor adopted the new accounting guidance in Accounting Standards Codification ("ASC") Topic 842, Leases, including all related ASUs. The Predecessor elected to use the alternative modified retrospective transition method provided in ASU 2018-11 (the "effective date method"). Under this method, the effective date of January 1, 2019 is the date of initial application. In connection with the adoption of Topic 842, the Predecessor elected a package of practical expedients, transition options, and accounting policy elections as follows:

  •
  Package of practical expedients is applied to all leases, allowing the Predecessor not to reassess (i) whether expired or existing contracts contain leases under the new definition of a lease, (ii) lease classification for expired or existing leases, and (iii) whether previously capitalized initial direct costs would qualify for capitalization under Topic 842;

  •
  For land easements, the Predecessor elected not to assess at transition whether any expired or existing land easements are, or contain, leases if they were not previously accounted for as leases under the previous lease accounting standard (Topic 840);

  •
  Lessor separation and allocation practical expedient — The Predecessor as lessor, to aggregate non-lease components with the related lease component if certain conditions are met, and account for the combined component based on its predominant characteristic, which generally results in combining lease and non-lease components of its tenant lease contracts to a single line shown as Lease income in the accompanying Consolidated Statements of Operations; and

  •
  The Predecessor made an accounting policy election to continue to exclude, from contract consideration, sales tax (and similar taxes) collected from lessees.

          Scheduled future minimum base rental payments (excluding base rental payments from properties classified as held for sale and straight line rent adjustments for all properties) due to be received under

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the remaining non-cancelable term of the operating leases in place as of December 31, 2019 are as follows (in thousands):

Future Minimum Base Rental Receipts
2020	$17,255
2021	17,379
2022	17,435
2023	17,443
2024	17,225
Thereafter	91,211

$177,948

          Scheduled future minimum base rental payments (excluding base rental payments from properties classified as held for sale and straight line rent adjustments for all properties) due to be received under the remaining non-cancelable term of the operating leases in place as of December 31, 2018 are as follows (in thousands):

Future Minimum Base Rental Receipts
2019	$25,112
2020	25,320
2021	25,331
2022	25,333
2023	25,370
Thereafter	159,880

$286,346

          All lease-related income is reported as a single line item, Rental revenue (including reimbursable), in the Consolidated Statements of Operations and Comprehensive Income (Loss). Effective January 1, 2019, with the adoption of ASC 842, rental revenues are presented net of provision for doubtful accounts.

          Future minimum rentals exclude amounts that may be received from tenants for reimbursements of operating costs and property taxes. In addition, the future minimum rents do not include any contingent rents based on a percentage of the lessees' gross sales or lease escalations based on future changes in the Consumer Price Index ("CPI") or other stipulated reference rate.

          Fixed lease income includes stated amounts per the lease contract, which are primarily related to base rent and straight-line lease adjustments.

          Variable lease income includes the following main items in the lease contracts:

  •
  Recoveries from tenants represents amounts which tenants are contractually obligated to reimburse the Company for the tenants' portion of actual recoverable costs incurred.

  •
  Percentage rent represents amounts billable to tenants based on the tenants' actual sales volume in excess of levels specified in the lease contract.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The following table provides a disaggregation of lease income recognized under ASC 842 (in thousands):

	Successor	Predecessor
	For the Period from December 23 to December 31, 2019	For the Period from January 1 to January 22, 2019	For the Year Ended December 31, 2018

Rental revenue
Fixed lease income(1)	$446	$19,350	$23,638
Variable lease income(2)	69	1,241	1,085
Other rental revenue:
Above/below market lease amortization	(2)	(564)	(847)
Uncollectible amounts in lease income	—	(222)	(48)

Rental revenue (including reimbursable)	$513	$19,805	$23,828

(1)
Fixed lease income includes contractual rents under lease agreements with tenants recognized on a straight-line basis over the lease term.

(2)
Variable lease income primarily includes tenant reimbursements for real estate taxes, insurance, common area maintenance and lease termination fees.

Note 4 —  Acquisition and Disposition of Real Estate

Successor acquisitions

          On December 23, 2019, the Company acquired the Predecessor's assets for a total purchase price of $256,285,499 paid for in OP Units and in cash. The acquisition was accounted for as an asset acquisition and included $502,692 of acquisition fees incurred in connection with the acquisition.

          For the period from December 23, 2019 to December 31, 2019, the Company acquired one property for a total purchase price of $1,100,000. The acquisition was accounted for as an asset acquisition. The Company capitalized $12,341 of acquisition fees incurred in connection with the acquisition.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          An allocation of the purchase price paid for the completed acquisitions is as follows (in thousands):

		Private Offering
	December 23, 2019 to December 31, 2019	December 23, 2019
Land	$252	$83,744
Buildings	745	125,140
Site improvements	50	8,152
Tenant improvements	—	5,969
Lease in-place intangible assets	98	20,665
Lease above-market intangible assets	—	7,286
Properties held for sale	—	8,343
Other assets		3,486

	1,145	262,785
Liabilities assumed
Lease below-market intangible liabilities	(33)	(4,649)
Other liabilities	—	(1,851)

Purchase price (including acquisition costs)	$1,112	$256,285

Predecessor acquisitions

          For the period from January 1, 2019 to December 22, 2019, the Predecessor acquired one property for a total purchase price of $1,180,086. The acquisition was accounted for as asset acquisition. The Predecessor capitalized $52,218 of acquisition fees incurred in connection with the acquisition.

          During the year ended December 31, 2018, the Predecessor acquired eleven properties for a total purchase price of $44,816,371, consisting of $30,254,994 of cash, $14,113,104 of debt assumed and $448,273 of Predecessor units issued. The acquisitions were accounted for as asset acquisitions. The Predecessor capitalized $1,213,460 of acquisition fees incurred in connection with the acquisitions during 2018.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          An allocation of the purchase price paid for the completed acquisitions is as follows (in thousands):

	January 1, 2019 to December 22, 2019	December 31, 2018
Land	$80	$9,440
Buildings	728	24,376
Site improvements	192	4,649
Tenant improvements	78	1,609
In-place lease intangible assets	154	4,711
Above-market lease intangible assets	—	2,559

	1,232	47,344
Liabilities assumed
Below-market lease intangible assets	—	(543)
Assumed debt	—	(14,113)
Above-market assumed debt	—	(771)

Purchase price (including acquisition costs)	$1,232	$31,917

Dispositions

          For the period from December 23, 2019 to December 31, 2019, the Company had no dispositions.

          For the period from January 1, 2019 to December 22, 2019, the Predecessor sold 30 properties for a total sales price, net of disposal costs, of $77,166,349, recognizing a net gain of $5,646,071.

          During the year ended December 31, 2018, the Predecessor sold 4 properties for a total sales price, net of disposal costs, of $9,551,861, recognizing a net gain of $1,002,989.

Note 5 — Intangible Assets and Liabilities

          Intangible assets and liabilities consisted of the following (in thousands):

	Successor			Predecessor
	December 31, 2019			December 31, 2018

	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount

Assets:
In-place leases	$20,763	$(56)	$20,707	$27,780	$(5,919)	$21,861
Above-market leases	7,286	(13)	7,273	14,357	(3,441)	10,916
Assembled workforce	873	(7)	866	—	—	—

Total Intangible assets	$28,922	$(76)	$28,846	$42,137	$(9,360)	$32,777

Liabilities:
Below-market leases	$4,682	$(11)	$4,672	$4,887	$(1,221)	$3,667

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The remaining weighted average amortization period for the Company's intangible assets and liabilities as of December 31, 2019 and as of December 31, 2018, by category and in total, were as follows:

	Years Remaining
	2019	2018
In-place leases	10.5	10.3
Above-market leases	15.3	9.4
Below-market leases	13.2	8.6
Assembled workforce	3.0	—

          The Company records amortization of in-place lease assets to amortization expense, with net amortization of above-market and below-market lease intangibles to rental revenue. The following amounts in the accompanying Consolidated Statements of Operations and Comprehensive Income (Loss) related to the amortization of intangibles assets and liabilities for all property and ground leases (in thousands):

	Successor	Predecessor

	For the Period from December 23, 2019 to December 31, 2019	For the Period from January 1, 2019 to December 22, 2019
			For the Year Ended December 31, 2018

Amortization:
Amortization of in-place leases	$56	$2,032	$2,548
Amortization of assembled workforce	7	—	—

	$63	$2,032	$2,548

Net adjustment to rental revenue:
Above-market lease assets	$(13)	$(966)	$(1,297)
Below-market lease liabilities	11	403	450

	$(2)	$(563)	$(847)

          The following table provides the projected amortization of in-place lease assets and assembled workforce intangible assets to amortization expense, and the net amortization of above-market and below-market lease intangibles to rental revenue for the next five years and thereafter (in thousands):

	2020	2021	2022	2023	2024	Thereafter
In-place leases	$2,320	$2,320	$2,293	$2,245	$2,148	$9,380
Assembled workforce	291	291	284	—	—	—

Amortization expense	2,611	2,611	2,577	2,245	2,148	9,380

Above-market lease assets	544	544	529	524	519	4,612
Below-market lease liabilities	(442)	(441)	(441)	(434)	(420)	(2,484)

Net adjustment to rental revenue	$102	$103	$88	$90	$99	$2,118

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Note 6 — Debt

          Debt consists of the following (in thousands):

	Successor	Predecessor

	December 31, 2019	December 31, 2018

Term loans:
Term Loans (due December 23, 2024)	$175,000	$—
Bank of America Legacy Term Tranche (due May 22, 2020)	—	209,812
Bank of America New Term Tranche (due May 22, 2020)	—	16,575
Mortgages payable:
Wells Fargo Term Loan (due January 10, 2033)	—	14,059
LegacyTexas Bank Term Loan (due May 27, 2022)	—	3,300

	175,000	243,746
Less: Unamortized discount and debt issuance costs	(1,087)	(559)

	$173,913	$243,187

Successor Credit Facility

          In December 2019, the Company entered into a senior credit facility consisting of (i) a $175.0 million senior secured term loan ("Term Loan") and (ii) a $250.0 million senior secured revolving credit facility ("Revolver", and collectively with the Term Loan, the "Credit Facility"). Wells Fargo Securities, LLC is lead arranger and bookrunner and Wells Fargo Bank, National Association is administrative agent under the Credit Facility (the "Administrative Agent").

          The Term Loan matures on December 23, 2024 and the Revolver matures on December 23, 2023, subject to extension up to one year. The Credit Facility is secured by a first priority perfected security interest in and lien on all existing and future equity interests of the Company's direct and indirect subsidiaries of any Eligible Property (as defined in the Credit Facility) owned by the Company or any of the Company's subsidiaries. The Credit Facility also provides that the Administrative Agent has the option to release the collateral securing the Credit Facility upon delivery of satisfactory evidence from the Company that Collateral Release Requirements (as defined in the Credit Facility) have been met, which requirements include, among others, conditions related to the unencumbered asset value and asset diversification of the Company.

          Interest is payable monthly or at the end of the applicable interest period in arrears on any outstanding borrowings. For so long as the Credit Facility is secured, the interest rates under the Credit Facility are based on the Company's consolidated total leverage ratio, and are determined by (A) in the case of Term Loans either (i) LIBOR, plus a margin ranging from 1.25% to 2.25%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.25% to 1.25%, based on the Company's consolidated total leverage ratio and (B) in the case of Revolving Loans either (i) LIBOR, plus a margin ranging from 1.35% to 2.30%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.35% to 1.30%, based on the Company's consolidated total leverage ratio. To the extent the Administrative Agent releases the collateral in connection with the Company's satisfaction of the Collateral Release Requirements, the interest rates under the Credit Facility will be based on the Company's consolidated total leverage ratio, and are determined by (A) in the case of Term Loans either (i) LIBOR, plus a margin ranging from 1.15% to 1.60%, based on the Company's consolidated total

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.15% to 0.60%, based on the Company's consolidated total leverage ratio and (B) in the case of Revolving Loans either (i) LIBOR, plus a margin ranging from 1.20% to 1.80%, based on the Company's consolidated total leverage ratio, or (ii) a Base Rate (as defined in the Credit Facility), plus a margin ranging from 0.20% to 0.80%, based on the Company's consolidated total leverage ratio.

          The Company is required to pay a Revolver facility fee at an annual rate of 0.15% of the unused capacity if usage exceeds 50% of the total available facility, or 0.25% of the unused facility if usage does not exceed 50%. Loans from the Revolver are generally restricted if, among other things, the proposed usage of the proceeds from the loan do not meet certain criteria as outlined in the Credit Facility Agreement, if an event of default exists, or if the requested loan will create an event of default. Loans from the Revolver may not exceed the total revolving commitments.

          On December 23, 2019, in connection with the acquisition of the Predecessor, the Company fully drew down on its Term Loan and used the proceeds to acquire the Predecessor who then concurrently settled its outstanding debt facilities of $168,286,830, including incremental legal and tax costs of $428,076, excluding unamortized deferred financing costs of $459,879. As part of the acquisition, the Company did not assume any obligation under the Predecessor's then outstanding debt facilities. Settlement of the Predecessor's debt was contingent upon the consummation of the Private Offering. In the Successor's Consolidated Statement of Cash Flows the consideration paid to settle the Predecessor's debt is included in Acquisitions of assets of the Predecessor. The residual amount of $4,254,052 is held in Cash, cash equivalents and restricted cash on December 31, 2019 on the Successor's Consolidated Balance Sheet.

          Deferred financing costs are being amortized over the remaining terms of each respective loan. Term Loan deferred financing costs of $1,092,563 of which $1,087,276 is unamortized at December 31, 2019 is included within Term loans, net on the Successor's Consolidated Balance Sheet. Revolver deferred financing costs of $1,560,805, of which $1,552,414 is unamortized at December 31, 2019 is included within Other assets on the Successor's Consolidated Balance Sheet.

          Total deferred financing costs amortized for the period from December 23, 2019 to December 31, 2019 were $13,678. This is included in Interest expense on the Successor's Consolidated Statement of Operations and Comprehensive Income (Loss).

          The Company incurred interest expense of $159,026 in connection with the Term Loan for the period from December 23, 2019 to December 31, 2019.

          The fair value of the Company's Term Loan is determined based on the expected future payments discounted at risk-adjusted rates. The Company assessed that the carrying value materially approximates the estimated fair value of the Term Loan at December 31, 2019.

          As of December 31, 2019, the Company had no outstanding indebtedness under the Revolver.

          The Company was in compliance with all of its debt covenants as of December 31, 2019.

Debt Maturities

          As of December 31, 2019, there is one scheduled principal payment due on December 23, 2024, related to the debt maturity of the Company's Term Loan.

Predecessor Credit Facility and Mortgages Payable

          The Predecessor had a syndicated credit facility (the "Predecessor Credit Facility") with Bank of America, N.A., acting as the administrative agent, wherein the Predecessor borrowed funds to acquire its

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

properties. The Predecessor Credit Facility was secured by a first lien on the Predecessor's portfolio of properties. As amended, the Predecessor Credit Facility consisted of legacy term loans and a $30,000,000 accordion available on or before November 22, 2019. The Predecessor Credit Facility provided for total borrowings of up to $289,812,314 subject to the approval of the lenders. The Predecessor Credit Facility provided for interest only payments through June 4, 2019 and amortized over 30-years thereafter (with interest rates based on LIBOR plus 2.4% to 2.5%). The Predecessor had $226,387,502 in outstanding borrowings under the Syndicated Credit Facility as of December 31, 2018. The Predecessor Credit Facility was repaid in full on December 23, 2019.

          The Predecessor refinanced three properties in 2017 with a $3,300,000 term loan with LegacyTexas Bank, secured by a first lien on the properties. The loan was interest only and interest was based on LIBOR plus 3.75%. The loan was repaid in full on December 23, 2019.

          The Predecessor assumed five term loans in an acquisition of five properties during 2018 with a principal amount of $14,113,104 with Wells Fargo. The loans were fully amortized, and interest was fixed at 5.773%. The loans were repaid in full on December 23, 2019.

          In accordance with the terms of the Predecessor's credit facilities, the Predecessor was required to meet certain restrictive financial covenants which, among other things, required the Predecessor to maintain certain (i) leverage, (ii) debt service coverage and (iii) liquidity ratios.

          Deferred financing costs of $3,445,151, of which $1,324,056 was unamortized at December 31, 2018, is included within Term loans, net and Mortgages payable, net on the Predecessor's Consolidated Balance Sheet.

          The Predecessor amortized deferred financing costs of $1,024,202 and $799,758 for the period from January 1, 2019 to December 22, 2019, and for the year ended December 31, 2018, respectively. This is included in Interest expense on the Predecessor's Consolidated Statement of Operations and Comprehensive Income (Loss).

          The Predecessor incurred interest expense of $9,260,223 and $9,837,015 in connection with its borrowings for the period from January 1, 2019 to December 22, 2019 and year ended December 31, 2018, respectively.

          The fair value of the Predecessor Credit Facility was determined based on the expected future payments discounted at risk-adjusted rates. The carrying value was assessed to materially approximate the estimated fair value of the Predecessor Credit Facility at December 31, 2018.

Note 7 — Derivatives

          The Company uses derivatives to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. The Company does not use derivative instruments for speculative or trading purposes.

          The Company uses derivative instruments to mitigate the effects of interest rate volatility inherent in its variable rate debt, which could unfavorably impact its future earnings and forecasted cash flows. The valuation of these instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves, spot and forward rates, as well as option volatility.

          Unrealized gains and losses in accumulated other comprehensive income are reclassified to interest expense in the case of interest rate swaps when the related hedged items are recognized.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The Predecessor reclassified $55,464 and $279,496 from accumulated other comprehensive income as an increase to interest expense for its interest rate swaps for the period from January 1, 2019 to December 22, 2019 and year ended December 31, 2018, respectively. The interest rate swaps matured on May 22, 2019.

          The inputs used to value the Company's derivatives fall within level two on the three-level valuation hierarchy.

          There were no derivatives outstanding at December 31, 2019.

Note 8 —  Supplemental Detail for Certain Components of Consolidated Balance Sheets

          Other assets, net consist of the following (in thousands):

	Successor	Predecessor

	December 31, 2019	December 31, 2018

Deferred financing costs, net	$1,552	$—
Earnest money deposit	1,100	—
Accounts receivable, net	625	928
Deferred rent receivable	15	1,210
Other assets	12	164

	$3,304	$2,302

          Accounts payable, accrued expenses and other liabilities consists of the following (in thousands):

	Successor	Predecessor

	December 31, 2019	December 31, 2018

Accounts payable	$1,165	$223
Other liabilities	863	844
Accrued expense	438	1,722
Deposit payable	250	—

	$2,716	$2,789

Note 9 —  Shareholders' Equity and Partners' Capital

Company Shareholders

          On December 23, 2019, the Company completed the offering of 8,860,760 shares of its common stock in the Private Offering.

Operating Partnership Capital

          Upon the closing of the Private Offering, the Company contributed the proceeds of the Private Offering to the Operating Partnership, and the Operating Partnership acquired the Predecessor for a combination of OP Units and cash. The Operating Partnership issued 8,860,760 Class A OP Units to the Company for its contribution and 4,457,903 OP Units (3,661,033 Class A and 796,870 Class B) to the Predecessor's owners for the acquisition. Class A OP Units and Class B OP Units have identical rights

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and preferences, except that the Class A OP Units will, and the Class B OP Units will not, be entitled to receive the special stock dividend, if applicable.

Registration Rights Agreement and Special Stock Dividend

          In connection with the Private Offering and related formation transactions, the Company entered into registration rights agreements with the holders of its common stock and OP Units. Under these agreements, the Company has agreed to use its commercially reasonable efforts to file or confidentially submit with the SEC as soon as reasonably practicable following the Private Offering, but in no event later than May 14, 2020, a shelf registration statement registering for resale the shares of the Company's common stock and shares of common stock that are issuable upon the redemption of the OP Units. The Company is further obligated to use commercially reasonable efforts to cause the shelf registration statement to be declared effective by the SEC and have the Company's common stock listed on a national securities exchange as soon as practicable, but in no event later than September 30, 2020 (as may be extended to November 30, 2020).

          Special stock dividends on each outstanding share of the Company's common stock and Class A OP Units will accrue at a rate of 8% per annum, based on a value of $19.75 per share, if the Company is then pursuing an initial public offering.

          The Company currently deems the likelihood that it will be required to pay special stock dividends under this arrangement to be remote, and as such no contingent liability has been recorded in the Successor's Consolidated Balance Sheet.

Note 10 —  Stock Based Compensation

          The NetSTREIT Corp. 2019 Omnibus Incentive Compensation Plan (the "Omnibus Incentive Plan"), effective December 23, 2019, reserves for issuance 7% of the Company's outstanding common stock on a fully diluted basis through, and including, an initial public offering. The Omnibus Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted shares, restricted stock units, long-term incentive plan units, dividend equivalent rights, and other share-based, share-related or cash-based awards, including performance-based awards, to employees, directors and consultants, with each grant evidenced by an award agreement providing the terms of the award. The Omnibus Incentive Plan is administered by the compensation committee of the Board of Directors.

          As of December 31, 2019, the only stock-based compensation granted by the Company were restricted stock units.

Restricted Stock Units

          Pursuant to the Omnibus Incentive Plan, the Company made performance-based restricted stock unit grants to certain employees and non-employee directors. The vesting terms of these grants are specific to the individual grant and vest in equal annual installments over the next three to five years. Additionally, no restricted stock units shall vest until a shelf registration statement is effective and the common stock is listed on a national securities exchange, as such, no compensation cost has been recognized for the period ended December 31, 2019 as, for accounting purposes, achievement of the performance is not deemed to be probable until the registration and listing conditions have been satisfied.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          The following table summarizes restricted stock unit activity for the period ended December 31, 2019:

	Shares	Weighted Average Grant Date Fair Value per Share
Nonvested restricted stock grants outstanding as of beginning of period	—	$—
Granted	168,353	19.75
Vested	—	—

Nonvested restricted stock grants outstanding as of end of period	168,353	$19.75

          As of December 31, 2019, the total compensation cost of nonvested restricted stock units expected to be vested was $3,324,972, and the weighted average remaining contractual term was 4.8 years.

          The weighted average grant date fair value of nonvested restricted units is calculated as the per share price determined in the Private Offering.

Note 11 —  Earnings Per Share

          The table below provides net income and the number of common shares used in the computations of "basic" net income per share, which utilizes the weighted-average number of common shares outstanding without regard to dilutive potential common shares, and "diluted" net income per share, which includes all such shares. Net income attributable to common shares, weighted average common shares outstanding and the effect of dilutive securities outstanding are presented for the period from December 23 to December 31, 2019.

Successor
(in thousands, except per share data)	For the Period from December 23 to December 31, 2019
Numerator:
Income from continuing operations	$42
Income from continuing operations, attributable to noncontrolling interest	14

Income from continuing operations attributable to common shares — basic and diluted	$28

Denominator:
Weighted average common shares outstanding — basic	8,860,760
Effect of dilutive shares for diluted net income per common share(1)(2)	—

Weighted average common shares outstanding — diluted	8,860,760

Net income available to common shareholders per common share — basic and diluted	$—

(1)
All shares related to outstanding share-based compensation awards were excluded as they are considered contingently issuable shares for purposes of calculating diluted EPS for the period ended December 31, 2019.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(2)
Diluted net income per common share does not assume conversion of the OP Units as such conversion would be antidilutive.

Note 12 —  Commitments and Contingencies

Litigation and Regulatory Matters

          In the ordinary course of business, from time to time, the Company may be subject to litigation, claims and regulatory matters, none of which are currently outstanding, which the Company believes could have, individually or in the aggregate, a material adverse effect on its business, financial condition or results of operations, liquidity or cash flows.

Environmental Matters

          The Company is subject to environmental regulations related to the ownership of real estate. The cost of complying with the environmental regulations was not material to the Company or Predecessor's results of operations for any of the periods presented. The Company is not aware of any environmental condition on any of its properties that is likely to have a material adverse effect on the Consolidated Financial Statements when the fair value of such liability can be reasonably estimated and is required to be recognized.

Commitments

          At December 31, 2019, the Company did not have any commitments for re-leasing costs, recurring capital expenditures, non-recurring building improvements, or similar types of costs.

COVID-19

          On March 11, 2020, the World Health Organization announced a new strain of coronavirus ("COVID-19") was reported worldwide, resulting in COVID-19 being declared a pandemic, and on March 13, 2020 the U.S. President announced a National Emergency relating to the disease. There is a possibility of widespread infection in the United States and abroad, with national, state and local authorities imposing social distancing, quarantine and self-isolation measures. The outbreak could have a continued adverse impact on economic and market conditions and trigger a period of global economic slowdown, including within the food, automotive and apparel industries.

          COVID-19 continues to present material uncertainty and risk with respect to the Company's performance and financial results, including the ability of its tenants, many of whom are restricted in their ability to operate, to fulfill rental commitments as and when due. The extent to which COVID-19 impacts the Company's business will depend on future developments, which are highly uncertain and cannot be predicted, including additional actions taken to contain COVID-19 or treat its impact, among others. The Company's business and financial results could be materially and adversely impacted.

Note 13 —  Related-Party Transactions

Successor transactions

          Subsequent to the completion of the Private Offering, transactions between the Company and its Predecessor, including affiliates of the Predecessor, are not material for the period from December 23, 2019 to December 31, 2019, and at December 31, 2019.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Predecessor transactions

          The Predecessor sold 4 properties to Capview Equities IV, LP, a Delaware limited partnership. An owner of the Predecessor's general partner has significant influence over Capview Equities IV, LP. The properties were sold for a total sales price, net of disposal costs, of $14,146,703.

          The Predecessor's Partnership Agreement, prior to the amended and restated agreement effective May 14, 2018, provided for the payment of an asset management fee to the general partner equal to 2% annually, or 0.1667% per month of the gross capital contributed to the Predecessor by the limited partners. The Predecessor also reimbursed the general partner $200,000 related to the organization of the Predecessor and the offering of its units.

          The Partnership Agreement also provided for payment to Capview Partners, LLC, an affiliate of the Predecessor's general partner, (i) an acquisition fee in an amount equal to the excess of 1.5% of the aggregate purchase price of the property upon closing of the purchase of each property, (ii) a disposition fee in an amount equal to 1.5% of the aggregate sales price of each property sold upon the closing of the sale of each property and (iii) a property management fee of $600 per month per property.

          The Amended and Restated Partnership Agreement, effective May 14, 2018, provides for the payment of an asset management fee to the general partner equal to (i) 1.00% per annum, charged monthly, for the first $350,000,000 million in Total Asset Value, and (ii) 0.25% per annum, charged monthly, for any amount of Total Asset Value above such $350,000,000.

          The Amended and Restated Partnership Agreement also provides for payment to EBA EverSTAR, an affiliate of the Predecessor's general partner, (i) an acquisition fee upon the acquisition of each Property in an amount equal to the excess of 1.50% of the aggregate purchase price of the Property and Gross Contribution Value of contributed Properties (both as defined within the Partnership Agreement) over the amount of any co-brokerage fee paid to the Predecessor's general partner from the seller of the Property, (ii) a disposition fee in an amount equal to 1.50% of the aggregate sales price of each Property sold or otherwise conveyed by the Predecessor or a Property special purpose entity (or the fair value of each Property upon an initial public offering of the Predecessor's securities, upon a merger of the Predecessor into another entity or the sales price upon the contribution of the Properties to another entity), such disposition fee to be paid at the closing of each such sale, conveyance or other transaction.

          The Amended and Restated Partnership Agreement provides for reimbursement to the Predecessor's general partners and its affiliates of all costs and expenses incurred by the Predecessor's general partner and its affiliates in connection with any offering of the Predecessor's interests, including without limitation legal and accounting fees, costs of investor conferences, placement agent fees, printing costs, travel costs, and "blue sky" filing fees (the "Offering Expenses") up to a maximum of 0.50% per annum of the aggregate value of commitments received and property contributed by limited partners during such year.

NETSTREIT CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

          Fees paid and accrued to the benefit of related parties are as follows (in thousands):

Entity	Transaction Type	For the Period from January 1, 2019 to December 22, 2019	For the Year Ended December 31, 2018
EverSTAR IVF V GP, LLC	Asset management fees	$2,767	$2,822
EBA EverSTAR, LLC	Disposition Fees	909	152
EBA EverSTAR, LLC	Acquisition fees	18	672
EBA EverSTAR, LLC	Property management fees	—	305

Note 14 —  Subsequent Events

          Subsequent events have been evaluated through May 12, 2020, the date these consolidated financial statements were issued:

          In January 2020, to maintain the Company's status as a REIT, the Company issued and sold 125 shares of Series A Preferred Stock for $1,000 per share to accredited investors pursuant to Regulation D under the Securities Act.

          In January 2020, the overallotment option granted to the initial purchaser in the Private Offering (as amended in January 2020 to increase the number of shares subject to the option to 2,936,885) was exercised, and 2,936,885 common shares in exchange for $54,711,883 were delivered on February 6, 2020.

          The Company acquired 28 properties for a total purchase price of $87,680,937 subsequent to December 31, 2019 through April 30, 2020, with the Company acquiring a further three properties for a total purchase price of $24,574,573 subsequent to April 30, 2020.

          In January 2020, the Company sold one property classified as held for sale at December 31, 2019 for a total sales price, net of disposal costs, of $547,947. No gain or loss was recognized related to such property.

          In April 2020, the Company entered into binding purchase and sale agreements with a third-party to dispose of two properties which had an aggregated net carrying value of $12,142,424 as of December 31, 2019, for a total sale price of $13,366,769. These properties met the criteria to be classified as held for sale subsequent to December 31, 2019, with the Company expecting to complete the disposals in the second quarter of 2020.

COVID-19

          As of May 12, 2020, The Company had received payment of approximately 78% and 68% of contractual base rent billed for the months of April and May, respectively. Similar to other retail landlords across the United States, The Company has received rent relief requests from approximately 24% of tenants, most often in the form of rent deferral requests, with some tenants not paying or short-paying rent and/or property expenses for the month of April.

          While the Company continues to closely monitor the impact of COVID-19, including evaluating each tenant's rent relief request or payments on an individual basis, the extent to which COVID-19 impacts the Company's business will depend on future developments which are highly uncertain and cannot be predicted at this time. The Company's business and financial results could be materially and adversely impacted.

NETSTREIT CORP. AND SUBSIDARIES
Real Estate and Accumulated Depreciation
Schedule III
December 31, 2019
(in thousands)

					Subsequent Costs Capitalized
			Initial Costs				Gross Amount(1)
					Land and Improvements	Building and Improvements				Accumulated depreciation	Year of Construction	Year Acquired
Tenant and City	Location	Encumbrances	Land	Building			Land	Building	Total
Walgreens — Powder Springs	GA		$1,072	2,362	—	—	$1,072	2,362	$3,434	$(2)	2000	2019
Mattress Firm — Smyrna	TN		454	1,029	—	—	454	1,029	1,483	(1)	2011	2019
Texas Land and Cattle — Austin	TX		1,202	1,346	—	—	1,202	1,346	2,548	(1)	2001	2019
Verizon — Greenwood	IN		454	803	—	—	454	803	1,257	(1)	1998	2019
Family Dollar — Houston	TX		567	735	—	—	567	735	1,302	(1)	2012	2019
Dollar General — Indianapolis	IN		392	611	—	—	392	611	1,003	(1)	2013	2019
CVS — Fredericksburg	VA		3,551	2,951	—	—	3,551	2,951	6,502	(2)	2008	2019
Dollar General — Deltona	FL		335	937	—	—	335	937	1,272	(1)	2011	2019
Walgreens — Indianapolis	IN		2,410	2,377	—	—	2,410	2,377	4,787	(2)	2003	2019
Sherwin Williams — Pagosa Springs	CO		324	1,364	—	—	324	1,364	1,688	(1)	2009	2019
Advance Auto Parts — New Richmond	WI		67	1,191	—	—	67	1,191	1,258	(1)	2013	2019
Shoe Sensation — Indianola	IA		312	686	—	—	312	686	998	(1)	2013	2019
Family Dollar — Italy	TX		364	338	—	—	364	338	702	—	2013	2019
CVS — Amelia	OH		1,170	1,517	—	—	1,170	1,517	2,687	(2)	1999	2019
CVS — Clanton	AL		630	1,604	—	—	630	1,604	2,234	(1)	2004	2019
CVS — Franklin	TN		2,164	1,848	—	—	2,164	1,848	4,012	(2)	2004	2019
CVS — Hanover	IN		727	1,076	—	—	727	1,076	1,803	(1)	2004	2019
CVS — Hurricane	WV		956	1,139	—	—	956	1,139	2,095	(1)	2004	2019
CVS — Montgomery	AL		1,150	1,932	—	—	1,150	1,932	3,082	(2)	2004	2019
CVS — Warrior	AL		369	1,640	—	—	369	1,640	2,009	(1)	2004	2019
CVS — Waterford	MI		3,256	2,152	—	—	3,256	2,152	5,408	(2)	2004	2019
CVS — Woodstock	GA		658	1,789	—	—	658	1,789	2,447	(2)	2004	2019
Advance Auto Parts — Harrisonville	MO		412	1,118	—	—	412	1,118	1,530	(1)	2013	2019
Chili's — Greensburg	IN		924	1,521	—	—	924	1,521	2,445	(1)	2007	2019
Dollar General — Norman	OK		417	836	—	—	417	836	1,253	(1)	2013	2019
Family Dollar — Houston	TX		278	534	—	—	278	534	812	(1)	2004	2019
Buffalo Wild Wings — Marquette	MI		163	931	—	—	163	931	1,094	(1)	2010	2019
Party City — Little Rock	AR		560	1,788	—	—	560	1,788	2,348	(1)	2012	2019

NETSTREIT CORP. AND SUBSIDARIES
Real Estate and Accumulated Depreciation — (Continued)
Schedule III
December 31, 2019
(in thousands)

					Subsequent Costs Capitalized
			Initial Costs				Gross Amount(1)
					Land and Improvements	Building and Improvements				Accumulated depreciation	Year of Construction	Year Acquired
Tenant and City	Location	Encumbrances	Land	Building			Land	Building	Total
Ashley Furniture — College Station	TX		1,561	4,626	—	—	1,561	4,626	6,187	(4)	2006	2019
KFC — Junction City	KS		473	840	—	—	473	840	1,313	(1)	1986	2019
Rib Crib — Hutchinson	KS		1,083	1,418	—	—	1,083	1,418	2,501	(1)	2015	2019
Melrose — Rio Grande City	TX		640	831	—	—	640	831	1,471	(1)	2005	2019
Melrose — Laredo	TX		590	1,207	—	—	590	1,207	1,797	(1)	2010	2019
Melrose — Odessa	TX		599	1,086	—	—	599	1,086	1,685	(1)	2012	2019
Northern Tool — Chattanooga	TN		1,789	2,007	—	—	1,789	2,007	3,796	(2)	2000	2019
Krystal's — Jackson	MS		728	577	—	—	728	577	1,305	(1)	1978	2019
Krystal's — Phenix City	AL		727	800	—	—	727	800	1,527	(1)	2017	2019
Kohl's — St. Joseph	MO		1,956	5,494	—	—	1,956	5,494	7,450	(5)	2005	2019
Tractor Supply — Llano	TX		634	1,389	—	—	634	1,389	2,023	(1)	2012	2019
Advance Auto Parts — Centennial	CO		346	1,369	—	—	346	1,369	1,715	(1)	2010	2019
Bojangle's — Grovetown	GA		1,005	1,232	—	—	1,005	1,232	2,237	(1)	2013	2019
Dollar General — Windham	OH		332	834	—	—	332	834	1,166	(1)	2013	2019
Dollar General — McComb	OH		209	868	—	—	209	868	1,077	(1)	2013	2019
Dollar General — Birmingham	OH		210	939	—	—	210	939	1,149	(1)	2013	2019
Dollar General — Brookfield	MA		468	1,149	—	—	468	1,149	1,617	(1)	2014	2019
Dollar General — Friedens	PA		311	931	—	—	311	931	1,242	(1)	2014	2019
Sherwin Williams — Franklin	VA		250	732	—	—	250	732	982	(1)	1998	2019
Sherwin Williams — Spartanburg	SC		329	464	—	—	329	464	793	—	1994	2019
Sherwin Williams — Indian Land	SC		468	695	—	—	468	695	1,163	(1)	2007	2019
Kohl's — Holland	MI		1,865	4,833	—	—	1,865	4,833	6,698	(5)	1994	2019
Lowe's — Lexington	NC		2,991	4,172	—	—	2,991	4,172	7,163	(7)	1997	2019
Aarons — Idaho Falls	ID		177	856	—	—	177	856	1,033	(1)	2007	2019
Mellow Mushroom — Chattanooga	TN		1,259	1,873	—	—	1,259	1,873	3,132	(2)	2011	2019
Caribou Coffee — Marshall	MN		440	908	—	—	440	908	1,348	(1)	2016	2019
Verizon — N. Augusta	SC		589	612	—	—	589	612	1,201	—	2016	2019
Tractor Supply — Roosevelt	UT		519	2,609	—	—	519	2,609	3,128	(2)	2015	2019
7 Eleven — Sussex	WI		956	1,530	—	—	956	1,530	2,486	(1)	1995	2019
Jack's — Tarrant	AL		686	996	—	—	686	996	1,682	(1)	1992	2019
Jack's — Snead	AL		1,271	781	—	—	1,271	781	2,052	(1)	1997	2019
Jack's — Red Bay	AL		931	1,154	—	—	931	1,154	2,085	(1)	2012	2019
Jack's — Hueytown	AL		1,019	1,011	—	—	1,019	1,011	2,030	(1)	2007	2019
PNC Bank — Fairfax	VA		4,895	—	—	—	4,895	—	4,895	—	2008	2019

NETSTREIT CORP. AND SUBSIDARIES
Real Estate and Accumulated Depreciation — (Continued)
Schedule III
December 31, 2019
(in thousands)

					Subsequent Costs Capitalized
			Initial Costs				Gross Amount(1)
					Land and Improvements	Building and Improvements				Accumulated depreciation	Year of Construction	Year Acquired
Tenant and City	Location	Encumbrances	Land	Building			Land	Building	Total
BB&T — Elizabethtown	PA		1,264	1,486	—	—	1,264	1,486	2,750	(2)	1916	2019
BB&T — Richwood	NJ		787	766	—	—	787	766	1,553	(1)	1970	2019
BB&T — Atco (White Horse)	NJ		780	570	—	—	780	570	1,350	(1)	1990	2019
BB&T — Atco (Atco Ave.)	NJ		686	1,941	—	—	686	1,941	2,627	(2)	1920	2019
BB&T — Vineland	NJ		620	270	—	—	620	270	890	(1)	1973	2019
Rib Crib — Wichita	KS		1,013	1,152	—	—	1,013	1,152	2,165	(1)	2016	2019
Harbor Freight — Aiken	SC		908	2,083	—	—	908	2,083	2,991	(2)	2016	2019
La-Z-Boy — Jacksonville	FL		1,087	2,723	—	—	1,087	2,723	3,810	(2)	1995	2019
Dollar General — Strawberry Point	IA		304	852	—	—	304	852	1,156	(1)	2016	2019
Dollar General — Belgrade	MN		414	746	—	—	414	746	1,160	(1)	2016	2019
Dollar General — Lake City	IA		250	848	—	—	250	848	1,098	(1)	2016	2019
Walgreens — Austin	MN		1,121	2,451	—	—	1,121	2,451	3,572	(2)	1989	2019
Starbucks — Sedalia	MO		750	774	—	—	750	774	1,524	(1)	2007	2019
Starbucks — Shawnee	OK		712	684	—	—	712	684	1,396	(1)	2006	2019
Starbucks — Maryville	TN		1,272	675	—	—	1,272	675	1,947	(1)	2007	2019
Dollar General — Bogue Chitto	MS		105	963	—	—	105	963	1,068	(1)	2013	2019
Dollar General — Hurley	MS		246	1,249	—	—	246	1,249	1,495	(1)	2013	2019
Dollar General — Meridian	MS		287	940	—	—	287	940	1,227	(1)	2014	2019
Dollar General — Buckatunna	MS		136	938	—	—	136	938	1,074	(1)	2014	2019
Caliber Collision — Colorado Springs (Park Vista)	CO		429	1,056	—	—	429	1,056	1,485	(1)	1978	2019
Lowe's — Macon	GA		1,861	8,377	—	—	1,861	8,377	10,238	(7)	1997	2019
Kroger — Memphis	TN		1,864	2,958	—	—	1,864	2,958	4,822	(3)	1987	2019
Tractor Supply — Wellington	OH		308	1,987	—	—	308	1,987	2,295	(1)	2017	2019
Tractor Supply — Ottawa	OH		409	2,032	—	—	409	2,032	2,441	(1)	2017	2019
Walgreens — Albuquerque	NM		3,744	3,020	—	—	3,744	3,020	6,764	(1)	2010	2019
Dollar General — Cleveland	TX		209	810	—	—	209	810	1,019	(1)	2014	2019
CVS — Savannah	GA		1,746	1,652	—	—	1,746	1,652	3,398	(1)	1998	2019
Camping World — Hermantown	MN		2,575	5,399	—	—	2,575	5,399	7,974	(5)	2004	2019
Dollar General — Fox Lake	WI		212	882	—	—	212	882	1,094	(1)	2018	2019
Sherwin Williams — Sioux City	IA		253	795	—	—	253	796	1,048	—	2000	2019

		Total	$83,996	140,057	—	—	$83,996	140,057	$224,053	$(132)

(1)
For Federal tax purposes, the aggregate cost basis is approximately $246,881,629 as of December 31, 2019.

  NETSTREIT CORP. AND SUBSIDARIES
  Real Estate and Accumulated Depreciation — (Continued)
  Schedule III
  December 31, 2019
  (in thousands)

Reconciliation of Total Cost (in thousands)(2):

Real Estate
Balance at beginning of period, December 23, 2019	$223,005
Additions during the period:
Additions — acquisitions	1,048

Balance at end of the period, December 31, 2019	$224,053

Accumulated depreciation
Balance at December 23, 2019	$—
Depreciation expense	132

Balance at December 31, 2019	$132

  (2)
  The change in real estate investments for the Predecessor have not been presented as the Land, Building and related Improvements were recorded by the Predecessor at the pre-acquisition basis.

See accompanying report of independent registered public accounting firm.

NETSTREIT CORP.

15,823,653 Shares of
Common Stock

PROSPECTUS

                            , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.    Other Expenses of Issuance and Distribution.

          The following table itemizes the expenses incurred by us in connection with the registration of the securities being registered hereunder. All amounts shown are estimates except for the SEC registration fee.

SEC Registration Fee	$83.82
NYSE Listing Fees	—
Accounting Fees and Expenses	—
Legal Fees and Expenses	—
Printing Fees and Expenses	—
Miscellaneous	—

Total	$83.82

Item 32.    Sales to Special Parties.

          The information in Item 33 is incorporated herein by reference.

Item 33.    Recent Sales of Unregistered Securities.

          On December 23, 2019, we issued and sold 8,860,760 shares of our common stock, par value $0.01 per share, at an aggregate offering price of $175,000,010 (or $19.75 per share) (i) to Stifel, as initial purchaser with an initial resale in a private placement pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and (ii) through Stifel, as placement agent, in a private placement to "accredited investors," as defined by Rule 501 under Regulation D of the Securities Act. On February 6, 2020, we issued and sold an additional 2,936,885 shares of our common stock for an aggregate offering price of $58,003,479 pursuant to the exercise in full of the initial purchaser's over-allotment option (collectively, the "private offering"). We received approximately $220.1 million of net proceeds (after deducting initial purchaser's discount and placement fees, including approximately $12.8 million in initial purchaser discounts and placement agent fees) from the private offering. We contributed the net proceeds to NETSTREIT, L.P., our operating partnership (the "operating partnership"), in exchange for 11,797,645 Class A common operating partnership units. The operating partnership intends to use the net proceeds to acquire properties and for general corporate and working capital purposes.

          In connection with the private offering, we consummated a series of formation transactions described in this prospectus, whereby, among other things, holders of limited partnership interests in our predecessor (our "continuing investors") had their limited partnership interests in our predecessor converted into common operating partnership units ("OP units") in NETSTREIT, L.P., a Delaware limited partnership (the "operating partnership"), receiving an aggregate of 3,652,149 Class A OP units, other than Mark Manheimer, who received 8,884 Class B OP units, and an affiliate of EB Arrow Holdings, LLC, which received 287,234 Class B OP units. Additionally, EBA EverSTAR, LLC, an affiliate of EB Arrow received 500,752 Class B OP units in exchange for its contribution of our management infrastructure.

          In connection with the private offering, we granted 151,899 restricted stock units ("RSUs") to Mark Manheimer on December 23, 2019, 75,949 RSUs to Andrew Blocher on January 6, 2020, and an aggregate of 24,048 RSUs to our non-employee directors on December 23, 2019 (February 21, 2020 for Murtaza Ali). On July 10, 2020, in connection with her election as a director, we awarded 1,898 RSUs to Robin Zeigler. The RSUs are unfunded and unsecured obligations to issue a share of common stock (or an equivalent cash amount) to the grantee in the future, subject to certain conditions.

          To assist us in maintaining our status as a real estate investment trust, on January 27, 2020, we issued and sold 125 shares of our 12.0% Series A Cumulative Non-Voting Preferred Stock, par value $0.01 per share ("Series A Preferred Stock"), for $1,000 per share to "accredited investors," as defined by Rule 501 under Regulation D of the Securities Act. We redeemed all 125 outstanding shares of Series A Preferred Stock upon the completion of our initial public offering.

Item 34.    Indemnification of Directors and Officers.

          Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

          The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made or are threatened to be made a party or witness by reason of their service in those or other capacities unless it is established that:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

          However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless, in either case, a court orders indemnification, and then only for expenses. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

          In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

  •
  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking, which may be unsecured, by the director or officer or on the director's or officer's behalf to repay the amount paid if it shall ultimately be determined that the standard of conduct has not been met.

          Our charter obligates us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding without requiring a preliminary determination of the director's or officer's ultimate entitlement to indemnification to:

  •
  any present or former director or officer who is made or threatened to be made a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

  •
  any individual who, while a director or officer of our company and at our request, serves or has served as a director, officer, partner, member, manager, trustee, employee or agent of another corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or any other enterprise and who is made or threatened to be made a party to, or witness, in the proceeding by reason of his or her service in that capacity.

          Our charter also permits us, with the approval of our board of directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.

          We have entered into indemnification agreements with each of our directors and executive officers.

Item 35.    Treatment of Proceeds from Stock Being Registered.

          We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders.

Item 36.    Financial Statements and Exhibits.

(A)
Financial Statements — See "Index to Financial Statements."

(B)
Exhibits — The following exhibits are filed as a part of, or incorporated by reference into, this registration statement on Form S-11:

EXHIBIT INDEX

3.1		Articles of Amendment and Restatement of NETSTREIT Corp. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

3.2		Articles Supplementary of NETSTREIT Corp. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

#3.3		Articles Supplementary of NETSTREIT Corp.

#3.4		Amended and Restated Bylaws of NETSTREIT Corp.

#5.1		Opinion of Venable LLP.

#8.1		Opinion of Winston & Strawn LLP with respect to tax matters.

10.1		Amended and Restated Agreement of Limited Partnership of NETSTREIT, L.P. (incorporated by reference to Exhibit 10.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.2		Registration Rights Agreement, dated December 23, 2019, by and between NETSTREIT Corp. and Stifel, Nicolaus & Company, Incorporated (incorporated by reference to Exhibit 10.2 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.3		Registration Rights Agreement, dated December 23, 2019, by and among NETSTREIT Corp., NETSTREIT, L.P. and the continuing investors party thereto (incorporated by reference to Exhibit 10.3 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.4		Form of Indemnification Agreement between NETSTREIT Corp. and each of its directors and executive officers (incorporated by reference to Exhibit 10.4 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.5	†	Employment Agreement, dated December 23, 2019, between NETSTREIT Management, LLC (f/k/a EBA EverSTAR Management, LLC) and Mark Manheimer (incorporated by reference to Exhibit 10.5 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.6	†	Employment Agreement, dated January 6, 2020, between NETSTREIT Management, LLC (f/k/a EBA EverSTAR Management, LLC) and Andrew Blocher (incorporated by reference to Exhibit 10.6 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.7	†	NETSTREIT Corp. 2019 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.8	†	Form of NETSTREIT Corp. 2019 Omnibus Incentive Plan Pre-Initial Public Offering Non-Employee Director Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.8 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.9	†	Form of NETSTREIT Corp. 2019 Omnibus Incentive Plan Pre-Initial Public Offering Employee Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.9 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.10	†	Form of NETSTREIT Corp. 2019 Omnibus Incentive Plan Post-Initial Public Offering Non-Employee Director Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on August 5, 2020).

10.11	†	Form of NETSTREIT Corp. 2019 Omnibus Incentive Plan Post-Initial Public Offering Employee Restricted Stock Unit Grant Agreement (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on August 5, 2020).

10.12		Tax Protection Agreement, dated December 23, 2019, by and among NETSTREIT Corp., NETSTREIT, L.P., Hillview Way, LLC and Mayfield Road Group, LLC (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on August 5, 2020).

10.13		Facilities Agreement, dated December 23, 2019, by and between EBA OpCO, LLC and NETSTREIT Corp. (incorporated by reference to Exhibit 10.11 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

10.14	*	Conformed Credit Agreement, dated December 23, 2019, by and among NETSTREIT, L.P., NETSTREIT Corp., the financial institutions party thereto, Wells Fargo Bank, National Association, KeyBank National Association and Capital One, National Association, Trust Bank, Bank of Montreal, U.S. Bank National Association, PNC Bank, National Association and Regions Bank (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on August 5, 2020).

21.1		List of Subsidiaries of NETSTREIT Corp. (incorporated by reference to Exhibit 21.1 to the Registrant's Registration Statement on Form S-11 (File No. 333-239911) filed on July 17, 2020).

#23.1		Consent of KPMG LLP.

#23.2		Consent of Venable LLP (contained in Exhibit 5.1).

#23.3		Consent of Winston & Strawn LLP (contained in Exhibit 8.1).

#23.4		Consent of Rosen Consulting Group.

#24.1		Power of attorney (included on the signature page to this registration statement on Form S-11).

#
Filed herewith.

†
Compensatory plan or arrangement.

*
Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 37.    Undertakings.

(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i)  To include any prospectus required by section 10(a)(3) of the Securities Act;

                (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  (2)
  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (4)
  That, for the purpose of determining liability under the Securities Act, to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, Texas on August 21, 2020.

NETSTREIT CORP.
By:	/s/ MARK MANHEIMER Mark Manheimer President and Chief Executive Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Mark Manheimer and Andrew Blocher his or her true and lawful attorneys-in-fact (with full power to each of them to act alone), with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-11, and to file the same, with the exhibits thereto, and other documents in connection herewith, including any related registration statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-11 has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ MARK MANHEIMER Mark Manheimer	President, Chief Executive Officer and Director (Principal Executive Officer)	August 21, 2020
/s/ ANDREW BLOCHER Andrew Blocher	Chief Financial Officer, Treasurer and Secretary (Principal Financial Officer)	August 21, 2020
/s/ PATRICIA MCBRATNEY Patricia McBratney	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer)	August 21, 2020
/s/ TODD MINNIS Todd Minnis	Chairman of the Board of Directors	August 21, 2020
/s/ MICHAEL CHRISTODOLOU Michael Christodolou	Director	August 21, 2020

Name	Title	Date

/s/ HEIDI EVERETT Heidi Everett	Director	August 21, 2020
/s/ MATTHEW TROXELL Matthew Troxell	Director	August 21, 2020
/s/ LORI WITTMAN Lori Wittman	Director	August 21, 2020
/s/ ROBIN ZEIGLER Robin Zeigler	Director	August 21, 2020